INTERNATIONAL TUNGSTEN INC.
#1435 – 1188 West Georgia St.
Vancouver, British Columbia
Canada V6E 4A2

Notice of Special Meeting of Shareholders

NOTICE IS HEREBY GIVEN that a Special Meeting (the “Meeting”) of shareholders of International Tungsten (“Tungsten” or the “Corporation”) will be held at the offices of Clark Wilson LLP, Suite 900, 885 Georgia Street, Vancouver, British Columbia V6C 3H1 on April 24, 2018, at 10 a.m. (Vancouver time) for the following purposes:

1.

to consider, and if deemed advisable, to pass, with or without variation, a special resolution (the “Amalgamation Resolution”) approving the amalgamation (the “Amalgamation”) of the Corporation and Arbutus Brands Inc. (“Newco”), a wholly-owned subsidiary of Choom Holdings Inc. (“Choom”), pursuant to an amalgamation agreement among the Corporation, Choom and Newco dated as of March 16, 2018 (the “Amalgamation Agreement”). The full text of the Amalgamation Resolution is set out in the accompanying Management Information Circular; and

2.	to transact such other business as may properly come before the Meeting.

This Notice is accompanied by a Form of Proxy and Management Information Circular.

The board of directors of the Corporation unanimously recommends that shareholders of the Corporation, as applicable, vote FOR the Amalgamation Resolution and all other matters to be considered at the Meeting. It is the intention of the management designees named in the enclosed form of proxy, if not expressly directed to the contrary in such form of proxy, to vote in favour of the Amalgamation Resolution and all other matters to be considered at the Meeting.

The Corporation’s board of directors has fixed March 12, 2018 as the record date for the determination of shareholders entitled to notice of and to vote at the Meeting either in person or by proxy, in accordance with, and subject to, the provisions of applicable law.

BY ORDER OF THE BOARD OF DIRECTORS

“Stephen Leahy”
Stephen Leahy
Chairman and Chief Executive Officer

Vancouver, Canada
March 23, 2018

IMPORTANT

This solicitation of proxies is made on behalf of management of Tungsten

The Management of Tungsten urge each shareholder to attend the Meeting in person. Whether or not you expect to attend, please complete, sign and return the enclosed proxy in the envelope provided for that purpose. To be effective, proxies to be used at the Meeting must be deposited with the Corporation’s transfer agent, Computershare Investor Services Inc. (“Computershare”) by mailing or personally delivering the completed proxy to Computershare at 100 University Ave, 8th Floor, Toronto, Ontario M5J 2Y1 no later than 5:00 p.m. (Vancouver time) on April 20, 2018 or, if the Meeting is adjourned or postponed, 48 hours (excluding Saturdays, Sundays and holidays) before the beginning of any adjournment(s) or postponement(s) of the Meeting. If you are able to attend the Meeting, sending your proxy will not prevent you from revoking it prior to the commencement of the Meeting and voting in person.

Pursuant to the Business Corporations Act (British Columbia) (the “BCBCA”), registered Tungsten shareholders (“Registered Tungsten Shareholders”) may dissent (each, a “Dissenting Shareholder”) in respect of the Amalgamation Resolution (“Dissent Rights”). If the Amalgamation is completed, Dissenting Shareholders who comply with the procedures set forth in the BCBCA will be entitled to be paid the “fair value” of their common shares in the capital of the Corporation (the “Common Shares”) pursuant to section 272 and Division 2 of Part 8 of the BCBCA. This Dissent Right is summarized in the Management Information Circular, and the text from Part 8 Division 2 of the BCBCA is attached as Appendix “D” to the Management Information Circular. Failure to comply with the requirements set forth in Part 8 Division 2 of the BCBCA may result in the loss or unavailability of any right to dissent. Shareholders that do not hold Common Shares in their own name and who wish to dissent should be aware that only registered holders of Common Shares are entitled to dissent. Accordingly, a beneficial owner of Common Shares (i.e., a shareholder who holds his, her or its Common Shares through an intermediary) desiring to exercise this right must make arrangements for the Common Shares beneficially owned by such person to be registered in his, her or its name prior to the time the written notice of dissent to the Amalgamation Resolution is required to be received by the Corporation or, alternatively, make arrangements for the registered holder of the Common Shares to dissent on his, her or its behalf.

The attached Management Information Circular describes the proposed Amalgamation in detail. Shareholders are urged to read the Management Information Circular carefully. You may wish to consult your tax or financial advisor to assist you in considering the Amalgamation.

TABLE OF CONTENTS

Caution Relating To Forward Looking Statements	1

Solicitation of Proxies	2

Purpose of Meeting	2

VOTING INFORMATION	2
Appointment of Proxyholder	2
Revocation of Proxies	3
Voting of Shares by Proxy	3
Beneficial Shareholders	3

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON	4

VOTING SECURITIES AND PRINCIPAL HOLDERS OF VOTING SECURITIES	4

INTERESTS OF DIRECTORS AND SENIOR OFFICERS	5

PARTICULARS OF MATTERS TO BE ACTED ON	5
THE AMALGAMATION	5
Choom Holdings Inc.	5
Background to the Amalgamation	5
Benefits of the Amalgamation	6
Directors and Officers of the Resulting Company	7
Indebtedness of Directors, Executive Officers and Senior Officers	8
Interest of Informed Persons in Material Transactions	8
Effect of the Amalgamation upon Tungsten Shareholders	8
Conditions for the Amalgamation	9
U.S. Shareholders of Tungsten	9
Form of Amalgamation Resolution	10
RECOMMENDATION OF DIRECTORS	10
Right of Dissent	11
Procedure for Exchange of Certificates	11

GENERAL	12

BOARD APPROVAL	12

APPENDIX A INFORMATION CONCERNING THE RESULTING COMPANY	A-1

Pro-Forma Consolidated Capitalization	A-1
PRIOR SALES	A-1
BUSINESS OF THE RESULTING COMPANY AFTER THE AMALGAMATION	A-1
About Specialty	A-2
Canadian Regulatory Environment	A-2
Employees	A-2
Description of Share Capital	A-3
DIRECTORS, OFFICERS AND EXECUTIVE COMPENSATION	A-3
Directors and Officers	A-3
Biographies	A-4
Other Reporting Issuer Experience	A-4
Indebtedness	A-5
Corporate Cease Trade Orders and Bankruptcies	A-5
Penalties and Sanctions	A-5
Individual Bankruptcies	A-5
PRINCIPAL HOLDERS OF SECURITIES OF THE RESULTING COMPANY	A-5
RISK FACTORS	A-5
Risks Relating to the Amalgamation	A-5

Risks Relating to the Target Acquisitions	A-6
Risks Relating to the Resulting Company	A-7
Risks Relating to the Medical Cannabis Industry	A-11
Risks Inherent in an Agriculture Business	A-15

APPENDIX B INFORMATION CONCERNING CHOOM HOLDINGS INC.	B-1

CORPORATE STRUCTURE	B-1
Name and Incorporation	B-1
Intercorporate Relationships	B-1
GENERAL DESCRIPTION OF BUSINESS	B-1
History	B-1
Material Transactions – Mineral Projects	B-1
Material Transactions – Cannabis	B-2
Material Transactions – Financings	B-4
Employees	B-5
NARRATIVE DESCRIPTION OF THE BUSINESS	B-6
General Development of the Business	B-6
Business Development	B-6
Licensed Facility	B-6
Cannabis License and Applications for Licenses	B-6
Principal Products or Services	B-6
Marijuana Legislation	B-7
Health Canada Consultation Paper and its Proposed Approach to Regulating Cannabis	B-13
Competitive Conditions	B-15
Marketing Plans and Strategies	B-16
International Markets	B-16
Research & Development	B-16
DIVIDENDS AND DISTRIBUTION	B-16
SELECTED FINANCIAL INFORMATION AND MANAGEMENT’S DISCUSSION AND ANALYSIS .	B-16
DESCRIPTION OF SECURITIES	B-17
Choom Shares	B-17
Preferred Shares	B-17
Warrants	B-17
Stock Options	B-17
Terms of the Plan	B-17
CONSOLIDATED CAPITALIZATION	B-19
Options	B-19
Warrants	B-20
PRIOR SALES	B-20
ESCROWED SECURITIES	B-20
TRADING PRICE AND VOLUME	B-20
DIRECTORS AND EXECUTIVE OFFICERS	B-21
Directors and Executive Officers of Choom	B-22
Corporate Cease Trade Orders	B-23
Bankruptcies	B-23
Penalties or Sanctions	B-23
Conflicts of Interest	B-23
EXECUTIVE COMPENSATION	B-24
General	B-24
Director and NEO Compensation	B-24
Stock Options and Other Compensation Securities	B-25
Exercise of Compensation Securities by Directors and NEOs	B-26
Stock Option Plans and Other Incentive Plans	B-26
Employment, consulting and management agreements	B-26

-ii-

Termination and Change of Control Benefits	B-26
Oversight and Description of Director and NEOs Compensation	B-26
Base salary or consulting fees	B-27
Actions, Decisions, Policies made after Choom’s June 30, 2017 Financial Year End	B-28
Pension Plan Benefits	B-29
MANAGEMENT CONTRACTS	B-29
INDEBTEDNESS OF DIRECTORS AND EXECUTIVE OFFICERS	B-29
CORPORATE GOVERNANCE	B-29
Board of Directors	B-29
Directorships	B-30
Orientation and Continuing Education	B-30
Ethical Business Conduct and Corporate Governance Committee	B-30
Nomination of Directors	B-30
Compensation	B-30
Other Board Committees	B-30
Assessments	B-31
AUDIT COMMITTEE	B-31
Disclosure By Venture Issuers	B-31
Audit Committee Charter	B-31
Composition of the Audit Committee	B-31
Relevant Education and Experience	B-31
Audit Committee Oversight	B-32
Reliance on Certain Exemptions	B-32
Pre-Approval Policies and Procedures	B-32
External Auditor Service Fees (By Category)	B-32
Exemption for Venture Issuers	B-32
RISK FACTORS	B-32
Risks Relating to the Target Acquisitions	B-33
Risks Relating to Medi-Can	B-33
Risks Relating to the Medical Cannabis Industry	B-38
Risks Inherent in an Agriculture Business	B-41
LEGAL PROCEEDINGS	B-43
INTEREST OF MANAGEMENT AND OTHERS IN MATERIAL TRANSACTIONS	B-43
AUDITORS, REGISTRAR AND TRANSFER AGENT	B-43
MATERIAL CONTRACTS	B-43
OTHER MATERIAL FACTS	B-44
ADDITIONAL INFORMATION	B-44

APPENDIX C SUMMARY OF THE AMALGAMATION AGREEMENT	C-1

Representations, Warranties and Covenants	C-1
Conditions of the Amalgamation	C-1
Mutual Covenants	C-2
Covenants of the Corporation	C-4
Covenants of Choom	C-4
Termination of Amalgamation Agreement	C-5

APPENDIX D DISSENT RIGHTS	D-1

APPENDIX E FINANCIAL STATEMENTS	E-1

-iii-

INTERNATIONAL TUNGSTEN INC.

MANAGEMENT INFORMATION CIRCULAR

March 23, 2018

Caution Relating To Forward Looking Statements

Certain statements and information contained in this management information circular (this “Circular”) constitute forward-looking statements or forward-looking information (collectively “forward-looking statements”) within the meaning of applicable securities laws. All statements other than statements of historical fact are forward-looking statements. Forward-looking statements are often, but not always, identified by the use of words or phrases such as “may”, “is expected to”, “anticipates”, “estimates”, “intends”, “plans”, “projection”, “could”, “vision”, “goals”, “objective”, “outlook” or similar words suggesting future outcomes or language suggesting an outlook.

In particular, this Circular contains forward-looking statements with respect to the following:

•	the expected use of proceeds from the Concurrent Financing, the obtaining of all required approvals in connection with the Amalgamation, and the completion of the Amalgamation;

•	the anticipated tax treatment of the Amalgamation for Tungsten shareholders;

•	expectations as to future operations of Choom;

•	Choom’s anticipated financial performance following completion of the Transaction;

•	future development and growth prospects;

•	Choom’s expected operating costs, general and administrative costs, costs of services and other costs and expenses;

•	Choom’s ability to meet current and future obligations;

•	Choom’s ability to obtain equipment, services and supplies in a timely manner; and

•	Choom’s ability to obtain financing on acceptable terms or at all.

Forward-looking statements in this Circular are based on Tungsten’s current beliefs as well as assumptions made by, and information currently available to, Tungsten and Choom and the actual results, performance or achievements of Choom, following the Amalgamation, could differ materially from those anticipated in the forward-looking statements contained in this Circular as a result of the risk factors set forth below and under the heading “Risk Factors”, including, but not limited to:

•	failure to complete the Amalgamation in all material respects in accordance with the Amalgamation Agreement or at all;

•	failure to realize the anticipated benefits of the Amalgamation;

•	failure of Choom to operate and grow its business effectively;

•	the availability of financial resources to fund Choom’s expenditures;

•	competition for, among other things, capital reserves and skilled personnel;

•	protection of intellectual property;

•	third party performance of obligations under contractual arrangements;

•	prevailing regulatory, tax and other applicable laws and regulations;

•	stock market volatility and market valuations; and

•	uncertainty in global financial markets.

Shareholders are cautioned that these factors and risks are difficult to predict and that the assumptions used in the preparation of such information, although considered reasonably accurate at the time of preparation, may prove to be incorrect. Accordingly, shareholders are cautioned that the actual results achieved will vary from the information provided herein and the variations may be material. Shareholders are also cautioned that the foregoing list of factors is not exhaustive. Consequently, there is no representation by Tungsten or Choom that actual results achieved will be the same in whole or in part as those set out in the forward-looking statements. Furthermore, the forward-looking statements contained in this Circular are made as of the date of such documents, and neither Tungsten nor Choom undertakes any obligation, except as required by applicable securities legislation, to update publicly or to revise any of the included forward-looking statements, whether as a result of new information, future events or otherwise. The forward-looking statements contained in this Circular and the documents incorporated by reference herein are expressly qualified by this cautionary statement.

Solicitation of Proxies

This Circular is furnished in connection with the solicitation by management of International Tungsten Inc. (“Tungsten” or the “Corporation”) of proxies to be used at the Special Meeting (the “Meeting”) of shareholders of the Corporation (the “Tungsten Shareholders”) or any further adjournment thereof to be held at the time, place and for the purposes set out in the accompanying Notice of Special Meeting. It is expected that the solicitation will be primarily by mail, but proxies may also be solicited by telephone or other personal contact by officers, directors or employees of the Corporation. The costs of solicitation will be borne by the Corporation.

Purpose of Meeting

On March 16, 2018, the board of directors of the Corporation (the “Tungsten Board”) passed a resolution to approve the amalgamation (the “Amalgamation”) of the Corporation and Arbutus Brands Inc. (“Arbutus” or “Newco”), a wholly-owned subsidiary of Choom Holdings Inc. (“Choom”), pursuant to an amalgamation agreement dated as of March 16, 2018 among the Corporation, Choom and Newco (the “Amalgamation Agreement”). At the Meeting, Tungsten Shareholders will be asked to consider and, if deemed advisable, to pass, with or without variation, a special resolution (the “Amalgamation Resolution”), the full text of which is set out in this Circular under the heading “Particulars of Matters to be Acted On”, to approve the Amalgamation Agreement.

VOTING INFORMATION

Appointment of Proxyholder

The person(s) designated by management of the Corporation in the enclosed form of proxy are directors or officers of the Corporation (each, a “Management Proxyholder”). Each shareholder has the right to appoint as proxyholder a person or company (who need not be a shareholder of the Corporation) other than the person(s) or company(ies) designated by management of the Corporation in the enclosed form of proxy to attend and act on the shareholder’s behalf at the Meeting or at any adjournment or postponement thereof. Such right may be exercised by inserting the name of the person or company in the blank space provided in the enclosed form of proxy or by completing another form of proxy.

In the case of registered shareholders, the completed, dated and signed form of proxy should be sent in the enclosed envelope or otherwise to Computershare Investor Services Inc., in accordance with the procedure set forth therein.

In the case of non-registered shareholders who receive these materials through their broker or other intermediary, the shareholder should complete and send the form of proxy in accordance with the instructions provided by their broker or other intermediary. To be effective, a proxy must be received by Computershare Investor Services Inc. not later than April 20, 2018 at 5:00 p.m. (Vancouver time), or in the case of any adjournment or postponement of the Meeting, not less than 48 hours, Saturdays, Sundays and holidays excepted, prior to the time of the adjourned or postponed Meeting.

Revocation of Proxies

A registered shareholder who has given a proxy may revoke it by depositing an instrument in writing signed by the shareholder or by the shareholder’s attorney, who is authorized in writing, or by transmitting, by telephonic or electronic means, a revocation signed by electronic signature by the shareholder or by the shareholder’s attorney, who is authorized in writing, to or at the registered office of the Corporation at any time up to and including the last business day preceding the day of the Meeting, or in the case of any adjournment or postponement of the Meeting, the last business day preceding the day of the adjourned or postponed Meeting, or with the Chair of the Meeting on the day of, and prior to the start of, the Meeting or any adjournment or postponement thereof. A registered shareholder may also revoke a proxy in any other manner permitted by law.

Voting of Shares by Proxy

On any ballot that may be called for, the common shares in the capital of the Corporation (the “Common Shares”) represented by a properly executed proxy given in favour of the person(s) designated by management of the Corporation in the enclosed form of proxy will be voted or withheld from voting in accordance with the instructions given on the form of proxy, and if the shareholder specifies a choice with respect to any matter to be acted upon, the Common Shares will be voted accordingly. In the absence of such instructions, the Common Shares will be voted by the management representatives FOR the matters described herein.

The enclosed form of proxy confers discretionary authority upon the persons named therein with respect to amendments or variations to matters identified in the accompanying Notice of Meeting and with respect to other matters which may properly come before the Meeting or any adjournment or postponement thereof. As of the date of this Circular, management of the Corporation is not aware of any such amendment, variation or other matter to come before the Meeting. However, if any amendments or variations to matters identified in the accompanying Notice of Meeting or any other matters which are not now known to management should properly come before the Meeting or any adjournment or postponement thereof, the Common Shares represented by properly executed proxies given in favour of the person(s) designated by management of the Corporation in the enclosed form of proxy will be voted on such matters pursuant to such discretionary authority.

Beneficial Shareholders

The information set forth in this section is of importance to many shareholders, as a substantial number of shareholders do not hold Common Shares in their own name. Shareholders who hold their Common Shares through their brokers, intermediaries, trustees or other persons, or who otherwise do not hold their Common Shares in their own name (referred to in this Circular as “Beneficial Shareholders”) should note that only proxies deposited by shareholders who are registered shareholders (that is, shareholders whose names appear on the records maintained by the registrar and transfer agent for the Common Shares as registered holders of Common Shares) will be recognized and acted upon at the Meeting. If Common Shares are listed in an account statement provided to a Beneficial Shareholder by a broker, those Common Shares will, in all likelihood, not be registered in the shareholder’s name. Such Common Shares will more likely be registered under the name of the shareholder’s broker or an agent of that broker. In Canada, the vast majority of such shares are registered under the name of CDS & Co. (the registration name for CDS Clearing and Depository Services Inc., which acts as nominee for many Canadian brokerage firms). Common Shares held by brokers (or their agents or nominees) on behalf of a broker’s client can only be voted at the direction of the Beneficial Shareholder. Without specific instructions, brokers and their agents and nominees are prohibited from voting shares for the broker’s clients. Therefore, each Beneficial Shareholder should ensure that voting instructions are communicated to the appropriate person well in advance of the Meeting.

Existing regulatory policy requires brokers and other intermediaries to seek voting instructions from Beneficial Shareholders in advance of shareholders’ meetings. The various brokers and other intermediaries have their own mailing procedures and provide their own return instructions to clients, which should be carefully followed by Beneficial Shareholders in order to ensure that their Common Shares are voted at the Meeting. The voting instruction form supplied to a Beneficial Shareholder by its broker (or the agent of the broker) is substantially similar to the form of proxy provided directly to Registered Tungsten Shareholders. However, its purpose is limited to instructing the registered shareholder (i.e., the broker or agent of the broker) how to vote on behalf of the Beneficial Shareholder. The vast majority of brokers now delegate responsibility for obtaining instructions from clients to Broadridge Financial Solutions, Inc. (“BFS”) in Canada. BFS typically prepares a machine-readable voting instruction form, mails those forms to Beneficial Shareholders and asks Beneficial Shareholders to return the forms to BFS, or otherwise communicate voting instructions to BFS (by way of the Internet or telephone, for example). BFS then tabulates the results of all instructions received and provides appropriate instructions respecting the voting of shares to be represented at the Meeting. A Beneficial Shareholder who receives a BFS voting instruction form cannot use that form to vote Common Shares directly at the Meeting. The voting instruction forms must be returned to BFS (or instructions respecting the voting of Common Shares must otherwise be communicated to BFS) well in advance of the Meeting in order to have the Common Shares voted. If you have any questions respecting the voting of Common Shares held through a broker or other intermediary, please contact that broker or other intermediary for assistance.

Although a Beneficial Shareholder may not be recognized directly at the Meeting for the purposes of voting Common Shares registered in the name of his or her broker, CDS & Co. or another intermediary, the Beneficial Shareholder may attend the Meeting as proxyholder and vote the Common Shares in that capacity. Beneficial Shareholders who wish to attend the Meeting and indirectly vote their Common Shares as proxyholder, should enter their own names in the blank space on the voting instruction form provided to them and return the same to their broker (or the broker’s agent) in accordance with the instructions provided by such broker.

Beneficial Shareholders who have not objected to their intermediary disclosing certain ownership information about themselves to the Corporation are referred to as Non-Objecting Beneficial Owners (“NOBOs”). Those Beneficial Shareholders who have objected to their intermediary disclosing ownership information about themselves to the Corporation are referred to as Objecting Beneficial Owners (“OBOs”). In accordance with the requirements of National Instrument 54-101 Communication with Beneficial Owners of Securities of a Reporting Issuer of the Canadian Securities Administrators, the Corporation has distributed copies of the Notice of Meeting, this Circular and the enclosed form of proxy (collectively, the “Meeting Materials”) directly to NOBOs. The management of the Corporation does not intend to pay for intermediaries to forward the Meeting Materials to OBOs. OBOs will not receive the Meeting Materials unless their intermediaries assume the cost of delivery.

All references to shareholders in this section of the Circular and the accompanying form of proxy and notice of Meeting are to registered shareholders unless specifically stated otherwise.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

Except as disclosed herein, no Person has any material interest, direct or indirect, by way of beneficial ownership of securities or otherwise, in matters to be acted upon at the Meeting. For the purpose of this paragraph, “Person” shall include each person: (a) who has been a director or executive officer of the Corporation at any time since the beginning of the Corporation’s last financial year; or (b) who is an associate or affiliate of a person included in subparagraphs (a) or (b).

VOTING SECURITIES AND PRINCIPAL HOLDERS OF VOTING SECURITIES

The record date for the determination of Tungsten Shareholders entitled to receive notice of and to vote at the Meeting is March 12, 2018 (the “Record Date”). The Corporation is authorized to issue an unlimited number of Common Shares. As of the Record Date, there were 13,829,915 Common Shares issued and outstanding, each Common Share carrying the right to one vote.

Under the Articles of the Corporation, the quorum for the transaction of business at a meeting of Shareholders is at least two persons who are, or who represent by proxy, one or more shareholders who, in the aggregate, hold at least 5% of the issued shares entitled to be voted at the meeting.

To the knowledge of the directors and officers of the Corporation, as of the date of this Circular, no person beneficially owns, directly or indirectly, or controls or directs voting securities of the Corporation carrying 10% or more of the voting rights attached to any class of voting securities of the Corporation (a “Principal Shareholder”).

INTERESTS OF DIRECTORS AND SENIOR OFFICERS

As at the date of this Circular, the directors and officers of Tungsten, as a group, owned, directly or indirectly, 745,618 Common Shares, or 5.4% of the issued and outstanding Common Shares, on an undiluted basis. To the knowledge of Tungsten, as at the date hereof, no directors, officers or other Insiders of Tungsten own, directly or indirectly, or exercise control of or direction over, any Choom Shares (defined herein).

PARTICULARS OF MATTERS TO BE ACTED ON

THE AMALGAMATION

At the Meeting, Tungsten Shareholders will be asked to consider and vote to approve the Amalgamation Resolution.

Tungsten Shareholders voting in favour of such resolution will be choosing to make an investment in the entity resulting from the combination of Choom and the Corporation (the “Resulting Company”). This combination involves risks, some of which are described under the heading “Appendix “A” – Information Concerning the Resulting Company – Risk Factors”. Before voting in favour of the Amalgamation Resolution, Tungsten Shareholders should carefully consider these risks along with other risk factors appearing in this Circular.

Choom Holdings Inc.

Choom is a company incorporated under the Business Corporations Act (British Columbia) (the “BCBCA”), which, through its wholly-owned subsidiary, Medi-Can Health Solutions Ltd. (“Medi-Can”), intends to cultivate, produce and sell cannabis and cannabis products under the Choom brand name for medical and recreational purposes, subject to applicable law (see “Appendix “B” Information Concerning Choom Holdings Inc. – Narrative Description of the Business). Choom is a reporting issuer in the provinces of British Columbia, Alberta, Saskatchewan and Ontario and its common shares (the “Choom Shares”) are listed for trading on the Canadian Securities Exchange (“CSE”) under the symbol “CHOO”. See “Appendix “B” - Information Concerning Choom Holdings Inc.” for more information about Choom. Newco, which was incorporated and exists under the BCBCA, is a wholly-owned subsidiary of Choom, has no assets and conducts no operations, and was organized solely for the purpose of taking part in the Amalgamation.

Background to the Amalgamation

The terms of the Amalgamation are the result of extensive negotiations conducted between Tungsten and Choom and their respective legal and financial advisors. The following is a summary of the background leading to the finalization of the terms of the Amalgamation.

On March 12, 2018, Tungsten issued a news release announcing that it had entered into a share exchange agreement (the “Specialty Agreement”) with the shareholders (the “Specialty Shareholders”) of Specialty Medijuana Products Inc. (“Specialty”), providing for Tungsten’s acquisition (the “Specialty Acquisition”) of Specialty and Tungsten’s issuance of an aggregate of 78,369,516 Common Shares to the Specialty Shareholders. The Specialty Acquisition will close immediately prior to the Amalgamation, if approved hereunder.

On or around March 6, 2018, Tungsten and Choom (together, the “Parties”) undertook due diligence and a strategic review with respect to their respective businesses and operations, which included analysis of the potential benefits of the Amalgamation in comparison to other opportunities available to each Party.

Between then and March 16, 2018, Tungsten’s management and advisors engaged in further discussions with Choom’s management and advisors to negotiate the terms and conditions of the Amalgamation Agreement. They also each continued to conduct due diligence with respect to the other Party, including with respect to potential synergies, capital structure, operations, and financial and corporate matters. Negotiations on the terms of the Amalgamation Agreement continued until it was finalized on March 16, 2018.

The Tungsten Board and the board of directors of Choom (the “Choom Board”) reviewed the terms of the Amalgamation Agreement and fully considered their respective duties and obligations to Tungsten and Choom, as applicable, and their respective shareholders, before unanimously determining that the Amalgamation was in their respective best interests. The Amalgamation Agreement was executed on March 16, 2018.

If the Amalgamation Resolution is approved, the Corporation and Newco will amalgamate under the provisions of the BCBCA to form Amalco. On the date shown on the certificate of amalgamation giving effect to the Amalgamation (the “Effective Date”):

(a)

each Tungsten Shareholder (other than Tungsten Dissenting Shareholders (defined herein)) will receive one (1) Choom Share in exchange for each one (1) Common Share, provided that the aggregate number of Choom Shares issuable pursuant to this exchange will be 92,000,000 Choom Shares. For greater certainty, assuming that no Tungsten Shareholders exercise their Dissent Rights (defined herein), each Tungsten Shareholder will receive 0.99784 of a Choom Share in exchange for each one (1) Common Share;

(b)

the options to acquire Common Shares to be issued by Tungsten to 0865546 B.C. Ltd. (the “Tungsten Optionholder”) concurrently with the closing of the Specialty Acquisition (the “Tungsten Options”) will be cancelled and the Tungsten Optionholder will be granted 1,000,000 options to purchase Choom Shares, with an effective exercise price of $0.35 per share and a five year term;

(c)	each outstanding common share of Newco held by Choom will be exchanged for one (1) common share of Amalco; and

(d)	Amalco will be a wholly-owned subsidiary of Choom. The head office of Amalco will be 350 – 409 Granville Street, Vancouver, B.C., V6C 1T2.

Additional information concerning the Resulting Company is set forth in Appendix “A” of this Circular.

Completion of the Amalgamation is subject to compliance with the terms and conditions set forth in the Amalgamation Agreement. The respective obligations of Choom and the Corporation to complete the Amalgamation are subject to a number of conditions which must be satisfied or waived in order for the Amalgamation to become effective. A summary of the terms of the Amalgamation Agreement is contained in Appendix “C” of this Circular. The summary is qualified in its entirety by the full text of the Amalgamation Agreement, which is available on the Corporation’s profile at www.sedar.com.

Benefits of the Amalgamation

The Tungsten Board and management of the Corporation believe that the Amalgamation is in the best interests of the Corporation and the Tungsten Shareholders and that the Amalgamation will provide a number of benefits, including:

•	participation in a company under the leadership of a proven management team comprised of an experienced team of industry professionals;

•	Choom Shares, which will be tradable in Canada on the CSE, which will give Tungsten Shareholders liquidity with respect to their investment in Choom;

•	an enhanced financial position and board and management team, which will enable Choom to aggressively explore its business goals and strategy; and

•	elimination of certain redundant general and administrative costs between Choom and the Corporation.

Directors and Officers of the Resulting Company

The Amalgamation Agreement provides that Michael Forbes (currently, Responsible Person in Charge of Specialty) will be appointed as a director of the Resulting Company, to serve alongside the current four directors of Choom, being Chris Bogart, Kevin Puil, Stephen Tong and John Oh, and as Chief Operating Officer of the Resulting Company.

Assuming completion of the Amalgamation, the directors and officers of the Resulting Company will be as follows:

Name, Place of Residence and Proposed Position with the Resulting Company	Principal Occupation for the Past Five Years	No. and Percentage of Common Shares Beneficially Owned, Controlled or Directed(1)	No. and Percentage of Common Shares Beneficially Owned, Controlled or Directed(2)	No. and Percentage of Choom Shares Beneficially Owned, Controlled or Directed(1)	No. and Percentage of Post- Amalgamation Choom Shares Beneficially Owned, Controlled or Directed(3)
Christopher Bogart President, Chief Executive Officer, and Director British Columbia, Canada	President, Chief Executive Officer, and Director of Choom	Nil	Nil	2,782,250 (2.9%)	2,782,250 (1.4%)
Kevin Puil Director British Columbia, Canada	Chartered Financial Analyst Managing Partner at RIVI Capital LLC	Nil	Nil	20,000 (0.0%)	20,000 (0.0%)
Stephen Tong Director British Columbia, Canada	Lawyer at Stella Law Corporation	Nil	Nil	155,000 (0.2%)	155,000 (0.1%)
John Doo-Jin Oh Director British Columbia, Canada	Manager at Shopify since 2015 Owner / manager of a private company since 2011	Nil	Nil	1,875,000 (1.9%)	1,875,000 (0.9%)

Name, Place of Residence and Proposed Position with the Resulting Company	Principal Occupation for the Past Five Years	No. and Percentage of Common Shares Beneficially Owned, Controlled or Directed(1)	No. and Percentage of Common Shares Beneficially Owned, Controlled or Directed(2)	No. and Percentage of Choom Shares Beneficially Owned, Controlled or Directed(1)	No. and Percentage of Post- Amalgamation Choom Shares Beneficially Owned, Controlled or Directed(3)
Terese Gieselman Chief Financial Officer British Columbia, Canada	CFO, treasurer and corporate secretary of public companies	Nil	Nil	175,000 (0.2%)	175,000 (0.1%)
Michael Forbes Proposed Director and Chief Operating Officer British Columbia, Canada	President at The Forbes Group of companies	Nil	15,891,596 (17.2%)	Nil	15,857,222 (7.9%)
Notes:
(1)	Prior to giving effect to the Amalgamation and the Specialty Acquisition
(2)	Prior to giving effect to the Amalgamation and after giving effect to the Specialty Acquisition
(3)	After giving effect to the Amalgamation, the Specialty Acquisition and the Concurrent Financing.

Indebtedness of Directors, Executive Officers and Senior Officers

Except as disclosed in this Circular, since the commencement of the most recently completed financial year, none of the executive officers, former executive officers, employees, directors, former employees, former directors, nor any of their associates, has been indebted to the Corporation.

Interest of Informed Persons in Material Transactions

Except as otherwise referred to herein, since the commencement of the most recently completed financial year, no director, officer, insider or principal shareholder of the Corporation, and no associate or affiliate of any such person, has had any material interest, direct or indirect in any transaction or in any proposed transaction that has materially affected or will materially affect the Corporation.

Effect of the Amalgamation upon Tungsten Shareholders

If the Amalgamation proceeds, Tungsten Shareholders will become holders of Choom Shares. Tungsten Shareholders shall receive, in exchange for each Common Share held at the Effective Date, one (1) Choom Share, up to a maximum of 92,000,000 Choom Shares (after which point the Choom Shares will be issued to the Tungsten Shareholders pro rata) (the “Choom Consideration”). Tungsten Shareholders will not be required to pay any further consideration for such Choom Shares. The Amalgamation of the Corporation and Newco will result in Amalco becoming a wholly-owned subsidiary of Choom, with the articles and by-laws of Amalco being the current articles and by-laws of Newco. Upon completion of the Amalgamation, there will be approximately 200,462,299 Resulting Company Common Shares (defined below) outstanding, excluding any Choom Shares which may be issued upon the exercise of any outstanding options or warrants of Choom, and any securities issued by Choom following the date of this Circular.

The Choom Consideration was determined based on a number of factors including, without limitation, the evaluations of the assets owned by each of Choom and the Corporation, the future prospects of each company, the associated tax pools of each company and the financial assets and liabilities of Choom and the Corporation.

No fractional securities of Choom will be distributed in connection with the Amalgamation and no consideration will be paid in lieu thereof. The number of securities of Choom to be issued to each Tungsten Shareholder will be rounded down to the nearest whole number. Securities of Choom received by Tungsten Shareholders may be subject to resale restrictions pursuant to applicable securities laws and share certificates may include a legend to this effect.

Conditions for the Amalgamation

Completion of the Amalgamation will be subject to certain conditions, including, that:

1.	the Specialty Acquisition having completed;

2.	the Amalgamation Resolution having been passed by a special majority of the Tungsten Shareholders;

3.	if required by the CSE, the Amalgamation having been approved by a majority of Choom’s shareholders;

4.

the Parties having obtained the consent of any parties from whom consent to the consummation of the Transaction (as defined herein) is required, including the CSE and other applicable regulatory authorities;

5.	dissent rights not having been exercised with respect to the Amalgamation by Tungsten Shareholders holding an aggregate of 5% or more of the Common Shares outstanding on the Record Date; and

6.	Choom having completed the Concurrent Financing (as defined herein).

Notwithstanding the approval by Tungsten Shareholders of the Amalgamation Resolution, the Tungsten Board may determine not to proceed with the proposed Amalgamation.

In connection with the Amalgamation, Choom has completed a non-brokered private placement (the “Concurrent Financing”) of 11,666,991 subscription receipts (each a “Subscription Receipt”) for gross proceeds of $7,000,000.

The proceeds of the Concurrent Financing are being held in escrow until the completion of the Amalgamation, after which each subscription receipt will be automatically converted, for no additional consideration and without any further action by the holder, into one unit of Choom, with each unit being comprised of one (1) Choom Share and one (1) common share purchase warrant, each of which will be exercisable into one Choom Share at a price of $0.90 per Choom Share for 18 months following the date of issuance, subject to acceleration in the event the trailing 10-day volume weighted average trading price of the Choom Shares on the CSE exceeds $1.35. The Concurrent Financing, the Amalgamation and all transactions contemplated in the Amalgamation Agreement and related agreements are referred to collectively in this document as the “Transaction”.

U.S. Shareholders of Tungsten

The Choom Securities (defined below) issuable to any holder of Tungsten securities that is a U.S. Person (as such term is defined in Regulation S of the United States Securities Act of 1933, as amended the (“1933 Act”)) (a “Tungsten US Securityholder”) in exchange for their Tungsten securities pursuant to the Amalgamation have not been and will not be registered under the 1933 Act, and will be issued pursuant to exemptions from the registration requirements of the 1933 Act. Choom intends to rely on the exemption provided by Rule 802 under the 1933 Act for the issuance of such Choom Securities. If Choom, in its sole discretion, determines that any state or other jurisdiction within the United States of America (including its territories and possessions, any state of the United States, and the District of Columbia) does not exempt the issuance of the Choom Securities from such jurisdiction’s registration or qualification requirements, Choom may, acting in its sole discretion, determine that holders of Tungsten securities resident in such jurisdiction will receive a cash payment equal to the fair market value of any Tungsten securities they hold as at the Effective Date.

There may be material tax consequences to any Tungsten US Securityholder of an acquisition or disposition of Choom Shares or Choom Warrants (“Choom Securities”). The Corporation gives no opinion and makes no representation with respect to the tax consequences to a Tungsten US Securityholder under United States, state, local or foreign tax law of the acquisition or disposition of Choom Securities. In particular, no determination has been made whether the Corporation or Choom is or will be a “passive foreign investment company” (“PFIC”) within the meaning of Section 1291 of the United States Internal Revenue Code.

NOTHING IN THIS MANAGEMENT INFORMATION CIRCULAR CONSTITUTES AN OFFER OF SECURITIES FOR SALE IN THE UNITED STATES OR ANY OTHER JURISDICTION WHERE IT IS UNLAWFUL TO DO SO. THE SECURITIES TO BE ISSUED PURSUANT TO THE AMALGAMATION HAVE NOT BEEN, AND WILL NOT BE, REGISTERED UNDER THE 1933 ACT OR THE SECURITIES LAWS OF ANY STATE OF THE U.S. OR OTHER JURISDICTION AND ARE SUBJECT TO APPLICABLE TAX LAW REQUIREMENTS, ACCORDINGLY, THE SECURITIES MAY NOT BE OFFERED OR SOLD WITHIN THE U.S. OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS (AS DEFINED IN REGULATION S UNDER THE 1933 ACT), EXCEPT PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND APPLICABLE STATE OR LOCAL SECURITIES LAWS.

Form of Amalgamation Resolution

The text of the Amalgamation Resolution required to ratify, confirm and approve the Amalgamation Agreement and Amalgamation contemplated thereby is set out below:

BE IT RESOLVED AS A SPECIAL RESOLUTION THAT:

1.

the amalgamation (the “Amalgamation”) of Arbutus Brands Inc. (“Newco”) and International Tungsten Inc. (the “Corporation”) as provided for in and subject to the terms and conditions set forth in the amalgamation agreement (the “Amalgamation Agreement”) dated as of March 16, 2018 between Choom Holdings Inc., Newco and the Corporation, is hereby approved;

2.	the Corporation’s entry into the Amalgamation Agreement and all ancillary agreements set out in the schedules to the Amalgamation Agreement, be and is hereby ratified, confirmed and approved;

3.

notwithstanding that these resolutions have been passed by the registered holders of common shares of the Corporation, the board of directors of the Corporation is hereby authorized and empowered without further notice to or approval of the shareholders not to proceed with the Amalgamation; and

4.

any director or officer of the Corporation be and is authorized and directed, for and on behalf of the Corporation, to do or to cause to be done all such other acts and things as may be necessary or desirable in order to fulfill the intent of these resolutions and the matters authorized hereby.

RECOMMENDATION OF DIRECTORS

The Tungsten Board recommends that Tungsten Shareholders vote for the adoption of the Amalgamation Resolution. In order to be approved, the Amalgamation Resolution must be approved by not less than two thirds of the votes cast at the Meeting. PROXIES RECEIVED IN FAVOUR OF MANAGEMENT WILL BE VOTED FOR THE APPROVAL OF THE AMALGAMATION RESOLUTION UNLESS A TUNGSTEN SHAREHOLDER HAS SPECIFIED IN THE PROXY THAT THE COMMON SHARES ARE TO BE VOTED AGAINST THE AMALGAMATION RESOLUTION. In the event that the Amalgamation Resolution is not approved, then the Amalgamation Agreement will be of no further force and effect and the Amalgamation will not proceed. The Tungsten Board has not determined what further action, if any, it would take if the Amalgamation Resolution is not approved at the Meeting.

Notwithstanding approval of the Amalgamation Resolution by Tungsten Shareholders, the Tungsten Board may, in their sole discretion, abandon the transactions contemplated by the Amalgamation Agreement without further approval or action by, or prior notice to, the Tungsten Shareholders.

Right of Dissent

Under the provisions of Sections 237 to 247 of the BCBCA (the “Dissent Right”), a registered Shareholder (referred to in this section as a “Dissenting Shareholder”) is entitled to send to the Corporation a written objection to the Amalgamation Resolution. The Dissent Right is described, in summary, below. The full text of Division 2 of Part 8 of the BCBCA is attached as Appendix “D” to this Circular.

In addition to any other right a Shareholder may have, when the Amalgamation Resolution becomes effective, a registered Shareholder who complies with the dissent procedure under Sections 237 to 247 of the BCBCA is entitled to be paid the fair value of the Shares held by that Dissenting Shareholder in respect of which that Dissenting Shareholder dissents.

Shareholders who wish to dissent should seek legal advice, as failure to comply with the strict requirements set out in Sections 237 to 247 of the BCBCA may result in the loss or unavailability of any right to dissent. A Shareholder may only exercise the right to dissent under Sections 237 to 247 of the BCBCA in respect of Shares which are registered in that Shareholder’s name.

A notice of dissent (the “Notice of Dissent”) must be sent to the Corporation by a Dissenting Shareholder at least two days before the Meeting or any date to which the Meeting may be postponed or adjourned. The Notice of Dissent should be delivered by registered mail to the Corporation at the address for notice described below.

The Notice of Dissent must set out the number of Shares held by the Dissenting Shareholder, and must set out statements described in Section 242(4) of the BCBCA as to the ownership of the Shares. The Notice of Dissent applies to all Shares owned by the Dissenting Shareholder.

After the Amalgamation Resolution is approved by the Shareholders and within one month after the Corporation notifies the Dissenting Shareholder of the Corporation’s intention to act upon the Amalgamation Resolution pursuant to Section 243 of the BCBCA, the Dissenting Shareholder must send to the Corporation specific dissent completion materials whereupon the Dissenting Shareholder is deemed to have sold and the Corporation is deemed to have purchased those Shares.

Any Dissenting Shareholder who has duly complied with Section 244(1) of the BCBCA, or the Corporation, may apply to the British Columbia Supreme Court (the “BC Court”), and the BC Court may determine the fair value of the Dissenting Shareholder’s Shares and make consequential orders and give directions as the BC Court considers appropriate. There is no obligation on the Corporation to apply to the BC Court. Upon the order of the BC Court, the Corporation must then promptly pay the fair value of the Shares to the Dissenting Shareholder.

Any Notice of Dissent to the Amalgamation Resolution pursuant to Section 242 of the BCBCA and accompanying dissent materials must be sent to the Corporation’s registered and records office, Clark Wilson LLP, at 900 – 885 West Georgia Street, Vancouver, British Columbia V6C 3H1, attention Virgil Z. Hlus, fax number: 604.687.6314.

The above is only a summary of the dissent provisions of the BCBCA, which are detailed and complex. This summary does not purport to provide a comprehensive statement of the procedures to be followed by a Dissenting Shareholder who seeks payment of the fair value of their Shares held and is qualified in its entirety by reference to Sections 237 to 247 of the BCBCA. Any Tungsten Shareholder who wishes to utilize the Dissent Rights provided by the BCBCA should seek individual legal advice and Tungsten Shareholders must strictly adhere to the dissent provisions of the BCBCA, given that the failure to comply strictly with the provisions of the BCBCA may prejudice the right to dissent.

Procedure for Exchange of Certificates

Upon completion of the Amalgamation, Tungsten Shareholders will be holders of Choom Shares as of the Effective Date and former registered Tungsten Shareholders will be entered into the register of holders of Choom Shares without further act or formality. Pursuant to the Amalgamation Agreement, any certificates formerly representing Common Shares that are not deposited with the Corporation, together with a duly completed letter of transmittal (a “Letter of Transmittal”) and any other documents the Corporation reasonably requires, on or before the sixth anniversary of the Effective Date, will cease to represent a right or claim of any kind or nature as a holder of Choom Shares, and the right of the holder of such Common Shares to receive Choom Shares will be deemed to be surrendered to Choom together with all entitlements to dividends, distributions and interest in respect thereof.

GENERAL

Financial information is provided in the Corporation’s interim unaudited condensed financial statements of for the three months ended December 31, 2017 and the accompanying notes thereto, which are set forth in Appendix “E” of this Circular. Securityholders may obtain copies of this Circular and the Corporation’s interim unaudited condensed financial statements of for the three months ended December 31, 2017 at the Corporation’s office during regular business hours.

Selected information concerning Choom is set forth in Appendix “B” to this Circular. Additional information about Choom may be obtained from Choom’s website located at www.choom.ca. Information contained on Choom’s website is not incorporated by reference into this Circular.

The information contained herein is given as of the 23rd day of March, 2018, except as otherwise noted. Management knows of no matter to come before the Meeting, other than the matter referred to in the accompanying Notice of Special Meeting. If any matters which are not now known should properly come before the Meeting, the accompanying form of proxy confers discretion on the persons named therein to vote on such matters in accordance with the best judgment of the person voting it.

BOARD APPROVAL

The Tungsten Board has approved the content and sending of this Circular.

Dated March 23, 2018

BY ORDER OF THE BOARD

“Stephen Leahy”
Stephen Leahy
Chairman and Chief Executive Officer

APPENDIX A
INFORMATION CONCERNING THE RESULTING COMPANY

In this Appendix “A”, the term “Resulting Company” means the company currently known as Choom Holdings Inc. and its subsidiaries on a consolidated basis after completion of the Amalgamation.

Upon completion of the Amalgamation, Amalco will be a wholly-owned subsidiary of the Resulting Company. Former Tungsten Shareholders will become holders of Choom Shares. The Resulting Company will have three wholly-owned subsidiaries, as described below:

Name of Subsidiary	Date of Incorporation	Jurisdiction of Incorporation

Medi-Can Health Solutions	September 3, 2013	British Columbia

Arbutus Brands Inc.	March 13, 2018	British Columbia

Specialty Medijuana Products Inc	July 5, 2013	British Columbia

Pro-Forma Consolidated Capitalization

The following table sets forth the capitalization of Choom, Newco, Tungsten and the the pro-forma consolidated capitalization of Resulting Company as at March 23, 2018.

Class	Choom	Newco	Tungsten(1)	Tungsten(2)	Pro-Forma capitalization of the Resulting Company(3)
Common Shares	96,795,308	1,000	13,829,915	92,199,431	200,462,299
Warrants	9,241,667	-	-	-	20,908,658
Options	4,075,000	-	1,000,000	1,000,000	5,075,000
Notes:
(1)	Prior to giving effect to the Specialty Acquisition.
(2)	After giving effect to the Specialty Acquisition.
(3)

After giving effect to the Amalgamation, the Specialty Acquisition and the Concurrent Financing. See also “Appendix “E” - Pro-Forma Consolidated Financial Statements of Choom Holdings Inc. as at December 31, 2017”.

PRIOR SALES

Please see “Appendix “B” - Information Concerning Choom Holdings Inc. – General Development of Business –

Material Transactions – Financings” for a summary of the securities sold by Choom for the 12-month period prior to March 20, 2018. Below is a summary of the securities sold by Tungsten for the 12-month period prior to March 23, 2018:

Class	Number	Date of Issuance	Purpose
Common Shares	2,600,000	January 3, 2018	Settlement of Debts

BUSINESS OF THE RESULTING COMPANY AFTER THE AMALGAMATION

The Resulting Company will be engaged in the current businesses of Choom and Specialty. See “Appendix “B” - Information Concerning Choom Holdings Inc.” for further information regarding the business of Choom.

About Specialty

Specialty, a cannabis production license applicant under Health Canada's Access to Cannabis for Medical Purposes Regulations (the “ACMPR”) holds leasehold properties located in Victoria, BC. Medijuana’s application is for up to 624 kg/year of dried cannabis.

Specialty’s strategy and vision is to build a leading, integrated cannabis company though the construction of highly efficient, purpose built facilities that allow it to produce significant volumes of high quality cannabis at a low cost. Specialty believes strong brand differentiation, and a strong leadership and production team is required. Specialty expects this strategy will deliver strong and sustainable shareholder value as it gains and retains market share of the domestic medical cannabis markets as well as the Canadian adult usage market once legalized. Specialty owns marijuana-zoned and approved industrial land that will allow for over 700,000 sq ft of buildings.

Specialty’s leadership team is composed of the following individuals:

Ian Laing – Senior Person in Charge – Ian has over 20 years of experience in real estate, development and construction in a range of areas, including apartment buildings, custom home construction, land development, rezoning, condominiums, commercial and industrial buildings.

Since 1998, Ian has consistently proven his ability to build and grow multi-million dollar projects from the ground up. He has a background in Urban Land Economics from the University of British Columbia and a commitment to building with integrity. Ian is currently running four companies, and has experience in the recreational space with Salt Spring Island Brewery. This experience is expected to benefit the development of Specialty’s business practices and the anticipated build out and scaling of facilities. Specialty will rely on this expertise as it grows its facilities and expands operations.

Michael Forbes – Responsible Person in Charge – Named one of 2017's Top Entrepreneurs by Quantum Shift, Michael has a long history of creating and operating successful companies in the pharmaceutical and health care industries. Over the course of 14 years in business, he has created and operated a chain of nine pharmacies and eight medical clinics, including three methadone clinics, employing over 160 people.

This expertise led to him being nominated to help create the procedures for the College of Pharmacists of British Columbia in 2010. His expertise in creating standard operating procedures in the pharmaceutical space is vital in ensuring proper drug dispensing to the public. This experience is crucial in creating trust with the consumer and the industry at large. He holds an Honorary Degree in Business from the Ivey School of Business and a Bachelor of Science, Pharmacy.

Neil MacLean – Alternative Responsible Person in Charge – Neil MacLean has over 20 years of experience with the Department of National Defence ("DND"), primarily dealing with electronics, and previously was an environmental officer for HMCS Huron. His safety and WHMIS training, combined with his understanding of security procedures, are expected to assist Specialty with compliance with the highest level of government regulations. He has effectively managed the integration of new equipment and systems, and has extensive personnel training experience, which, together with his training in environmental issues, electronics and operations of complex systems, will support the operational side of Specialty.

Canadian Regulatory Environment

For a discussion regarding the Canadian regulatory Environment respecting Medi-Can and Specialty, see “Appendix “B” Information Concerning Choom Holdings Inc. – Narrative Description of the Business – Marijuana Legislation”.

Employees

Following completion of the Amalgamation, the Resulting Company’s staff will consist of 12 employees including full and part time employees and consultants. The Resulting Company’s future success will depend, in part, on its ability to continue to attract, retain and motivate highly qualified technical and management personnel, for whom competition is intense.

Description of Share Capital

Following completion of the Amalgamation, the Resulting Company’s share capital will be comprised of (i) Choom Shares, preferred shares, Warrants (defined herein) and Stock Options (defined herein). For a description of such securities, see “Appendix “B” Information Concerning Choom Holdings Inc. – Description of Securities”. Following completion of the Amalgamation, the Resulting Company will have 200,462,299 Resulting Company Common Shares issued and outstanding, 20,908,658Warrants outstanding and 5,075,000 Stock Options outstanding.

DIRECTORS, OFFICERS AND EXECUTIVE COMPENSATION

Directors and Officers

Following completion the Amalgamation, the directors and officers of the Resulting Company will be as follows:

Name, Place of Residence and Proposed Position with the Resulting Company	Principal Occupation for the Past Five Years	No. and Percentage of Common Shares Beneficially Owned, Controlled or Directed(1)	No. and Percentage of Common Shares Beneficially Owned, Controlled or Directed(2)	No. and Percentage of Choom Shares Beneficially Owned, Controlled or Directed(1)	No. and Percentage of Post- Amalgamation Choom Shares Beneficially Owned, Controlled or Directed(3)
Christopher Bogart President, Chief Executive Officer, and Director British Columbia, Canada	President, Chief Executive Officer, and Director of Choom	Nil	Nil	2,782,250 (2.9%)	2,782,250 (1.4%)
Kevin Puil Director British Columbia, Canada	Chartered Financial Analyst Managing Partner at RIVI Capital LLC	Nil	Nil	20,000 (0.0%)	20,000 (0.0%)
Stephen Tong Director British Columbia, Canada	Lawyer at Stella Law Corporation	Nil	Nil	155,000 (0.2%)	155,000 (0.1%)
John Doo-Jin Oh Director British Columbia, Canada	Manager at Shopify since 2015 Owner / manager of a private company since 2011	Nil	Nil	1,875,000 (1.9%)	1,875,000 (0.9%)

Name, Place of Residence and Proposed Position with the Resulting Company	Principal Occupation for the Past Five Years	No. and Percentage of Common Shares Beneficially Owned, Controlled or Directed(1)	No. and Percentage of Common Shares Beneficially Owned, Controlled or Directed(2)	No. and Percentage of Choom Shares Beneficially Owned, Controlled or Directed(1)	No. and Percentage of Post- Amalgamation Choom Shares Beneficially Owned, Controlled or Directed(3)
Terese Gieselman Chief Financial Officer British Columbia, Canada	CFO, treasurer and corporate secretary of public companies	Nil	Nil	175,000 (0.2%)	175,000 (0.1%)
Michael Forbes Proposed Director and Chief Operating Officer British Columbia, Canada	President at The Forbes Group of companies	Nil	15,891,596 (17.2%)	Nil	15,857,222 (7.9%)
Notes:
(1)	Prior to giving effect to the Amalgamation and the Specialty Acquisition.
(2)	Prior to giving effect to the Amalgamation and after giving effect to the Specialty Acquisition
(3)	After giving effect to the Amalgamation, the Specialty Acquisition and the Concurrent Financing.

Biographies

See “Appendix “B” – Information Concerning Choom Holdings Inc. – Executive Compensation – Biographies of Choom Directors and Officers” for a biographical sketch of Messrs. Bogart, Puil, Tong and Oh and Ms. Gieselman.

Michael Forbes, Proposed Director and Chief Operating Officer Age: 38

Named one of 2017's Top Entrepreneurs by Quantum Shift, Michael has a long history of creating and operating successful companies in the pharmaceutical and health care industries. Over the course of 14 years in business, he has created and operated a chain of nine pharmacies and eight medical clinics, including three methadone clinics, employing over 160 people.

This expertise led to him being nominated to help create the procedures for the College of Pharmacists of British Columbia in 2010. His expertise in creating standard operating procedures in the pharmaceutical space is vital in ensuring proper drug dispensing to the public. This experience is crucial in creating trust with the consumer and the industry at large. He holds an Honorary Degree in Business from the Ivey School of Business and a Bachelor of Science, Pharmacy.

Other Reporting Issuer Experience

See “Appendix “B” – Information Concerning Choom – Directors, Officers and Executive Compensation – Other Reporting Issuer Experience” for a discussion regarding the Resulting Company’s directors, officers and promoters roles as directors, officers or promoters of other reporting issuers.

Indebtedness

Except as disclosed in this Circular, none of the proposed management or directors of Resulting Company are indebted to the Corporation, Choom or any of their respective subsidiaries, or will be indebted to the Resulting Company upon completion of the Amalgamation.

Corporate Cease Trade Orders and Bankruptcies

To the knowledge of the Corporation, none of the directors, officers or principal shareholders of the Resulting Company are, or have been within the last ten years, a director or officer of any other issuer that, while that person was acting in that capacity, was the subject of a cease trade or similar order or an order that denied the issuer access to any statutory exemptions for a period of more than thirty consecutive days or became bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency or was subject to or instituted any proceedings, arrangement or compromise with creditors or had a receiver, receiver manager or trustee appointed to hold the assets of that issuer.

Penalties and Sanctions

None of the proposed officers, directors or promoters of the Resulting Company have been the subject of any penalties or sanctions imposed by a court or securities regulatory authority relating to trading in securities, the promotion, formation or management of a publicly traded company or involving theft or fraud.

Individual Bankruptcies

None of the proposed officers or directors or promoters of the Resulting Company have, within the ten years prior to the date of this Circular, been declared bankrupt or made a voluntary assignment in bankruptcy, made a proposal under any legislation relating to bankruptcy or proceedings, arrangement or compromise with creditors or had a receiver, receiver-manager or trustee appointed to hold the assets of that individual.

PRINCIPAL HOLDERS OF SECURITIES OF THE RESULTING COMPANY

To the knowledge of the directors and senior officers of Choom and the Corporation, following completion of the Amalgamation and the Concurrent Financing, no person will beneficially own, directly or indirectly, or exercise control or direction over 10% or more of the votes attached to the Resulting Company Common Shares.

RISK FACTORS

Tungsten Shareholders voting in favour of the Amalgamation will be choosing to combine the businesses of Choom and the Corporation. This combination involves risks. The risk factors described in this section represent some but not all of the risks associated with the Amalgamation and the resulting business and holding securities of Choom thereafter. Before voting in favour of the Amalgamation Resolution, Tungsten Shareholders should carefully consider these risks along with other risk factors appearing in this Circular.

The following information is a summary only of certain risk factors and must be read in conjunction with the detailed information appearing elsewhere in this Information Circular. These risks and uncertainties are not the only ones Choom will face, upon completion of the Amalgamation. Additional risk and uncertainties not presently known to Choom, or that Choom currently deems immaterial, may also impair Choom’s operations. If any such risks actually occur, the business, financial condition, liquidity and results of Choom’s operations could be materially adversely affected.

Risks Relating to the Amalgamation

Market Reaction

The market reaction to the Amalgamation and the future trading prices of the Resulting Company’s common shares (the “Resulting Company Common Shares”) cannot be predicted. If the Amalgamation is not consummated, the market price of Resulting Company Common Shares may decline to the extent that the current market price of the Resulting Company Common Shares reflects a market assumption that the Amalgamation will be completed.

Costs of the Amalgamation

Certain costs related to the Amalgamation, such as legal and accounting fees incurred by Choom, must be paid by Choom even if the Amalgamation is not completed.

Failure to Secure a More Attractive Offer

If the Amalgamation is not completed and the Board decides to seek another merger or business combination, there can be no assurance that it will be able to find an equivalent or more attractive price than the consideration pursuant to the Amalgamation.

Termination of the Amalgamation in Certain Circumstances

Each of Choom and the Corporation has the right to terminate the Amalgamation Agreement in certain circumstances. Accordingly, there is no certainty, nor can the parties provide any assurances that the Amalgamation Agreement will not be terminated by either Choom or the Corporation before the completion of the Amalgamation. In addition, the completion of the Amalgamation is subject to a number of conditions precedent, certain of which are outside the control of Choom and the Corporation, including regulatory approvals. There is no certainty that these conditions will be satisfied on a timely basis or at all. If for any reason the Amalgamation is delayed or not completed, the market price of the Resulting Company Common Shares may be adversely affected. See "Risk Factors – Market Reaction" above.

Tax Consequences

The Amalgamation described herein, including the acquisition, ownership and disposition of the Resulting Company Common Shares may have tax consequences in Canada, or elsewhere, depending on each particular existing or prospective shareholder's specific circumstances. Such tax consequences are not described herein and this Circular is not intended to be, nor should it be construed to be, legal or tax advice to any particular shareholder. Existing and prospective shareholders should consult their own tax advisors with respect to any such tax considerations.

Risks Relating to the Target Acquisitions

Market Reaction to the Target Acquisitions

The market reaction to the Resulting Company’s proposed acquisition of the Additional LP Targets (the “Target Acquisitions”) and the future trading prices of the Resulting Company Common Shares cannot be predicted. If disclosed acquisitions are not consummated, the market price of Resulting Company Common Shares may decline to the extent that the current market price of Resulting Company Common Shares reflects a market assumption that the Target Acquisitions will be completed.

Costs of the Target Acquisitions

Certain costs related to the Target Acquisitions, such as legal and accounting fees incurred by the Resulting Company, must be paid by the Resulting Company even if the Target Acquisitions are not completed.

Failure to Secure a More Attractive Offer

If the Target Acquisitions are not completed and the Board decides to seek other merger or business combinations, there can be no assurance that it will be able to find an equivalent or more attractive price than the consideration pursuant to the Target Acquisitions.

Termination of the Acquisition in Certain Circumstances

Choom has entered into non-binding agreements with certain Additional LP Targets. There is no certainty, nor can the parties provide any assurances that the parties will enter into definitive binding agreements. If for any reason the Target Acquisitions are delayed or not completed, the market price of the Resulting Company Common Shares may be adversely affected (see “Risk Factors – Market Reaction” above).

Additional Financing

From time to time, the Resulting Company may require additional financing. The Resulting Company’s ability to obtain additional financing, if and when required, will depend on investor demand, operating performance, the condition of the capital markets and other factors. If the Resulting Company raises additional funds through the issuance of equity, equity-linked or debt securities, those securities may have rights, preferences, or privileges senior to the rights of holders of the Resulting Company Common Shares, and existing holders of such shares may experience dilution.

Tax Consequences

The Target Acquisitions described herein, including the acquisition, ownership and disposition of the the Resulting Company Common Shares may have tax consequences in Canada, or elsewhere, depending on each particular existing or prospective shareholder’s specific circumstances. Such tax consequences are not described herein and disclosure is not intended to be, nor should it be construed to be, legal or tax advice to any particular shareholder. Existing and prospective shareholders should consult their own tax advisors with respect to any such tax considerations.

Risks Relating to the Resulting Company

Licensing Requirements Under the ACMPR

The market for cannabis (including medical marihuana) in Canada is regulated by the CDSA, the ACMPR, the Narcotic Control Regulations (“NCR”) and other applicable law. Health Canada is the primary regulator of the industry as a whole. The ACMPR aims to treat cannabis like any other narcotic used for medical purposes by creating conditions for a new commercial industry that is responsible for its production and distribution.

Any applicant seeking to become a Licensed Producer under the ACMPR is subject to stringent Health Canada licensing requirements. The below table provides a general overview of the licensing process as described by Health Canada.

Stage	Overview
1

Intake and Initial Screening: When an application is received, it undergoes a preliminary screening for completeness. If an application is not complete, it will be returned. If an application is complete, it will be assigned an application number. The assignment of an application number means that the application has completed the preliminary screening.

2 Medi-Can’s and Specialty’s applications are in the Detailed Review State

Detailed Review and Initiation of Security Clearance Process: Once an application has been assigned an application number, it will be reviewed to (i) complete the assessment of the application to ensure that it meets the requirements of the Regulations of the ACMPR; (ii) establish that the issuance of the license is not likely to create risks to public health, safety or security, including the risk of cannabis being diverted to an illicit market or use; and (iii) establish that there are no other grounds for refusing the application. It is the responsibility of the applicant to ensure that they are in compliance with all applicable provincial, territorial and municipal legislation, regulations and bylaws, including zoning restrictions.
An application will be thoroughly reviewed to ensure that the level of detail included in the application is sufficient to meet the requirement of the ACMPR and to validate the information provided. Given the extensive review process, applicants are generally required to communicate with the Office of Medical Cannabis multiple times to provide clarifications with respect to the application. Physical security plans will be reviewed and assessed in detail at this stage.

Stage	Overview

When an application is in the Detailed Review stage, the security clearance forms for key personnel will be sent for processing. The time required to conduct mandatory security checks varies with each application. Security clearances generally take several months at a minimum. Health Canada and the Royal Canadian Mounted Police are not able to provide updates on the status of security checks. Applications will only advance to the review stage once security clearances for all key personnel are completed. Please note that until such a time as Health Canada receives the results of the security checks, there will be no further communication from Health Canada.

3

Issuance of License to Produce: Once Health Canada confirms that the requirements of the ACMPR have been met, and the application successfully completes the Detailed Review and Security Clearance stage, a license to produce will be issued.

4

Introductory Inspection (as cultivation begins): A Licensed Producer is required to notify Health Canada as cultivation begins, and once notified, Health Canada will schedule an initial inspection to verify that the Licensed Producer is meeting the requirement of the ACMPR, including but not limited to, the physical security requirement of the site, record keeping practices and Good Production Practices (GPP) and to confirm that the activities being conducted by the Licensed Producer correspond to those indicated on their license.

5

Pre-Sales Inspection (prior to issuance of sales license): If a Licensed Producer would like to add the activity of sale to their existing license, an amendment application must be submitted to the Office of Medical Cannabis, upon which Health Canada will schedule an additional inspection to verify that the Licensed Producer is meeting the requirement of the ACMPR, including but not limited to, GPP, packaging, labeling, shipping and record keeping prior to allowing the sale or provision of the product.

6

Issuance of License to Sell: To complete the assessment and add the activity of sale of cannabis products to an existing license, the following information is reviewed: (i) results of the pre-sale inspection; (ii) information submitted in the amendment application to add the activity of sale to the license; and (iii) any other relevant information. When the review is completed, an amended license, including the activity of sale, is issued to the Licensed Producer subject to which the Licensed Producer may supply cannabis products to registered clients, other Licensed Producers and/or other permitted parties named under the ACMPR. Separate licenses may be issued for dried marijuana, plants and/or cannabis oil.

Facility is not Licensed under the ACMPR

The Resulting Company’s ability to cultivate, store and sell medical cannabis in Canada is dependent on Medi-Can and Specialty’s becoming Licensed Producers pursuant to licenses (the "Licenses"), granted by Health Canada. Each of Medi-Can and Specialty has applied to Health Canada to become a Licensed Producer under ACMPR for the Facility. Neither of Medi-Can nor Specialty has yet received a license for the Facility. However, both Medi-Can and Specialty are currently in the Detailed Review and Initiation of Security Clearance Process stage of the licensing process. Medi-Can’s and Specialty’s ability to cultivate, store and sell medical cannabis at their respective Facilities (defined below) is dependent on obtaining a license from Health Canada and there can be no assurance that Medi-Can or Specialty will obtain such a license for its Facility.

Reliance on Licenses

Failure to comply with the requirements of the Licenses, once obtained by Medi-Can and Specialty, or any failure to maintain the Licenses would have a material adverse impact on the business, financial condition and operating results of Resulting Company. Although Medi-Can and Specialty believe they will meet the requirements of the ACMPR to obtain the Licenses, there can be no guarantee that Health Canada will grant the Licenses. Should Health Canada not grant the Licenses or should it grant the Licenses on different terms, the business, financial condition and results of the operation of Resulting Company would be materially and adversely affected.

Reliance on the Facility

To date, the Resulting Company’s activities and resources have been primarily focused on its proposed unlicensed facilities. Adverse changes or developments affecting these facilities may have a material and adverse effect on the Resulting Company’s ability to produce medical cannabis, business, financial condition and prospects. There is a risk that the facilities, and any expansions or construction thereto, will not be achieved on time, on budget, or at all, as they can be adversely affected by a variety of factors, including some that are discussed elsewhere in these “Risk Factors” and the following:

•	delays in obtaining, or conditions imposed by, regulatory approvals;

•	facility design errors;

•	environmental pollution; non-performance by third party contractors; increases in materials or labour costs; construction performance falling below expected levels of output or efficiency;

•	breakdown, aging or failure of equipment or processes;

•	contractor or operator errors;

•	operational inefficiencies;

•	labour disputes, disruptions or declines in productivity; inability to attract sufficient numbers of qualified workers; disruption in the supply of energy and utilities; and

•	major incidents and/or catastrophic events such as fires, explosions, storms, or physical attacks.

Construction Risk Factors

Construction on the facilities is subject to a number of risk factors, including the availability and performance of engineering and construction contractors, suppliers and consultants, the receipt of required governmental approvals and permits in connection with construction. Any delay in the performance of any one or more of the contractors, suppliers, consultants or other persons on which the Resulting Company is dependent in connection with its construction activities, a delay in or failure to receive the required governmental approvals and permits in a timely manner or on reasonable terms, or a delay in or failure in connection with the completion and successful operation of the operational elements in connection with construction could delay or prevent the construction and start-up of the facilities. There can be no assurance that current or future construction plans implemented by the Resulting Company will be successfully completed on time, within budget and without design defect; that available personnel and equipment will be available in a timely manner or on reasonable terms to successfully complete construction projects; that Medi-Can, Specialty and the Resulting Company will be able to obtain all necessary governmental approvals and permits; or that the completion of the construction, the start-up costs and the ongoing operating costs will not be significantly higher than anticipated by the Resulting Company. Any of the foregoing factors could adversely impact the operations and financial condition of the Resulting Company.

Facility Lease Risk

The facilities are located on properties that are not owned by the Resulting Company, Medi-Can or Specialty. Such properties are subject to a long-term lease and similar arrangements in which the underlying land is owned by a third party and leased to Medi-Can and Specialty. Under the terms of a typical lease, the lessee must pay rent for the use of the land and is generally responsible for all costs and expenses associated with the building and improvements. Unless the lease term is extended, the land, together with all improvements made, will revert to the owner of the land upon the expiration of the lease term. In addition, an event of default by Medi-Can or Specialty under the terms of the leases could also result in a loss of the property should the default not be rectified in a reasonable period of time. The reversion or loss of such properties could have a material adverse effect on the Resulting Company’s operations and results.

Holding Company Status

The Resulting Company is, at least initially upon completion of the Amalgamation, a holding company and essentially all of its operating assets are the capital stock of its subsidiaries. As a result, investors in the Resulting Company are subject to the risks attributable to its subsidiaries. As a holding company, the Resulting Company conducts substantially all of its business through its subsidiaries, which generate substantially all of its revenues. Consequently, the Resulting Company's cash flows and ability to complete current or desirable future enhancement opportunities are dependent on the earnings of its subsidiaries and the distribution of those earnings to the Resulting Company. The ability of these entities to pay dividends and other distributions will depend on their operating results and will be subject to applicable laws and regulations which require that solvency and capital standards be maintained by such companies and contractual restrictions contained in the instruments governing their debt. In the event of a bankruptcy, liquidation or reorganization of any of the Resulting Company's subsidiaries, holders of indebtedness and trade creditors will generally be entitled to payment of their claims from the assets of those subsidiaries before any assets are made available for distribution to the Resulting Company.

Limited Operating History

Medi-Can’s and Specialty’s applications to become a Licensed Producer under the MMPR were respectively submitted to Health Canada on November 2, 2013 and September 20, 2013 (now regulated under the ACMPR). The Resulting Company is therefore subject to many of the risks common to early-stage enterprises, including limitations with respect to personnel, financial, and other resources and lack of revenues. There is no assurance that the Resulting Company will be successful in achieving a return on its shareholders’ investments and the likelihood of success must be considered in light of its early stage of operations.

Management of Growth

The Resulting Company may be subject to growth-related risks including capacity constraints and pressure on its internal systems and controls. The ability of the Resulting Company to manage growth effectively will require continued implementation and improvement of its operational and financial systems and to expand, train and manage its employee base. The inability of the Resulting Company to deal with growth may have a material adverse effect on its business, financial condition, results of operations and prospects.

Reliance on Management

The success of the Resulting Company is dependent upon the ability, expertise, judgment, discretion and good faith of its senior management. While employment agreements and incentive programs are customarily used as primary methods of retaining the services of key employees, these agreements and incentive programs cannot assure the continued services of such employees. Any loss of the services of such individuals could have a material adverse effect on the Resulting Company's business, operating results or financial condition.

Litigation

The Resulting Company may become party to litigation from time to time in the ordinary course of its business which could adversely affect its operations. Should any litigation in which the Resulting Company becomes involved be determined against it, such a decision may adversely affect the Resulting Company’s ability to continue operating, adversely affect the market price of Resulting Company Common Shares and use significant resources. Even if the Resulting Company is involved in litigation and succeeds, litigation can redirect significant company resources. Litigation may also create a negative perception of the Resulting Company’s brand, and ultimately the Resulting Company's brand.

Dividends

The Resulting Company's policy is to retain earnings to finance the development and enhancement of its products and to otherwise reinvest in the Resulting Company's businesses. Therefore, the Resulting Company does not anticipate paying cash dividends on Resulting Company Common Shares in the foreseeable future. Any decision to declare and pay dividends in the future will be made at the discretion of the board of directors of the Resulting Company and will depend on, among other things, financial results, cash requirements, contractual restrictions and other factors that the board of directors of the Resulting Company may deem relevant. As a result, investors may not receive any return on investment in the Resulting Company Common Shares unless they sell them for a share price that is greater than that at which such investors purchased them.

Limited Market for Securities

There can be no assurance that an active and liquid market for the Resulting Company Common Shares will be maintained and an investor may find it difficult to resell any securities of the Resulting Company.

The Size of the Resulting Company’s Target Market is Difficult to Quantify, and Investors will be Reliant on their Own Estimates on the Accuracy of Market Data.

Because the cannabis industry is in a nascent stage with uncertain boundaries, there is a lack of information about comparable companies available for potential investors to review in deciding about whether to invest in the Resulting Company and, few, if any, established companies whose business model the Resulting Company can follow or upon whose success the Resulting Company can build. Accordingly, investors will have to rely on their own estimates in deciding about whether to invest in the Resulting Company. There can be no assurance that the Resulting Company’s estimates are accurate or that the market size is sufficiently large for its business to grow as projected, which may negatively impact its financial results. The Resulting Company regularly purchases and follows market research.

Liquidity Risk

The Resulting Company's ability to remain liquid over the long term depends on its ability to obtain additional financing. The Resulting Company has in place planning and budgeting processes to help determine the funds required to support normal operating requirements on an ongoing basis as well as its planned development and capital expenditures. The Resulting Company's approach to managing liquidity risk is to ensure that it will have sufficient liquidity to meet liabilities when due.

Conflicts of Interest

The Resulting Company may be subject to various potential conflicts of interest because some of their officers and directors may be engaged in a range of business activities. In addition, the Resulting Company’s executive officers and directors may devote time to their outside business interests, so long as such activities do not materially or adversely interfere with their duties to either company. In some cases, the Resulting Company’s executive officers and directors may have fiduciary obligations associated with these business interests that interfere with their ability to devote time to the Resulting Company’s business and affairs and that could adversely affect the Resulting Company’s operations. These business interests could require significant time and attention of the Resulting Company’s executive officers and directors.

In addition, the Resulting Company may also become involved in other transactions which conflict with the interests of its directors and the officers who may from time to time deal with persons, firms, institutions or companies with which the Resulting Company may be dealing, or which may be seeking investments similar to those desired by it. The interests of these persons could conflict with those of the Resulting Company. In addition, from time to time, these persons may be competing with the Resulting Company for available investment opportunities. Conflicts of interest, if any, will be subject to the procedures and remedies provided under applicable laws. In particular, if such a conflict of interest arises at a meeting of the Resulting Company’s directors, a director who has such a conflict will abstain from voting for or against the approval of such participation or such terms. In accordance with applicable laws, the directors of the Resulting Company are required to act honestly, in good faith and in the best interests their respective companies.

Risks Relating to the Medical Cannabis Industry

Volatile Market Price for Resulting Company Common Shares

The market price for Resulting Company Common Shares may be volatile and subject to wide fluctuations in response to numerous factors, many of which are beyond the Resulting Company’s control, including the following:

•	actual or anticipated fluctuations in the Resulting Company’s quarterly results of operations;

•	recommendations by securities research analysts;

•	changes in the economic performance or market valuations of companies in the industry in which the Resulting Company operates;

•	addition or departure of the Resulting Company’s executive officers and other key personnel;

•	release or expiration of transfer restrictions on outstanding Resulting Company Common Shares;

•	sales or perceived sales of additional Resulting Company Common Shares;

•	operating and financial performance that vary from the expectations of management, securities analysts and investors;

•	regulatory changes affecting the Resulting Company’s industry generally and its business and operations;

•	announcements of developments and other material events by the Resulting Company or its competitors;

•	fluctuations to the costs of vital production materials and services;

•	changes in global financial markets and global economies and general market conditions, such as interest rates and pharmaceutical product price volatility;

•	significant acquisitions or business combinations, strategic partnerships, joint ventures or capital commitments by or involving the Resulting Company or its competitors;

•	operating and share price performance of other companies that investors deem comparable to the Resulting Company or from a lack of market comparable companies; and

•	news reports relating to trends, concerns, technological or competitive developments, regulatory changes and other related issues in the Resulting Company’s industry or target markets.

Financial markets have recently experienced significant price and volume fluctuations that have particularly affected the market prices of equity securities of companies and that have often been unrelated to the operating performance, underlying asset values or prospects of such companies. Such volatility has been particularly evident with regards to the share prices of medical cannabis companies that are public issuers in Canada. Accordingly, the market price of Resulting Company Common Shares may decline even if The Resulting Company’s operating results, underlying asset values or prospects have not changed. Additionally, these factors, as well as other related factors, may cause decreases in asset values that are lasting and not temporary, which may result in impairment losses. There can be no assurance that continuing fluctuations in share price and volume will not occur. If such increased levels of volatility and market turmoil continue, The Resulting Company’s operations could be adversely impacted and the trading price of Resulting Company Common Shares may be materially adversely affected.

The Cannabis Industry is Subject to Competition

There is potential that the Resulting Company will face intense competition from other companies, some of which can be expected to have longer operating histories and more financial resources and production and marketing experience than the Resulting Company.

Because of the early stage of the industry in which the Resulting Company operates, the Resulting Company expects to face additional competition from new entrants. If the number of users of medical marijuana in Canada increases, the demand for products will increase and the Resulting Company expects that competition will become more intense, as current and future competitors begin to offer an increasing number of diversified products and pricing strategies. To remain competitive, the Resulting Company will require a continued high level of investment in research and development, marketing, sales and client support. The Resulting Company may not have sufficient resources to maintain research and development, marketing, sales and client support efforts on a competitive basis which could materially and adversely affect the business, financial condition and results of operations of the Resulting Company.

Cannabis is Not an Approved Drug or Medicine

Cannabis is not an approved drug or medicine in Canada. The Government of Canada does not endorse the use of cannabis, but Canadian courts have required reasonable access to a legal source of cannabis when authorized by a healthcare practitioner.

Regulatory Risks

The Resulting Company operates in a new industry which is highly regulated, highly competitive and evolving rapidly. As such, new risks may emerge, and management may not be able to predict all such risks or be able to predict how such risks may result in actual results differing from the results contained in any forward-looking statements. The Resulting Company’s ability to grow, store and sell medical cannabis in Canada with respect to the Facility is dependent on Medi-Can and Specialty obtaining their Licenses from Health Canada and the need to maintain such Licenses in good standing. Failure to: (i) comply with the requirements of the Licenses; and (ii) maintain the Licenses would have a material adverse impact on the business, financial condition and operating results of the Resulting Company.

The Resulting Company will incur ongoing costs and obligations related to regulatory compliance. Failure to comply with regulations may result in additional costs for corrective measures, penalties or in restrictions of the Resulting Company’s operations. In addition, changes in regulations, more vigorous enforcement thereof or other unanticipated events could require extensive changes to the Resulting Company’s operations, increased compliance costs or give rise to material liabilities, which could have a material adverse effect on the business, results of operations and financial condition of the Resulting Company.

The industry is subject to extensive controls and regulations, which may significantly affect the financial condition of market participants. The marketability of any product may be affected by numerous factors that are beyond the Resulting Company’s control and which cannot be predicted, such as changes to government regulations, including those relating to taxes and other government levies which may be imposed. Changes in government levies, including taxes, could reduce the Resulting Company’s earnings and could make future capital investments or the Resulting Company’s operations uneconomic. The industry is also subject to numerous legal challenges, which may significantly affect the financial condition of market participants and which cannot be reliably predicted.

Environmental Regulations and Risks

The Resulting Company’s operations are subject to environmental regulation. These regulations mandate, among other things, the maintenance of air and water quality standards and land reclamation. They also set forth limitations on the generation, transportation, storage and disposal of solid and hazardous waste. Environmental legislation is evolving in a manner which will require stricter standards and enforcement, increased fines and penalties for non-compliance, more stringent environmental assessments of proposed projects and a heightened degree of responsibility for companies and their officers, directors and employees. There is no assurance that future changes in environmental regulation, if any, will not adversely affect the Resulting Company’s operations.

Government approvals and permits are currently, and may in the future, be required in connection with the Resulting Company’s operations. To the extent such approvals are required and not obtained, the Resulting Company, through Medi-Can and Specialty, may be curtailed or prohibited from the proposed production of medical cannabis or from proceeding with the development of their operations as currently proposed.

Failure to comply with applicable laws, regulations and permitting requirements may result in enforcement actions thereunder, including orders issued by regulatory or judicial authorities causing operations to cease or be curtailed, and may include corrective measures requiring capital expenditures, installation of additional equipment, or remedial actions. The Resulting Company may be required to compensate those suffering loss or damage by reason of its operations and may have civil or criminal fines or penalties imposed for violations of applicable laws or regulations.

Changes in Laws, Regulations and Guidelines

The Resulting Company’s operations are subject to a variety of laws, regulations and guidelines relating to the manufacture, management, transportation, storage and disposal of medical cannabis but also including laws and regulations relating to health and safety, privacy, the conduct of operations and the protection of the environment. To the knowledge of the Resulting Company, it is currently in compliance with all such laws. That said, any changes to such laws, regulations and guidelines are matters beyond the control of the Resulting Company that may cause adverse effects to the Resulting Company’s operations and financial conditions (see “Narrative Description of Business – Marijuana Legislation”).

The risks to the business of the Resulting Company represented by this or similar actions are that they might lead to court rulings or legislative changes that allow those with existing licenses to possess and/or grow medical cannabis, perhaps allow others to opt out of the regulated supply system implemented through the ACMPR by growing their own medical cannabis, or potentially even legitimize illegal areas surrounding cannabis dispensaries. This could significantly reduce the addressable market for the Resulting Company’s products and could materially and adversely affect the business, financial condition and results of operations for the Resulting Company (see “Narrative Description of Business – Principle Products and Services; see “Narrative Description of Business – Marijuana Legislation”).

While the impact of any of such changes is uncertain and highly dependent on which specific laws, regulations or guidelines are changed and on the outcome of any such court actions, it is not expected that any such changes would have an effect on the Resulting Company’s operations that is materially different than the effect on similar-sized companies in the same business as the Resulting Company.

In addition, the industry is subject to extensive controls and regulations, which may significantly affect the financial condition of market participants. The marketability of any product may be affected by numerous factors that are beyond the Resulting Company’s control and which cannot be predicted, such as changes to government regulations, including those relating to taxes and other government levies which may be imposed. Changes in government levies, including taxes, could reduce the Resulting Company’s earnings and could make future capital investments or the Resulting Company’s operations uneconomic (see “Narrative Description of Business – Marijuana Legislation”).

Restrictions on Sales Activities

The industry is in its early development stage and restrictions on sales and marketing activities imposed by Health Canada, various medical associations, other governmental or quasi-governmental bodies or voluntary industry associations may adversely affect the Resulting Company’s ability to conduct sales and marketing activities and could have a material adverse effect on the Resulting Company’s respective businesses, operating results and financial conditions.

Competition

The impact of any developments in cannabis legislation and regulation may be negative for the Resulting Company and could result in increased levels of competition in its existing medical market and/or the entry of new competitors in the overall cannabis market in which the Resulting Company will operate (also see “Narrative Description of Business – Marijuana Legislation – Competitive Conditions”).

There is potential that the Resulting Company will face intense competition from other companies, some of which can be expected to have more financial resources, industry, manufacturing and marketing experience than the Resulting Company. Additionally, there is potential that the industry will undergo consolidation, creating larger companies that may have increased geographic scope and other economies of scale. Increased competition by larger, better-financed competitors with geographic or other structural advantages could materially and adversely affect the business, financial condition and results of operations of the Resulting Company.

The government of Canada has only issued to date a limited number of licenses under the ACMPR to produce and sell medical cannabis. There are, however, several hundred applicants for licenses. The number of licenses granted could have an impact on the operations of Medi-Can, Specialty and any Additional LP Targets that the Resulting Company may acquire. Because of the early stage of the industry in which the Resulting Company operates, the Resulting Company expects to face additional competition from new entrants. According to Health Canada there were 91 Licensed Producers as of March 6, 2018. If the number of users of medical cannabis in Canada increases, the demand for products will increase and the Resulting Company expects that competition will become more intense, as current and future competitors begin to offer an increasing number of diversified products. To remain competitive, the Resulting Company will require a continued level of investment in research and development, marketing, sales and client support. The Resulting Company may not have sufficient resources to maintain research and development, marketing, sales and client support efforts on a competitive basis which could materially and adversely affect the business, financial condition and results of operations of the Resulting Company.

Risks Inherent in an Agriculture Business

The Resulting Company’s business involves the growing of medical cannabis, which is an agricultural product. As such, the business is subject to the risks inherent in the agricultural business, such as pests, plant diseases and similar agricultural risks. Although the Resulting Company grows its products indoors under climate controlled conditions, and carefully monitors the growing conditions with trained personnel, there can be no assurance that natural elements will not have a material adverse effect on the volume, quality and consistency of its products.

Vulnerability to Rising Energy Costs

The Resulting Company’s cannabis growing operations consume considerable energy, making the Resulting Company vulnerable to rising energy costs. Rising or volatile energy costs may adversely impact the business of the Resulting Company and its ability to operate profitably.

Product Liability

As a manufacturer and distributor of products designed to be ingested or inhaled by humans, the Resulting Company faces an inherent risk of exposure to product liability claims, regulatory action and litigation if its products are alleged to have caused significant loss or injury. In addition, the manufacture and sale of products involve the risk of injury or loss to consumers due to tampering by unauthorized third parties, product contamination, unauthorized use by consumers or other third parties. Previously unknown adverse reactions resulting from human consumption of the Resulting Company’s products alone or in combination with other medications or substances could occur. The Resulting Company may be subject to various product liability claims, including, among others, that the Resulting Company’s products caused injury, illness or loss, include inadequate instructions for use or include inadequate warnings concerning possible side effects or interactions with other substances. A product liability claim or regulatory action against the Resulting Company could result in increased costs, adversely affect the Resulting Company’s reputation with its respective clients and consumers generally, and adversely affect the results of operations and financial conditions of the Resulting Company.

Product Recalls

Manufacturers and distributors of products may be subject to the recall or return of their products for a variety of reasons, including product defects, such as contamination, unintended harmful side effects or interactions with other substances, packaging safety and inadequate or inaccurate labeling disclosure. If any of the Resulting Company’s products are recalled due to an alleged product defect or for any other reason, the Resulting Company could be required to incur the unexpected expense of the recall and any legal proceedings that might arise in connection with the recall. The Resulting Company may lose a significant amount of sales and may not be able to replace those sales at an acceptable margin or at all. In addition, a product recall may require significant management attention.

Operating Risk and Insurance Coverage

The Resulting Company has insurance to protect its assets, operations and employees. While the Resulting Company believes its insurance coverage addresses all material risks to which they are exposed and is adequate and customary in its current state of operations, such insurance is subject to coverage limits and exclusions and may not be available for the risks and hazards to which the Resulting Company is exposed. However, the Resulting Company may also be unable to maintain insurance to cover these risks at economically feasible premiums. Insurance coverage may not continue to be available or may not be adequate to cover any resulting liability. The Resulting Company might also become subject to liability for pollution or other hazards which may not be insured against or which the Resulting Company may elect not to insure against because of premium costs or other reasons. Losses from these events may cause the Resulting Company to incur significant costs that could have a material adverse effect upon the Resulting Company’s financial performance and results of operations.

Under Canadian regulations, a Licensed Producer of cannabis may have restrictions on the type and form of marketing it can undertake which could materially impact sales performance.

The development of the Resulting Company’s future business and operating results may be hindered by applicable restrictions on sales and marketing activities imposed by Health Canada. The regulatory environment in Canada limits the Resulting Company’s ability to compete for market share in a manner similar to other industries. If the Resulting Company is unable to effectively market its products and compete for market share, or if the costs of compliance with government legislation and regulation cannot be absorbed through increased selling prices for its products, the Resulting Company’s sales and operating results could be adversely affected.

The Resulting Company could be liable for fraudulent or illegal activity by its employees, contractors and consultants resulting in significant financial losses to claims against the Resulting Company.

The Resulting Company, is exposed to the risk that its employees, independent contractors and consultants may engage in fraudulent or other illegal activity. Misconduct by these parties could include intentional, reckless and/or negligent conduct or disclosure of unauthorized activities to the Resulting Company that violates: (i) government regulations; (ii) manufacturing standards; (iii) federal and provincial healthcare fraud and abuse laws and regulations; or (iv) laws that require the true, complete and accurate reporting of financial information or data. It is not always possible for the Resulting Company to identify and deter misconduct by its employees and other third parties, and the precautions taken by the Resulting Company to detect and prevent this activity may not be effective in controlling unknown or unmanaged risks or losses or in protecting the Resulting Company from governmental investigations or other actions or lawsuits stemming from a failure to be in compliance with such laws or regulations. If any such actions are instituted against the Resulting Company, and it is not successful in defending itself or asserting its rights, those actions could have a significant impact on the Resulting Company’s business, including the imposition of civil, criminal and administrative penalties, damages, monetary fines, contractual damages, reputational harm, diminished profits and future earnings, and curtailment of the Resulting Company’s operations, any of which could have a material adverse effect on the Resulting Company’s business, financial condition and results of operations.

The Resulting Company will be reliant on information technology systems and may be subject to damaging cyber-attacks.

The Resulting Company has entered into agreements with third parties for hardware, software, telecommunications and other information technology (“IT”) services in connection with its operations. The Resulting Company’s operations depend, in part, on how well it and its suppliers protect networks, equipment, IT systems and software against damage from a number of threats, including, but not limited to, cable cuts, damage to physical plants, natural disasters, intentional damage and destruction, fire, power loss, hacking, computer viruses, vandalism and theft. The Resulting Company’s operations also depend on the timely maintenance, upgrade and replacement of networks, equipment, IT systems and software, as well as pre-emptive expenses to mitigate the risks of failures. Any of these and other events could result in information system failures, delays and/or increase in capital expenses. The failure of information systems or a component of information systems could, depending on the nature of any such failure, adversely impact the Resulting Company’s reputation and results of operations.

The Resulting Company has not experienced any material losses to date relating to cyber-attacks or other information security breaches, but there can be no assurance that the Resulting Company will not incur such losses in the future. The Resulting Company’s risk and exposure to these matters cannot be fully mitigated because of, among other things, the evolving nature of these threats. As a result, cyber security and the continued development and enhancement of controls, processes and practices designed to protect systems, computers, software, data and networks from attack, damage or unauthorized access is a priority. As cyber threats continue to evolve, the Resulting Company may be required to expend additional resources to continue to modify or enhance protective measures or to investigate and remediate any security vulnerabilities.

The Resulting Company may be subject to breaches of security at its facilities.

Given the nature of the Resulting Company’s product and its lack of legal availability outside of channels approved by the Government of Canada, as well as the concentration of inventory in its Facility, despite meeting or exceeding Health Canada’s security requirements, there remains a risk of shrinkage as well as theft. A security breach at one of the Resulting Company’s facilities could expose the Resulting Company to additional liability and to potentially costly litigation, increase expenses relating to the resolution and future prevention of these breaches and may deter potential patients from choosing the Resulting Company’s products.

In certain circumstances, the Resulting Company’s reputation could be damaged.

Damage to the Resulting Company’s reputation can be the result of the actual or perceived occurrence of any number of events, and could include any negative publicity, whether true or not. The increased usage of social media and other web-based tools used to generate, publish and discuss user-generated content and to connect with other users has made it increasingly easier for individuals and groups to communicate and share opinions and views regarding the Resulting Company and its activities, whether true or not. Although the Resulting Company believes that it operates in a manner that is respectful to all stakeholders and that it takes care in protecting its image and reputation, the Resulting Company does not ultimately have direct control over how it is perceived by others. Reputation loss may result in decreased investor confidence, increased challenges in developing and maintaining community relations and an impediment to the Resulting Company’s overall ability to advance its projects, thereby having a material adverse impact on financial performance, financial condition, cash flows and growth prospects.

APPENDIX B
INFORMATION CONCERNING CHOOM HOLDINGS INC.

CORPORATE STRUCTURE

Name and Incorporation

The full name of Choom is “Choom Holdings Inc.” Choom’s head office and registered and records office are located at 350 – 409 Granville Street, Vancouver, B.C., V6C 1T2.

Choom was incorporated on September 18, 2006 under the Business Corporations Act (British Columbia) (the “BCBCA”) as “Orocan Resource Corp.” On January 27, 2012, Choom received shareholder approval to change its name to “Standard Graphite Corporation” and on November 17, 2017, Choom received approval to change its name to “Choom Holdings Inc.”

Intercorporate Relationships

Choom has two wholly-owned subsidiaries as described below:

Name of Subsidiary	Date of Incorporation	Jurisdiction of Incorporation

Medi-Can Health Solutions	September 3, 2013	British Columbia

Arbutus Brands Inc.	March 13, 2018	British Columbia

GENERAL DESCRIPTION OF BUSINESS

History

Choom was primarily engaged in the acquisition and exploration of mineral properties located in Canada. Choom’s properties included the Philibert Gold Project, the Lithium Property, and the Diego Property (as further described below). During this time, Choom did not earn significant revenues and was considered to be in the exploration stage.

Choom is a Reporting Issuer in the Provinces of British Columbia, Alberta, Saskatchewan and Ontario. On February 3, 2012, Choom began trading on the TSX Venture Exchange (“TSXV”) under the stock symbol “SGH”. On October 18, 2017, Choom received shareholder approval to complete the acquisition of Medi-Can and undergo a name change in connection therewith. On November 17, 2017, Choom changed its name to Choom Holdings Inc. (as described under “Corporate Structure – Name and Incorporation”) and completed a change of business to the business of cultivating and selling cannabis for medical proposes and related products under the ACMPR. On November 22, 2017, Choom’s shares were delisted from the TSXV, approved for listing on the CSE, and commenced trading thereafter under the symbol “CHOO”. On December 29, 2017, Choom obtained final approval for trading on the OTCQB operated by the OTC Markets Group Inc. and commenced trading under the symbol “CHOOF”.

Material Transactions – Mineral Projects

Quebec Graphite Properties

On November 30, 2011, Choom signed an option agreement to acquire a 100% interest in nine graphite properties in Quebec. In 2014, Choom completed an assessment and determined that six of the properties no longer warranted further exploration and were written off in 2014. During the year ended June 30, 2016, Choom completed an assessment of the three remaining properties and determined that they no longer warranted further exploration.

Diego Property

On November 17, 2014, Choom entered into an agreement to acquire a 100% interest in the Diego Gold Project (the “Diego Property”) from Cartier Resources (“Cartier”) in consideration for 1,000,000 Choom Shares. Cartier retained a 2% net smelter return royalty, with each tranche of 1% net smelter return royalty being redeemable for $1,000,000. The Diego Property comprises 38 claims and is located 40 kilometers southwest of the town of Chapais, Quebec. Due to its change of business, Choom does not anticipate completing or proceeding with any additional exploration or development activities on the Diego Property.

Lithium Property

On March 2, 2016, Choom entered into an option agreement for the acquisition of eight lithium properties (the “Lithium Property”) in Quebec, Canada from two private individuals. The properties are located within the two major lithium districts of Quebec - the Abitibi and James Bay regions. The Lithium Property covers a total area of approximately 1150 hectares over highly prospective geology. Consideration for the option includes a $2,500 cash payment and the issuance of 6,000,000 Choom Shares to the sellers for the acquisition of a 100% interest in the claims. The sellers would retain a 2% net smelter royalty on the claims of which 1% could be bought back for $1,000,000 at any time following the acquisition. Due to the change of business, Choom does not anticipate completing or proceeding with any additional exploration or development activities on the Lithium Property.

Philibert Gold Project

On July 25, 2016, Choom entered into a mineral property option agreement with Soquem Inc., pursuant to which Choom was granted an option to earn a 50% interest in the Philibert Gold Project (the “Philibert Option”), which is comprised of 110 mineral claims covering 5,393 hectares in Quebec (the “Philibert Property”).

Pursuant to the terms of the option, Choom could acquire a 50% interest in the Philibert Property by issuing 3,500,000 Choom Shares (of which 500,000 Choom Shares were issued on August 30, 2016 following TSXV approval on August 19, 2016) over six years and incurring exploration costs of $3,500,000 ($300,000 in the first year) over a five-year period. Additionally, within twelve months of the formation of a joint venture, Choom would have the option, but not the obligation, to purchase all or part of the remaining interest held by Soquem Inc. on terms to be agreed between the parties.

On August 31, 2017, Choom announced that it elected not to fund the expenditures necessary to satisfy the option agreement on the Philibert Property, and therefore terminated its rights under the agreement.

Material Transactions – Cannabis

Marapharm Inc.

On June 1, 2017, Choom announced that it entered into a letter of intent to acquire all of the issued and outstanding shares in the capital of Marapharm Inc., an applicant to become a licensed producer under the ACMPR (a “Licensed Producer”). The transaction was subject to completion of due diligence, a definitive acquisition agreement being executed by the parties, and board and regulatory approval. On August 31, 2017 Choom announced that the parties mutually agreed to terminate the agreement and Choom will no longer pursue the acquisition of Marapharm Inc.

Medi-Can Health Solutions Ltd.

On August 30, 2017, Choom entered into a share purchase agreement with Medi-Can, and John Doo-Jin Oh, Adrian Robinson, Josh Brazier and Robert Bayrack (collectively, the “Medi-Can Shareholders”), pursuant to which Choom agreed to acquire all of the issued and outstanding shares in the capital of Medi-Can (the “Medi-Can Agreement”).

Medi-Can is an applicant to become a License Producer and currently holds a leasehold property in Vernon, B.C., along with extensive cannabis cultivation equipment. Upon Medi-Can being granted a license to cultivate, store and sell medical cannabis in Canada, thereby becoming a Licensed Producer, Medi-Can plans to begin planting its various strains and ramping up to cultivation and production for the sale of medical cannabis.

On November 16, 2017 Choom completed its acquisition of Medi-Can. Choom’s business and stated business objectives are now the business and stated business objectives of Medi-Can (indirectly through the operation of Medi-Can) (see “Principal Products or Services”). Pursuant to the terms of the Medi-Can Agreement, Choom acquired all of the issued and outstanding common shares in the capital of Medi-Can in consideration for:

(a)	12,500,000 Choom Shares held in escrow and released 10% on the closing of the acquisition of Medi-Can and thereafter over 36 months in six equal 15% releases; and

(b)

a non-interest bearing note in the amount of $2,500,000, which will mature on the fifth trading day after the receipt by Medi-Can of an ACMPR cultivation license is announced, at which time Choom will have the option to either pay $2,500,000 in cash, or issue $2,500,000 of its Choom Shares (valued using the 20 day volume-weighted average trading price) to the Medi-Can Shareholders.

Island Green Cure Ltd.

Choom entered into a letter of intent with Island Green Cure Ltd. (“IGC”) on January 11, 2018 to acquire all of the issued and outstanding shares in the capital of IGC in consideration for Choom Shares (the “IGC LOI”), including:

(a)

at closing, an aggregate number of Choom Shares equal to the greater of (i) 8,000,000 Choom Shares, and (ii) the number of Choom Shares calculated by dividing $2,000,000 by the 10 day volume-weighted average trading price of the Choom Shares determined on the trading day immediately preceding the closing date; and

(b)

after the receipt by IGC of a Production License, an aggregate of $2,000,000 in Choom Shares, where the number of Choom Shares to be issued will be determined by dividing $2,000,000 by the 10 day volume- weighted average trading price of the shares on the tenth trading day after the public dissemination of a news release announcing IGC’s receipt of a license under the ACMPR.

IGC’s assets include its application to become a Licensed Producer and all property, assets, contracts, plans and intellectual property used or intended to be used by IGC in connection with its proposed business as a Licensed Producer. The transaction is subject to completion of due diligence, IGC entering into a lease in respect of a property in Chemainus, British Columbia on terms satisfactory to Choom, Choom entering into employment agreements with key IGC personnel, a definitive share purchase agreement being executed by the parties and board and regulatory approval (as applicable).

Thompson Okanagan Choom Group

Choom entered into a franchise expression of interest (the “Expression of Interest”) with a group of investors referred to as the Thompson Okanagan Choom Group (“TOCG”) on or around February 28, 2018, as part of its retail investor program to develop a chain of branded retail cannabis dispensaries across Canada (the “Retail Initiative”). According to the terms of the Expression of Interest, TOCG proposes to secure exclusive territory rights from Choom to open multiple Choom-branded retail dispensaries in the Thompson-Okanagan region.

Targetco, Cannabis Pharms Inc. and Target-sub

Choom entered into a letter of intent dated March 5, 2018 (the “Targetco LOI”) with a corporate entity (“Targetco”) and its wholly-owned subsidiary (“Target-sub”) to acquire all the issued and outstanding shares in the capital of Targetco. The purchase price includes:

(a)

at closing, an aggregate number of Common Shares equal to the number of Choom Shares calculated by dividing $2,000,000 by the 10 day volume-weighted average trading price of the Choom Shares determined on the trading day immediately preceding the closing date;

(b)

after receipt by Target-sub of a Health Canada confirmation of readiness to build under the ACMPR, an aggregate number of Choom Shares equal to the number of Choom Shares calculated by dividing $3,000,000 by the 10 day volume-weighted average trading price of the Choom Shares determined on the trading day immediately preceding the day on which Target-sub receives the confirmation of readiness to build under the ACMPR; and

(c)

after Target-sub becomes a Licensed Producer, an aggregate number of Choom Shares equal to the number of Choom Shares calculated by dividing $3,000,000 by the 10 day volume-weighted average trading price of the Choom Shares determined on the trading day immediately preceding the day on which Target-sub receives its license under the ACMPR.

Targetco’s assets include, among other things, its leasehold interest in (and option to purchase for $1,750,000) a 120 acre property in Saskatchewan and intellectual property and know-how related to a retail dispensary business plan and the marks and trade names of Targetco. Target-sub’s assets include, among other things, an application to become a Licensed Producer and all property, assets, contracts, plans and intellectual property used or intended to be used in connection with the proposed business as a Licensed Producer.

The transaction is subject to, among other things, the completion of due diligence, Choom entering into employment agreements with key Targetco and Target-sub personnel, Choom agreeing to fund Target-sub starting on the closing date, Choom agreeing to pay certain fees the founders of Targetco for each new franchise sold in the first 12 months following closing, a definitive share purchase agreement being executed by the parties and board and regulatory approval.

Arbutus Brands Inc.

Arbutus was incorporated on March 13, 2018 under the BCBCA and is a wholly-owned subsidiary of Choom. Arbutus’ registered and records office is located at 1500 – 1055 West Georgia Street, Vancouver, B.C., V6E 4N7.

ABcann Medicinals Inc.

Choom entered into a binding supplier agreement with ABcann Medicinals Inc. (“ABcann”) dated March 16, 2018, whereby ABcann, a Licensed Producer, will supply Choom with premium cannabis products subject to regulatory approval (the “ABcann Supply Agreement”). The term of the ABcann Supply Agreement is for three years, with automatic renewal for two additional two-year terms unless terminated by either Choom or ABcann upon providing six months written notice. The obligations of the parties under the ABcann Supply Agreement with respect to the purchase and sale of cannabis products will arise upon a mutually-agreed upon launch date that is dependent on receiving required regulatory approval.

Material Transactions – Financings

Philibert Option

On August 30, 2016, pursuant to the Philibert Option, Choom issued 500,000 Choom Shares valued at $0.06 per Share.

Settlement of Debt

On August 30, 2016, Choom issued 4,975,356 Choom Shares in connection with the settlement of debt in the amount of $348,276 owed to related and non-related parties. 4,383,296 Choom Shares were issued to related parties.

Equity Financings

•

On February 7, 2017, Choom completed a non-brokered private placement of 10,000,000 Choom Shares at a price of $0.05 per Choom Share (the “February 2017 Financing”) for gross proceeds of $500,000. The shares issued pursuant to the February 2017 Financing are not subject to any resale restrictions.

•

On September 27, 2017, Choom completed a non-brokered private placement (the “September 2017 Financing”) of 3,333,333 units (each a “September 2017 Unit”) at a price of $0.15 per September 2017 Unit for gross proceeds of $500,000. Each September 2017 Unit consists of one Choom Share of Choom and one-half of one Choom Share purchase warrant (each whole warrant a “September 2017 Warrant”). Each September 2017 Warrant entitles the holder to acquire an additional Choom Share of Choom at $0.25 until March 27, 2019.

•

On December 19, 2017 Choom completed a non-brokered private placement (the “December 2017 Financing”) of 5,000,000 units (each a “December 2017 Unit”) at a price of $0.20 per December 2017 Unit for gross proceeds of $1,000,000. Each December 2017 Unit consists of one Choom Share and one non-transferable Choom Share purchase warrant (each a “December 2017 Warrant”). Each December 2017 warrant is exercisable by the holder to acquire one additional Choom Share at a price of $0.25 until June 18, 2019.

•

On February 6, 2018 Choom completed a non-brokered private placement (the “February 2018 Financing”) of 5,400,000 units (each a “February 2018 Unit”) at a price of $0.50 per February 2018 Unit for gross proceeds of $2,700,000. Each February 2018 Unit is comprised of one Choom Share and one-half of one Choom Share purchase warrant (each whole warrant a “February 2018 Warrant”) with each February 2018 warrant entitling the holder thereof to acquire a Choom Share at a price of $0.75 per Choom Share until August 6, 2019.

•

On March 19, 2018 Choom completed the Concurrent Financing. The proceeds from the Concurrent Financing are being held until completion of the Amalgamation. Upon closing and satisfaction of the other escrow release conditions, each Subscription Receipt will be automatically converted, for no additional consideration and without any further action by the holder, into one unit of Choom (each a “Concurrent Financing Unit”). Each Concurrent Financing Unit consists of one Choom Share and one Choom Share purchase warrant (each a “Concurrent Financing Warrant”), with each Concurrent Financing Warrant entitling the holder to purchase one Choom Share for a period of 18 months from the date of issuance at a price of $0.90 per Choom Share. In the event that, following the conversion of the Subscription Receipts into Concurrent Financing Units, the 10-day volume weighted average trading price of the Choom Shares on the CSE is above $1.35, the expiry date of the Concurrent Financing Warrants will accelerate to a date that is 30 days after Choom disseminates a news release announcing the same. If the escrow release conditions are not satisfied by June 11, 2018, the Subscription Receipts will be cancelled and the escrowed proceeds from the Concurrent Financing will be returned.

•

The proceeds from February 2017 Financing are being utilized for general working capital purposes and $199,880 was used to settle trade payables. The proceeds from the September 2017 Financing, the December 2017 Financing and the February 2018 Financing are being utilized for general corporate purposes, continuing evaluation of other opportunities in the cannabis market and for the costs incurred in connection with the acquisition of Medi-Can.

Employees

As of March 23, 2018, Choom’s staff consisted of 9 employees including full and part time employees and consultants. Choom’s future success will depend, in part, on its ability to continue to attract, retain and motivate highly qualified technical and management personnel, for whom competition is intense.

NARRATIVE DESCRIPTION OF THE BUSINESS

General Development of the Business

Choom’s business and stated business objectives are the business and stated business objectives of Medi-Can (see “Principal Products or Services”). To the extent that Choom’s business and stated business objectives differ from that of Medi-Can, further information is provided (see “Cannabis License and Applications for Licenses”; see “Principal Products or Services”).

Choom has not been the subject of any bankruptcy or any receivership or similar proceedings against it or any voluntary bankruptcy, receivership or similar proceedings by it, within the three most recently completed financial years or the current financial year.

Choom’s mineral projects are no longer material to Choom as it has no intention of completing or proceeding with any additional exploration or development activities on any of its mineral properties (see “General Description of the Business – Material Transactions – Mineral Projects”). Please see “General Description of Business” for additional details regarding the material restructuring of Choom.

Business Development

See above “General Development of the Business”.

Licensed Facility

Choom, through its subsidiary Medi-Can is in the process of completing a cannabis facility on its leasehold property located near Vernon, B.C. (the “Facility”). The Facility is built with steel and concrete, comprised of two floors, totaling just under 12,000 square feet. Approximately 1,500 square feet represents office space, with the remaining space used for production, cultivation and packaging. The main floor consists of office space, eight rooms designed for both vegetative growth, flowering and cuts, and a seedling room. The second floor is home to more office space, a pre-veg room, and a drying room. Upon completion of the Facility, Choom will also have four more grow rooms and a quality assurance and packaging area located on the second floor. Additions will be made to security once the Facility is completed, including a Level 9 vault, a security screening room and perimeter fencing around the Facility.

Cannabis License and Applications for Licenses

Medi-Can is a proposed Licensed Producer. The application is currently in the Detailed Review stage of the licensing process (for additional information, see “Risk Factors – Risks Relating to the Medical Cannabis Industry”).

Choom is undertaking ongoing evaluations of several late stage Licensed Producer applicants and existing Licensed Producers including, but not limited to, IGC and Target-sub, (each, an “Additional LP Target”) with the goal of acquiring an Additional LP Target (see “General Development of Business – Material Transactions – Cannabis”; see “Use of Proceeds”).

Principal Products or Services

Medical Cannabis

Upon Medi-Can becoming a Licensed Producer, Choom plans to begin planting its various strains and ramp to cultivation and production for sale of medical cannabis. Choom will introduce patients to a variety of strains specifically designed to treat and assist with a number of common ailments and conditions. Choom intends to become a well-respected household name within the cannabis industry.

Choom plans to separate itself from large scale Licensed Producers by producing small-batch craft cannabis, specializing in the rarest and most unique strains, while mastering the most popular west coast strains. Future plans include a strong focus on the medicinal benefits of cannabis with a hope to one day provide unprecedented information on the newly accepted drug.

Legalized Recreational Cannabis and Global Market

Through Medi-Can and Additional LP Targets, and subject to obtaining the necessary cannabis production license, Choom intends to focus its business on the highest quality handcrafted strains and intends to develop a unique lifestyle brand for cannabis that will be sold to recreational consumers. Choom plans to feature a range of curated, handcrafted strains ideally suited for Canada’s emerging cannabis market.

In addition, through Medi-Can, Choom intends to focus some of its efforts towards exporting its products outside Canada, should the opportunity arise.

New Product Development

Under the ACMPR (for further details see “Marijuana Legislation”), a Licensed Producer may only sell dried flowers, oils, fresh cannabis (which includes clones and vegetative plants) and cannabis seeds. On October 3, 2017, the Government of Canada announced that legalization of cannabis infused edibles would be legal within 12 months of the adoption of new Canadian cannabis legislation (see “Marijuana Legislation – Bill C-45 and Anticipated Legalization of the Adult-Use Recreational Cannabis”). Upon legalization by Health Canada of additional cannabis-related products, including cannabis edibles, and other consumables, and the receipt of all necessary regulatory approval by Medi-Can to produce such products, Choom, through Medi-Can, intends to sell all products that are currently permitted or may be permitted in the future to be sold by a Licensed Producer under ACMPR regulations.

As applicable federal and provincial laws and regulations for the recreational cannabis market roll out, Choom intends to seek the requisite approvals to develop, produce and sell all products, with emphasis on dried cannabis, oils, concentrates and edibles (as allowable by law) (see “Marijuana Legislation – Bill C-45 and Anticipated Legalization of the Adult-Use Recreational Cannabis”).

Growth and Production Process

Upon Medi-Can becoming a Licensed Producer and pursuant to the requirements of the ACMPR, Choom will grow its cannabis indoors. Upon completion of Phase 1, the Facility will be capable of producing approximately 660 kg/year of dried cannabis. Upon completion of Phase 2, cannabis production capacity is expected to increase to a total of 1500 kg/year.

Marijuana Legislation

Canadian Regulatory Environment

Cannabis is a controlled substance listed in Schedule II of the Controlled Drugs and Substances Act (Canada), as amended (the “CDSA”). Accordingly, activities related to cannabis are governed by the CDSA and its regulations, including the ACMPR, the Narcotics Control Regulations, as well as other applicable laws. Cannabis is subject to unique and specific regulation in Canada.

In 2000, the Canadian courts ruled that laws prohibiting the possession of cannabis were unconstitutional to the extent that they did not provide medical patients with access to cannabis, where required for their health (recognized in R v Smith (2015 SCC 34) and R v Allard (2016 FC 236) and in earlier decisions, including R v Parker (Ontario Court of Appeal, (2000), 146 C.C.C. (3d) 193)). In response to this decision, Canada passed the Medical Marihunana Access Regulations (the “MMAR”) providing medically approved patients with a viable constitutional exemption. In 2013, Canada repealed the MMAR and replaced it with the MMPR which provided for a commercial industry, responsible for the production and distribution of marijuana for medical purposes (dried marijuana only). These regulations introduced strict controls over the production, storage and distribution of medical marijuana and strict oversight to reduce public health, safety and security risks. The ACMPR then replaced the MMPR as the governing regulations in respect of the production, sale and distribution of medical cannabis and related oil extracts.

Summary of the ACMPR

In 2013, after the decision in R v Smith, individuals were now allowed to possess marijuana derivatives for their own use. The regulations were again challenged in 2016 in R v Allard resulting in subsequent changes to the regulatory framework under the ACMPR, removing the restriction of having to only purchase marijuana through Licensed Producers and allowing individuals to produce limited amounts of cannabis for their own medical purposes.

The ACMPR are the current governing regulations regarding the production, sale and distribution of cannabis for medical purposes in Canada. The ACMPR provide for three possible alternatives for Canadian residents who have been authorized by their health care practitioner to access cannabis for medical purposes:

•	they can continue to access quality-controlled cannabis by registering with Licensed Producers;

•	they can register with Health Canada to produce a limited amount of cannabis for their own medical purposes (starting materials must be obtained from a Licensed Producer); or

•	they can designate someone else who is registered with Health Canada to produce cannabis on their behalf (starting materials must be obtained from a Licensed Producer).

The ACMPR sets out, among other things, the authorized activities and general responsibilities of Licensed Producers, including:

•	the requirement to obtain and maintain a license from Health Canada prior to commencing any activities;

•	calculating the quantity of cannabis, other than dried cannabis, that is equivalent to a given quantity of dried cannabis;

•	security measures relating to facilities and personnel;

•	“Good Production Practices”;

•	packaging, shipping, labeling, import and export and record-keeping requirements; and

•	patient registration and ordering requirements.

Authorized activities under the ACMPR include the production and sale of starting materials (i.e., cannabis seeds and plants) to those individuals who have registered to produce a limited amount of cannabis for their own medical purposes, or to have it produced by a designated person, and the ability to sell an interim supply of fresh or dried cannabis or cannabis oil to registered persons while they wait for their plants to grow. Licenses and license applications under the ACMPR consolidate the MMPR license requirements for the production and sale of dried cannabis, the requirements for supplemental licenses under the Section 56 CDSA Exemption, and the new requirements for the sale of cannabis seeds and plants.

Medical Marijuana

Cannabis itself is not authorized for sale as a “drug” by Health Canada under the Food and Drug Act (Canada) (the “FDA”). Sale of cannabis by Licensed Producers to clients, other Licensed Producers or other identified groups in accordance with the ACMPR is exempt from the application of the FDA by the Cannabis Exemption (Food and Drugs Act) Regulations (Canada), as amended, issued pursuant to the FDA. The ACMPR includes provisions regulating production, processing, and labeling of cannabis to ensure that quality, safety and predictability of effect are available. The provisions of the ACMPR in this respect are unique to cannabis and distinct from similar provisions applicable to drugs in the FDA.

Access to cannabis includes the option for clients to purchase dried marijuana or cannabis oil from Licensed Producers, which is delivered to the patients via mail order (the ACMPR does not provide for retail sales of cannabis).

Access also includes growing by or on behalf of individuals remaining under the MMAR through an Allard injunction. Cultivation for personal use is also permitted under the ACMPR, with Licensed Producers now being permitted by the ACMPR to provide seeds or plants to clients who are registered and approved by Health Canada. The amounts of cannabis, seeds and plants that a client may be provided with per month is determined with reference to a permitted daily amount of cannabis, normalized to the number of grams of dried marijuana per day, specific to the patient.

“Medical Marijuana” (meaning the use of cannabis to treat disease or improve symptoms such as pain, muscle spasticity, nausea and other indications) can be administered using a variety of methods including, but not limited to, vaporizing or smoking dried buds, capsules, and oral/dermal sprays, and can also be ingested as oil or cannabis edibles. Unlike the pharmaceutical options, individual elements within medical marijuana have not been isolated, concentrated and synthetically manipulated to a specific therapeutic effect. Instead medical marijuana addresses ailments holistically through the synergistic action of naturally occurring phytochemicals. Currently, the most common means of administering medical marijuana in Canada is by smoking/vapourizing dried buds. The regulations prohibit any representations regarding any medicinal properties.

Cannabis Sativa and Cannabis Indica are the two main types of cannabis, and hybrid strains can be created when the genetics of each are crossed. Within these different types of cannabis there are many different varieties, within which there are many different cannabinoids, with the most common being Tetrahydrocannabinol (“THC”) and Cannabidiol (also referred to as CBD).

Regulatory Reporting Requirements under the ACMPR

Under the ACMPR, Licensed Producers are required to keep records of, among other things, their activities with cannabis, including all transactions (sale, exportation, and importation), documentation of product returns, adherence to good production practices (e.g. sanitation), an inventory of cannabis (e.g. seeds, fresh harvested marijuana, dried marijuana, packaged marijuana, packaged marijuana seeds, marijuana plants destined to be sold or provided) and product destruction. All records are required to be kept for a period of at least two years, in a format that will be easily auditable, and will have to be made available to Health Canada upon request. All communications regarding reports for healthcare licensing authorities, including both those sent and received, are also subject to this two-year requirement. A Licensed Producer must provide Health Canada with a case report for each serious adverse reaction to fresh or dried marijuana or cannabis oil within 15 days of the Licensed Producer becoming aware of the reaction. A Licensed Producer must annually prepare and maintain a summary report that contains a concise and critical analysis of all adverse reactions to have occurred during the previous 12 months (the serious adverse reaction reports and the summary reports must be retained by the Licensed Producer for a period of 25 years after the day on which they were made).

Health Canada released an Information Bulletin titled, “Licensed Producers’ Reporting Requirements” to provide an overview of the information Licensed Producers must provide to Health Canada on a monthly basis. Licensed Producers must provide the following information to the Office of Controlled Substances for the previous month on or before the 15th day of each month:

•

with respect to fresh and dried marijuana, cannabis oil, cannabis seeds and marijuana plants, Licensed Producers must report the amounts produced, as well as the amounts received from another Licensed Producer as follows: (i) total amount produced in the reporting period; (ii) amount released for sale in the reporting period; (iii) amount of fresh and dried marijuana produced in the reporting period and intended for extraction activities; and (iv) amount received from other Licensed Producers during the reporting period;

•

with respect to fresh and dried marijuana, cannabis oil, cannabis seeds and marijuana plants, Licensed Producers must report the total amount sold or transferred to the following during the reporting period: (i) registered clients; (ii) other Licensed Producers; and (iii) any entity that has received a license under the ACMPR to receive cannabis for testing purposes and also to cultivate cannabis for research purposes (a “Licensed Dealer”);

•

with respect to fresh and dried marijuana and cannabis oil, Licensed Producers must report as of the final day of the reporting period the amounts held in inventory as follows: (i) total amount held in inventory; (ii) amount intended for sale but not yet approved held in inventory; (iii) amount approved for sale held in inventory; (iv) amount of samples in inventory; and (v) amount of fresh and dried marijuana intended for extraction activities held in inventory;

•

with respect to cannabis seeds and marijuana plants, Licensed Producers must report: (i) the total number of plants held in inventory; (ii) the number of plants destined to be sold as starting material held in inventory; (iii) the total weight of seeds held in inventory; and (iv) the number and weight of seeds destined to be sold as starting material held in inventory;

•	Licensed Producers must also include in their report the total amounts ready to be destroyed, but still held in inventory on the final day of the reporting period;

•	total amount of cannabis lost or stolen during the reporting period;

•

with respect to fresh and dried marijuana, cannabis oil, cannabis seeds and marijuana plants, Licensed Producers must report the total amount: (i) that was destroyed during the reporting period; and (ii) of waste (e.g., plants, leaves, twigs) destroyed during the reporting period;

•	with respect to fresh and dried marijuana, cannabis oil, cannabis seeds and marijuana plants, Licensed Producers must report the total amount returned during the reporting period;

•

Licensed Producers must report the total number of shipments sent to the following during the reporting period: (i) registered clients; (ii) registered clients for interim supply; (iii) other Licensed Producers; and (iv) Licensed Dealers;

•

Licensed Producers must report the total number of shipments sent to the following in each province and territory: (i) registered clients; (ii) registered clients for interim supply; other Licensed Producers; and (iii) Licensed Dealers;

•	average daily amount of marijuana for medical purposes authorized;

•	median daily amount of marijuana for medical purposes authorized;

•	cannabis with which they are conducting research and development activities; and

•	activities with respect to cannabis products, other than marijuana or cannabis oil (e.g. cannabis resin).

The Changing Regulatory Landscape

The medical cannabis industry in Canada has changed considerably between 2014 and 2018. Prior to Choom’s date of incorporation, the Canadian Government introduced the MMPR. Under the MMPR, Licensed Producers were initially licensed to sell dried cannabis only, and no other forms of cannabis such as oils and extracts were permitted. The Supreme Court of Canada judgment in R v Smith found this restriction to be contrary to the Canadian Charter of Rights and Freedoms (the “Charter”) and struck down portions of the CDSA to the extent that these portions of the CDSA prevent a person with a medical authorization from possessing cannabis derivatives for medical purposes. While R v Smith was considered in the context of the previous MMAR the exemption under the CDSA is equally applicable to the MMPR.

In response to R v Smith, Health Canada issued a class exemption under section 56 of the CDSA for Licensed Producers who met defined criteria and issued corresponding supplementary licenses for production and sale of cannabis oil to Licensed Producers who met the criteria. Health Canada released a statement with details to this effect on July 7, 2015. This Heath Canada statement included requirements that essentially prevent production of cannabis oil suitable for vaporization or smoking. The only permitted dosage form for cannabis oil is a capsule or similar dosage form (sale of liquid oil in a container). The sale of foods or beverages infused with cannabis oil was not permitted under this Health Canada statement. The sale of cannabis oil, including restrictions to dosage forms, is now expressly provided for in the ACMPR.

Following the hearing of the constitutional challenge to the MMPR, the Federal Court of Canada rendered its decision on February 24, 2016 in R v Allard. The Court repealed the MMPR as contrary to the plaintiff’s Charter rights by unduly restricting access to medical cannabis. The repeal of the MMPR was suspended for six months to allow the Government of Canada to amend the MMPR or issue new regulations. On August 24, 2016, the ACMPR came into force, replacing the MMPR as the regulations governing Canada’s medical cannabis program.

The ACMPR essentially combined the MMPR, the MMAR and the section 56 class exemptions relating to cannabis oil (including Health Canada’s restrictions preventing smokable or vaporizable oil and preventing sale of infused foods or beverages) into one set of regulations. The ACMPR further sets out the process for ACMPR license applicants, such as Medi-Can and the Additional LP Targets, to obtain Licensed Producer status.

Bill C-45 and Anticipated Legalization of the Adult-Use Recreational Cannabis

The use of cannabis for recreational purposes is not currently legal in Canada. Bill C-45, An Act respecting cannabis and to amend the Controlled Drugs and Substances Act, the Criminal Code and other Acts, and An Act to amend the Criminal Code (offences related to conveyances) and to make consequential amendments to other Acts (“Bill C-45”), was introduced by the Government of Canada on April 13, 2017. Following the passage of the proposed Cannabis Act (Canada) by the House of Commons on November 27, 2017, the legislation is now before the Senate where it will be subject to further debate and study.

On December 20, 2017, the Prime Minister communicated that the Government of Canada intends to legalize cannabis in the summer of 2018, despite previous reports of a July 1, 2018 deadline. On February 6, 2018, Public Safety Minister, Ralph Goodale, announced that, while Bill C-45 was still on schedule to receive royal assent in July 2018, implementation of various aspects of the regime, including preparing markets for retail sales, could take another eight to twelve weeks from such date. The impact of such regulatory changes on Choom’s business is unknown, and the proposed regulatory changes may not be implemented at all (“Risk Factors – Changes in Laws, Regulations and Guidelines”).

Bill C-45 proposes the enactment of the Cannabis Act (Canada) to regulate the production, distribution and sale of cannabis for unqualified adult use. The passage of Bill C-45 would allow adults to legally possess and use cannabis for recreational purposes. There can be no assurance Bill C-45 will become law or, if enacted, will be enacted in its current form. See ‘‘Risk Factors — Changes in Laws, Regulations and Guidelines’’.

The following is intended to be of a summary nature, and the full text of Bill C-45 should be referred to for complete details with respect to the proposed legalization of recreational cannabis in Canada:

•	The Market for Recreational Cannabis

Bill C-45, if enacted, will allow all Canadians over the age of 18, subject to additional age limits imposed by provincial governments, to purchase cannabis by mail and in provincially regulated retail spaces. Individuals will also be permitted to grow up to four plants in their residence. The possession limit of dried cannabis would be set at 30 grams. Bill C-45 does not provide for the regulation of edible cannabis products, and it is expected that such products would be regulated and legalized at a later date.

The effect of Bill C-45, should it be passed into law, would be the creation of a market for recreational cannabis in Canada. Bill C-45 would significantly expand the class of individuals who are legally permitted to purchase and consume cannabis in Canada.

Currently, it is illegal to buy, sell, produce, import or export cannabis unless it is authorized under the CDSA and its regulations, such as the ACMPR. The current program for access to cannabis for medical purposes would continue following the passage of Bill C-45. Cannabis will remain illegal as Bill C-45 moves through the legislative process.

•	Provincial Cannabis Regulation

While the production of cannabis will be under the regulatory oversight of the Government of Canada, the distribution of adult-use recreational cannabis will be the responsibility of the provincial and territorial governments. To date, no provincial legislation has been approved to govern the retail sales. However, all of the provinces in Canada, excluding Saskatchewan (further described below), have announced that the wholesale distribution of cannabis will fall under the responsibility of their provincial liquor authorities. The legal retail business for adult-use recreational cannabis will initially fall under a framework of new provincially owned and run stand-alone cannabis outlets in Ontario, Quebec, New Brunswick, Nova Scotia and Prince Edward Island. Crown corporation run retail outlets will thus have a monopoly over the legal retailing and distribution of cannabis in these provinces, which represent approximately 67% of the Canadian population. The provinces of Alberta, Manitoba and Newfoundland and Labrador have indicated they would allow private retailers to manage the retail sales of cannabis in their provinces, while British Columbia will allow a mix of private and Crown corporation run retail stores. Wholesale and retail distribution in Saskatchewan will be exclusively managed by private retailers but regulated by its provincial liquor authority.

•	Production

The production of cannabis in Canada will continue to be highly-regulated and subject to numerous controls and regulations.

Part 3 of Bill C-45 provides for the establishment of the legal framework for licenses and permits that will govern the importation, exportation, production, testing, packaging, labelling, sending, delivery, transportation, sale, possession or disposal of cannabis or any class of cannabis. Section 61 of Bill C-45 provides the government with the power to establish a framework for applications for such licenses and permits.

Part 12 of Bill C-45 provides transitional provisions with respect to applications for ACMPR licenses submitted under the ACMPR. Applications submitted under the ACMPR will continue to be processed under the ACMPR as Bill C-45 moves through the legislative process.

•	Distribution

Under Bill C-45, the provinces and territories would authorize and oversee the distribution and sale of cannabis, subject to minimum federal conditions. In those jurisdictions that have not put in place a regulated retail framework, individuals would be able to purchase cannabis online from a federally Licensed Producer with secure home delivery through the mail or by courier. As a result, the distribution of cannabis will vary from province to province and territory to territory in Canada, and will be regulated at the provincial or territorial level. The Government of Canada has announced that the provinces will have to develop its regulations by July, 2018, failing which purchases may be made online through the federal framework.

•	Advertising and Promotions

Bill C-45 prohibits any promotion, packaging and labeling of cannabis that could be appealing to young persons or encourage its consumption, while allowing consumers to have access to information with which they can make informed decisions about the consumption of cannabis.

In particular, Division 2 of Bill C-45 provides for broad restrictions on the promotion, packaging and labeling, display, and sale and distribution of cannabis and cannabis accessories. The promotion, packaging and labeling, display and sale and distribution of cannabis and cannabis accessories will be strictly controlled to prevent persons under the age of 18 from being exposed to such activities and to prevent the encouragement of consumption of cannabis. As such, the promotion, packaging and labeling, display and sale and distribution of cannabis and cannabis accessories will take place in a highly regulated environment. The later statement may not be accurate given the restrictions for tobacco and alcohol advertisings.

Health Canada Consultation Paper and its Proposed Approach to Regulating Cannabis

On November 21, 2017, Health Canada released a consultation paper entitled “Proposed Approach to the Regulation of Cannabis” (the “Proposed Regulations”). Recognizing the Government of Canada’s commitment to bringing the Cannabis Act (Canada) into force, the Proposed Regulations, among other things, seek to solicit public input and views on the appropriate regulatory approach to a recreational cannabis market by building upon established regulatory requirements that are currently in place for medical cannabis.

The Proposed Regulations are divided into the following seven major categories:

1.	Licenses, Permits and Authorizations;

2.	Security Clearances;

3.	Cannabis Tracking System;

4.	Cannabis Products;

5.	Packaging and Labelling;

6.	Cannabis for Medical Purposes; and

7.	Health Products and Cosmetics Containing Cannabis.

Licenses, Permits and Authorizations

The Proposed Regulations would establish different types of authorizations based on the activity being undertaken and, in some cases, the scale of the activity. Rules and requirements for different categories of authorized activities are intended to be proportional to the public health and safety risks posed by each category of activity. The types of proposed authorizations include: (i) cultivation; (ii) processing; (iii) sale to the public for medical purposes and nonmedical purposes in provinces and territories that have not enacted a retail framework; (iv) analytical testing; (v) import/export; and (vi) research.

Cultivation licenses would allow for both large-scale and small-scale (i.e. micro) growing of cannabis, subject to a stipulated threshold. Industrial hemp and nursery licenses would also be issued as a subset of cultivation licenses. Health Canada is considering a number of options for establishing and defining a “micro-cultivator” threshold, such as plant count, size of growing area, total production, or gross revenue. Part of the stated purpose of the Proposed Regulations is to solicit feedback from interested stakeholders regarding the most appropriate basis for determining what such threshold should be.

The Proposed Regulations provide that all licenses issued under the Cannabis Act (Canada) would be valid for a period of no more than five years and that no licensed activity could be conducted in a dwelling-house. The Proposed Regulations would also permit both outdoor and indoor cultivation of cannabis. The implications of the proposal to allow outdoor cultivation are not yet known, but such a development could be significant as it may reduce start-up capital required for new entrants in the cannabis industry. It may also ultimately lower prices as capital expenditure requirements related to growing outside are typically much lower than those associated with indoor growing.

Security Clearances

It is proposed that select personnel (including individuals occupying a “key position”, directors, officers, large shareholders and individuals identified by the Minister of Health) associated with certain licences issued under the Cannabis Act (Canada) would be obliged to hold a valid security clearance issued by the Minister of Health. The Proposed Regulations would enable the Minister of Health to refuse to grant security clearances to individuals with associations to organized crime or with past convictions for, or an association with, drug trafficking, corruption or violent offences. This is the approach in place today under the ACMPR and other related regulations governing the licensed production of cannabis for medical purposes.

Health Canada acknowledges in the Proposed Regulations that there are individuals who may have histories of nonviolent, lower-risk criminal activity (for example, simple possession of cannabis, or small-scale cultivation of cannabis plants) who may seek to obtain a security clearance so they can participate in the legal cannabis industry. Under the new set of rules, the Minister of Health would be authorized to grant security clearances to any individual on a case-by-case basis. Part of the purpose of the Proposed Regulations is to solicit feedback from interested parties on the degree to which such individuals should be permitted to participate in the legal cannabis industry.

Cannabis Tracking System

As currently proposed under the Cannabis Act (Canada), the Minister of Health would be authorized to establish and maintain a national cannabis tracking system. The purpose of this system would be to track cannabis throughout the supply chain to help prevent diversion of cannabis into, and out of, the legal market. The Proposed Regulations would provide the Minister of Health with the authority to make a ministerial order that would require certain persons named in such order to report specific information about their authorized activities with cannabis, in the form and manner specified by the Minister.

Cannabis Products

The Proposed Regulations would permit the sale to the public of dried cannabis, cannabis oil, fresh cannabis, cannabis plants, and cannabis seeds. It is proposed that the sale of edible cannabis products and concentrates (such as hashish, wax and vaping products) would only be permitted within one year following the coming into force of the Cannabis Act (Canada).

The Proposed Regulations acknowledge that a range of product forms should be enabled to help the legal industry displace the illegal market. Additional product forms that are mentioned under the Proposed Regulations include “pre-rolled” cannabis and vaporization cartridges manufactured with dried cannabis. Specific details related to these new products are to be set out in a subsequent regulatory proposal.

Packaging and Labelling

The Proposed Regulations would set out requirements pertaining to the packaging and labelling of cannabis products. Such requirements would promote informed consumer choice and allow for the safe handling and transportation of cannabis. Consistent with the requirements under the ACMPR, the Proposed Regulations would require all cannabis products to be packaged in a manner that is tamper-evident and child-resistant.

While minor allowances for branding would be permitted, Health Canada is proposing strict limits on the use of colours, graphics, and other special characteristics of packaging, and products would be required to be labelled with specific information about the product, contain mandatory health warnings similar to tobacco products, and be marked with a clearly recognizable standardized cannabis symbol.

Cannabis for Medical Purposes

The proposed medical access regulatory framework would remain substantively the same as currently exists under the ACMPR, with proposed adjustments to create consistency with rules for non-medical use, improve patient access, and reduce the risk of abuse within the medical access system.

Health Products and Cosmetics Containing Cannabis

Health Canada is proposing a scientific, evidenced-based approach for the oversight of health products with cannabis that are approved with health claims, including prescription and non-prescription drugs, natural health products, veterinary drugs and veterinary health products, and medical devices. Under the Proposed Regulations, the use of cannabis-derived ingredients (other than certain hemp seed derivatives containing no more than 10 parts per million THC) in cosmetics, which is currently prohibited, is proposed to be permitted and subject to provisions of the Cannabis Act (Canada).

Competitive Conditions

Choom believes that the market for Choom’s products is growing and Health Canada has approved a limited number of Licensed Producers under the ACMPR to produce and sell medical cannabis. As of March 6, 2018 there are 91 Licensed Producers approved by Health Canada. Choom expects significant competition from other companies operating under the ACMPR regime. In addition, recreational adult-use cannabis is anticipated to become legal in Canada by August 2018. While Choom expects a high level of competition to continue into the recreational marketplace, management believes that Choom, if Medi-Can becomes a Licensed Producer, is well positioned on the basis of it being one of the few Licensed Producers in the Okanagan. The Okanagan is home to the highest per capita usage in terms of prescribed cannabis users. The Facility is situated in the heart of the Okanagan Valley, which many have termed the ‘Emerald Triangle’ of Canada due to its high concentration of cannabis users and richness of cannabis culture. Locally, Choom would like to provide same-day delivery and 1-day delivery in B.C. Choom also intends to expand its facilities to eastern Canada, where it plans to secure distribution sites so that it can also achieve same-day local delivery or 1-day delivery in the east.

As the demand for medical cannabis increases Choom believes that new competitors will continue to attempt to enter the market. Additionally, Health Canada may accelerate its processing of applications which may result in an acceleration in the rate at which applicants become Licensed Producers. Choom believes that, due to the complex regulatory environment and significant capital requirements for facilities and operations, subsequent Licensed Producers entering the industry will have diminished access to capital. Choom’s planned capital investments in infrastructure are expected to allow Choom to operate competitively on the basis of its intention to produce small-batch craft cannabis, specializing in the rarest and most unique strains, while mastering the most popular west coast strains. Management expects that this will allow Choom to achieve sustainable margins in an increasingly competitive market.

As of the end of September 2017, the last month for which Heath Canada has provided data, there were 235,621 registered patients under the ACMPR.1 This is a 239% increase over the 98,460 registered patients at the end of September 2016. The number of Health Canada registered patients has consistently grown in each month on record. Sales of dried cannabis to registered patients in the period from July 1, 2017 to September 30, 2017, totaled 5,905 kg, and sales of cannabis oil totaled 7,669 kg. These sales figures represent an increase of 124% for dried cannabis and 317% for cannabis oil over the same quarter in the previous year.

The use of cannabis for adult recreational purposes is anticipated to be legalized by the Government of Canada by the end of summer 2018. The potential size of the adult recreational market for cannabis has been estimated to be between $4.9 billion and $8.7 billion on the basis of a national survey of 5,000 Canadians on their views on consumption of cannabis.2 The survey indicated that 22% of Canadians consume cannabis on at least an occasional basis, with half of those (11%) consuming cannabis on a daily or weekly basis. In addition, a further 17% might be interested in using cannabis once it is legalized for recreational use. In total, 39% of Canadians are potential customers for cannabis products. To meet this demand, the Deloitte LLP report indicates that, conservatively, approximately 600,000 kg annual production of cannabis will be required. For comparison purposes, according to
________________________________

1 See Health Canada website www.canada.ca/en/health-canada/services/drugs-health-products/medical-use-marijuana/licensed-producers/market-data.html.

2 See Recreational Marijuana Insights and Opportunities (2016) by Deloitte LLP.

Health Canada, 22,771 kg of dried cannabis (i.e. not including cannabis oils) were sold to patients from October 1, 2016 to September 30, 2017, the last full 12-month period of data available.

Marketing Plans and Strategies

Choom plans to attend medical cannabis trade shows, and events and educational platforms throughout Canada with the intention of acquiring new patients and connections within the medical marijuana industry.

Choom is aware of the advertising restrictions imposed on cannabis companies, but has a number of innovative and somewhat unconventional tactics it plans to unleash pending the approval of its ACMPR license.

Choom also plans to focus its marketing efforts heavily within British Columbia, Saskatchewan, Alberta and Ontario, and Choom plans to adapt its marketing strategy as further information becomes available concerning the applicable laws regulating the recreational cannabis market (see “Marijuana Legislation – Bill C-45 and Anticipated Legalization of the Adult-Use Recreational Cannabis”).

International Markets

The ACMPR permits Licensed Producers to export their intellectual property and genetics to other jurisdictions (subject to all applicable import and export permits and requirements). Choom intends to pursue international alliances and expansion, focusing on countries with regulatory environments that support the production and sale of cannabis-based products. Choom intends to leverage its expertise in the cultivation of high-quality, handcrafted cannabis strains and intends to develop a unique lifestyle brand for cannabis to provide support and guidance to companies in which Choom enters into international alliances with.

Research & Development

As an early stage company in a capital-intensive industry, the focus of management is to execute on completion of the Facility while balancing investment in research and development. The cannabis industry is in its infancy and very little research has been done on the cannabis plant and its potential benefits to society. Choom intends to be a leader in innovation and will focus its business, subject to becoming a Licensed Producer, on the highest quality handcrafted strains and intends to develop a unique lifestyle brand for cannabis. Management feels the keys to a sustainable leadership position is to feature a range of curated, handcrafted strains ideally suited for Canada’s emerging cannabis market.

DIVIDENDS AND DISTRIBUTION

Choom has not paid dividends since its inception.

There are no restrictions in Choom’s articles and bylaws or elsewhere which could prevent the Choom from paying dividends. It is not contemplated that any dividends will be paid on any shares of Choom in the immediate future; however, as it is anticipated that all available funds will be invested to finance the growth of Choom’s business. The directors of Choom will determine if, and when, dividends will be declared and paid in the future from funds properly applicable to the payment of dividends based on Choom’s financial position at the relevant time. All of Choom’s Choom Shares will be entitled to an equal share in any dividends declared and paid.

SELECTED FINANCIAL INFORMATION AND MANAGEMENT’S DISCUSSION AND ANALYSIS

Choom’s Audited Financial Statements for the year ended June 30, 2017 (the “Audited Financial Statements”) and Choom’s unaudited Financial Statements for the six month period ended December 31, 2017 (the “Unaudited Financial Statements”) are attached at Appendix “E” hereto.

Choom’s Management Discussion and Analysis for the Audited Financial Statements and the Unaudited Financial Statements are attached as Appendix “E” hereto.

DESCRIPTION OF SECURITIES

Choom Shares

Choom is authorized to issue: an unlimited number of Choom Shares with no par value. As at March 19, 2018, Choom has 96,795,308 Choom Shares issued and outstanding. The Choom Shares are currently trading on the CSE under the symbol CHOO.

The holders of the Choom Shares are entitled to receive notice of and to attend and vote at all meetings of the shareholders of Choom and each Choom Share shall confer the right to one vote in person or by proxy at all meetings of the shareholders of Choom. The holders of the Choom Shares, subject to the prior rights, if any, of any other class of shares of Choom, are entitled to receive such dividends in any financial year as the board of directors of Choom (the “Board”) may determine by resolution. In the event of the liquidation, dissolution or winding-up of Choom, whether voluntary or involuntary, the holders of the Choom Shares are entitled to receive, subject to the prior rights, if any, of the holders of any other class of shares of Choom, the remaining property and assets of Choom.

Preferred Shares

Choom is authorized to issue an unlimited number of preferred shares. Choom does not have any preferred shares outstanding.

Warrants

As at March 23, 2018, Choom has 9,241,667 Warrants outstanding. 1,666,667 Warrants were issued in connection with the September 2017 Financing and are exercisable into Choom Shares at $0.25 per Choom Share until March 27, 2019. As at March 23, 2018, 125,000 of such warrants had been exercised. 5,000,000 Warrants were issued in connection with the December 2017 Financing and are exercisable into Choom Shares at $0.25 per Choom Share until June 18, 2019. 2,700,000 Warrants were issued in connection with the February 2018 Financing and are exercisable into Choom Shares at $0.75 per Choom Share until August 6, 2019.

Stock Options

As at March 23, 2018, Choom has 4,075,000 stock options (“Stock Options”) outstanding (see “Terms of Plan – Administration” below).

Choom has a rolling stock option plan (the “Plan”), which provides for a total of 10% of the issued and outstanding Choom Shares available for issuance thereunder. The Plan was most recently approved by the Board on March 15, 2018 in accordance with Policy 6 - Distributions of the CSE.

The purpose of the Plan is to allow Choom to grant stock options to directors, officers, employees and consultants, as additional compensation, and as an opportunity to participate in the success of Choom. The granting of such Stock Options is intended to align the interests of such persons with that of the Choom’s shareholders.

Terms of the Plan

The full text of the Plan is available upon written request made directly to Choom at its registered head office located at 350 – 409 Granville, Vancouver, BC, Canada, V6C 1T2, Attention: President and CEO.

Administration

The Plan shall be administered by the Board, a special committee of the Board (the “Commitee”) or by an administrator appointed by the Board or the Committee (the “Administrator”) either of which will have full and final authority with respect to the granting of all Stock Options thereunder. Stock Options may be granted under the Plan to such directors, officers, employees or consultants of Choom, as the Board, the Committee or the Administrator may from time to time designate.

Number of Choom Shares Reserved

Subject to adjustment as provided for in the Plan, the aggregate number of Choom Shares which will be available for purchase pursuant to Stock Options granted under to the Plan will not exceed 10% of the number of Choom Shares which are issued and outstanding on the particular date of grant. If any Stock Option expires or otherwise terminates for any reason without having been exercised in full, the number of Choom Shares in respect of such expired or terminated Stock Option shall again be available for the purposes of granting Stock Options pursuant to this Plan.

Exercise Price

The exercise price at which a Stock Option holder may purchase a Choom Share upon the exercise of a Stock Option shall be determined by the Committee and shall be set out in the Stock Option Certificate issued in respect of the Stock Option. The exercise price shall not be less than the price determined in accordance with CSE policies while the Choom Shares are listed on the CSE.

Maximum Term of Stock Options

The term of any Stock Option granted under the Plan (the “Term”) shall be determined by the Board, the Committee or the Administrator, as applicable, at the time the Stock Option is granted but, subject to earlier termination in the event of termination, or in the event of death or disability of the Stock Option holder. In the event of death or disability, the Stock Option shall expire on the earlier of the date which is six months following the date of disability or death and the applicable expiry date of the Stock Option. Stock Option granted under the Plan are not to be transferable or assignable other than by will or other testamentary instrument or pursuant to the laws of succession.

Termination

Subject to such other terms or conditions that may be attached to Stock Options granted under the Plan, a Stock Option holder may exercise a Stock Option in whole or in part at any time and from time to time during the Term. Any Stock Option or part thereof not exercised within the Term shall terminate and become null, void and of no effect as of the date of expiry of the Stock Option. The expiry date of a Stock Option shall be the date so fixed by the Committee at the time the Option is granted as set out in the Stock Option Certificate or, if no such date is set out in for the Stock Option certificate the applicable circumstances, the date established, if applicable, in paragraphs (a) or (b) below or in the event of death or disability (as discussed above under “Maximum Term of stock Options”) or in the event of certain triggering events occurring, as provided for under the Plan:

(a)

Ceasing to Hold Office - In the event that the Stock Option holder holds his or her Stock Option as an executive and such Stock Option holder ceases to hold such position other than by reason of death or disability, the expiry date of the Stock Option shall be, unless otherwise expressly provided for in the Stock Option certificate, the 90th day following the date the Stock Option holder ceases to hold such position unless the Stock Option holder ceases to hold such position as a result of:

a.	ceasing to meet the qualifications set forth in the corporate legislation applicable to Choom;

b.	a special resolution having been passed by the shareholders of Choom removing the Stock Option holder as a director of Choom or any subsidiary; or

c.	an order made by any regulatory authority having jurisdiction to so order;

in which case the expiry date shall be the date the Stock Option holder ceases to hold such position; or

d.

Ceasing to be Employed or Engaged - In the event that the Stock Option holder holds his or her Stock Option as an employee or consultant, other than a Stock Option holder who is engaged in investor relations activities, and such Stock Option holder ceases to hold such position other than by reason of death or disability, the expiry date of the Stock Option shall be, unless otherwise expressly provided for in the Stock Option certificate, the 90th day following the date the Stock Option holder ceases to hold such position, or, in the case of a Stock Option holder that is engaged in investor relations activities, the 30th day after the date such Stock Option holder ceases to hold such position, unless the Stock Option holder ceases to hold such position as a result of:

i.	termination for cause;

ii.	resigning or terminating his or her position; or

iii.	an order made by any regulatory authority having jurisdiction to so order;

in which case the expiry date shall be the date the Stock Option holder ceases to hold such position.

In the event that the Stock Option holder ceases to hold the position of executive, employee or consultant for which the Stock Option was originally granted, but comes to hold a different position as an executive, employee or consultant prior to the expiry of the Stock Option, the Committee, the Board or the Administrator, as applicable, may, in its sole discretion, choose to permit the Stock Option to stay in place for that Stock Option holder with such Stock Option then to be treated as being held by that Stock Option Holder in his or her new position and such will not be considered to be an amendment to the Stock Option in question requiring the consent of the Stock Option Holder. Notwithstanding anything else contained in the Plan, in no case will a Stock Option be exercisable later than the expiry date of the Stock Option.

CONSOLIDATED CAPITALIZATION

The following table sets forth the capitalization of Choom as at March 23, 2018:

Designation of Security	Amount Authorized or to be Authorized	Amount Outstanding as at March 23, 2018(1)(2)
Choom Shares	Unlimited	96,795,308
Notes:
(1)	Does not include Choom Shares reserved for issuance pursuant to outstanding Warrants or Stock Options.
(2)	Does not include or securities issued or reserved for issuance pursuant to the Concurrent Financing.

Options

Under the Plan, a total of 4,075,00 Stock Options have been granted and are outstanding as at March 23, 2018, which represents 4.2% of the 96,795,308 issued and outstanding share capital as at March 23, 2018.

Description of Security (include conversion / exercise terms, including conversion / exercise price)	Number of convertible / exchangeable securities outstanding	Number of listed securities issuable upon conversion / exercise
Stock Options issued with an exercise price of $0.15 per Choom Share(1)	25,000 Stock Options	25,000 Choom Shares
Stock Options issued with an exercise price of $0.18 per Choom Share(2)	2,950,000 Stock Options	2,950,000 Choom Shares
Stock Options issued with an exercise price of $1.06 per Choom Share(3)	600,000 Stock Options	600,000 Choom Shares
Stock Options issued with an exercise price of $0.75 per Choom Share(4)	500,000 Stock Options	500,000 Choom Shares
Total:	4,075,000 Stock Options	4,075,000 Choom Shares

Notes:
(1)	25,000 Stock Options are exercisable until March 15, 2018.
(2)	2,950,000 Stock Options are exercisable until November 16, 2022.
(3)	600,000 Stock Options are exercisable until February 27, 2023.
(4)	500,000 Stock Options are exercisable until March 19, 2023.

Warrants

In connection with prior financings and other matters, Choom has issued warrants to purchase Choom Shares, the terms of which are set forth in the following table.

Number of Warrants(1)	Exercise Price	Expiry Date	Number of Choom Shares into which Warrant may be Exercised
1,541,667	$0.25	March 27, 2019	1,666,667
5,000,000	$0.25	June 18, 2019	5,000,000
2,700,000	$0.75	August 6, 2019	2,700,000
Notes:
(1)	Does not include warrants that may be issued pursuant to outstanding Subscription Receipts issued under the Concurrent Financing.

PRIOR SALES

Please see “General Development of Business – Material Transactions – Financings” for a summary of the securities sold by Choom for the 12-month period prior to March 20, 2018.

ESCROWED SECURITIES

Pursuant to the completion of the acquisition of Medi-Can, the Choom Shares issued to Medi-Can Shareholders as consideration were escrowed pursuant to National Policy 46-201 – Escrow for Initial Public Offerings as follows: 10% on the closing of the Acquisition and thereafter over 36 months in six equal 15% releases.

Date of Release	Number of Choom Shares to be Released
Closing Date	1,250,000(1)
Date that is 6 months from Closing Date	1,875,000
Date that is 12 months from Closing Date	1,875,000
Date that is 18 months from Closing Date	1,875,000
Date that is 24 months from Closing Date	1,875,000
Date that is 30 months from Closing Date	1,875,000
Date that is 36 months from Closing Date	1,875,000
Total:	11,250,000
Notes:
(1)	1,250,000 Choom Shares have been released from escrow, therefore, 11,250,000 Choom Shares remain in Escrow as at December 31, 2017.

TRADING PRICE AND VOLUME

Choom is currently listed on the CSE under the symbol “CHOO”. The following table sets out the price ranges and volume traded or quoted on the CSE for the Choom Shares from the listing date

Period	High ($)	Low ($)	Volume
March 1 – 19, 2018	$1.06	$0.78	13,200,000
February, 2018	$0.79	$0.60	19,510,000
January, 2018	$0.97	$0.52	50,330,000
December, 2017	$0.53	$0.26	19,450,000
November 22 - 30, 2017(1)	$0.32	$0.24	12,260,000
Notes:
(1)	The Choom Shares began trading on the CSE effective November 22, 2017.

Prior to listing on the CSE, the Choom Shares were previously listed and posted for trading on the TSX-V under the symbol “SGH”. The following table sets out the price ranges and volume traded or quoted on the TSX Venture Exchange for the Common Shares for the 12-month period prior to November 22, 2017.

Period	High ($)	Low ($)	Volume
October 1, 2017 – November 10, 2017	$0.17	$0.17	0
September, 2017	$0.17	$0.17	0
August, 2017	$0.17	$0.17	0
July, 2017	$0.17	$0.17	0
June, 2017(1)	$0.175	$0.155	621,666
May, 2017	$0.175	$0.125	4,291,377
April, 2017	$0.195	$0.14	13,391,901
January 1, 2017 – March 31, 2017	$0.195	$0.055	38,439,303
October 1, 2016 – December 31, 2016	$0.095	$0.06	10,630,635
July 1, 2016 – September 30, 2016	$0.10	$0.055	13,462,381
April 1, 2016 – June 30, 2016	$0.125	$0.03	25,868,462
January 1, 2016 – March 31, 2016	$0.05	$0.005	5,794,142
October 1, 2015 – December 31, 2015	$0.015	$0.005	641,700
Notes:
(1)	The Choom Shares were halted effective June 2, 2017.

DIRECTORS AND EXECUTIVE OFFICERS

The Articles of Choom provide that the number of directors should not be fewer than three directors. Each director holds office until the close of the next annual general meeting of Choom, or until his or her successor is duly elected or appointed, unless his or her office is earlier vacated. The Board currently consists of four directors. Mr. Bogart is the President and Chief Executive Officer (“CEO”) of Choom and therefore is non-independent. Stephen Tong, Kevin Puil and John Doo-Jin Oh are the independent members of the Board.

The following table sets out the names of the directors and officers of Choom, the municipality and province of residence, their position with Choom, their principal occupation during the past 5 years, and the number and percentage of Choom Shares which will be beneficially owned, directly or indirectly, or over which control or direction is exercised, by each of Choom’s directors and officers.

Name and Municipality of Residence and Position with Choom (1)	Position and Period with Choom(1)	Principal Occupation for the past five years	Number and Percentage of Choom Shares Owned or Controlled
Christopher Bogart(2) British Columbia, Canada President, Chief Executive Officer and Director	President, CEO, and Director of Choom	President, CEO, and Director of Choom	2,782,250 (2.9%)
Terese Gieselman British Columbia, Canada Chief Executive Officer	Chief Financial Officer (“CFO”) of Choom	CFO, treasurer and corporate secretary of public companies	175,000 (0.2%)
Kevin Puil(2) British Columbia, Canada Director	Director of Choom	Chartered Financial Analyst Managing Partner at RIVI Capital LLC	20,000 (0.0%)
Stephen Tong(2) British Columbia, Canada Director	Director of Choom	Lawyer at Stella Law Corporation	155,000 (0.2%)
John Doo-Jin Oh British Columbia, Canada Director	Director of Choom	Manager at Shopify since 2015 Owner/manager of a private company since 2011	1,875,000 (1.9%)
Notes:
(1)

The information as to principal occupation, business or employment and Choom Shares beneficially owned or controlled is not within the knowledge of the management of Choom and has been furnished by the respective directors and executive officers.

(2)	Member of the Audit Committee and anticipated member of corporate governance committee and compensation committee of Choom, once established.

As March 23, 2018, the directors and executive officers of Choom beneficially own, directly or indirectly, as a group 5,007,250 Choom Shares representing approximately 5.2% of all outstanding voting securities of Choom on a non-dilutive basis.

Directors and Executive Officers of Choom

The following are brief biographies of the above individuals:

Name	Principal Occupation and Related Experience
Christopher Bogart President, Chief Executive Officer and Director

Mr. Bogart, 47, has extensive experience in the areas of resource finance, business development, strategic planning and corporate restructuring. Mr. Bogart was the Co-Founder and Interim CEO of InMed Pharmaceuticals (CSE: IN), and also a Co-founder of Magnum Uranium, a TSX.V company which was purchased by TSX Listed Energy Fuels (TSX:EFR).

Terese Gieselman Chief Financial Officer	Ms. Gieselman, 54, has over 31 years of experience in the resource industry with the TSX, TSX.V, NASDAQ and AMEX, as Chief Financial Officer, treasurer and corporate secretary.
Kevin Puil Director

Mr. Puil, 44, is currently the Managing Partner at RIVI Capital LLC. Previously, he was a partner and portfolio manager at Bolder Investment Partners (now Haywood Securities), in Vancouver, British Columbia, and more recently, he was a Portfolio Manager and Senior Analyst at a mutual fund in San Francisco, focusing on natural resources. Mr. Puil also serves as a board member and on the audit committee of several TSX listed companies. He holds a degree in Economics from the University of Victoria in British Columbia, and is a Chartered Financial Analyst (CFA) Charterholder.

Steven Tong Director

Mr. Tong, 47, was educated at the University of British Columbia where he received his B.A. in 1992, and at the University of Manitoba where he received his LL.B. in 1998. Stephen was called to the Bar of British Columbia in 1999. The bulk of Stephen’s practice focuses on financings including initial public offerings and private placements, public listings, reverse takeovers and changes of business, corporate restructuring, mergers and acquisitions, corporate governance and continuous disclosure matters.

John Doo-Jin Oh Director

Mr. Oh, 47, is a well-regarded entrepreneur who has received entrepreneurial awards from the Greater Vernon Chamber of Commerce. Professionally, his passion for technology and e-commerce has led him to hold leadership roles for one of Canada’s top SaaS companies. Mr. Oh earned a Master’s degree in Interdisciplinary Graduate Studies from the University of British Columbia.

Corporate Cease Trade Orders

To the best of Choom’s knowledge, no director or executive officer of Choom is, as at the date hereof, or within 10 years before the date hereof, a director, chief executive officer or chief financial officer of any company (including Choom), that:

(a)	was subject to an order that was issued while the director or executive officer was acting in the capacity as director, chief executive officer or chief financial officer; or

(b)

was subject to an order that was issued after the director or executive officer ceased to be a director, chief executive officer or chief financial officer and which resulted from an event that occurred while that person was acting in the capacity as director, chief executive officer or chief financial officer.

For the purposes of the above paragraph, “order” means a cease trade order, an order similar to a cease trade order; or an order that denied the relevant company access to any exemption under securities legislation, that was in effect for a period of more than 30 consecutive days.

Bankruptcies

To Choom’s knowledge, no director, officer or promoter of Choom, or a securityholder, or a proposed director, officer, or promoter of Choom or security holder, anticipated to hold sufficient securities of Choom to affect materially the control of Choom, or a personal holding company of such persons has, within the 10 years before the date hereof, become bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency, or been subject to or instituted any proceedings, arrangement or compromise with creditors, or had a receiver, receiver manager or trustee appointed to holder the assets of the director, officer or Promoter.

Penalties or Sanctions

To Choom’s knowledge, no proposed director, officer or promoter of Choom, or a securityholder anticipated to hold sufficient securities of Choom to affect materially the control of Choom, has:

(a)

been subject to any penalties or sanctions imposed by a court relating to securities legislation or by a securities regulatory authority or has entered into a settlement agreement with a securities regulatory authority; or

(b)

been subject to any other penalties or sanctions imposed by a court or regulatory body, including a self- regulatory body that would be likely to be considered important to a reasonable securityholder making an investment decision.

Conflicts of Interest

Certain of the directors and officers of Choom are also directors and officers of other reporting and non-reporting issuers. The directors of Choom are bound by the provisions of the BCBCA to act honestly and in good faith with a view to the best interests of Choom and to disclose any interests, which they may have in any project or opportunity of Choom. If a conflict of interest arises at a meeting of the Board, any director in a conflict will disclose his interest and abstain from voting on such matter.

To the best of Choom’s knowledge, and other than disclosed herein, there are no known existing or potential conflicts of interest among Choom, its promoters, directors and officers or other members of management of Choom or of any proposed promoter, director, officer or other member of management as a result of their outside business interests except that certain of the directors and officers serve as directors and officers of other companies, and therefore it is possible that a conflict may arise between their duties to Choom and their duties as a director or officer of such other companies.

EXECUTIVE COMPENSATION

General

For the purpose of this Statement of Executive Compensation:

“compensation securities” includes Stock Options, convertible securities, exchangeable securities and similar instruments including stock appreciation rights, deferred share units and restricted stock units granted or issued by Choom or one of its subsidiaries for services provided or to be provided, directly or indirectly, to Choom or any of its subsidiaries;

“external management company” includes a subsidiary, affiliate or associate of the external management company;

“NEO” or “named executive officer” means each of the following individuals:

(a)	each individual who, in respect of Choom, during any part of the most recently completed financial year, served as CEO, including an individual performing functions similar to a CEO;

(b)	each individual who, in respect of Choom, during any part of the most recently completed financial year, served as CFO, including an individual performing functions similar to a CFO;

(c)

in respect of Choom and its subsidiaries, the most highly compensated executive officer other than the individuals identified in paragraphs (a) and (b) at the end of the most recently completed financial year whose total compensation was more than $150,000 for that financial year; and

(d)

each individual who would be a NEO under paragraph (c) but for the fact that the individual was not an executive officer of Choom, and was not acting in a similar capacity, at the end of that financial year;

During the financial years ended June 30, 2017 and June 30, 2016 Choom had two NEOs being:

(a)	Christopher Bogart, President and CEO of Choom; and

(b)	Terese Gieselman, CFO of Choom.

“underlying securities” means any securities issuable on conversion, exchange or exercise of compensation securities.

Director and NEO Compensation

Director and NEO compensation, excluding Stock Options and compensation securities

The following table sets forth all compensation for the two financial years ended June 30, 2017 and June 30, 2016, paid, payable, awarded, granted, given, or otherwise provided, directly or indirectly, by Choom or its subsidiary, to each NEO and director of Choom, in any capacity, including, for greater certainty, all plan and non-plan compensation, direct and indirect pay, remuneration, economic or financial award, reward, benefit, gift or perquisite paid, payable, awarded, granted, given or otherwise provided to the NEO or a director of Choom for services provided and for services to be provided, directly or indirectly, to Choom or its subsidiary.

Table of Compensation Excluding Compensation Securities

Name and Principal Position	Year	Salary, consulting fee, retainer or commission ($)	Bonus($)	Committee or meeting fees($)	Value of Perquisites ($)	Value of all other compensation($)	Total Compensation($)
Christopher Bogart(1) Director, President and CEO	2017 2016	70,000[1] 120,000[1]	Nil Nil	Nil Nil	Nil Nil	Nil Nil	70,000 120,000
Terese Gieselman CFO & Corporate Secretary	2017 2016	18,594(2) 12,413(2)	Nil Nil	Nil Nil	Nil Nil	Nil Nil	18,594 12,413
Kevin Puil(3) Director	2017 2016	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil
Stephen Tong(4) Director	2017 2016	Nil 2,889	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil 2,889
John Do-Jin Oh(5)	2017 2016	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil
Michael Philpot Former Director	2017 2016	N/A Nil	N/A Nil	N/A Nil	N/A Nil	N/A Nil	N/A Nil
Hamish Greig Former Director	2017 2016	N/A Nil	N/A Nil	N/A Nil	N/A Nil	N/A Nil	N/A Nil
Notes:
(1)

Consulting fees were paid or accrued as compensation to Mr. Bogart for his services as President and CEO at a rate of $10,000 per month through 0954041 B.C. Ltd., a company wholly owned by Mr. Bogart (See External Management Companies below).

(2)

Consulting fees were paid or accrued to Ms. Gieselman for her services as CFO through Minco Corporate Management Inc., a management company wholly-owned by Ms. Gieselman (See External Management Companies below).

(3)	Mr. Puil was appointed director on May 17, 2017 to replace Mr. Philpot.
(4)	Mr. Tong was appointed director on February 23, 2016 to replace Mr. Greig. Legal fees were paid to Stella Law Corporation, a company controlled by Mr. Tong during the year ended June 30, 2016.
(5)	Mr. Oh was appointed director on November 15, 2017.

Stock Options and Other Compensation Securities

The following option-based awards were granted to NEOs and directors of Choom during the most recently completed financial years June 30, 2017 and June 30, 2016:

•

As at June 30, 2017 Mr. Bogart held an aggregate of 645,000 Stock Options, each of which are exercisable into one Choom Share and all of which are fully vested. Of these, 395,000 are exercisable at $0.15 per share until December 20, 2017, and 250,000 are exercisable at $0.18 per Choom Share until February 8, 2018.

•

As at June 30, 2017 Ms. Gieselman held an aggregate of 75,000 Stock Options, each of which are exercisable into One Choom Share and all of which are fully vested. All 75,000 are exercisable at $0.18 per share until February 8, 2018.

Exercise of Compensation Securities by Directors and NEOs

During the most recently completed year end June 30, 2017 and June 30, 2016 there was no exercise of compensation securities by directors or NEOs.

Stock Option Plans and Other Incentive Plans

The Plan provides that the maximum number of Stock Options eligible for issuance under the Plan is equal to 10% of the number of Choom Shares outstanding from time to time. (For details concerning plan see “Description of Securities – Terms of Plan”).

Employment, consulting and management agreements

Other than set out herein (including the consulting agreements with Christopher Bogart and Terese Giesleman), Choom did not have any formal employment, management or consulting agreements under which compensation was provided during the most recently completed financial year or is payable in respect of services provided to Choom or any of its subsidiaries that were performed by a director or NEO.

Choom retains the services of Christopher Bogart, through 0954041 B.C. Ltd., a private management company wholly-owned by Mr. Bogart, the President and CEO of Choom. 0954041 B.C. Ltd. provides management services at a rate of $10,000 per month on a month to month basis.

Choom retains the services of Terese Gieselman, through Minco Corporate Management Inc., a private management company wholly-owned by Ms. Gieselman, the CFO and Corporate Secretary of Choom. Minco Corporate Management Inc. provides accounting and administration services at a rate of $75 per hour on a month to month basis.

Choom retains the service of Chris Gagan, as the Senior Vice President of Marketing, who is compensated at the rate of $8,000 month.

Termination and Change of Control Benefits

Choom does not have any pension or retirement plan which is applicable to the NEOs. Choom has not provided compensation, monetary or otherwise, during the most recently completed financial year, to any person who now or previously has acted as an NEO of Choom, in connection with or related to the retirement, termination or resignation of such person, and Choom has provided no compensation to any such person as a result of a change of control of Choom. Choom is not party to any compensation plan or arrangement with an NEO resulting from the resignation, retirement or termination of employment of any such person.

There are no compensatory plans or arrangements between Choom and an NEO with respect to the resignation, retirement or other termination of employment of the NEO, a change of control of Choom or a change in the NEO’s responsibilities following a change of control of Choom.

Oversight and Description of Director and NEOs Compensation

Compensation Review Process

Choom does not have a formal compensation program. Choom’s officers in most cases are compensated based on a daily or fixed monthly amounts and are paid indirectly through professional management and consulting companies in which they are owners, contractors or employees. In establishing fees or salaries for Choom’s CEO, other executive officers and directors, consideration is given to salary ranges for comparable positions in similar size resource industry companies. Data for such comparisons is obtained from the evaluation of compensation against industry peers including those with a similar market capitalization, in the business of exploring similar minerals in similar jurisdictions, and from reviewing similar other companies’ compensation information included in their information circulars. In setting salaries within competitive ranges, Choom considers performance related factors including Choom’s overall results during the past year and its performance relative to a budgeted plan or stated objectives. Consideration also is given to an individual’s contribution to Choom and the accomplishments of departments for which that officer has management responsibility, and the potential for future contributions to Choom.

In keeping with the relatively simple compensation structure adopted by most venture issuers, Choom’s executive compensation for its executive officers has two primary components, cash compensation and incentive Stock Options.

Compensation Risk Assessment and Mitigation

Although Choom does not have formal policies specifically targeting risk-taking in a compensation context, the practice of management and the Board is to consider all factors relating to an executive officer’s performance, including any risk mitigation efforts or excessive risk-taking, in determining compensation.

Under Choom’s policies, executive officers and directors are not permitted to purchase financial instruments (including prepaid variable contracts, equity swaps, collars or units of exchange funds) that are designed to hedge or offset a decrease in market value of equity securities granted as compensation or held directly or indirectly by the executive officer or director.

Elements of Executive Compensation Program

Choom’s compensation program consists of the following elements:

(a)	base salary or consulting fees;

(b)	bonus payments; and

(c)	equity participation through the Plan.

Base salary or consulting fees

(a)	Base salary ranges for NEOs were initially determined upon review of salaries paid by other companies that are comparable in size to Choom.

(b)	In determining the base salary of a NEO, the Board considers the following factors:

a.	the particular responsibilities related to the position;

b.	salaries paid by other companies in the same industry, which were similar in size and stage of development as Choom;

c.	the experience level of the NEO;

d.	the amount of time and commitment which the NEO devotes to Choom; and

e.	the NEO’s overall performance and performance in relation to the achievement of corporate milestones and objectives.

Bonus Payments

Each of the NEOs, as well as all employees, are eligible for an annual bonus, payable in cash or through option-based compensation. The amount paid is based on the Board’s assessment of Choom’s performance for the year. Factors considered in determining bonus amounts include individual performance, financial criteria (such as cash management and share price performance) and operational criteria (such as significant acquisitions of mineral properties and the attainment of corporate milestones). Choom did not award any bonuses during its financial years ended June 30, 2017 and June 30, 2016.

Equity Participation

Choom currently offers equity participation in Choom through the Plan.

Executive Compensation

Except for the grant of Stock Options to the NEOs and any compensation payable pursuant to the consulting agreements between the CEO and Choom, and the CFO and Choom, there are no arrangements under which NEOs were compensated by Choom during the two most recently completed financial years for their services in their capacity as NEOs, directors or consultants.

Director Compensation

Choom does not currently pay compensation to non-management directors, nor are they paid for attendance at board meetings. The directors are reimbursed for expenses occurred in carrying out their duties as directors and are granted Stock Options.

The Plan allows Choom to grant Stock Options to the officers, employees and directors. The purpose of granting such Stock Options is to assist Choom in compensating, attracting, retaining and motivating the directors of Choom and to closely align the personal interests of such persons to that of Choom’s shareholders.

Actions, Decisions, Policies made after Choom’s June 30, 2017 Financial Year End

August 30, 2017 – Choom entered into the Medi-Can Agreement (see “General Description of Business – Material Transactions – Cannabis”).

August 31, 2017 – Choom announced that it will no longer pursue the acquisition of Marapharm Inc.

September 28, 2017 – Choom completed the September 2017 Financing (see “General Description of Business – Material Transactions – Financings – Equity Financings”).

October 19, 2017 – Choom held an annual general and special meeting on October 18, 2017 pursuant to which the acquisition of Medi-Can was approved by the shareholders of Choom. At the Meeting, the shareholders also approved the election of Christopher Bogart, Stephen Tong and Kevin Puil as directors of Choom for the ensuing year. In addition to the election of the director nominees, the shareholders also approved: the re-appointment of Smythe Ratcliffe LLP, Chartered Professional Accountants, as the auditor of Choom for the ensuing year; the continuation of Choom’s Plan; the alteration of Choom’s Articles to include an advance notice provision; the alteration of Choom’s Articles to permit the use of uncertificated shares and electronic record keeping system; the alteration of Choom’s Articles to allow for an alteration of Choom’s authorized share structure, by way of an ordinary resolution or, in certain cases, by way of a directors’ resolutions; and the alteration of Choom’s Articles to allow the Board to do all things required to change the name of Choom without obtaining prior shareholder approval.

•	November 16, 2017 – Choom completed its acquisition of Medi-Can pursuant to the Medi-Can Agreement (see “General Description of Business – Material Transactions – Cannabis”).

•	December 19, 2017 – Choom completed the December 2017 Financing (see “General Description of Business – Material Transactions – Financings – Equity Financings”).

•	January 11, 2018 – Choom entered into the IGC LOI (see “General Description of Business – Material Transactions – Cannabis”).

•	February 6, 2018 – Choom completed the February 2018 Financing (see “General Description of Business – Material Transactions – Financings – Equity Financings”).

•	March 5, 2018 – Choom entered into the Targetco LOI (see “General Description of Business – Material Transactions – Cannabis”).

•	February 28, 2018 (on or around) – Choom entered into the Expression of Interest (see “General Description of Business – Material Transactions – Cannabis”).

•	March 16, 2018 - Choom entered into the ABcann Supply Agreement (see “General Description of Business – Material Transactions – Cannabis”).

•	March 19, 2018 – Choom completed the March 20118 Financing (see “General Description of Business – Material Transactions – Financings – Equity Financings”).

Pension Plan Benefits

Choom has no pension plans that provide for payments or benefits to any NEO at, following or in connection with retirement. Choom also does not have any deferred compensation plans relating to any NEO.

MANAGEMENT CONTRACTS

Choom’s management functions are performed by its NEOs and Choom has no management agreements or arrangements in place under which such management functions are performed by persons other than NEOs.

INDEBTEDNESS OF DIRECTORS AND EXECUTIVE OFFICERS

None of the directors, executive officers, employees or their associates has been indebted to Choom or to any of its subsidiaries nor has any of these individuals been indebted to another entity which indebtedness is the subject of a guarantee, support agreement, letter of credit or similar arrangement or understanding provided by Choom or any of its subsidiaries for the financial year ended June 30, 2017, or is currently indebted to Choom.

CORPORATE GOVERNANCE

The Board believes that good corporate governance improves corporate performance and benefits all shareholders. National Policy 58-201 - Corporate Governance Guidelines provides non-prescriptive guidelines on corporate governance practices for reporting companies such as Choom. In addition, National Instrument 58-101 - Disclosure of Corporate Governance Practices (“NI 58-101”) prescribes certain disclosure by Choom of its corporate governance practices. Pursuant to NI 58-101 this disclosure is presented in accordance with Form 58-101F2 below.

Board of Directors

The Board is currently composed of four directors. The Board facilitates its exercise of independent supervision over management by ensuring that the Board is composed of a majority of individuals who qualify as “independent” directors under National Instrument 52-110 Audit Committees (“NI 52-110”), which provides that a director is independent if he or she has no direct or indirect “material relationship” with Choom. “Material relationship” is defined as a relationship which could, in the view of Choom’s Board, be reasonably expected to interfere with the exercise of a director’s independent judgment.

Christopher Bogart, is considered “not independent” as he is the current President and CEO and is an “insider” or management director. Stephen Tong, Kevin Puil and John Doo-Jin Oh, directors of Choom, are considered by the board to be “independent”, within the meaning of National Instrument 52-110 – Audit Committees. In assessing the requirements and making the foregoing determinations whether a director is independent, the Board chiefly considers whether the director has a relationship which could, or could be perceived, to interfere with the director’s ability to objectively assess the performance of management.

The Board is responsible for approving long-term strategic plans and annual operating plans and budgets recommended by management. Board consideration and approval is also required for material contracts and business transactions, and all debt and equity financing transactions.

The Board delegates to management responsibility for meeting defined corporate objectives, implementing approved strategic and operating plans, carrying on Choom’s business in the ordinary course, managing Choom’s cash flow, evaluating new business opportunities, recruiting staff and complying with applicable regulatory requirements. The Board also looks to management to furnish recommendations respecting corporate objectives, long-term strategic plans and annual operating plans.

Directorships

The following table sets forth the director of Choom who currently hold directorships on other reporting issuers:

Name of Director	Other Issuer
Kevin Puil	Lion One Metals Limited
Corex Gold Corp.
Redhawk Resources Inc.
Golden Dawn Minerals Inc.

Orientation and Continuing Education

While Choom does not have formal orientation and training programs, new directors will be provided with information designed to familiarize them with Choom’s projects, strategic plans, significant financial, accounting and risk management issues, its compliance programs, its principal officers, independent auditors and outside legal advisors.

Members of the Board are encouraged: (i) to communicate with management, auditors and technical consultants; (ii) to keep themselves current with industry trends and developments and changes in legislation with management’s assistance; and (iii) to attend related industry seminars and visit Choom’s operations, when they are able. Members of the Board have full access to Choom’s records.

Ethical Business Conduct and Corporate Governance Committee

Choom has not yet adopted a written code of conduct applicable to officers and directors of Choom. Going forward upon expansion of the size of the Board and as part of a subsequent general corporate governance review, Choom plans to adopt a written code of conduct to establish requirements and provide guidance for the behavior of employees, officers, and directors.

Nomination of Directors

The Board has not established a nominating committee. In circumstances where Choom needs to nominate new directors, current directors put forward candidates to the Board for consideration and potential nomination as a director.

Compensation

Choom has not yet established a compensation committee and to date, decisions regarding compensation for the directors and the executive officers have been made by the Board as a whole.

Other Board Committees

Choom has no committees other than the audit committee. Choom is small and until now the duties of the recommended committees have been performed by the plenary Board. Going forward, upon the expansion in the size of the Board, the Board will review its corporate governance practices and consider, among other matters, whether it would be desirable to establish additional committees of the Board.

Assessments

The Board has not yet established a formal performance review process for assessing the effectiveness of the Board, the audit committee or the individual directors. It is expected that the contributions of an individual director are informally monitored by the other Board members, having in mind the business strengths of the individual and the reasons for which the individual was nominated for appointment to the Board. Choom will continue to develop its approach to corporate governance in light of its own circumstances and what are recognized as best practices in this area.

AUDIT COMMITTEE

Disclosure By Venture Issuers

NI 52-110 requires Choom as a ‘venture issuer’ to disclose annually in its information circular the following information concerning the audit committee and its relationship with its independent auditors.

Audit Committee Charter

The audit committee is governed by its charter, which is set out in Schedule “A” attached hereto.

Composition of the Audit Committee

A member of the audit committee is independent if the member has no direct or indirect material relationship with Choom. A material relationship means a relationship which could, in the view of an issuer’s board of directors, reasonably interfere with the exercise of a member’s independent judgment, or is one of the relationships that is deemed material, which are described above under “Board of Directors”.

A member of the audit committee is considered financially literate if he or she has the ability to read and understand a set of financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of the issues that can reasonably be expected to be raised by Choom’s financial statements.

The current members of the audit committee are Christopher Bogart, Stephen Tong and Kevin Puil. All members of the audit committee are financially literate. Mr. Puil and Mr. Tong are the independent member of the audit committee. Christopher Bogart, is considered “not independent” as he is the current President and CEO and is an “insider” or management director.

Relevant Education and Experience

Christopher Bogart has several years of experience in financing, corporate development, and business management and has been involved in the junior resource sector and biotechnology sectors for over 15 years in the capacity of Vice President of Corporate Development and President and Chief Executive Officer roles.

Kevin Puil is a Chartered Financial Analyst with over 15 years’ experience in investment management and is currently a Managing Partner at RIVI Capital LLC. From 1996 to 2005, he was a financial advisor with Goepel McDermid (Raymond James), and a partner at Bolder Investment Partners in Vancouver, B.C. from 2008 to 2013, he was engaged as a portfolio manager at Malcolm Gissen & Associates and Senior Analyst at the Encompass Fund in San Francisco, focusing on natural resources. Mr. Puil holds a degree in economics from the University of Victoria and obtained a CFA designation in 2003.

Stephen Tong has been a securities lawyer in Vancouver since 1999, and has served on the boards of numerous public and private companies in various industries.

Audit Committee Oversight

At no time since the commencement of Choom’s most recent completed financial year was a recommendation of the audit committee to nominate or compensate an external auditor not adopted by the Board.

Reliance on Certain Exemptions

At no time since the commencement of Choom’s most recently completed financial year has Choom relied on the exemption in Section 2.4 of NI 52-110 (De Minimis Non-audit Services), or an exemption from NI 52-110, in whole or in part, granted under Part 8 of NI 52-110 (Exemptions).

Pre-Approval Policies and Procedures

As at the date of this Circular, the audit committee has not adopted any specific policies or procedures for the engagement for non-audit services.

External Auditor Service Fees (By Category)

The aggregate fees billed by Choom’s external auditors Smythe LLP, Chartered Professional Accountants in each of the last two fiscal years for audit fees are as follows:

Financial Year Ending	Audit Fees[1]	Audit Related Fees[2]	Tax Fees[3]	All Other Fees[4]
2017	$14,000	Nil	$2,000	Nil
2016	$14,000	Nil	$2,000	Nil
Notes:
(1)	The Audit Fees are fees billed by Choom`s external auditor for services provided in auditing the annual financial statements.
(2)	Audit Related Fees are fees billed for assurance and related services by Choom`s external auditor that are reasonably related to the performance of the audit or review of Choom`s financial statements.
(3)	Tax Fees are fees billed by the external auditor for tax compliance, tax advice and planning.
(4)	All Other Fees are fees billed by the external auditor for products and services not included in the categories described above.

Exemption for Venture Issuers

Choom is a “venture issuer” as defined in NI 52-110 and is relying on the exemption contained in Section 6.1 of NI 52-110, which exempts Choom from the requirements of Part 5 (Reporting Obligations) of NI 52-110.

RISK FACTORS

The following are certain factors relating to Choom’s business, including the business of Medi-Can, which prospective investors should carefully consider before deciding whether to purchase Choom Shares in Choom’s authorized capital. For the purposes of this section, any reference to Choom’s business and operations includes Medi-Can’s business and operations. Any explicit use of the term “Medi-Can” is for narrative purposes only and should be understood to include Choom.

The following information is a summary only of certain risk factors and must be read in conjunction with the detailed information appearing elsewhere in this Information Circular. These risks and uncertainties are not the only ones Choom is facing. Additional risk and uncertainties not presently known to Choom, or that Choom currently deems immaterial, may also impair Choom’s operations. If any such risks actually occur, the business, financial condition, liquidity and results of Choom’s operations could be materially adversely affected.

Risks Relating to the Target Acquisitions

Market Reaction to the Target Acquisitions

The market reaction to Choom’s proposed acquisition of the Additional LP Targets (the “Target Acquisitions”) and the future trading prices of the Choom Shares cannot be predicted. If disclosed acquisitions are not consummated, the market price of Choom Shares may decline to the extent that the current market price of Choom Shares reflects a market assumption that the Target Acquisitions will be completed.

Costs of the Target Acquisitions

Certain costs related to the Target Acquisitions, such as legal and accounting fees incurred by Choom, must be paid by Choom even if the Target Acquisitions are not completed.

Failure to Secure a More Attractive Offer

If the Target Acquisitions are not completed and the Board decides to seek other merger or business combinations, there can be no assurance that it will be able to find an equivalent or more attractive price than the consideration pursuant to the Target Acquisitions.

Termination of the Acquisition in Certain Circumstances

Choom has entered into non-binding agreements with certain Additional LP Targets. There is no certainty, nor can the parties provide any assurances that the parties will enter into definitive binding agreements. If for any reason the Target Acquisitions are delayed or not completed, the market price of Choom Shares may be adversely affected (see “Risk Factors – Market Reaction” above).

Additional Financing

From time to time, Choom may require additional financing. Choom’s ability to obtain additional financing, if and when required, will depend on investor demand, operating performance, the condition of the capital markets and other factors. If Choom raises additional funds through the issuance of equity, equity-linked or debt securities, those securities may have rights, preferences, or privileges senior to the rights of holders of the Choom Shares, and existing holders of such shares may experience dilution.

Tax Consequences

The Target Acquisitions described herein, including the acquisition, ownership and disposition of the Choom Shares may have tax consequences in Canada, or elsewhere, depending on each particular existing or prospective shareholder’s specific circumstances. Such tax consequences are not described herein and disclosure is not intended to be, nor should it be construed to be, legal or tax advice to any particular shareholder. Existing and prospective shareholders should consult their own tax advisors with respect to any such tax considerations.

Risks Relating to Medi-Can

Licensing Requirements Under the ACMPR

The market for cannabis (including medical marihuana) in Canada is regulated by the CDSA, the ACMPR, the Narcotic Control Regulations (“NCR”) and other applicable law. Health Canada is the primary regulator of the industry as a whole. The ACMPR aims to treat cannabis like any other narcotic used for medical purposes by creating conditions for a new commercial industry that is responsible for its production and distribution.

Any applicant seeking to become a Licensed Producer under the ACMPR is subject to stringent Health Canada licensing requirements. The below table provides a general overview of the licensing process as described by Health Canada.

Stage	Overview
1

Intake and Initial Screening: When an application is received, it undergoes a preliminary screening for completeness. If an application is not complete, it will be returned. If an application is complete, it will be assigned an application number. The assignment of an application number means that the application has completed the preliminary screening.

2

Detailed Review and Initiation of Security Clearance Process: Once an application has been assigned an application number, it will be reviewed to (i) complete the assessment of the application to ensure that it meets the requirements of the Regulations of the ACMPR; (ii) establish that the issuance of the license is not likely to create risks to public health, safety or security, including the risk of cannabis being diverted to an illicit market or use; and (iii) establish that there are no other grounds for refusing the application. It is the responsibility of the applicant to ensure that they are in compliance with all applicable provincial, territorial and municipal legislation, regulations and bylaws, including zoning restrictions.

Medi-Can application is in the Detailed Review State

An application will be thoroughly reviewed to ensure that the level of detail included in the application is sufficient to meet the requirement of the ACMPR and to validate the information provided. Given the extensive review process, applicants are generally required to communicate with the Office of Medical Cannabis multiple times to provide clarifications with respect to the application. Physical security plans will be reviewed and assessed in detail at this stage.

When an application is in the Detailed Review stage, the security clearance forms for key personnel will be sent for processing. The time required to conduct mandatory security checks varies with each application. Security clearances generally take several months at a minimum. Health Canada and the Royal Canadian Mounted Police are not able to provide updates on the status of security checks. Applications will only advance to the review stage once security clearances for all key personnel are completed. Please note that until such a time as Health Canada receives the results of the security checks, there will be no further communication from Health Canada.

3

Issuance of License to Produce: Once Health Canada confirms that the requirements of the ACMPR have been met, and the application successfully completes the Detailed Review and Security Clearance stage, a license to produce will be issued.

4

Introductory Inspection (as cultivation begins): A Licensed Producer is required to notify Health Canada as cultivation begins, and once notified, Health Canada will schedule an initial inspection to verify that the Licensed Producer is meeting the requirement of the ACMPR, including but not limited to, the physical security requirement of the site, record keeping practices and Good Production Practices (GPP) and to confirm that the activities being conducted by the Licensed Producer correspond to those indicated on their license.

5

Pre-Sales Inspection (prior to issuance of sales license): If a Licensed Producer would like to add the activity of sale to their existing license, an amendment application must be submitted to the Office of Medical Cannabis, upon which Health Canada will schedule an additional inspection to verify that the Licensed Producer is meeting the requirement of the ACMPR, including but not limited to, GPP, packaging, labeling, shipping and record keeping prior to allowing the sale or provision of the product.

6

Issuance of License to Sell: To complete the assessment and add the activity of sale of cannabis products to an existing license, the following information is reviewed: (i) results of the pre-sale inspection; (ii) information submitted in the amendment application to add the activity of sale to the license; and (iii) any other relevant information. When the review is completed, an amended license, including the activity of sale, is issued to the Licensed Producer subject to which the Licensed Producer may supply cannabis products to registered clients, other Licensed Producers and/or other permitted parties named under the ACMPR. Separate licenses may be issued for dried marijuana, plants and/or cannabis oil.

Facility is not Licensed under the ACMPR

Choom’s ability to cultivate, store and sell medical cannabis in Canada is dependent on Medi-Can becoming a Licensed Producer. Medi-Can has applied to Health Canada to become a Licensed Producer under the ACMPR for the Facility, but has not yet received such license. Medi-Can is currently in the Detailed Review stage of the licensing process. Medi-Can’s ability to cultivate, store and sell medical cannabis at the Facility is dependent on obtaining an ACMPR license from Health Canada and there can be no assurance that Medi-Can will obtain such ACMPR license for the Facility.

Reliance on Licenses

Failure to comply with the requirements of the ACMPR license, once obtained by Medi-Can, or any failure to maintain the ACMPR license would have a material adverse impact on the business, financial condition and operating results of Choom. Although Choom believes Medi-Can will meet the requirements of the ACMPR to become Licensed Producer, there can be no guarantee that Health Canada will grant the ACMPR license. Should Health Canada not grant the ACMPR license or should it grant the ACMPR license on different terms, the business, financial condition and results of the operation of Choom would be materially and adversely affected.

Reliance on the Facility

To date, Choom’s activities and resources have been primarily focused on its proposed unlicensed Facility. Adverse changes or developments affecting this facility may have a material and adverse effect on Choom’s ability to produce medical cannabis, business, financial condition and prospects. There is a risk that the Facility, and any expansions or construction thereto, will not be achieved on time, on budget, or at all, as they can be adversely affected by a variety of factors, including some that are discussed elsewhere in these “Risk Factors” and the following:

•	delays in obtaining, or conditions imposed by, regulatory approvals;

•	facility design errors;

•	environmental pollution; non-performance by third party contractors; increases in materials or labour costs; construction performance falling below expected levels of output or efficiency;

•	breakdown, aging or failure of equipment or processes;

•	contractor or operator errors;

•	operational inefficiencies;

•	labour disputes, disruptions or declines in productivity; inability to attract sufficient numbers of qualified workers; disruption in the supply of energy and utilities; and

•	major incidents and/or catastrophic events such as fires, explosions, storms, or physical attacks.

Construction Risk Factors

Construction on the Facility is subject to a number of risk factors, including the availability and performance of engineering and construction contractors, suppliers and consultants, the receipt of required governmental approvals and permits in connection with construction. Any delay in the performance of any one or more of the contractors, suppliers, consultants or other persons on which Choom is dependent in connection with its construction activities, a delay in or failure to receive the required governmental approvals and permits in a timely manner or on reasonable terms, or a delay in or failure in connection with the completion and successful operation of the operational elements in connection with construction could delay or prevent the construction and start-up of the Facility. There can be no assurance that current or future construction plans implemented by Choom will be successfully completed on time, within budget and without design defect; that available personnel and equipment will be available in a timely manner or on reasonable terms to successfully complete construction projects; that Medi-Can and Choom will be able to obtain all necessary governmental approvals and permits; or that the completion of the construction, the startup costs and the ongoing operating costs will not be significantly higher than anticipated by Choom. Any of the foregoing factors could adversely impact the operations and financial condition of Choom.

Facility Lease Risk

The Facility is located on property that is not owned by Choom or Medi-Can. Such property is subject to a long-term lease and similar arrangements in which the underlying land is owned by a third party and leased to Medi-Can. Under the terms of a typical lease, the lessee must pay rent for the use of the land and is generally responsible for all costs and expenses associated with the building and improvements. Unless the lease term is extended, the land, together with all improvements made, will revert to the owner of the land upon the expiration of the lease term. In addition, an event of default by Medi-Can under the terms of the lease could also result in a loss of the property should the default not be rectified in a reasonable period of time. The reversion or loss of such properties could have a material adverse effect on Med-Can’s operations and results.

Holding Company Status

Choom is largely a holding company and essentially all of its operating assets are the capital stock of its subsidiaries. As a result, investors in Choom are subject to the risks attributable to its subsidiaries. As a holding company, Choom conducts substantially all of its business through its subsidiaries, which generate substantially all of its revenues. Consequently, Choom’s cash flows and ability to complete current or desirable future enhancement opportunities are dependent on the earnings of its subsidiaries and the distribution of those earnings to Choom. The ability of these entities to pay dividends and other distributions will depend on their operating results and will be subject to applicable laws and regulations which require that solvency and capital standards be maintained by such companies and contractual restrictions contained in the instruments governing their debt. In the event of a bankruptcy, liquidation or reorganization of any of Choom’s subsidiaries, holders of indebtedness and trade creditors will generally be entitled to payment of their claims from the assets of those subsidiaries before any assets are made available for distribution to Choom.

Limited Operating History

Medi-Can’s application to become a Licensed Producer under the MMPR was submitted to Health Canada on November 2, 2013 (now regulated under the ACMPR). Choom is therefore subject to many of the risks common to early-stage enterprises, including limitations with respect to personnel, financial, and other resources and lack of revenues. There is no assurance that Choom will be successful in achieving a return on its shareholders’ investments and the likelihood of success must be considered in light of its early stage of operations.

Management of Growth

Choom may be subject to growth-related risks including capacity constraints and pressure on its internal systems and controls. The ability of Choom to manage growth effectively will require continued implementation and improvement of its operational and financial systems and to expand, train and manage its employee base. The inability of Choom to deal with growth may have a material adverse effect on its business, financial condition, results of operations and prospects.

Reliance on Management

The success of Choom is dependent upon the ability, expertise, judgment, discretion and good faith of its senior management. While employment agreements and incentive programs are customarily used as primary methods of retaining the services of key employees, these agreements and incentive programs cannot assure the continued services of such employees. Any loss of the services of such individuals could have a material adverse effect on Choom’s business, operating results or financial condition.

Litigation

Choom may become party to litigation from time to time in the ordinary course of its business which could adversely affect its operations. Should any litigation in which Choom becomes involved be determined against it, such a decision may adversely affect Choom’s ability to continue operating, adversely affect the market price of Choom Shares and use significant resources. Even if Choom is involved in litigation and succeeds, litigation can redirect significant company resources. Litigation may also create a negative perception of Choom’s brand.

Dividends

Choom’s policy is to retain earnings to finance the development and enhancement of its products and to otherwise reinvest in Choom’s businesses. Therefore, Choom does not anticipate paying cash dividends on Choom Shares in the foreseeable future. Any decision to declare and pay dividends in the future will be made at the discretion of the Board of Choom and will depend on, among other things, financial results, cash requirements, contractual restrictions and other factors that the Board of Choom may deem relevant. As a result, investors may not receive any return on investment in the Choom Shares unless they sell them for a share price that is greater than that at which such investors purchased them.

Limited Market for Securities

There can be no assurance that an active and liquid market for the Choom Shares will be maintained and an investor may find it difficult to resell any securities of Choom.

The Size of Choom’s Target Market is Difficult to Quantify, and Investors will be Reliant on their Own Estimates on the Accuracy of Market Data.

Because the cannabis industry is in a nascent stage with uncertain boundaries, there is a lack of information about comparable companies available for potential investors to review in deciding about whether to invest in Choom and, few, if any, established companies whose business model Choom can follow or upon whose success Choom can build. Accordingly, investors will have to rely on their own estimates in deciding about whether to invest in Choom. There can be no assurance that Choom’s estimates are accurate or that the market size is sufficiently large for its business to grow as projected, which may negatively impact its financial results. Choom regularly purchases and follows market research.

Liquidity Risk

Choom’s ability to remain liquid over the long term depends on its ability to obtain additional financing. Choom has in place planning and budgeting processes to help determine the funds required to support normal operating requirements on an ongoing basis as well as its planned development and capital expenditures. Choom’s approach to managing liquidity risk is to ensure that it will have sufficient liquidity to meet liabilities when due.

Conflicts of Interest

Choom may be subject to various potential conflicts of interest because some of their officers and directors may be engaged in a range of business activities. In addition, Choom’s executive officers and directors may devote time to their outside business interests, so long as such activities do not materially or adversely interfere with their duties to either company. In some cases, Choom’s executive officers and directors may have fiduciary obligations associated with these business interests that interfere with their ability to devote time to Choom’s business and affairs and that could adversely affect Choom’s operations. These business interests could require significant time and attention of Choom’s executive officers and directors.

In addition, Choom may also become involved in other transactions which conflict with the interests of its directors and the officers who may from time to time deal with persons, firms, institutions or Companies with which Choom may be dealing, or which may be seeking investments similar to those desired by it. The interests of these persons could conflict with those of Choom. In addition, from time to time, these persons may be competing with Choom for available investment opportunities. Conflicts of interest, if any, will be subject to the procedures and remedies provided under applicable laws. In particular, if such a conflict of interest arises at a meeting of Choom’s directors, a director who has such a conflict will abstain from voting for or against the approval of such participation or such terms. In accordance with applicable laws, the directors of Choom are required to act honestly, in good faith and in the best interests their respective companies.

Risks Relating to the Medical Cannabis Industry

Volatile Market Price for Choom Shares

The market price for Choom Shares may be volatile and subject to wide fluctuations in response to numerous factors, many of which are beyond Choom’s control, including the following:

•	actual or anticipated fluctuations in Choom’s quarterly results of operations;

•	recommendations by securities research analysts;

•	changes in the economic performance or market valuations of companies in the industry in which Choom operates;

•	addition or departure of Choom’s executive officers and other key personnel;

•	release or expiration of transfer restrictions on outstanding Choom Shares;

•	sales or perceived sales of additional Choom Shares;

•	operating and financial performance that vary from the expectations of management, securities analysts and investors;

•	regulatory changes affecting Choom’s industry generally and its business and operations;

•	announcements of developments and other material events by Choom or its competitors;

•	fluctuations to the costs of vital production materials and services;

•	changes in global financial markets and global economies and general market conditions, such as interest rates and pharmaceutical product price volatility;

•	significant acquisitions or business combinations, strategic partnerships, joint ventures or capital commitments by or involving Choom or its competitors;

•	operating and share price performance of other companies that investors deem comparable to Choom or from a lack of market comparable companies; and

•	news reports relating to trends, concerns, technological or competitive developments, regulatory changes and other related issues in Choom’s industry or target markets.

Financial markets have recently experienced significant price and volume fluctuations that have particularly affected the market prices of equity securities of companies and that have often been unrelated to the operating performance, underlying asset values or prospects of such companies. Such volatility has been particularly evident with regards to the share prices of medical cannabis companies that are public issuers in Canada. Accordingly, the market price of Choom Shares may decline even if Choom’s operating results, underlying asset values or prospects have not changed. Additionally, these factors, as well as other related factors, may cause decreases in asset values that are lasting and not temporary, which may result in impairment losses. There can be no assurance that continuing fluctuations in share price and volume will not occur. If such increased levels of volatility and market turmoil continue, Choom’s operations could be adversely impacted and the trading price of Choom Shares may be materially adversely affected.

The Cannabis Industry is Subject to Competition

There is potential that Choom will face intense competition from other companies, some of which can be expected to have longer operating histories and more financial resources and production and marketing experience than Choom.

Because of the early stage of the industry in which Choom operates, Choom expects to face additional competition from new entrants. If the number of users of medical marijuana in Canada increases, the demand for products will increase and Choom expects that competition will become more intense, as current and future competitors begin to offer an increasing number of diversified products and pricing strategies. To remain competitive, Choom will require a continued high level of investment in research and development, marketing, sales and client support. Choom may not have sufficient resources to maintain research and development, marketing, sales and client support efforts on a competitive basis which could materially and adversely affect the business, financial condition and results of operations of Choom.

Cannabis is Not an Approved Drug or Medicine

Cannabis is not an approved drug or medicine in Canada. The Government of Canada does not endorse the use of cannabis, but Canadian courts have required reasonable access to a legal source of cannabis when authorized by a healthcare practitioner.

Regulatory Risks

Choom operates in a new industry which is highly regulated, highly competitive and evolving rapidly. As such, new risks may emerge, and management may not be able to predict all such risks or be able to predict how such risks may result in actual results differing from the results contained in any forward-looking statements. Choom’s ability to grow, store and sell medical cannabis in Canada with respect to the Facility is dependent on Medi-Can obtaining the ACMPR license from Health Canada and the need to maintain such ACMPR license in good standing. Failure to: (i) comply with the requirements of the ACMPR license; and (ii) maintain this ACMPR license would have a material adverse impact on the business, financial condition and operating results of Choom.

Choom will incur ongoing costs and obligations related to regulatory compliance. Failure to comply with regulations may result in additional costs for corrective measures, penalties or in restrictions of Choom’s operations. In addition, changes in regulations, more vigorous enforcement thereof or other unanticipated events could require extensive changes to Choom’s operations, increased compliance costs or give rise to material liabilities, which could have a material adverse effect on the business, results of operations and financial condition of Choom.

The industry is subject to extensive controls and regulations, which may significantly affect the financial condition of market participants. The marketability of any product may be affected by numerous factors that are beyond Choom’s control and which cannot be predicted, such as changes to government regulations, including those relating to taxes and other government levies which may be imposed. Changes in government levies, including taxes, could reduce Choom’s earnings and could make future capital investments or Choom’s operations uneconomic. The industry is also subject to numerous legal challenges, which may significantly affect the financial condition of market participants and which cannot be reliably predicted.

Environmental Regulations and Risks

Choom’s operations are subject to environmental regulation. These regulations mandate, among other things, the maintenance of air and water quality standards and land reclamation. They also set forth limitations on the generation, transportation, storage and disposal of solid and hazardous waste. Environmental legislation is evolving in a manner which will require stricter standards and enforcement, increased fines and penalties for non-compliance, more stringent environmental assessments of proposed projects and a heightened degree of responsibility for companies and their officers, directors and employees. There is no assurance that future changes in environmental regulation, if any, will not adversely affect Choom’s operations.

Government approvals and permits are currently, and may in the future, be required in connection with Choom’s operations. To the extent such approvals are required and not obtained, Choom, through Medi-Can, may be curtailed or prohibited from the proposed production of medical cannabis or from proceeding with the development of their operations as currently proposed.

Failure to comply with applicable laws, regulations and permitting requirements may result in enforcement actions thereunder, including orders issued by regulatory or judicial authorities causing operations to cease or be curtailed, and may include corrective measures requiring capital expenditures, installation of additional equipment, or remedial actions. Choom may be required to compensate those suffering loss or damage by reason of its operations and may have civil or criminal fines or penalties imposed for violations of applicable laws or regulations.

Changes in Laws, Regulations and Guidelines

Choom’s operations are subject to a variety of laws, regulations and guidelines relating to the manufacture, management, transportation, storage and disposal of medical cannabis but also including laws and regulations relating to health and safety, privacy, the conduct of operations and the protection of the environment. To the knowledge of Choom, it is currently in compliance with all such laws. That said, any changes to such laws, regulations and guidelines are matters beyond the control of Choom that may cause adverse effects to Choom’s operations and financial conditions (see “Narrative Description of Business – Marijuana Legislation”).

The risks to the business of Choom represented by this or similar actions are that they might lead to court rulings or legislative changes that allow those with existing licenses to possess and/or grow medical cannabis, perhaps allow others to opt out of the regulated supply system implemented through the ACMPR by growing their own medical cannabis, or potentially even legitimize illegal areas surrounding cannabis dispensaries. This could significantly reduce the addressable market for Choom’s products and could materially and adversely affect the business, financial condition and results of operations for Choom (see “Narrative Description of Business – Principle Products and Services; see “Narrative Description of Business – Marijuana Legislation”).

While the impact of any of such changes is uncertain and highly dependent on which specific laws, regulations or guidelines are changed and on the outcome of any such court actions, it is not expected that any such changes would have an effect on Choom’s operations that is materially different than the effect on similar-sized companies in the same business as Choom.

In addition, the industry is subject to extensive controls and regulations, which may significantly affect the financial condition of market participants. The marketability of any product may be affected by numerous factors that are beyond Choom’s control and which cannot be predicted, such as changes to government regulations, including those relating to taxes and other government levies which may be imposed. Changes in government levies, including taxes, could reduce Choom’s earnings and could make future capital investments or Choom’s operations uneconomic (see “Narrative Description of Business – Marijuana Legislation”).

Restrictions on Sales Activities

The industry is in its early development stage and restrictions on sales and marketing activities imposed by Health Canada, various medical associations, other governmental or quasi-governmental bodies or voluntary industry associations may adversely affect Choom’s ability to conduct sales and marketing activities and could have a material adverse effect on Choom’s respective businesses, operating results and financial conditions.

Competition

The impact of any developments in cannabis legislation and regulation may be negative for Choom and could result in increased levels of competition in its existing medical market and/or the entry of new competitors in the overall cannabis market in which Choom will operate (also see “Narrative Description of Business – Marijuana Legislation – Competitive Conditions”).

There is potential that Choom will face intense competition from other companies, some of which can be expected to have more financial resources, industry, manufacturing and marketing experience than Choom. Additionally, there is potential that the industry will undergo consolidation, creating larger companies that may have increased geographic scope and other economies of scale. Increased competition by larger, better-financed competitors with geographic or other structural advantages could materially and adversely affect the business, financial condition and results of operations of Choom.

The government of Canada has only issued to date a limited number of licenses under the ACMPR to produce and sell medical cannabis. There are, however, several hundred applicants for licenses. The number of licenses granted could have an impact on the operations of Medi-Can and any Additional LP Targets that Choom may acquire. Because of the early stage of the industry in which Choom operates, Choom expects to face additional competition from new entrants. According to Health Canada there were 91 Licensed Producers as of March 6, 2018. If the number of users of medical cannabis in Canada increases, the demand for products will increase and Choom expects that competition will become more intense, as current and future competitors begin to offer an increasing number of diversified products. To remain competitive, Choom will require a continued level of investment in research and development, marketing, sales and client support. Choom may not have sufficient resources to maintain research and development, marketing, sales and client support efforts on a competitive basis which could materially and adversely affect the business, financial condition and results of operations of Choom.

Risks Inherent in an Agriculture Business

Choom’s business involves the growing of medical cannabis, which is an agricultural product. As such, the business is subject to the risks inherent in the agricultural business, such as pests, plant diseases and similar agricultural risks. Although Choom grows its products indoors under climate controlled conditions, and carefully monitors the growing conditions with trained personnel, there can be no assurance that natural elements will not have a material adverse effect on the volume, quality and consistency of its products.

Vulnerability to Rising Energy Costs

Choom’s cannabis growing operations consume considerable energy, making Choom vulnerable to rising energy costs. Rising or volatile energy costs may adversely impact the business of Choom and its ability to operate profitably.

Product Liability

As a manufacturer and distributor of products designed to be ingested or inhaled by humans, Choom faces an inherent risk of exposure to product liability claims, regulatory action and litigation if its products are alleged to have caused significant loss or injury. In addition, the manufacture and sale of products involve the risk of injury or loss to consumers due to tampering by unauthorized third parties, product contamination, unauthorized use by consumers or other third parties. Previously unknown adverse reactions resulting from human consumption of Choom’s products alone or in combination with other medications or substances could occur. Choom may be subject to various product liability claims, including, among others, that Choom’s products caused injury, illness or loss, include inadequate instructions for use or include inadequate warnings concerning possible side effects or interactions with other substances. A product liability claim or regulatory action against Choom could result in increased costs, adversely affect Choom’s reputation with its respective clients and consumers generally, and adversely affect the results of operations and financial conditions of Choom.

Product Recalls

Manufacturers and distributors of products may be subject to the recall or return of their products for a variety of reasons, including product defects, such as contamination, unintended harmful side effects or interactions with other substances, packaging safety and inadequate or inaccurate labeling disclosure. If any of Choom’s products are recalled due to an alleged product defect or for any other reason, Choom could be required to incur the unexpected expense of the recall and any legal proceedings that might arise in connection with the recall. Choom may lose a significant amount of sales and may not be able to replace those sales at an acceptable margin or at all. In addition, a product recall may require significant management attention.

Operating Risk and Insurance Coverage

Choom has insurance to protect its assets, operations and employees. While Choom believes its insurance coverage addresses all material risks to which they are exposed and is adequate and customary in its current state of operations, such insurance is subject to coverage limits and exclusions and may not be available for the risks and hazards to which Choom is exposed. However, Choom may also be unable to maintain insurance to cover these risks at economically feasible premiums. Insurance coverage may not continue to be available or may not be adequate to cover any resulting liability. Choom might also become subject to liability for pollution or other hazards which may not be insured against or which Choom may elect not to insure against because of premium costs or other reasons. Losses from these events may cause Choom to incur significant costs that could have a material adverse effect upon Choom’s financial performance and results of operations.

Under Canadian regulations, a Licensed Producer of cannabis may have restrictions on the type and form of marketing it can undertake which could materially impact sales performance.

The development of Choom’s future business and operating results may be hindered by applicable restrictions on sales and marketing activities imposed by Health Canada. The regulatory environment in Canada limits Choom’s ability to compete for market share in a manner similar to other industries. If Choom is unable to effectively market its products and compete for market share, or if the costs of compliance with government legislation and regulation cannot be absorbed through increased selling prices for its products, Choom’s sales and operating results could be adversely affected.

Choom could be liable for fraudulent or illegal activity by its employees, contractors and consultants resulting in significant financial losses to claims against Choom.

Choom, is exposed to the risk that its employees, independent contractors and consultants may engage in fraudulent or other illegal activity. Misconduct by these parties could include intentional, reckless and/or negligent conduct or disclosure of unauthorized activities to Choom that violates: (i) government regulations; (ii) manufacturing standards; (iii) federal and provincial healthcare fraud and abuse laws and regulations; or (iv) laws that require the true, complete and accurate reporting of financial information or data. It is not always possible for Choom to identify and deter misconduct by its employees and other third parties, and the precautions taken by Choom to detect and prevent this activity may not be effective in controlling unknown or unmanaged risks or losses or in protecting Choom from governmental investigations or other actions or lawsuits stemming from a failure to be in compliance with such laws or regulations. If any such actions are instituted against Choom, and it is not successful in defending itself or asserting its rights, those actions could have a significant impact on Choom’s business, including the imposition of civil, criminal and administrative penalties, damages, monetary fines, contractual damages, reputational harm, diminished profits and future earnings, and curtailment of Choom’s operations, any of which could have a material adverse effect on Choom’s business, financial condition and results of operations.

Choom will be reliant on information technology systems and may be subject to damaging cyber-attacks.

Choom has entered into agreements with third parties for hardware, software, telecommunications and other information technology (“IT”) services in connection with its operations. Choom’s operations depend, in part, on how well it and its suppliers protect networks, equipment, IT systems and software against damage from a number of threats, including, but not limited to, cable cuts, damage to physical plants, natural disasters, intentional damage and destruction, fire, power loss, hacking, computer viruses, vandalism and theft. Choom’s operations also depend on the timely maintenance, upgrade and replacement of networks, equipment, IT systems and software, as well as pre-emptive expenses to mitigate the risks of failures. Any of these and other events could result in information system failures, delays and/or increase in capital expenses. The failure of information systems or a component of information systems could, depending on the nature of any such failure, adversely impact Choom’s reputation and results of operations.

Choom has not experienced any material losses to date relating to cyber-attacks or other information security breaches, but there can be no assurance that Choom will not incur such losses in the future. Choom’s risk and exposure to these matters cannot be fully mitigated because of, among other things, the evolving nature of these threats. As a result, cyber security and the continued development and enhancement of controls, processes and practices designed to protect systems, computers, software, data and networks from attack, damage or unauthorized access is a priority. As cyber threats continue to evolve, Choom may be required to expend additional resources to continue to modify or enhance protective measures or to investigate and remediate any security vulnerabilities.

Choom may be subject to breaches of security at its facilities.

Given the nature of Choom’s product and its lack of legal availability outside of channels approved by the Government of Canada, as well as the concentration of inventory in its Facility, despite meeting or exceeding Health Canada’s security requirements, there remains a risk of shrinkage as well as theft. A security breach at one of Choom’s facilities could expose Choom to additional liability and to potentially costly litigation, increase expenses relating to the resolution and future prevention of these breaches and may deter potential patients from choosing Choom’s products.

In certain circumstances, Choom’s reputation could be damaged.

Damage to Choom’s reputation can be the result of the actual or perceived occurrence of any number of events, and could include any negative publicity, whether true or not. The increased usage of social media and other web-based tools used to generate, publish and discuss user-generated content and to connect with other users has made it increasingly easier for individuals and groups to communicate and share opinions and views regarding Choom and its activities, whether true or not. Although Choom believes that it operates in a manner that is respectful to all stakeholders and that it takes care in protecting its image and reputation, Choom does not ultimately have direct control over how it is perceived by others. Reputation loss may result in decreased investor confidence, increased challenges in developing and maintaining community relations and an impediment to Choom’s overall ability to advance its projects, thereby having a material adverse impact on financial performance, financial condition, cash flows and growth prospects.

LEGAL PROCEEDINGS

There are no legal proceedings outstanding, threatened or pending, as of the date hereof, by or against Choom or to which Choom is a party or to which its properties are subject, nor to Choom’s knowledge are any such legal proceedings contemplated which could become material to a purchaser of securities of Choom.

INTEREST OF MANAGEMENT AND OTHERS IN MATERIAL TRANSACTIONS

None of Choom’s directors, senior officers and principal shareholders or any of their associates or affiliates have a material interest, direct or indirect, in any transactions in which Choom has participated since incorporation or will have any material interest in any proposed transaction, which has materially affected or will materially affect Choom.

AUDITORS, REGISTRAR AND TRANSFER AGENT

Choom’s independent auditors are Smythe LLP, Chartered Professional Accountants, of 7th Floor, 355 Burrard Street, Vancouver, British Columbia V6C 2G8.

Choom’s registrar and transfer agent for its Choom Shares is Computershare Investor Services Inc. of Vancouver, B.C.

MATERIAL CONTRACTS

The following are the only material contracts, other than those contracts entered into in the ordinary course of business, which Choom has entered into since the beginning of the last financial year before the date of this disclosure, entered into prior to such date but which contract is still in effect, or to which Choom is or will become a party to (see “General Development of Business – Material Transactions – Cannabis”):

•	the Medi-Can Agreement;

•	the IGC LOI;

•	the Targetco LOI;

•	the Expression of Interest; and

•	the ABcann Supply Agreement.

OTHER MATERIAL FACTS

Management of Choom is not aware of any other matter to come before the Meeting other than as set forth in the Notice.

ADDITIONAL INFORMATION

Additional information relating to Choom is available through the internet on the Canadian System for Electronic Document Analysis and Retrieval (SEDAR) which can be accessed at www.sedar.com. Shareholders may request copies of Choom’s financial statements and MD&A by contacting Choom at #350-409 Granville Street, Vancouver, British Columbia V6C 1T2.

Schedule “A”

CHOOM HOLDINGS INC.
(the “Company”)

AUDIT COMMITTEE’S CHARTER

Mandate

The primary function of the audit committee (the “Committee”) is to assist the board of directors (the “Board of Directors”) in fulfilling its financial oversight responsibilities by reviewing the financial reports and other financial information provided by the Company to regulatory authorities and shareholders, the Company’s systems of internal controls regarding finance and accounting and the Company’s auditing, accounting and financial reporting processes. Consistent with this function, the Committee will encourage continuous improvement of, and should foster adherence to, the Company’s policies, procedures and practices at all levels. The Committee’s primary duties and responsibilities are to:

•	Serve as an independent and objective party to monitor the Company’s financial reporting and internal control system and review the Company’s financial statements.

•	Review and appraise the performance of the Company’s external auditors.

•	Provide an open avenue of communication among the Company’s auditors, financial and senior management and the Board of Directors.

Composition

The Committee shall be comprised of three directors as determined by the Board of Directors, the majority of whom shall be free from any relationship that, in the opinion of the Board of Directors, would interfere with the exercise of his or her independent judgment as a member of the Committee.

At least one member of the Committee shall have accounting or related financial management expertise. All members of the Committee that are not financially literate will work towards becoming financially literate to obtain a working familiarity with basic finance and accounting practices. For the purposes of the Company’s Charter, the definition of “financially literate” is the ability to read and understand a set of financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of the issues that can presumably be expected to be raised by the Company’s financial statements.

The members of the Committee shall be elected by the Board of Directors at its first meeting following the annual shareholders’ meeting. Unless a Chair is elected by the full Board of Directors, the members of the Committee may designate a Chair by a majority vote of the full Committee membership.

Meetings

The Committee shall meet a least once annually, or more frequently as circumstances dictate. As part of its job to foster open communication, the Committee will meet at least annually with the Chief Financial Officer and the external auditors in separate sessions.

Responsibilities and Duties

To fulfill its responsibilities and duties, the Committee shall:

Documents/Reports Review

a)	Review and update this Charter annually.

b)

Review the Company’s financial statements, MD&A and any annual and interim earnings, press releases before the Company publicly discloses this information and any reports or other financial information (including quarterly financial statements), which are submitted to any governmental body, or to the public, including any certification, report, opinion, or review rendered by the external auditors.

External Auditors

c)	Review annually, the performance of the external auditors who shall be ultimately accountable to the Board of Directors and the Committee as representatives of the shareholders of the Company.

d)	Obtain annually, a formal written statement of external auditors setting forth all relationships between the external auditors and the Company, consistent with Independence Standards Board Standard 1.

e)	Review and discuss with the external auditors any disclosed relationships or services that may impact the objectivity and independence of the external auditors.

f)	Take, or recommend that the full Board of Directors take, appropriate action to oversee the independence of the external auditors.

g)	Recommend to the Board of Directors the selection and, where applicable, the replacement of the external auditors nominated annually for shareholder approval.

h)

At each meeting, consult with the external auditors, without the presence of management, about the quality of the Company’s accounting principles, internal controls and the completeness and accuracy of the Company’s financial statements.

i)	Review and approve the Company’s hiring policies regarding partners, employees and former partners and employees of the present and former external auditors of the Company.

j)	Review with management and the external auditors the audit plan for the year-end financial statements and intended template for such statements.

k)

Review and pre-approve all audit and audit-related services and the fees and other compensation related thereto, and any non-audit services, provided by the Company’s external auditors. The pre-approval requirement is waived with respect to the provision of non-audit services if:

a.

the aggregate amount of all such non-audit services provided to the Company constitutes not more than five percent of the total amount of revenues paid by the Company to its external auditors during the fiscal year in which the non-audit services are provided;

b.	such services were not recognized by the Company at the time of the engagement to be non-audit services; and

c.

such services are promptly brought to the attention of the Committee by the Company and approved prior to the completion of the audit by the Committee or by one or more members of the Committee who are members of the Board of Directors to whom authority to grant such approvals has been delegated by the Committee.

Provided the pre-approval of the non-audit services is presented to the Committee’s first scheduled meeting following such approval such authority may be delegated by the Committee to one or more independent members of the Committee.

Financial Reporting Processes

(a)	In consultation with the external auditors, review with management the integrity of the Company’s financial reporting process, both internal and external.

(b)	Consider the external auditors’ judgments about the quality and appropriateness of the Company’s accounting principles as applied in its financial reporting.

(c)	Consider and approve, if appropriate, changes to the Company’s auditing and accounting principles and practices as suggested by the external auditors and management.

(d)	Review significant judgments made by management in the preparation of the financial statements and the view of the external auditors as to appropriateness of such judgments.

(e)

Following completion of the annual audit, review separately with management and the external auditors any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information.

(f)	Review any significant disagreement among management and the external auditors in connection with the preparation of the financial statements.

(g)	Review with the external auditors and management the extent to which changes and improvements in financial or accounting practices have been implemented.

(h)	Review any complaints or concerns about any questionable accounting, internal accounting controls or auditing matters.

(i)	Review certification process.

(j)	Establish a procedure for the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

Other

Review, with the Company’s counsel, any legal matters that could have a significant impact on the Company’s financial statements and to review any related-party transactions.

APPENDIX C
SUMMARY OF THE AMALGAMATION AGREEMENT

The following is a summary of the pertinent features of the amalgamation agreement effective as of March 16, 2018, among the Corporation, Choom and Newco (the “Amalgamation Agreement”). The summary is not meant to be complete and should be read in conjunction with the full text of the Amalgamation Agreement, which is available on the Corporation’s profile at www.sedar.com. All capitalized terms, where not defined herein, have the meaning ascribed to them in the Amalgamation Agreement.

Representations, Warranties and Covenants

The Amalgamation Agreement contains detailed representations and warranties made by each of Choom, the Corporation and Newco to the others in respect of their respective assets, liabilities, capital, financial position and operations. Each of Choom, the Corporation and Newco also provide covenants in favour of the others which govern the conduct of their operations and affairs prior to the completion of the Amalgamation.

Conditions of the Amalgamation

The Amalgamation Agreement contains a number of conditions precedent to the obligations of Choom and Newco (collectively, the “Choom Parties”) and the Corporation thereunder. Unless all of such conditions are satisfied or waived by the party or parties for whose benefit such conditions exist, the Amalgamation will not proceed. There is no assurance that the conditions will be satisfied or waived on a timely basis, or at all. The conditions to the Amalgamation becoming effective are set out in Part 7 of the Amalgamation Agreement. Please refer to the Amalgamation Agreement, which is available on the Corporation’s profile at www.sedar.com, for the full text of the conditions. The following is a summary of certain of the conditions precedent:

Mutual Conditions

a)	the Corporation, Specialty and the Specialty Shareholders having completed the Specialty Acquisition[3];

b)	the Amalgamation Resolution having been approved by not less than two-thirds (2/3rds) of the votes cast by the Tungsten Shareholders at the Meeting;

c)	if required by the CSE, the Amalgamation having been approved by a majority of the Choom Shareholders;

d)	the Parties having obtained the consent of any parties from whom consent to the consummation of the Amalgamation is required, including the CSE and other applicable regulatory authorities; and

e)	dissent rights not having been exercised with respect to the Amalgamation by Tungsten Shareholders holding an aggregate of 5% or more of the Common Shares outstanding on the Record Date.

Conditions in Favour of Choom and Newco

f)

the Corporation having performed, satisfied and complied with all obligations, covenants and agreements to be performed and complied with by it on or before the Effective Date and that, except as affected by the transactions contemplated by this Amalgamation Agreement, the representations and warranties of the Corporation made in the Amalgamation Agreement having been true and correct in all material respects as at the Effective Date;

g)

no act, action, suit, proceeding, objection or opposition having been taken against or affecting the Corporation before or by any domestic or foreign court, tribunal or governmental agency or other regulatory or administrative agency or commission by any elected or appointed public official or private person in Canada or elsewhere, whether or not having the force of law and no law, regulation, policy, judgment, decision, order, ruling or directive (whether or not having the force of law) having been enacted, promulgated, amended or applied, which in the sole judgment of Choom, acting reasonably, in either case has had or, if the Amalgamation was consummated, would result in a material adverse change respecting Tungsten or would materially impede the ability of the Parties to complete the Amalgamation; and

___________________________________

3 Completion of the Specialty Acquisition is, itself, subject to a number of conditions precedent, including receipt by Specialty of a license under the ACMPR to produce and sell cannabis.

h)	there not having occurred a material adverse change of the Corporation.

Conditions in favour of Tungsten

i)

Choom and Newco having performed, satisfied and complied with all obligations, covenants and agreements to be performed and complied with by them on or before the Effective Date and that, except as affected by the transactions contemplated by this Amalgamation Agreement, the representations and warranties of Choom and Newco made in the Amalgamation Agreement having been true and correct in all material respects as at the Effective Date;

j)

no act, action, suit, proceeding, objection or opposition having been taken against or affecting Choom before or by any domestic or foreign court, tribunal or governmental agency or other regulatory or administrative agency or commission by any elected or appointed public official or private person in Canada or elsewhere, whether or not having the force of law and no law, regulation, policy, judgment, decision, order, ruling or directive (whether or not having the force of law) having been enacted, promulgated, amended or applied, which in the sole judgment of the Corporation, acting reasonably, in either case has had or, if the Amalgamation was consummated, would result in a material adverse change respecting Choom or would materially impede the ability of the Parties to complete the Amalgamation; and

k)	there not having occurred a material adverse change of Choom; and

l)	Choom having completed the Concurrent Financing for minimum aggregate proceeds of $4,000,000.

Mutual Covenants

Each of the Corporation, Choom and Newco agree that, until the earlier of the Effective Date or the termination of the Amalgamation Agreement, in each case as otherwise expressly permitted or specifically contemplated by the Amalgamation Agreement or required by applicable laws, it shall:

a)	carry on its business in the usual, regular and ordinary course of business consistent with its past practice;

b)

not incur any indebtedness other than in the ordinary course of business consistent with its past practice, or as required in connection with the combination of the business of Choom and Tungsten (the “Business Combination”;

c)	not alter or amend its constating documents as the same exist at the date of the Amalgamation Agreement, except as contemplated by the Amalgamation Agreement;

d)

take, or cause to be taken, all action and to do, or cause to be done, all other things necessary, proper or advisable under applicable laws to complete the Amalgamation, including using reasonable commercial efforts:

a.

to obtain all necessary consents, assignments, waivers and amendments to or terminations of any agreements and take such measures as may be appropriate to fulfill its obligations under the Amalgamation Agreement and to carry out the transactions contemplated by the Amalgamation Agreement;

b.	to effect all necessary registrations, filings and submissions of information requested by governmental authorities required to be effected by it in connection with the Amalgamation;

c.

to oppose, lift or rescind any injunction or restraining or other order seeking to stop, or otherwise adversely affecting its ability to consummate, the Amalgamation and to defend, or cause to be defended, any proceedings to which it is a party or brought against it or its directors or officers challenging the Amalgamation Agreement or the consummation of the transactions contemplated by the Amalgamation Agreement; and

d.

to reasonably cooperate with the other parties and their tax advisors in structuring the Amalgamation and other transactions contemplated to occur in conjunction with the Amalgamation in a tax effective manner and assist the other parties and their tax advisors in making such investigations and enquiries with respect to such parties in that regard, as the other parties and its tax advisors shall consider necessary, acting reasonably;

e)	not take any action that would render, or may reasonably be expected to render, any representation or warranty made by such party in the Amalgamation Agreement untrue in any material respect;

f)	use reasonable commercial efforts to obtain and maintain the third party approvals applicable to them and provide the same to the other parties on or prior to the Effective Date;

g)	use reasonable commercial efforts to complete the Business Combination by April 30, 2018, or as soon as reasonably practicable thereafter;

h)

except with respect to the Specialty Acquisition or as otherwise provided in the Amalgamation Agreement, not amalgamate or consolidate with, or enter into any other corporate reorganization with, any other corporation or person or perform any act or enter into any transaction or negotiation which, in the opinion of Tungsten or Choom acting reasonably, interferes or is inconsistent with the completion of the transactions contemplated hereby. Without limiting the foregoing, except as provided in the Amalgamation Agreement, none of the parties shall (i) make any distribution by way of dividend, return of capital or otherwise to or for the benefit of its shareholders or (ii) issue any of its shares or other securities convertible into shares or enter into any commitment or agreement (other than on the exercise of convertible securities) except with respect to the Specialty Acquisition, the Tungsten Options and the Concurrent Financing;

i)

furnish to the other parties such information, in addition to the information contained in the Amalgamation Agreement, relating to its financial condition, business, properties and affairs as may reasonably be requested by another party, which information shall be true and complete in all material respects and shall not contain an untrue statement of any material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances in which they are made, not misleading and will notify the other parties of any significant development or material change relating to it promptly after becoming aware of any such development or change;

j)

promptly notify the other parties in writing of any change in any representation or warranty provided in the Amalgamation Agreement which change is or may be of such a nature as to render any representation or warranty misleading or untrue in any material respect and the parties shall in good faith discuss with the other parties such change in circumstances (actual, anticipated, contemplated, or to its knowledge, threatened) which is of such a nature that there may be a reasonable question as to whether notice need to be given to the other parties pursuant to this section;

k)	promptly notify the other parties in writing of any material breach by such party of any covenant, obligation or agreement contained in the Amalgamation Agreement; and

l)

not, directly or indirectly, solicit, initiate, assist, facilitate, promote or knowingly encourage the initiation of proposals or offers from, entertain or enter into discussions or negotiations with any person other than the other parties hereto, with respect to any amalgamation, merger, consolidation, arrangement, restructuring, sale of any material assets or part thereof of such party, unless such action, matter or transaction is part of the transactions contemplated in the Amalgamation Agreement or is required as a result of the duties of directors and officers of the applicable party in compliance with applicable laws.

Covenants of the Corporation

From the date of the Amalgamation Agreement until the earlier of the Effective Date and the termination of the Amalgamation Agreement, except as expressly permitted or specifically contemplated by the Amalgamation Agreement or required by applicable laws, Tungsten covenants and agrees that Tungsten shall:

a)	use reasonable commercial efforts to complete the Specialty Acquisition by April 30, 2018, or as soon as reasonably practicable thereafter;

b)

within ten days of the execution of the Amalgamation Agreement, deliver to Choom a notice of waiver of condition precedent from Tungsten and Specialty waiving the requirement for Tungsten to complete the concurrent financing contemplated in the Specialty Agreement;

c)	cause the key shareholders of Specialty to enter into the a co-covenantor agreement with Choom;

d)

use reasonable commercial efforts to satisfy or cause the satisfaction of all closing conditions set forth in the Amalgamation Agreement as soon as reasonably practicable, to the extent the fulfillment of the same is within the control of Tungsten;

e)	use reasonable commercial efforts to seek approval of the Amalgamation Resolution at the Meeting, together with the approval of such matters as are required to effect the Amalgamation; and

f)	promptly advise Choom of the number of Common Shares for which Tungsten receives notices of dissent or written objections to the Amalgamation.

Covenants of Choom

From the date of the Amalgamation Agreement until the earlier of the Effective Date and the termination of the Amalgamation Agreement, except as expressly permitted or specifically contemplated by the Amalgamation Agreement or required by applicable laws, each of Choom and Newco covenant and agree that:

a)

Choom and Newco shall use their reasonable commercial efforts to satisfy or cause the satisfaction of the closing conditions set forth in the Amalgamation Agreement as soon as reasonably practicable, to the extent the fulfillment of the same is within the control of Choom or Newco, as the case may be;

b)	Choom shall, as the sole shareholder of Newco, approve by special resolution the Amalgamation, together with such matters as are required to effect the Amalgamation;

c)	Choom shall, subject to the approval of the CSE, cause, as of the Effective Time, the Choom Board of Directors to consist of at least five directors, including:

a.	one nominated by Tungsten; and

b.	four nominated by Choom, one of which will be Christopher Bogart; and

shall cause, as of the Effective Time, the following individual to be appointed as officers of Choom:

c.	Michael Forbes as Chief Operating Officer; and

d)

Choom shall, on the effective date, provide to the Transfer Agent a direction authorizing and directing the Transfer Agent to issue the Choom Shares issuable under the Amalgamation to holders of the Common Shares and shall direct the Transfer Agent to distribute the Choom Shares to the holders of the Common Shares in accordance with the terms of the Amalgamation.

Termination of Amalgamation Agreement

The Amalgamation Agreement may be terminated in each of the following circumstances:

a)	by written agreement executed and delivered by Choom and Tungsten;

b)

by any party if the effective date shall not have occurred within 90 days of the date of the Amalgamation Agreement (the “Outside Date”) provided that the failure to close by the Outside Date is not the result, directly or indirectly, of such terminating party’s breach of the Amalgamation Agreement;

c)

by Choom if there has been a material breach by Tungsten of any representation, warranty, covenant or agreement set forth in the Amalgamation Agreement or any of the documents contemplated hereby, which breach Tungsten fails to cure within ten (10) business days after written notice thereof is given by Choom;

d)

by Tungsten if there has been a material breach by Choom or Newco of any representation, warrant, covenant or agreement set forth in the Amalgamation Agreement or any of the documents contemplated hereby, which breach Choom or Newco, as applicable, fails to cure within ten (10) business days after written notice thereof is given by Tungsten;

e)

by either party by written notice to the other party if any mutual closing condition is not satisfied or waived on or before the Effective Date where the failure to satisfy any such condition is not the result, directly or indirectly, of such terminating party’s breach of the Amalgamation Agreement;

f)	by Tungsten by written notice to the other parties if any closing condition for its benefit is not satisfied or waived on or before the Effective Date; or

g)	by Choom or Newco by written notice to Tungsten if any closing condition for its benefit is not satisfied or waived on or before the Effective Date.

APPENDIX D
DISSENT RIGHTS

Division 2 of Part 8 of the BCBCA

237	Definitions and application

(1)	In this Division:

“dissenter” means a shareholder who, being entitled to do so, sends written notice of dissent when and as required by section 242;

 “notice shares” means, in relation to a notice of dissent, the shares in respect of which dissent is being exercised under the notice of dissent;

“payout value” means,

(a)	in the case of a dissent in respect of a resolution, the fair value that the notice shares had immediately before the passing of the resolution,

(b)

in the case of a dissent in respect of an arrangement approved by a court order made under section 291 (2) (c) that permits dissent, the fair value that the notice shares had immediately before the passing of the resolution adopting the arrangement,

(c)

in the case of a dissent in respect of a matter approved or authorized by any other court order that permits dissent, the fair value that the notice shares had at the time specified by the court order, or

(d)	in the case of a dissent in respect of a community contribution company, the value of the notice shares set out in the regulations,

excluding any appreciation or depreciation in anticipation of the corporate action approved or authorized by the resolution or court order unless exclusion would be inequitable.

(2)	This Division applies to any right of dissent exercisable by a shareholder except to the extent that

(a)	the court orders otherwise, or

(b)	in the case of a right of dissent authorized by a resolution referred to in section 238 (1) (g), the court orders otherwise or the resolution provides otherwise.

238	Right to dissent

(1)	A shareholder of a company, whether or not the shareholder’s shares carry the right to vote, is entitled to dissent as follows:

(a)	under section 260, in respect of a resolution to alter the articles

(i)	to alter restrictions on the powers of the company or on the business the company is permitted to carry on, or

(ii)	without limiting subparagraph (i), in the case of a community contribution company, to alter any of the company’s community purposes within the meaning of section 51.91;

(b)	under section 272, in respect of a resolution to adopt an amalgamation agreement;

(c)	under section 287, in respect of a resolution to approve an amalgamation under Division 4 of Part 9;

(d)	in respect of a resolution to approve an arrangement, the terms of which arrangement permit dissent;

(e)	under section 301 (5), in respect of a resolution to authorize or ratify the sale, lease or other disposition of all or substantially all of the company’s undertaking;

(f)	under section 309, in respect of a resolution to authorize the continuation of the company into a jurisdiction other than British Columbia;

(g)	in respect of any other resolution, if dissent is authorized by the resolution;

(h)	in respect of any court order that permits dissent.

(2)	A shareholder wishing to dissent must

(a)	prepare a separate notice of dissent under section 242 for

(i)	the shareholder, if the shareholder is dissenting on the shareholder’s own behalf, and

(ii)	each other person who beneficially owns shares registered in the shareholder’s name and on whose behalf the shareholder is dissenting,

(b)	identify in each notice of dissent, in accordance with section 242 (4), the person on whose behalf dissent is being exercised in that notice of dissent, and

(c)	dissent with respect to all of the shares, registered in the shareholder’s name, of which the person identified under paragraph (b) of this subsection is the beneficial owner.

(3)	Without limiting subsection (2), a person who wishes to have dissent exercised with respect to shares of which the person is the beneficial owner must

(a)	dissent with respect to all of the shares, if any, of which the person is both the registered owner and the beneficial owner, and

(b)	cause each shareholder who is a registered owner of any other shares of which the person is the beneficial owner to dissent with respect to all of those shares.

239	Waiver of right to dissent

(1)	A shareholder may not waive generally a right to dissent but may, in writing, waive the right to dissent with respect to a particular corporate action.

(2)	A shareholder wishing to waive a right of dissent with respect to a particular corporate action must

(a)	provide to the company a separate waiver for

(i)	the shareholder, if the shareholder is providing a waiver on the shareholder’s own behalf, and

(ii)	each other person who beneficially owns shares registered in the shareholder’s name and on whose behalf the shareholder is providing a waiver, and

(b)	identify in each waiver the person on whose behalf the waiver is made.

(3)

If a shareholder waives a right of dissent with respect to a particular corporate action and indicates in the waiver that the right to dissent is being waived on the shareholder’s own behalf, the shareholder’s right to dissent with respect to the particular corporate action terminates in respect of the shares of which the shareholder is both the registered owner and the beneficial owner, and this Division ceases to apply to

(a)	the shareholder in respect of the shares of which the shareholder is both the registered owner and the beneficial owner, and

(b)

any other shareholders, who are registered owners of shares beneficially owned by the first mentioned shareholder, in respect of the shares that are beneficially owned by the first mentioned shareholder.

(4)

If a shareholder waives a right of dissent with respect to a particular corporate action and indicates in the waiver that the right to dissent is being waived on behalf of a specified person who beneficially owns shares registered in the name of the shareholder, the right of shareholders who are registered owners of shares beneficially owned by that specified person to dissent on behalf of that specified person with respect to the particular corporate action terminates and this Division ceases to apply to those shareholders in respect of the shares that are beneficially owned by that specified person.

240	Notice of resolution

(1)

If a resolution in respect of which a shareholder is entitled to dissent is to be considered at a meeting of shareholders, the company must, at least the prescribed number of days before the date of the proposed meeting, send to each of its shareholders, whether or not their shares carry the right to vote,

(a)	a copy of the proposed resolution, and

(b)	a notice of the meeting that specifies the date of the meeting, and contains a statement advising of the right to send a notice of dissent.

(2)

If a resolution in respect of which a shareholder is entitled to dissent is to be passed as a consent resolution of shareholders or as a resolution of directors and the earliest date on which that resolution can be passed is specified in the resolution or in the statement referred to in paragraph (b), the company may, at least 21 days before that specified date, send to each of its shareholders, whether or not their shares carry the right to vote,

(a)	a copy of the proposed resolution, and

(b)	a statement advising of the right to send a notice of dissent.

(3)

If a resolution in respect of which a shareholder is entitled to dissent was or is to be passed as a resolution of shareholders without the company complying with subsection (1) or (2), or was or is to be passed as a directors’ resolution without the company complying with subsection (2), the company must, before or within 14 days after the passing of the resolution, send to each of its shareholders who has not, on behalf of every person who beneficially owns shares registered in the name of the shareholder, consented to the resolution or voted in favour of the resolution, whether or not their shares carry the right to vote,

(a)	a copy of the resolution,

(b)	a statement advising of the right to send a notice of dissent, and

(c)	if the resolution has passed, notification of that fact and the date on which it was passed.

(4)	Nothing in subsection (1), (2) or (3) gives a shareholder a right to vote in a meeting at which, or on a resolution on which, the shareholder would not otherwise be entitled to vote.

241	Notice of court orders

If a court order provides for a right of dissent, the company must, not later than 14 days after the date on which the company receives a copy of the entered order, send to each shareholder who is entitled to exercise that right of dissent

(a)	a copy of the entered order, and

(b)	a statement advising of the right to send a notice of dissent.

242	Notice of dissent

(1)	A shareholder intending to dissent in respect of a resolution referred to in section 238 (1) (a), (b), (c), (d), (e) or (f) must,

(a)

if the company has complied with section 240 (1) or (2), send written notice of dissent to the company at least 2 days before the date on which the resolution is to be passed or can be passed, as the case may be,

(b)	if the company has complied with section 240 (3), send written notice of dissent to the company not more than 14 days after receiving the records referred to in that section, or

(c)	if the company has not complied with section 240 (1), (2) or (3), send written notice of dissent to the company not more than 14 days after the later of

(i)	the date on which the shareholder learns that the resolution was passed, and

(ii)	the date on which the shareholder learns that the shareholder is entitled to dissent.

(2)	A shareholder intending to dissent in respect of a resolution referred to in section 238 (1) (g) must send written notice of dissent to the company

(a)	on or before the date specified by the resolution or in the statement referred to in section 240 (2) (b) or (3) (b) as the last date by which notice of dissent must be sent, or

(b)	if the resolution or statement does not specify a date, in accordance with subsection (1) of this section.

(3)	A shareholder intending to dissent under section 238 (1) (h) in respect of a court order that permits dissent must send written notice of dissent to the company

(a)	within the number of days, specified by the court order, after the shareholder receives the records referred to in section 241, or

(b)	if the court order does not specify the number of days referred to in paragraph (a) of this subsection, within 14 days after the shareholder receives the records referred to in section 241.

(4)	A notice of dissent sent under this section must set out the number, and the class and series, if applicable, of the notice shares, and must set out whichever of the following is applicable:

(a)

if the notice shares constitute all of the shares of which the shareholder is both the registered owner and beneficial owner and the shareholder owns no other shares of the company as beneficial owner, a statement to that effect;

(b)

if the notice shares constitute all of the shares of which the shareholder is both the registered owner and beneficial owner but the shareholder owns other shares of the company as beneficial owner, a statement to that effect and

(i)	the names of the registered owners of those other shares,

(ii)	the number, and the class and series, if applicable, of those other shares that are held by each of those registered owners, and

(iii)	a statement that notices of dissent are being, or have been, sent in respect of all of those other shares;

(c)	if dissent is being exercised by the shareholder on behalf of a beneficial owner who is not the dissenting shareholder, a statement to that effect and

(i)	the name and address of the beneficial owner, and

(ii)	a statement that the shareholder is dissenting in relation to all of the shares beneficially owned by the beneficial owner that are registered in the shareholder’s name.

(5)

The right of a shareholder to dissent on behalf of a beneficial owner of shares, including the shareholder, terminates and this Division ceases to apply to the shareholder in respect of that beneficial owner if subsections (1) to (4) of this section, as those subsections pertain to that beneficial owner, are not complied with.

243	Notice of intention to proceed

(1)	A company that receives a notice of dissent under section 242 from a dissenter must,

(a)	if the company intends to act on the authority of the resolution or court order in respect of which the notice of dissent was sent, send a notice to the dissenter promptly after the later of

(i)	the date on which the company forms the intention to proceed, and

(ii)	the date on which the notice of dissent was received, or

(b)	if the company has acted on the authority of that resolution or court order, promptly send a notice to the dissenter.

(2)	A notice sent under subsection (1) (a) or (b) of this section must

(a)	be dated not earlier than the date on which the notice is sent,

(b)	state that the company intends to act, or has acted, as the case may be, on the authority of the resolution or court order, and

(c)	advise the dissenter of the manner in which dissent is to be completed under section 244.

244	Completion of dissent

(1)	A dissenter who receives a notice under section 243 must, if the dissenter wishes to proceed with the dissent, send to the company or its transfer agent for the notice shares, within one month after the date of the notice,

(a)	a written statement that the dissenter requires the company to purchase all of the notice shares,

(b)	the certificates, if any, representing the notice shares, and

(c)	if section 242 (4) (c) applies, a written statement that complies with subsection (2) of this section.

(2)	The written statement referred to in subsection (1) (c) must

(a)	be signed by the beneficial owner on whose behalf dissent is being exercised, and

(b)	set out whether or not the beneficial owner is the beneficial owner of other shares of the company and, if so, set out

(i)	the names of the registered owners of those other shares,

(ii)	the number, and the class and series, if applicable, of those other shares that are held by each of those registered owners, and

(iii)	that dissent is being exercised in respect of all of those other shares.

(3)	After the dissenter has complied with subsection (1),

(a)	the dissenter is deemed to have sold to the company the notice shares, and

(b)	the company is deemed to have purchased those shares, and must comply with section 245, whether or not it is authorized to do so by, and despite any restriction in, its memorandum or articles.

(4)

Unless the court orders otherwise, if the dissenter fails to comply with subsection (1) of this section in relation to notice shares, the right of the dissenter to dissent with respect to those notice shares terminates and this Division, other than section 247, ceases to apply to the dissenter with respect to those notice shares.

(5)

Unless the court orders otherwise, if a person on whose behalf dissent is being exercised in relation to a particular corporate action fails to ensure that every shareholder who is a registered owner of any of the shares beneficially owned by that person complies with subsection (1) of this section, the right of shareholders who are registered owners of shares beneficially owned by that person to dissent on behalf of that person with respect to that corporate action terminates and this Division, other than section 247, ceases to apply to those shareholders in respect of the shares that are beneficially owned by that person.

(6)	A dissenter who has complied with subsection (1) of this section may not vote, or exercise or assert any rights of a shareholder, in respect of the notice shares, other than under this Division.

245	Payment for notice shares

(1)	A company and a dissenter who has complied with section 244 (1) may agree on the amount of the payout value of the notice shares and, in that event, the company must

(a)	promptly pay that amount to the dissenter, or

(b)	if subsection (5) of this section applies, promptly send a notice to the dissenter that the company is unable lawfully to pay dissenters for their shares.

(2)	A dissenter who has not entered into an agreement with the company under subsection (1) or the company may apply to the court and the court may

(a)

determine the payout value of the notice shares of those dissenters who have not entered into an agreement with the company under subsection (1), or order that the payout value of those notice shares be established by arbitration or by reference to the registrar, or a referee, of the court,

(b)	join in the application each dissenter, other than a dissenter who has entered into an agreement with the company under subsection (1), who has complied with section 244 (1), and

(c)	make consequential orders and give directions it considers appropriate.

(3)	Promptly after a determination of the payout value for notice shares has been made under subsection (2) (a) of this section, the company must

(a)

pay to each dissenter who has complied with section 244 (1) in relation to those notice shares, other than a dissenter who has entered into an agreement with the company under subsection (1) of this section, the payout value applicable to that dissenter’s notice shares, or

(b)	if subsection (5) applies, promptly send a notice to the dissenter that the company is unable lawfully to pay dissenters for their shares.

(4)	If a dissenter receives a notice under subsection (1) (b) or (3) (b),

(a)

the dissenter may, within 30 days after receipt, withdraw the dissenter’s notice of dissent, in which case the company is deemed to consent to the withdrawal and this Division, other than section 247, ceases to apply to the dissenter with respect to the notice shares, or

(b)

if the dissenter does not withdraw the notice of dissent in accordance with paragraph (a) of this subsection, the dissenter retains a status as a claimant against the company, to be paid as soon as the company is lawfully able to do so or, in a liquidation, to be ranked subordinate to the rights of creditors of the company but in priority to its shareholders.

(5)	A company must not make a payment to a dissenter under this section if there are reasonable grounds for believing that

(a)	the company is insolvent, or

(b)	the payment would render the company insolvent.

246	Loss of right to dissent

The right of a dissenter to dissent with respect to notice shares terminates and this Division, other than section 247, ceases to apply to the dissenter with respect to those notice shares, if, before payment is made to the dissenter of the full amount of money to which the dissenter is entitled under section 245 in relation to those notice shares, any of the following events occur:

(a)	the corporate action approved or authorized, or to be approved or authorized, by the resolution or court order in respect of which the notice of dissent was sent is abandoned;

(b)	the resolution in respect of which the notice of dissent was sent does not pass;

(c)	the resolution in respect of which the notice of dissent was sent is revoked before the corporate action approved or authorized by that resolution is taken;

(d)	the notice of dissent was sent in respect of a resolution adopting an amalgamation agreement and the amalgamation is abandoned or, by the terms of the agreement, will not proceed;

(e)	the arrangement in respect of which the notice of dissent was sent is abandoned or by its terms will not proceed;

(f)	a court permanently enjoins or sets aside the corporate action approved or authorized by the resolution or court order in respect of which the notice of dissent was sent;

(g)	with respect to the notice shares, the dissenter consents to, or votes in favour of, the resolution in respect of which the notice of dissent was sent;

(h)	the notice of dissent is withdrawn with the written consent of the company;

(i)	the court determines that the dissenter is not entitled to dissent under this Division or that the dissenter is not entitled to dissent with respect to the notice shares under this Division.

247	Shareholders entitled to return of shares and rights

If, under section 244 (4) or (5), 245 (4) (a) or 246, this Division, other than this section, ceases to apply to a dissenter with respect to notice shares,

(a)

the company must return to the dissenter each of the applicable share certificates, if any, sent under section 244 (1) (b) or, if those share certificates are unavailable, replacements for those share certificates,

(b)	the dissenter regains any ability lost under section 244 (6) to vote, or exercise or assert any rights of a shareholder, in respect of the notice shares, and

(c)	the dissenter must return any money that the company paid to the dissenter in respect of the notice shares under, or in purported compliance with, this Division.

APPENDIX E
FINANCIAL STATEMENTS

Audited financial statements of Choom Holdings Inc. for the year ended June 30, 2017 and the accompanying notes thereto	E-2

Interim unaudited condensed financial statements of Choom Holdings Inc. for the three and six months ended December 31, 2017 and the accompanying notes thereto	E-31

Management’s discussion and analysis of Choom Holdings Inc. for the year ended June 30, 2017	E-50

Management’s discussion and analysis of Choom Holdings Inc. for the three and six months ended December 31, 2017	E-75

Audited financial statements of International Tungsten Inc. for the year ended September 30, 2017and the accompanying notes thereto	E-98

Interim unaudited condensed financial statements of International Tungsten Inc. for the three months ended December 31, 2017 and the accompanying notes thereto	E-116

Management’s discussion and analysis of International Tungsten Inc. for the year ended September 30, 2017	E-127

Management’s discussion and analysis of International Tungsten Inc. for the three months ended December 31, 2017	E-138

Audited financial statements of Medi-Can Health Solutions Ltd. for the year ended December 31, 2016 and the accompanying notes thereto	E-143

Unaudited condensed interim financial statements of Medi-Can Health Solutions Ltd. for the three and six months ended June 30, 2017 and the accompanying notes thereto	E-162

Pro forma financial statements as at December 31, 2017	E-175

E-1

Financial Statements of

STANDARD GRAPHITE CORPORATION

June 30, 2017

Suite 350 – 409 Granville Street
Vancouver, BC, V6C 1T2
Tel: 604-683-2509 Fax: 604-683-2506

STANDARD GRAPHITE CORPORATION
(Expressed in Canadian Dollars)
June 30, 2017

INDEX		Page:

Financial Statements

•	Independent Auditors’ Report	1

•	Statements of Financial Position	2

•	Statements of Loss and Comprehensive Loss	3

•	Statements of Changes in Shareholders’ Equity	4

•	Statements of Cash Flows	5

•	Notes to the Financial Statements	6-27

INDEPENDENT AUDITORS’ REPORT

TO THE SHAREHOLDERS OF STANDARD GRAPHITE CORPORATION

We have audited the accompanying financial statements of Standard Graphite Corporation, which comprise the statements of financial position as at June 30, 2017 and 2016 and the statements of loss and comprehensive loss, changes in shareholders’ equity and cash flows for the years then ended, and a summary of significant accounting policies and other explanatory information.

Management's Responsibility for the Financial Statements
Management is responsible for the preparation and fair presentation of these financial statements in accordance with International Financial Reporting Standards and for such internal control as management determines is necessary to enable the preparation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility
Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with Canadian generally accepted auditing standards. Those standards require that we comply with ethical requirements and plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity's preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity's internal control. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained in our audits is sufficient and appropriate to provide a basis for our audit opinion.

Opinion
In our opinion, the financial statements present fairly, in all material respects, the financial position of Standard Graphite Corporation as at June 30, 2017 and 2016, and its financial performance and its cash flows for the years then ended in accordance with International Financial Reporting Standards.

Emphasis of Matter
Without qualifying our opinion, we draw attention to note 2 in the financial statements, which describes matters and conditions that indicate the existence of material uncertainties that may cast significant doubt about the Company’s ability to continue as a going concern.

Chartered Professional Accountants

Vancouver, British Columbia
October 27, 2017

1

	Vancouver	Langley	Nanaimo
	7th Floor 355 Burrard St	305 – 9440 202 St	201 – 1825 Bowen Rd
	Vancouver, BC V6C 2G8	Langley, BC V1M 4A6	Nanaimo, BC V9S 1H1
	T: 604 687 1231	T: 604 282 3600	T: 250 755 2111
Smythe LLP | smythecpa.com	F: 604 688 4675	F: 604 357 1376	F: 250 984 0886

STANDARD GRAPHITE CORPORATION
STATEMENTS OF FINANCIAL POSITION
As at June 30
Expressed in Canadian Dollars

	Note	2017	2016

ASSETS
Current
Cash		$109,309	$7,775
Short-term investments	5	6,900	6,900
Taxes recoverable	6	5,795	10,701
Prepaid expenses and advances		5,873	4,502
Available-for-sale investment	7	1,333	2,667
Related party receivable	14	276	36,743

		129,486	69,288
Non-Current
Equipment	8	1,431	437
Exploration and evaluation assets	9	-	379,375

		$130,917	$449,100

LIABILITIES
Current
Trade and other payables	10,14	$77,761	$568,011

SHAREHOLDERS' EQUITY (DEFICIENCY)
Share capital	11	7,035,733	6,211,152
Subscriptions received	11	35,250	-
Contributed surplus	11	1,097,533	1,097,533
Accumulated other comprehensive income		733	2,067
Accumulated Deficit		(8,116,093)	(7,429,663)
		53,156	(118,911)
		$130,917	$449,100

Approved on behalf of the Board of Directors by:

“Stephen Tong”	Director	“Christopher Bogart”	Director
Stephen Tong		Christopher Bogart

The accompanying notes form an integral part of these financial statements

STANDARD GRAPHITE CORPORATION
STATEMENTS OF LOSS AND COMPREHENSIVE LOSS
For the years ended June 30
Expressed in Canadian Dollars

	Note	2017	2016
Expenses
Administrative and general	13,14	$308,830	$379,011
Depreciation	8	360	531
Pre-exploration costs		2,536	-
Total expenses		311,726	379,542

Loss before other items		(311,726)	(379,542)

Other income (expenses)
Interest income		48	326
Impairment of exploration and evaluation assets	9	(424,506)	(253,339)
Gain on settlement of debt	11,14	49,754	-

Net loss for the year		$(686,430)	$(632,555)

Other comprehensive loss
Items that may be recycled through profit or loss:
Fair value (loss) gain on available-for-sale investment	7	(1,334)	2,067

Total comprehensive loss for the year		$(687,764)	$(630,488)

Loss per share for the year	16	$(0.01)	$(0.01)

The accompanying notes form an integral part of these financial statements

STANDARD GRAPHITE CORPORATION
STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY
For the years ended June 30
Expressed in Canadian Dollars

					Accumulated
			Subscriptions	Contributed	Comprehensive	Accumulated
	Note	Share Capital	Received	Surplus	Other Income	Deficit	Total
Balance June 30, 2015		$5,836,363	$-	$1,097,533	$-	$(6,797,108)	$136,788
Loss for the year		-	-	-	-	(632,555)	(632,555)
Available-for-sale investment	7	-	-	-	2,067	-	2,067
Share-based payments for exploration and evaluation assets	9,11	376,056	-	-	-	-	376,056
Share issue costs	11	(1,267)	-	-	-	-	(1,267)
Balance June 30, 2016		$6,211,152	$-	$1,097,533	$2,067	$(7,429,663)	$(118,911)
Loss for the year		-	-	-	-	(686,430)	$(686,430)
Shares issued for cash	11	500,000	-	-	-	-	500,000
Available-for-sale investment	7	-	-	-	(1,334)	-	(1,334)
Shares for debt	11,14	298,521	-	-	-	-	298,521
Subscriptions receipts	11		35,250	-	-	-	35,250
Share-based payments for exploration and evaluation assets	9,11	30,000	-	-	-	-	30,000
Share issue costs		(3,940)	-	-	-	-	(3,940)
Balance June 30, 2017		$7,035,733	$35,250	1,097,533	$733	$(8,116,093)	$53,156

The accompanying notes form an integral part of these financial statements

STANDARD GRAPHITE CORPORATION
STATEMENTS OF CASH FLOWS
For the years ended June 30
Expressed in Canadian Dollars

	Note	2017	2016

OPERATING ACTIVITIES
Net loss for the year		$(686,430)	$(632,555)
Items not affecting cash
Depreciation	8	360	531
Impairment of exploration and evaluation assets	9	424,506	253,339
Gain on settlement of debt	11,14	(49,754)	-

Changes in non-cash working capital
Taxes recoverable	6	4,906	1,728
Trade and other payables	10,14	(154,606)	340,797
Prepaid expenses and advances		(1,371)	4,999
Due from related parties	14	36,467	(23,764)
Cash used in operating activities		(425,922)	(54,925)

Cash Flows from Investing Activities
Short-term investment redemption		-	21,850
Mining taxes recoverable		-	29,612
Purchase of equipment	8	(1,354)	-
Expenditures on evaluation and exploration assets	9	(2,500)	(4,475)
Cash provided (used) in investing activities		(3,854)	46,987

Cash Flows from Financing Activities
Issued for private placement	11	500,000	-
Subscription receipts	11	35,250	-
Share issue costs		(3,940)	(1,267)
Cash provided (used) in financing activities		531,310	(1,267)

Increase in cash during the year		101,534	(9,205)

Cash, beginning of year		7,775	16,980

Cash, end of year		$109,309	$7,775

Supplemental cash flow information – Note 18

The accompanying notes form an integral part of these financial statements

STANDARD GRAPHITE CORPORATION
NOTES TO THE FINANCIAL STATEMENTS
FOR THE YEARS ENDED JUNE 30, 2017 AND 2016
(Expressed in Canadian Dollars)

1.	CORPORATION INFORMATION

Standard Graphite Corporation (the “Company”) was incorporated in the province of British Columbia on September 18, 2006 under the Business Corporations Act. On January 27, 2012, the Company received shareholder approval to change the Company’s name to Standard Graphite Corporation. Effective February 3, 2012, the Company commenced trading on the TSX Venture Exchange (the “Exchange”) under the symbol “SGH”. The Company is a Tier 2 issuer and its corporate office and principal place of business is located at 350 – 409 Granville Street, Vancouver, British Columbia V6C 1T2.

The Company was primarily engaged in the acquisition and exploration of mineral properties located in Canada and on August 31, 2017 the Company announced a change of business (See Note 21 Events After the Reporting Date).

2.	BASIS OF PREPARATION AND GOING CONCERN

These financial statements have been prepared in accordance with International Financial Reporting Standards (“IFRS”), as issued by the International Accounting Standards Board (“IASB”).

The financial statements were authorized for issue by the Board of Directors on October 27, 2017.

These financial statements have been prepared on the historical cost basis except for certain financial instruments, which have been measured at fair value. In addition, these financial statements have been prepared using the accrual basis of accounting, except for cash flow information.

The financial statements are presented in Canadian dollars, which is the functional currency of the Company.

The preparation of financial statements in compliance with IFRS requires management to make certain critical accounting estimates. It also requires management to exercise judgment in applying the Company’s accounting policies. The areas involving a higher degree of judgment or complexity, or areas where assumptions and estimates are significant to financial statements are disclosed in Note 4.

Going Concern

The Company has not yet achieved profitable operations. These financial statements are prepared on a going concern basis, which assumes that the Company will be able to realize its assets and discharge its liabilities in the normal course of business for the foreseeable future. The Company has incurred a net loss of $686,430 for the year ended June 30, 2017 (2016 - $632,555) and as at that date has accumulated a deficit of $8,116,093 (2016 - $7,429,663) and is expected to continue to incur losses. These conditions indicate the existence of material uncertainties, which may cast significant doubt on the Company’s ability to continue as a going concern. The continuing operations of the Company are dependent upon obtaining, in the short term, the necessary approvals and financing to meet the Company’s change of business plan and to finance future development of potential license acquisitions, economically and upon future profitable production. Failure to continue as a going concern would require that assets and liabilities be recorded at their liquidation values, which might differ significantly from their carrying values. No adjustments to the carrying values of the assets and liabilities have been made in these financial statements. Should the Company no longer be able to continue as a going concern, certain assets and liabilities may require restatement on a liquidation basis, which may differ materially from the going concern basis.

STANDARD GRAPHITE CORPORATION
NOTES TO THE FINANCIAL STATEMENTS
FOR THE YEARS ENDED JUNE 30, 2017 AND 2016
(Expressed in Canadian Dollars)

3.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Foreign Currency Transactions

Foreign currency accounts are translated into Canadian dollars as follows:

At the transaction date, each asset, liability, revenue and expense denominated in a foreign currency is translated into Canadian dollars by the use of the exchange rate in effect at that date. At the year-end date, unsettled monetary assets and liabilities are translated into Canadian dollars by using the exchange rate in effect at the year-end date and the related translation differences are recognized in net loss. Exchange gains and losses arising on the retranslation of monetary available-for-sale financial assets are treated as a separate component of the change in fair value and recognized in net loss. Exchange gains and losses on non-monetary available-for-sale financial assets form part of the overall gain or loss recognized in respect of that financial instrument.

Non-monetary assets and liabilities that are measured at historical cost are translated into Canadian dollars by using the exchange rate in effect at the date of the initial transaction and are not subsequently restated. Non-monetary assets and liabilities that are measured at fair value or a revalued amount are translated into Canadian dollars by using the exchange rate in effect at the date the value is determined and the related translation differences are recognized in net loss or other comprehensive income/loss consistent with where the gain or loss on the underlying non-monetary asset or liability has been recognized.

Mineral Exploration and Evaluation Expenditures

Pre-exploration Costs

Pre-exploration costs are expensed in the year in which they are incurred.

Acquisition Costs

The fair value of all consideration paid to acquire an exploration and evaluation asset is capitalized, including amounts arising under option agreements. Consideration may include cash, loans or other financial liabilities, and equity instruments including common shares and share purchase warrants. The fair value of common shares issued is based on recent market prices on the date of issue. The fair value of share purchase warrants issued is valued using the Black-Scholes option pricing model.

Exploration and Evaluation Expenditures

Once the legal right to explore a property has been acquired, costs directly related to exploration and evaluation expenditures are recognized and capitalized, in addition to the acquisition costs. These direct expenditures include such costs as materials used, surveying costs, drilling costs, payments made to contractors and depreciation on plant and equipment during the exploration phase. Costs not directly attributable to exploration and evaluation activities, including general administrative overhead costs, are expensed in the year in which they occur.

When a project is deemed to no longer have commercially viable prospects to the Company, acquisition costs and exploration and evaluation expenditures in respect of that project are deemed to be impaired. As a result, those exploration and evaluation expenditure and acquisition costs, in excess of estimated recoveries, are written off to profit or loss.

Once the technical feasibility and commercial viability of extracting the mineral resource has been determined, the property will be considered to be a mine under development and will be classified as “mines under construction”. Exploration and evaluation assets are also tested for impairment before the assets are transferred to development properties.

STANDARD GRAPHITE CORPORATION
NOTES TO THE FINANCIAL STATEMENTS
FOR THE YEARS ENDED JUNE 30, 2017 AND 2016
(Expressed in Canadian Dollars)

3.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont’d)

Mineral Exploration and Evaluation Expenditures (cont’d)

As the Company currently has no operational income, any incidental revenues earned in connection with exploration activities are applied as a reduction to capitalized exploration costs.

Mineral exploration and evaluation expenditures are classified as intangible assets.

Equipment

Equipment is recorded at cost, less accumulated depreciation and accumulated impairment losses. The initial cost of equipment comprises its purchase price. The useful lives of equipment are reviewed at least once per year. When parts of an item of equipment have different useful lives, they are accounted for as separate items (major components) of equipment. Equipment is depreciated over their estimated useful lives as follows:

Furniture and fixtures	20% per annum

Impairment of Non-Financial Assets

Impairment tests of non-financial assets, including exploration and evaluation assets, are undertaken whenever events or changes in circumstances indicate that their carrying amount may not be recoverable. Where the carrying value of an asset exceeds its recoverable amount, which is the higher of value in use and fair value less costs to sell, the asset is written down accordingly.

Where it is not possible to estimate the recoverable amount of an individual asset, the impairment test is carried out on the asset's cash-generating unit, which is the lowest group of assets in which the asset belongs for which there are separately identifiable cash inflows that are largely independent of the cash inflows from other assets. The Company has one cash-generating unit for which impairment testing is performed.

An impairment loss is charged to profit or loss, except to the extent it reverses gains previously recognized in accumulated other comprehensive income.

Financial Instruments

Financial Assets

Financial assets are classified into one of the following categories based on the purpose for which the asset was acquired. All transactions related to financial instruments are recorded on a trade date basis. The Company's accounting policy for each category is as follows:

Fair Value through Profit or Loss (“FVTPL”)

Financial assets are classified as FVTPL when the financial asset is held-for-trading or is designated as FVTPL. A financial asset is classified as FVTPL when it has been acquired principally for the purpose of selling in the near future, it is a part of an identified portfolio of financial instruments that the Company manages and has an actual pattern of short-term profit-taking or if it is a derivative that is not designated and effective as a hedging instrument. Upon initial recognition, attributable transaction costs are recognized in profit or loss when incurred. Financial instruments at FVTPL are measured at fair value, and changes therein are recognized in profit or loss. Cash and short-term investments is included in this category.

STANDARD GRAPHITE CORPORATION
NOTES TO THE FINANCIAL STATEMENTS
FOR THE YEARS ENDED JUNE 30, 2017 AND 2016
(Expressed in Canadian Dollars)

3.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont’d)

Financial Instruments (cont’d)

Financial Assets (cont’d)

Loans and Receivables

These assets are non-derivative financial assets resulting from the delivery of cash or other assets by a lender to a borrower in return for a promise to repay on a specified date or dates, or on demand. They are initially recognized at fair value plus transaction costs that are directly attributable to their acquisition or issue and subsequently carried at amortized cost, using the effective interest rate method, less any impairment losses. Amortized cost is calculated taking into account any discount or premium on acquisition and includes fees that are an integral part of the effective interest rate and transaction costs. Gains and losses are recognized in profit or loss when the loans and receivables are derecognized or impaired, as well as through the amortization process. Related party receivable is included in this category.

Available-for-Sale Investments

Non-derivative financial assets that do not meet the definition of loans and receivables are classified as available-for-sale and comprise principally the Company’s strategic investments in entities not qualifying as subsidiaries or associates. Available-for-sale investments are carried at fair value with changes in fair value recognized in other comprehensive income. Where there is a significant or prolonged decline in the fair value of an available-for-sale financial asset (which constitutes objective evidence of impairment), the full amount of the impairment, including any amount previously recognized in other comprehensive income, is recognized in profit or loss. If there is no quoted market price in an active market and fair value cannot be readily determined, available-for-sale investments are carried at cost.

On sale or impairment, the cumulative amount recognized in other comprehensive income is reclassified from accumulated other comprehensive income to profit or loss. The available-for-sale investment is included in this category.

Held-to-Maturity

Non-derivative financial assets with fixed or determinable payments and fixed maturities that the Company has the positive intention and ability to hold to maturity are classified as held-to-maturity. Financial assets classified as held-to-maturity are measured at amortized cost using the effective interest method. Short-term investments are classified as held to maturity.

At each reporting date the Company assesses whether there is any objective evidence that a financial asset or a group of financial assets is impaired. A financial asset or group of financial assets is deemed to be impaired, if, and only if, there is objective evidence of impairment as a result of one or more events that has occurred after the initial recognition of the asset and that event has an impact on the estimated future cash flows of the financial asset or the group of financial assets.

Financial Liabilities

Financial liabilities are classified as other financial liabilities based on the purpose for which the liability was incurred. These liabilities are initially recognized at fair value net of any transaction costs directly attributable to the issuance of the instrument and subsequently carried at amortized cost using the effective interest rate method. This ensures that any interest expense over the period to repayment is at a constant rate on the balance of the liability carried in the statements of financial position. Interest expense in this context includes initial transaction costs and premiums payable on redemption, as well as any interest or coupon payable while the liability is outstanding.

STANDARD GRAPHITE CORPORATION
NOTES TO THE FINANCIAL STATEMENTS
FOR THE YEARS ENDED JUNE 30, 2017 AND 2016
(Expressed in Canadian Dollars)

3.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont’d)

Financial Instruments (cont’d)

Financial Liabilities (cont’d)

Trade and other payables are included in this category and represent liabilities for goods and services provided to the Company prior to the end of the year that are unpaid.

Provisions

Provisions are recognized as liabilities when a present legal or constructive obligation exists as a result of past events where it is probable that an outflow of resources embodying economic benefits will be required to settle the obligation, and a reliable estimate of the amount of the obligation can be made.

The amount recognized as a provision is the best estimate of the consideration required to settle the obligation estimated at the end of each reporting period, taking into account the risks and uncertainties surrounding the obligation. Where a provision is measured using the cash flows estimated to settle the present obligation, its carrying amount is the present value of those cash flows.

Rehabilitation Provision

The Company is subject to various government laws and regulations relating to environmental disturbances caused by exploration and evaluation activities. The Company records the present value of the estimated costs of legal and constructive obligations required to restore the exploration sites in the year in which the obligation is incurred. The nature of the rehabilitation activities include restoration, reclamation and re-vegetation of the affected exploration sites.

The rehabilitation provision generally arises when the environmental disturbance is subject to government laws and regulations. When the liability is recognized, the present value of the estimated costs is capitalized by increasing the carrying amount of the related exploration properties. Over time, the discounted liability is increased for the changes in present value based on current market discount rates and liability specific risks. Additional environment disturbances or changes in rehabilitation costs will be recognized as additions to the corresponding assets and rehabilitation liability in the year in which they occur. As at June 30, 2017 and 2016, the Company had no rehabilitation provisions.

Income Taxes

Income tax expense comprises current and deferred tax. Current tax and deferred tax are recognized in net loss except to the extent that it relates to a business combination or items recognized directly in equity or in other comprehensive loss/income.

Current income taxes are recognized for the estimated income taxes payable or receivable on taxable income or loss for the current year and any adjustment to income taxes payable in respect of previous years. Current income taxes are determined using tax rates and tax laws that have been enacted or substantively enacted by the year-end date.

Deferred tax assets and liabilities are recognized where the carrying amount of an asset or liability differs from its tax base, except for taxable temporary differences arising on the initial recognition of an asset or liability in a transaction which is not a business combination and at the time of the transaction affects neither accounting nor taxable profit or loss. Deferred tax assets and liabilities are offset if there is a legally enforceable right to offset, and they relate to income taxes levied by the same tax authority on the same taxable entity, or on different tax entities, but they intend to settle current tax liabilities and assets on a net basis or their tax assets and liabilities will be realized simultaneously.

STANDARD GRAPHITE CORPORATION
NOTES TO THE FINANCIAL STATEMENTS
FOR THE YEARS ENDED JUNE 30, 2017 AND 2016
(Expressed in Canadian Dollars)

3.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont’d)

Income Taxes (cont’d)

Recognition of deferred tax assets for unused tax losses, tax credits and deductible temporary differences is restricted to those instances where it is probable that future taxable profit will be available against which the deferred tax asset can be utilized. At the end of each reporting year the Company reassesses unrecognized deferred tax assets. The Company recognizes a previously unrecognized deferred tax asset only to the extent that it has become probable that future taxable profit will allow the deferred tax asset to be recovered.

Share Capital

Equity instruments are contracts that give a residual interest in the net assets of the Company. Financial instruments issued by the Company are classified as equity only to the extent that they do not meet the definition of a financial liability or financial asset. The Company’s common shares and share purchase warrants are classified as equity instruments. The Company uses the residual value method with respect to the measurement of common shares and share purchase warrants issued as private placement units. The proceeds from the issue of units is allocated between common shares and share purchase warrants on a residual value basis, wherein the fair value of the common shares is based on the market trading price on the date the units are priced and the balance, if any, is allocated to the attached warrants. Share issue costs are recorded against share proceeds.

Contributed Surplus

Contributed surplus consists of the fair value of stock options and warrants granted since inception, less amounts transferred to share capital for exercised stock options and warrants. If granted options vest and then subsequently expire or are forfeited, no reversal of contributed surplus is recognized.

Earnings/Loss per Share

Basic earnings/loss per share is computed by dividing the net income or loss applicable to common shares of the Company by the weighted average number of common shares outstanding for the relevant year. Diluted earnings/loss per common share is computed by dividing the net income or loss applicable to common shares by the sum of the weighted average number of common shares issued and outstanding and all additional common shares that would have been outstanding, if potentially dilutive instruments were converted, unless the effect is anti-dilutive.

Share-based Payments

The fair value, at the grant date, of equity-settled share awards is charged to income or loss over the period for which the benefits of employees and others providing similar services are expected to be received. The corresponding accrued entitlement is recorded in contributed surplus. The amount recognized as an expense is adjusted to reflect the number of share options expected to vest. The fair value of awards is calculated using the Black-Scholes option pricing model, which considers the following factors:

•	Exercise price	•	Current market price of the underlying shares
•	Expected life	•	Risk-free interest rate
•	Expected volatility	•	Dividend yield

STANDARD GRAPHITE CORPORATION
NOTES TO THE FINANCIAL STATEMENTS
FOR THE YEARS ENDED JUNE 30, 2017 AND 2016
(Expressed in Canadian Dollars)

3.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont’d)

Share-based Payments (cont’d)

For equity-settled share-based payments to non-employees, the Company measures the value of the goods or services received, and the corresponding increase in equity, directly, at the fair value of the goods or services received, unless that fair value cannot be estimated reliably. When the value of goods or services received in exchange for the share-based payment cannot be reliably estimated, the fair value is measured by use of a valuation model. The expected life used in the model is adjusted, based on management’s best estimate, for the effects of non-transferability, exercise restrictions and behavioral considerations.

Taxes Recoverable

Mineral Tax Credit

The federal and provincial taxation authorities provide companies with tax incentives for undertaking mineral exploration programs in certain areas. The Company accrues these credits as a reduction of exploration and evaluation expenditures in the period that the related expenditures were incurred. These accrued credits are subject to review by the relevant authorities and by their nature are subject to measurement uncertainty. Adjustments, if any, resulting from such a review are recorded in the period that the tax filings are amended.

Future Accounting Pronouncements

The standards listed below include only those which the Company reasonably expects may be applicable to the Company at a future date. The Company is currently assessing the impact of the standards on the consolidated financial statements.

IFRS 9 Financial Instruments

IFRS 9 will replace IAS 39 Financial Instruments: Recognition and Measurement and IFRIC 9 Reassessment of Embedded Derivatives. The final version of this new standard supersedes the requirements of earlier versions of IFRS 9.

The main features introduced by this new standard compared with predecessor IFRS are as follows:

•

Classification and measurement of financial assets: Debt instruments are classified and measured on the basis of the entity's business model for managing the asset and its contractual cash flow characteristics as either: “amortized cost”, “fair value through other comprehensive income”, or “fair value through profit or loss” (default). Equity instruments are classified and measured as “fair value through profit or loss” unless upon initial recognition elected to be classified as “fair value through other comprehensive income”.

•

Classification and measurement of financial liabilities: When an entity elects to measure a financial liability at fair value, gains or losses due to changes in the entity’s own credit risk is recognized in other comprehensive income (as opposed to previously profit or loss). This change may be adopted early in isolation of the remainder of IFRS 9.

•

Impairment of financial assets: An expected credit loss impairment model replaced the incurred loss model and is applied to financial assets at “amortized cost” or “fair value through other comprehensive income”, lease receivables, contract assets or loan commitments and financial guarantee contracts. An entity recognizes twelve - month expected credit losses if the credit risk of a financial instrument has not increased significantly since initial recognition and lifetime expected credit losses otherwise.

STANDARD GRAPHITE CORPORATION
NOTES TO THE FINANCIAL STATEMENTS
FOR THE YEARS ENDED JUNE 30, 2017 AND 2016
(Expressed in Canadian Dollars)

3.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont’d)

Future Accounting Pronouncements (cont’d)

•	Hedge accounting:

Hedge accounting remains a choice, however, is now available for a broader range of hedging strategies. Voluntary termination of a hedging relationship is no longer permitted. Effectiveness testing now needs to be performed prospectively only. Entities may elect to continue to applying IAS 39 hedge accounting on adoption of IFRS 9 (until the IASB has completed its separate project on the accounting for open portfolios and macro hedging).

•	Derecognition:
The requirements for the derecognition of financial assets and liabilities are carried forward from IAS 39.

This standard is applicable to annual periods beginning on or after January 1, 2018.

IFRS 16 Leases

IFRS 16 specifies how an IFRS reporter will recognize, measure, present and disclose leases. The standard provides a single lessee accounting model, requiring lessees to recognize assets and liabilities for all leases unless the lease term is 12 months or less or the underlying asset has a low value. Lessors continue to classify leases as operating or finance, with IFRS 16’s approach to lessor accounting substantially unchanged from its predecessor, IAS 17 Leases.

This standard is applicable to annual periods beginning on or after January 1, 2018.

Applicable to annual periods beginning on or after January 1, 2017.

Disclosure Initiative (Amendments to IAS 7 Statement of Cash Flows) The amendments require entities to provide disclosures that enable users of financial statements to evaluate changes in liabilities arising from financing activities.

Recognition of Deferred Tax Assets for Unrealized Losses (Amendments to IAS 12 Income Taxes) The amendments clarify how to account for deferred tax assets related to debt instruments measured at fair value.

Classification and Measurement of Share-based Payment Transactions (Amendments to IFRS 2 Share-based Payment)

The amendments provide guidance on the accounting for:

•	the effects of vesting and non-vesting conditions on the measurement of cash-settled share-based payments;
•	share-based payment transactions with a net settlement feature for withholding tax obligations; and
•	a modification to the terms and conditions of a share-based payment that changes the classification of the transaction from cash-settled to equity-settled.

The amendments are effective for annual periods beginning on or after January 1, 2018. Earlier application is permitted.

STANDARD GRAPHITE CORPORATION
NOTES TO THE FINANCIAL STATEMENTS
FOR THE YEARS ENDED JUNE 30, 2017 AND 2016
(Expressed in Canadian Dollars)

3.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont’d)

Future Accounting Pronouncements (cont’d)

IFRS 15 Revenue from Contracts with Customers

This new standard establishes a comprehensive framework for the recognition, measurement and disclosure of revenue replacing IAS 11 Construction Contracts, IAS 18 Revenue, IFRIC 13 Customer Loyalty Programmes, IFRIC 15 Agreements for the Construction of Real Estate, IFRIC 18 Transfers of Assets from Customers and SIC-31 Revenue — Barter Transactions Involving Advertising Services.

The main features introduced by this new standard compared with predecessor IFRS are as follows:

Revenue is recognized based on a five-step model:

1.	Identify the contract with customer;
2.	Identify the performance obligations;
3.	Determine the transaction price;
4.	Allocate the transaction price to the performance obligations; and
5.	Recognize revenue when (or as) the performance obligations are satisfied.

New disclosure requirements on information about the nature, amount, timing and uncertainty of revenue and cash flows from contracts with customers.

The new standard is effective for annual periods beginning on or after January 1, 2018. Earlier application is permitted

4.	SIGNIFICANT ACCOUNTING JUDGMENTS, ESTIMATES AND ASSUMPTIONS

The Company makes estimates and assumptions about the future that affect the reported amounts of assets and liabilities. Estimates and judgments are continually evaluated based on historical experience and other factors, including expectations of future events that are believed to be reasonable under the circumstances. In the future, actual experience may differ from these estimates and assumptions.

The effect of a change in an accounting estimate is recognized prospectively by including it in comprehensive loss/income in the year of the change, if the change affects that year only, or in the year of the change and future years, if the change affects both.

Information about critical judgments and estimates in applying accounting policies that have the most significant risk of causing material adjustment to the carrying amounts of assets and liabilities recognized in the financial statements within the next financial year are discussed below:

Exploration and Evaluation Expenditures

Assets or cash-generating units are evaluated at each reporting date to determine whether there are any indications of impairment. The Company considers both internal and external sources of information when making the assessment of whether there are indications of impairment for the Company’s exploration and evaluation assets. Judgment is required in determining whether indicators of impairment exist, including factors such as: the period for which the Company has the right to explore; expected renewals of exploration rights; whether substantive expenditures on further exploration and evaluation of resource properties are budgeted or planned; and results of exploration and evaluation activities on the exploration and evaluation assets. If such indication exists, the recoverable amount of the asset is estimated in order to determine the extent of the impairment, if any. The recoverable amount is the higher of fair value less costs to sell and value in use. Fair value is determined as the amount that would be obtained from the sale of the asset in an arm’s length transaction between knowledgeable and willing parties. In assessing value in use, the estimated future cash flows are discounted to their present value using a pre-tax discount rate that reflects current market assessments of the time value of money and the risks specific to the asset. If the recoverable amount of an asset is estimated to be less than its carrying amount, the carrying amount of the asset is reduced to its recoverable amount and the impairment loss is recognized in profit or loss for the period. Such impairment tests and recoverable value models have a degree of estimation and judgment that may differ in the future.

STANDARD GRAPHITE CORPORATION
NOTES TO THE FINANCIAL STATEMENTS
FOR THE YEARS ENDED JUNE 30, 2017 AND 2016
(Expressed in Canadian Dollars)

4.	SIGNIFICANT ACCOUNTING JUDGMENTS, ESTIMATES AND ASSUMPTIONS (cont’d)

Income Taxes

The Company has not recognized a deferred tax asset as management believes it is not probable that taxable profit will be available against which deductible temporary differences can be utilized.

Going Concern

The assumption that the Company will be able to continue as a going concern is subject to critical judgements of management with respect to assumptions surrounding the short and long-term operating budget, expected profitability, investment and financing activities and management’s strategic planning. Should those judgements prove to be inaccurate, management’s continued use of the going concern assumptions be inappropriate.

5.	SHORT-TERM INVESTMENTS

At June 30, 2017 and 2016, the Company held a $6,900 guaranteed investment certificate (“GIC”) earning interest at approximately 0.60% per annum and maturing July 21, 2018.

The GIC is cashable at the Company’s option and is considered to be the same as cash; however, because the maturity date is greater than three months beyond the year-end date, it has been reported as a short-term investment on the Company’s statement of financial position.

6.	TAXES RECOVERABLE

	June 30	June 30
	2017	2016

Sales taxes receivable	$5,795	$10,701

Sales tax receivable represents input tax credits arising from sales tax levied on the supply of goods purchased or services received in Canada.

7.	AVAILABLE-FOR-SALE INVESTMENT

Available-for-sale investment consists of an investment in 6,667 (post consolidation of 6:1) common shares of YDreams Global Interactive Technologies Inc. (formerly Apple Capital Inc.). The fair value of $1,333 (2016 - $2,667) of the available-for-sale investments has been determined by reference to published price quotations in an active market, a Level 1 valuation. During the year ended June 30, 2017, the Company recorded a $1,334 loss (2016 - $2,067 gain) of investment on marketable securities in other comprehensive income decreasing the balance to $733 (2016 - $2,067).

STANDARD GRAPHITE CORPORATION
NOTES TO THE FINANCIAL STATEMENTS
FOR THE YEARS ENDED JUNE 30, 2017 AND 2016
(Expressed in Canadian Dollars)

8.	EQUIPMENT

Furniture
&
Fixtures
Cost
Balance at June 30, 2015 and 2016	$18,311
Additions	1,354
Balance June 30, 2017	$19,665

Depreciation and impairment losses
Balance at June 30, 2015	$17,343
Depreciation for the year	531
Balance at June 30, 2016	17,874
Depreciation for the year	360
Balance June 30, 2017	$18,234

Carrying amounts
Carrying value at June 30, 2016	$437
Carrying value at June 30, 2017	$1,431

9.	EXPLORATION AND EVALUATION ASSETS

	Philibert	Lithium		Graphite
	Project	Projects	Diego Project	Projects	Total
	Quebec	Quebec	Quebec	Quebec
Costs
Balance at June 30, 2015	$-	$-	$25,000	$256,795	$281,795
Acquisition costs	-	360,000	-	20,531	380,531
Quebec Mining Tax Credits	-	-	-	(29,612)	(29,612)
Impairment of exploration and evaluation assets	-	-	(5,625)	(247,714)	(253,339)
Balance at June 30, 2016	$-	$360,000	$19,375	$-	$379,375
Acquisition costs	35,000	2,500	-	-	37,500
Exploration costs	7,631	-	-	-	7,631
Impairment of exploration and evaluation assets	(42,631)	(362,500)	(19,375)	-	(424,506)
Balance at June 30, 2017	$-	$-	$-	$-	$-

Philibert Property, Quebec, Canada

On July 25, 2016, the Company entered into a mineral property option agreement with Soquem Inc. (“SOQUEM”) pursuant to which the Company has been granted an option (the “Philibert Option”) to earn a 50% interest in Philibert Gold Project (the “Philibert Property”), comprised of 110 mineral claims covering 5,393 hectares located in Quebec.

Pursuant to the terms of the Philibert Option, the Company may acquire a 50% interest in the Philibert Property by issuing 3,500,000 common shares (500,000 issued) (see Note 11) over six years and incurring exploration costs of $3,500,000 ($300,000 in the first year) over a five-year period. Additionally, within twelve months of the formation of a joint venture, the Company will have the option, but not the obligation, to purchase all or part of the remaining interest held by SOQUEM on terms to be agreed between the parties. The Company received Exchange approval on August 19, 2016 and issued the initial 500,000 common shares on August 30, 2016. Finders’ fees of an aggregate $48,375 ($32,625 in the first year) are payable to an arm’s length party over the term of the Philibert Option.

STANDARD GRAPHITE CORPORATION
NOTES TO THE FINANCIAL STATEMENTS
FOR THE YEARS ENDED JUNE 30, 2017 AND 2016
(Expressed in Canadian Dollars)

9.	EXPLORATION AND EVALUATION ASSETS (cont’d)

Philibert Property, Quebec, Canada (cont’d)

On July 31, 2017, the Company received a letter of termination from SOQEUM for failing to complete the $300,000 in exploration expenditures on or before July 25, 2017. As at June 30, 2017, the Company wrote down the property in the amount of $42,631 in acquisition and exploration costs, in accordance with Level 3 of the fair value hierarchy.

Lithium Properties, Quebec, Canada

On March 2, 2016, the Company entered into an option agreement for the acquisition of eight lithium properties in Quebec, Canada from two private individuals, collectively referred to as the "Lithium Properties".

Consideration for the option includes a $2,500 cash payment (paid) and the issuance of 6,000,000 common shares (issued) (see Note 11) of the Company to the seller for the acquisition of a 100% interest in the claims. The seller will retain a 2% net smelter return (“NSR”) on the claims of which 1% can be bought back for $1,000,000 at any time following the acquisition.

As a result of the proposed change of business, (See Note 21 Events after the Reporting Date) as at June 30, 2017 the Company wrote down the property in the amount of $362,500 in acquisition and exploration costs, in accordance with Level 3 of the fair value hierarchy.

Diego Property

On November 17, 2014, the Company and Cartier Resources (“Cartier”) entered into a purchase agreement wherein the Company acquired a 100% interest in claims collectively referred to as the “Diego Property”. The Diego Property is located southwest of the town of Chapais, in the province of Quebec.

Consideration for the acquisition included the issuance of 1,000,000 common shares of the Company (issued). Cartier will retain a 2% NSR royalty, with each tranche of 1% NSR being redeemable for $1,000,000.

During the year ended June 30, 2016, 11 claims lapsed and, as no recoverable amount can be recalculated, an impairment charge of $5,625 was recorded against the full carrying value of the properties, in accordance with Level 3 of the fair value hierarchy.

As a result of the proposed change of business, (See Note 21 Events after the Reporting Date) as at June 30, 2017 the Company wrote down the property in the amount of $19,375 in acquisition and exploration costs, in accordance with Level 3 of the fair value hierarchy.

Other

On November 30, 2011, the Company signed an option agreement to acquire a 100% interest in nine graphite properties located in Quebec, Canada.

During the year ended June 30, 2014, the Company completed an assessment on the nine properties and determined that six of the properties no longer warranted further exploration and as such the carrying amount exceeded the recoverable value. As a result, the Company wrote down the carrying value to its estimated fair value of $257,851 (net of Quebec Mining Tax Credit recoveries) determined by expenditures incurred on the remaining three properties – Sandy Lake, Sandy Lake NE, and Carheil Lake.

STANDARD GRAPHITE CORPORATION
NOTES TO THE FINANCIAL STATEMENTS
FOR THE YEARS ENDED JUNE 30, 2017 AND 2016
(Expressed in Canadian Dollars)

9.	EXPLORATION AND EVALUATION ASSETS (cont’d)

Diego, Quebec, Canada (cont’d)

Other (cont’d)

expenditures incurred on the remaining three properties – Sandy Lake, Sandy Lake NE, and Carheil Lake.

During the year ended June 30, 2016, the Company completed an assessment of the three remaining properties and determined they no longer warranted further exploration. As no recoverable amount can be recalculated, an impairment charge of $247,714, net of Quebec Mining Tax Credits, was recorded against the full carrying value of the properties, in accordance with Level 3 of the fair value hierarchy.

10.	TRADE AND OTHER PAYABLES

		June 30	June 30
	Note	2017	2016
Trade payables		$62,225	$76,269
Due to related parties	14	15,536	491,742
Total		$77,761	$568,011

11.	SHARE CAPITAL AND RESERVES

a)	Common Shares

The Company’s authorized share capital is an unlimited number of common shares with no par value.

The following is a summary of changes in share capital from July 1, 2015 to June 30, 2017:

	Number	Issue Price	Total
Balance at June 30, 2015	44,224,557	-	$5,836,363
Issued for evaluation and exploration assets	1,000,000	$0.015	15,000
Issued for evaluation and exploration assets	6,000,000	$0.060	360,000
Issued for finders’ fee for acquisition of exploration and	70,395	$0.015	-
evaluation assets			1,056
Return to treasury	(83,333)	-	-
Share issue costs	-	-	(1,267)
Balance June 30, 2016	51,211,619		6,211,152
Issued for evaluation and exploration assets	500,000	$0.060	30,000
Issued for private placement	10,000,000	$0.050	500,000
Shares for debt	4,975,356	$0.060	298,521
Share issue costs	-	-	(3,940)
Balance June 30, 2017	66,686,975	-	$7,035,733

STANDARD GRAPHITE CORPORATION
NOTES TO THE FINANCIAL STATEMENTS
FOR THE YEARS ENDED JUNE 30, 2017 AND 2016
(Expressed in Canadian Dollars)

11.	SHARE CAPITAL AND RESERVES (cont’d)

a)	Common Shares (cont’d)

Issued July 1, 2016 to June 30, 2017:

On August 30, 2016, the Company issued a total of 4,975,356 common shares at a price of $0.06 per share to extinguish debt in the aggregate amount of $348,275 owed to related and non-related parties.

On August 30, 2016, pursuant to the Philibert Option as described in Note 9 hereinabove, the Company issued 500,000 common shares. The common shares were valued at $30,000 as determined by the market price when issued being $0.06 per share.

On February 7, 2017, the Company completed a non-brokered private placement for 10,000,000 common shares at a price of $0.05 per share (the “Financing”), for gross proceeds of $500,000. The proceeds from this private placement will be used for general working capital purposes and a portion will be used to settle debt.

Issued July 1, 2015 to June 30, 2016:

On July 7, 2015, the Company issued 1,000,000 common shares pursuant to the November 30, 2011 Agreement, as described in Note 9 - Other. The common shares were valued at $15,000 as determined by the market price when issued being $0.015 per share. Finders’ fees of 70,395 common shares were issued and valued at $1,056 as determined by the market price when issued being $0.015 per share in connection with the November 30, 2011 agreement.

On March 17, 2016, 83,333 common shares issued in the prior year under the Mousseau Agreement (see Note 9) were cancelled and returned to treasury.

On April 29, 2016, the Company issued 6,000,000 common shares pursuant to the March 2, 2016 Agreement as described in Note 9. The common shares were valued at $360,000 as determined by the market price when issued being $0.06 per share.

b)	Warrants

As at June 30, 2017 there were no outstanding share purchase warrants.

c)	Subscriptions received

Pursuant to the private placement as described in Note 21, as at June 30, 2017 the Company has received $35,250 in subscriptions.

12.	SHARE-BASED PAYMENTS

a)	Option Plan Details

The Company adopted a stock option plan (the “Plan”) to grant options to directors, senior officers, employees and consultants of the Company. The aggregate outstanding options are limited to 10% of the outstanding common shares. The option exercise price under each option shall be not less than the Discounted Market Price as defined in the policies of the Exchange on the Grant Date. All options vest when granted unless otherwise specified by the Board of Directors.

STANDARD GRAPHITE CORPORATION
NOTES TO THE FINANCIAL STATEMENTS
FOR THE YEARS ENDED JUNE 30, 2017 AND 2016
(Expressed in Canadian Dollars)

12.	SHARE-BASED PAYMENTS (cont’d)

a)	Option Plan Details (cont’d)

The following is a summary of changes in options from July 1, 2016 to June 30, 2017:

Grant Date	Expiry Date	Exercise Price	Opening Balance	Granted	Exercised	Cancelled/Expired	Closing Balance	Vested and Exercisable	Unvested
21-Dec-11	21-Dec-16	$0.26	395,000	-	-	(395,000)	-	-	-
8-Feb-12	8-Feb-17	$0.46	200,000	-	-	(200,000)	-	-	-
10-Feb-12	10-Feb-17	$0.49	390,000	-	-	(390,000)	-	-	-
26-Apr-12	26-Apr-17	$0.44	50,000	-	-	(50,000)	-	-	-
20-Dec-12	20-Dec-17	$0.15	445,000	-	-	-	445,000	445,000	-
7-Feb-13	7-Feb-18	$0.18	475,000	-	-	(325,000)	150,000	150,000	-
8-Feb-13	8-Feb-18	$0.18	475,000	-	-	-	475,000	475,000	-
15-Mar-13	15-Mar-18	$0.15	175,000	-	-	(50,000)	125,000	125,000	-
15-Jan-14	15-Jan-19	$0.06	250,000	-	-	(250,000)	-	-	-
			2,855,000	-	-	(1,660,000)	1,195,000	1,195,000	-
Weighted Average Share Price			$0.24	-	-	$0.29	$0.17	$0.17	-
Weighted Average Life Remaining (years)			1.57	-	-	-	0.57	0.57	-

The following is a summary of changes in options from July 1, 2015 to June 30, 2016:

Grant Date	Expiry Date	Exercise Price	Opening Balance	Granted	Exercised	Cancelled	Closing Balance	Vested and Exercisable	Unvested

21-Dec-11	21-Dec-16	$0.26	395,000	-	-	-	395,000	395,000	-
2-Aug-12	2-Aug-17	$0.46	200,000	-	-	-	200,000	200,000	-
2-Oct-12	2-Oct-17	$0.49	390,000	-	-	-	390,000	390,000	-
26-Apr-12	26-Apr-17	$0.44	50,000	-	-	-	50,000	50,000	-
20-Dec-12	20-Dec-17	$0.15	445,000	-	-	-	445,000	445,000	-
2-Jul-13	2-Jul-18	$0.18	475,000	-	-	-	475,000	475,000	-
2-Aug-13	2-Aug-18	$0.18	475,000	-	-	-	475,000	475,000	-
15-Mar-13	15-Mar-18	$0.15	175,000	-	-	-	175,000	175,000	-
15-Jan-14	15-Jan-19	$0.06	250,000	-	-	-	250,000	250,000	-
			2,855,000	-	-	-	2,855,000	2,855,000	-
Weighted Average Exercise Price			$0.24	-	-	-	$0.24	$0.24	-
Weighted Average Life Remaining (years)			3.57	-	-	-	1.57	1.57	-

As at June 30, 2017, 1,195,000 (2016 – 2,855,000) stock options were outstanding and exercisable under the Plan with a weighted average remaining contractual life of 0.57 (2016 – 1.57) years.

b)	Fair Value of Options Issued During the Year

There were no options granted during the years ended June 30, 2017 and 2016.

STANDARD GRAPHITE CORPORATION
NOTES TO THE FINANCIAL STATEMENTS
FOR THE YEARS ENDED JUNE 30, 2017 AND 2016
(Expressed in Canadian Dollars)

13.	ADMINISTRATIVE AND GENERAL EXPENSES

		June 30	June 30
	Note	2017	2016
Administrative and General Expenses include:
Accounting and legal	14	$50,572	$18,969
Consulting	14	157,094	274,413
Investor relations, website development and marketing		15,747	1,161
Office and administration fees		16,416	4,498
Regulatory fees		13,999	11,477
Rent	14	46,653	61,000
Shareholder communications		2,815	2,197
Transfer agent fees		5,534	5,296
		$308,830	$379,011

14.	RELATED PARTY TRANSACTIONS

a)	Key Management Compensation

	June 30	June 30
	2017	2016
Key management personnel compensation comprised:
Consulting fees	$157,094	$234,413
Legal fees	-	2,889
	$157,094	$237,302

i)	Consulting fees of $70,000 (2016 - $120,000) were paid to 0954041 BC Ltd. (“0954041”), a company controlled by Chris Bogart, President and Chief Executive Officer.

ii)	Consulting fees of $18,594 (2016 - $12,413) were paid to Minco Corporate Management Inc. (“Minco”), a company controlled by Terese Gieselman, Chief Financial Officer and Secretary.

iii)

Consulting fees of $68,500 (2016 - $102,000) were paid to Etoby Management Limited (“Etoby”) and/or Craig Schneider (“Schneider”) a company controlled by Schneider, an individual with significant influence over the Company. In addition, rental fees of $46,653 (2016 - $61,000) were charged by Etoby and/or Schneider.

iv)	Legal fees of $Nil (2016 - $2,889) were paid to Stella Law Corporation a company controlled by Stephen Tong, a director of the Company.

b)	Related Party Liabilities

The following amounts owing to related parties are included in trade and other payables:

		June 30	June 30
Amounts due to:	Service for:	2017	2016
Minco	Consulting Fees	$2,730	$23,037
Corex Gold Corporation	Expenses	12,717	-
0954041	Consulting Fees	89	210,000
Schnieder/Etoby	Consulting Fees	-	178,500
Schnieder/Etoby	Rent	-	77,181
Stella Law Corporation	Legal Fees	-	3,024
		$15,536	$491,742

STANDARD GRAPHITE CORPORATION
NOTES TO THE FINANCIAL STATEMENTS
FOR THE YEARS ENDED JUNE 30, 2017 AND 2016
(Expressed in Canadian Dollars)

14.	RELATED PARTY TRANSACTIONS (cont’d)

b)	Related Party Liabilities (cont’d)

As at June 30, 2017, $12,717 (2016 - $Nil) was due to Corex Gold Corporation (“Corex”), which has a common officer, Terese Gieselman of the Company, for expenses incurred by Corex on behalf of the Company for shared office space and administrative personnel expenses. These advances are non-interest-bearing and due on demand.

c)	Related Party Receivables

As at June 30, 2017, $Nil (2016 - $12,979) was due from Corex for expenses incurred on behalf of Corex for shared office space and administrative personnel expenses incurred in 2014, which remains outstanding. These advances are non-interest-bearing and due on demand.

As at June 30, 2017, $276 (2016 - $23,767) was due from InMed Pharmaceuticals Inc. (“InMed”), which has common officer Chris Bogart of the Company for expenses incurred on behalf of InMed for shared office space and general expenses. These advances are non-interest-bearing and due on demand.

d)	Shares for Debt

On August 30, 2016, the Company settled an aggregate $306,831 in trade payables through the issuance of an aggregate 4,383,296 common shares at an issue price of $0.07 with related parties as follows:

Debtor	Debt Amount	Share Price	No. Shares
0954041 BC Ltd.	$37,500	$0.07	535,714
Schneider	269,331	$0.07	3,847,582
Total	$306,831		4,383,296

15.	INCOME TAXES

Taxation in the Company’s operational jurisdictions is calculated at the rates prevailing in the respective jurisdictions. There is no tax charge arising for the Company for the year.

The difference between tax expense for the year and the expected income taxes based on the statutory tax rates arises as follows:

	June 30	June 30
	2017	2016

Loss before tax per the accounts	$(686,430)	$(632,555)
Income taxed at local statutory rates - 26.00%	$(178,472)	$(164,464)
Items not deductible for tax purposes	(13,096)	(75)
Change in timing differences	-	65,868
Impairment of exploration and evaluation assets	191,568	98,671
Income tax expense	$-	$-

STANDARD GRAPHITE CORPORATION
NOTES TO THE FINANCIAL STATEMENTS
FOR THE YEARS ENDED JUNE 30, 2017 AND 2016
(Expressed in Canadian Dollars)

15.	INCOME TAXES (cont’d)

Deferred Tax Assets and Liabilities

The Company recognizes tax benefits on losses or other deductible amounts where it is probable the Company will generate sufficient taxable income to utilize its deferred tax assets. The Company’s unrecognized deductible temporary differences and unused tax losses for which no deferred tax asset is recognized consist of the following amounts:

	June 30	June 30
	2017	2016
Non-capital losses	$4,513,920	$4,185,750
Resource properties	2,873,022	2,442,892
Property, plant and equipment	18,234	17,873
Share issue costs	8,315	21,281
Available-for-sale securities	16,334	15,665
Cumulative eligible capital	17,714	17,715
Deferred tax assets	7,447,539	6,701,176
Unrecognized deferred tax assets	(7,447,539)	(6,701,176)

Net deferred tax assets	$-	$-

As at June 30, 2017, the Company has available losses that may be carried forward to apply against future years’ income for income tax purposes. The approximate losses expire as follows:

Canadian non-capital losses expire as follows:

Year of Expiry	Taxable Losses

2027	$39,000
2028	62,000
2029	235,000
2030	173,000
2031	412,000
2032	1,066,000
2033	763,000
2034	610,000
2035	407,000
2036	419,000
2037	328,000
Total	$4,514,000

The potential benefits of these carry-forward non-capital losses and deductible temporary differences has not been recognized in these financial statements as it is not considered probable that there will be sufficient future taxable profit to utilize the deferred tax assets.

STANDARD GRAPHITE CORPORATION
NOTES TO THE FINANCIAL STATEMENTS
FOR THE YEARS ENDED JUNE 30, 2017 AND 2016
(Expressed in Canadian Dollars)

16.	LOSS PER SHARE

	June 30	June 30
	2017	2016
Loss attributable to ordinary shareholders	($686,430)	($632,555)
Weighted average number of common shares	59,689,724	46,269,629
Basic and diluted loss per share	($0.01)	($0.01)

17.	SEGMENT REPORTING

The Company is organized into business units based on mineral properties and has one reportable operating segment, being that of acquisition and exploration and evaluation activities in Canada. The Company’s non-current assets as at June 30, 2017 and 2016 are all in Canada. See Note 21 Events after the Reporting Event for discussion on change of business.

18.	SUPPLEMENTAL CASH FLOW INFORMATION

Investing and financing activities that do not have a direct impact on cash flows are excluded from the statements of cash flows. During the years ended June 30, 2017 and 2016 the following transactions were excluded from the statements of cash flows:

i)	pursuant to mineral property agreements, the Company issued 500,000 (2016 – 7,070,395) common shares valued at $30,000 (2016 - $376,056) as determined by their market prices when issued (See Note 11);
ii)	pursuant to settlement of debt of $348,276 (2016 - $Nil) the issuance of 4,975,356 common shares (2016 – Nil), (See Notes 11 and 14) and recorded a gain of $49,754 (2016 - $Nil); and
iii)	exploration and evaluation assets payable amounts of $12,631 (2016 - $Nil) were included in accounts payable at March 31, 2017.

19.	FINANCIAL INSTRUMENTS AND RISK MANAGEMENT

The Company is exposed through its operations to the following financial risks:

•	Market risk
•	Credit risk
•	Liquidity risk

The Company is exposed to risks that arise from its use of financial instruments. This note describes the Company’s objectives, policies and processes for managing those risks and the methods used to measure them. Further quantitative information in respect of these risks is presented throughout these financial statements.

There have been no substantive changes in the Company’s exposure to financial instrument risks, its objectives, policies and processes for managing those risks or the methods used to measure them from previous years unless otherwise stated.

General Objectives, Policies and Processes

The Board of Directors has overall responsibility for the determination of the Company’s risk management objectives and policies and, whilst retaining ultimate responsibility for them, it has delegated the authority for designing and operating processes that ensure the effective implementation of the objectives and policies to the Company’s management. The effectiveness of the processes put in place and the appropriateness of the objectives and policies it sets out are reviewed periodically by the Board of Directors if and when there are any changes or updates required.

STANDARD GRAPHITE CORPORATION
NOTES TO THE FINANCIAL STATEMENTS
FOR THE YEARS ENDED JUNE 30, 2017 AND 2016
(Expressed in Canadian Dollars)

19.	FINANCIAL INSTRUMENTS AND RISK MANAGEMENT (cont’d)

General Objectives, Policies and Processes (cont’d)

The overall objective of the Board is to set policies that seek to reduce risk as far as possible without unduly affecting the Company’s competitiveness and flexibility. Further details regarding these policies are set out below.

Market Risk

Market risk is the risk that the fair value of future cash flows of a financial instrument will fluctuate due to changes in market prices. Market prices are comprised of interest rate, commodity price risk and foreign currency risk.

Interest Rate Risk

Interest rate risk is the risk that future cash flows will fluctuate as a result of changes in market interest rates. The Company has cash balances and no interest-bearing debt. The Company’s current policy is to invest excess cash in GICs or interest-bearing accounts of major Canadian chartered banks. The Company regularly monitors compliance to its cash management policy.

Cash and GICs are subject to floating interest rates.

Other Price Risk

Other price risk is the risk that the fair value or future cash flows of a financial instrument will fluctuate due to changes in market prices, other than those arising from interest rate risk or foreign currency risk. The Company is exposed to other price risk with respect to its investment in securities. Management closely monitors commodity prices, individual equity movements, and the stock market to determine the appropriate course of action to be taken by the Company.

Commodity Price Risk

The Company’s ability to raise capital to fund exploration or development activities may be subject to risks associated with fluctuations in the market prices of the relevant commodities. The Company closely monitors commodity prices to determine the appropriate course of action to be taken by the Company. The effect of commodity price risk to the Company’s financial instruments is immaterial.

Credit Risk

Credit risk is the risk of financial loss to the Company if a customer or a counter party to a financial instrument fails to meet its contractual obligations. Financial instruments which are potentially subject to credit risk for the Company consist primarily of cash and short-term investments and related party receivable. Cash and short-term investments are maintained with financial institutions of reputable credit and may be redeemed upon demand.

The carrying amount of the related party receivable represents the maximum credit exposure.

STANDARD GRAPHITE CORPORATION
NOTES TO THE FINANCIAL STATEMENTS
FOR THE YEARS ENDED JUNE 30, 2017 AND 2016
(Expressed in Canadian Dollars)

19.	FINANCIAL INSTRUMENTS AND RISK MANAGEMENT (cont’d)

General Objectives, Policies and Processes (cont’d)

Liquidity Risk

Liquidity risk is the risk that the Company will not be able to meet its financial obligations as they become due. The Company’s policy is to ensure that it will always have sufficient cash to allow it to meet its liabilities when they become due, under both normal and stressed conditions, without incurring unacceptable losses or risking damage to the Company’s reputation. The key to success in managing liquidity is the degree of certainty in the cash flow projections. If future cash flows are fairly uncertain, the liquidity risk increases.

Typically, the Company ensures that it has sufficient cash on demand to meet expected operational expenses for a period of 90 days. To achieve this objective, the Company would prepare annual capital expenditure budgets, which are regularly monitored and updated as considered necessary.

The Company monitors its risk of shortage of funds by monitoring the maturity dates of existing trade and other payable and option payment commitments. The Company’s trade and other payables are all due within 90 days after the year ended June 30, 2017.

Determination of Fair Value

Fair values have been determined for measurement and/or disclosure purposes based on the following methods. When applicable, further information about the assumptions made in determining fair values is disclosed in the notes specific to that asset or liability.

The statements of financial position carrying amounts for cash, short-term investments, related party receivable, and trade and other payables approximate fair value due to their short-term nature.

Due to the use of subjective judgments and uncertainties in the determination of fair values these values should not be interpreted as being realizable in an immediate settlement of the financial instruments.

Fair Value Hierarchy

Financial instruments that are measured subsequent to initial recognition at fair value are grouped in Levels 1 to 3 based on the degree to which the fair value is observable:

-	Level 1 fair value measurements are those derived from quoted prices (unadjusted) in active markets for identical assets or liabilities;

-

Level 2 fair value measurements are those derived from inputs other than quoted prices included within level 1 that are observable for the asset or liability, either directly (i.e., as prices) or indirectly (i.e., derived from prices); and

-	Level 3 fair value measurements are those derived from valuation techniques that include inputs for the asset or liability that are not based on observable market data (unobservable inputs).

Cash, short-term investments and available-for-sale investments are measured as Level 1 financial instruments.

STANDARD GRAPHITE CORPORATION
NOTES TO THE FINANCIAL STATEMENTS
FOR THE YEARS ENDED JUNE 30, 2017 AND 2016
(Expressed in Canadian Dollars)

20.	CAPITAL MANAGEMENT

The Company considers its cash and share capital as capital. The Company’s objectives when maintaining capital are to maintain a sufficient capital base in order to meet its short-term obligations and at the same time preserve investor’s confidence required to sustain future development and production of the business.

The Company is not exposed to any externally imposed capital requirements. There has been no change in the Company’s approach to capital management during the year ended June 30, 2017.

21.	EVENTS AFTER THE REPORTING DATE

Change of Business

On August 31, 2017, the Company entered into a share purchase agreement with Medi-Can Health Solutions Ltd. (“Medi-Can”) and its shareholders (the “Medi-Can Shareholders”) pursuant to which the Company will acquire (the “Acquisition”) all of the issued and outstanding common shares of Medi-Can.

Medi-Can, a cannabis production license applicant under Health Canada's Access to Cannabis for Medical Purposes Regulations (“ACMPR”), holds a leasehold property in Vernon, BC and extensive cannabis cultivation equipment.

Pursuant to the Acquisition, on the closing date, the Company will acquire all of the shares of Medi-Can, which will become a wholly owned subsidiary of the Company, and the Company will issue to the Medi-Can Shareholders, based on their pro rata holdings, the following:

•	12,500,000 common shares into escrow, 10% of which will be released on the Closing and the balance over 36 months; and

•

a non-interest-bearing note in the amount of $2,500,000, which will mature on the fifth trading day after the receipt by Medi-Can of a cultivation license under the ACMPR is announced, at which time the Company will have the option to either pay $2,500,000 in cash, or issue $2,500,000 of its common shares (valued using the 20-day volume-weighted average trading price).

The definitive share purchase agreement includes customary conditions, including obtaining all necessary corporate approvals and applicable exchange acceptances. The Acquisition is arms-length and will constitute a change of business of the Company under the policies of the Exchange. In connection with the Acquisition, the Company (i) will apply to list on the Canadian Securities Exchange; (ii) will seek shareholder approval of, among other things, the Acquisition and change of its business; (iii) intends to affect a name change on the closing; and (iv) expects to apply to voluntarily delist its shares from the Exchange. The Company received all necessary approvals from its shareholders in connection with the Acquisition at its annual general and special meeting of shareholders on October 18, 2017.

Private Placement

On September 27, 2017, the Company completed a non-brokered private placement of 3,333,333 units of at a price of $0.15 per unit (a “Unit”) for gross proceeds of $500,000. Each Unit consists of one common share of the Company and one-half of one common share purchase warrant. Each full warrant entitles the holder to acquire an additional common share of the Company at $0.25 until March 27, 2019. The Company has paid aggregate cash finder’s fees in connection with the financing of $24,322.

Proceeds are to be used for general corporate purposes, the Company’s continuing evaluation of other opportunities in the cannabis market, and for the costs incurred in connection with the Acquisition.

Unaudited Condensed Interim Financial Statements of

CHOOM HOLDINGS INC.

December 31, 2017

Suite 350 – 409 Granville Street
Vancouver, BC, V6C 1T2
Tel: 604-683-2509 Fax: 604-683-2506

CHOOM HOLDINGS INC.
December 31, 2017 and 2016
(Expressed in Canadian Dollars)

INDEX		Page:

Financial Statements

•	Notice to Readers	1

•	Unaudited Condensed Interim Statements of Financial Position	2

•	Unaudited Condensed Interim Statements of Comprehensive Loss	3

•	Unaudited Condensed Interim Statements of Cash Flows	4

•	Unaudited Condensed Interim Statements of Changes In Equity	5

•	Notes to the Unaudited Condensed Interim Financial Statements	6-17

NOTICE TO READER

The accompanying unaudited condensed interim financial statements of Choom Holdings Inc. for the three and six months ended December 31, 2017 have been prepared by and are the responsibility of management in accordance with International Financial Reporting Standards applicable to unaudited condensed interim financial reporting.

The Company’s independent auditor has not audited or performed a review of these financial statements, in accordance with standards established by the Canadian Institute of Chartered Accountant for a review of unaudited condensed interim financial statements by an entity’s auditor.

1

CHOOM HOLDINGS INC.
CONDENSED INTERIM STATEMENTS OF FINANCIAL POSITION (un-audited)
As at December 31, 2017 and June 30, 2017
Expressed in Canadian Dollars

		December 31	June 30
	Note	2017	2017

ASSETS
Current
Cash		$1,053,001 $	109,309
Short-term investments	5	6,900	6,900
Taxes recoverable	6	30,711	5,795
Prepaid expenses and advances		5,759	5,873
Available-for-sale investment	7	1,467	1,333
Related party receivable	15	-	276

		1,097,838	129,486
Non-Current
Equipment	8	170,627	1,431
License	9	5,363,515	-

		$6,631,980 $	130,917

LIABILITIES
Current
Trade and other payables	11,16	$189,093 $	77,761
Advances from shareholders	9	300,000	-
Convertible note	12	2,500,000	-

SHAREHOLDERS' EQUITY (DEFICIENCY)
Share capital	13	11,606,940	7,035,733
Subscriptions received	13	-	35,250
Contributed surplus	14	1,583,237	1,097,533
Accumulated other comprehensive income		867	733
Accumulated Deficit		(9,548,157)	(8,116,093)
		3,642,887	53,156
		$6,631,980 $	130,917

Approved on behalf of the Board of Directors by:

“Stephen Tong”	Director	“Christopher Bogart”	Director
Stephen Tong		Christopher Bogart

The accompanying notes form an integral part of these financial statements

2

CHOOM HOLDINGS INC.
CONDENSED INTERIM STATEMENTS OF CASH FLOWS (un-audited)
For the three and six months ended December 31
Expressed in Canadian Dollars

		Three Months Ended		Six Months Ended
		December 31		December 31
		2017	2016	2017	2016

Expenses
Administrative and general	15	$298,917	$(8,995)	$447,608	$73,657
Depreciation	8,9	48,426	134	48,494	267
Pre-exploration costs		-	(2,464)	-	2,536
Research and development		-	-	9,300	-
Share-based payments	14	485,704	-	485,704	-

Income (loss) before other items		(833,047)	11,326	(991,106)	(76,461)

Other income (expenses)
Interest income		-	-	42	48
Loss on settlement of debt	13	(441,000)	-	(441,000)	-

Net loss for the period		$(1,274,047)	$11,326	$(1,432,064)	$(76,412)

Other comprehensive loss
Items that may be recycled through profit or loss:
Fair value (loss) gain on available-for-sale investment	7	300	(267)	134	67

Total comprehensive loss for the period		$(1,273,747)	$11,059	$(1,431,930)	$(76,346)

Loss per share for the period	18	$(0.02)	$0.00	$(0.02)	$0.00

The accompanying notes form an integral part of these financial statements

3

CHOOM HOLDINGS INC.
CONDENSED INTERIM STATEMENTS OF CHANGES IN EQUITY (un-audited)
For the six months ended December 31
Expressed in Canadian Dollars

					Accumulated
			Subscriptions	Contributed	Comprehensive	Accumulated
	Note	Share Capital	Received	Surplus	Other Income	Deficit	Total
Balance June 30, 2016		$6,211,152	$-	$1,097,533	$2,067	$(7,429,663)	$(118,910)
Loss for the period		-	-	-	-	(76,412)	(76,412)
Available-for-sale investment	7	-	-	-	67	-	67
Shares for debt	13,16	348,275	-	-	-	-	348,275
Share-based payments for exploration and evaluation assets	10	30,000	-	-	-	-	30,000
Share issue costs		(2,556)	-	-	-	-	(2,556)
Balance December 31, 2017		$6,586,871	$-	$1,097,533	$2,134	$(7,506,075)	$180,461

					Accumulated
			Subscriptions	Contributed	Comprehensive	Accumulated
	Note	Share Capital	Received	Surplus	Other Income	Deficit	Total
Balance June 30, 2017		$7,035,733	$35,250	$1,097,533	$733	$(8,116,093)	$53,156
Loss for the period		-	-	-	-	(1,432,064)	$(1,432,064)
Shares issued for cash	13	1,500,000	-	-	-	-	1,500,000
Shares issued for license	9,13	2,125,000	-	-	-	-	2,125,000
Shares issued for debt	13	976,500	-	-	-	-	976,500
Available-for-sale investment	7	-	-	-	134	-	134
Subscriptions receipts	13	-	(35,250)	-	-	-	(35,250)
Share-based payments	14	-	-	485,704	-	-	485,704
Share issue costs		(30,293)	-	-	-	-	(30,293)
Balance December 31, 2017		$11,606,940	$-	$1,583,238	$867	$(9,548,157)	$3,642,887

The accompanying notes form an integral part of these financial statements

4

CHOOM HOLDINGS INC.
CONDENSED INTERIM STATEMENTS OF CASH FLOWS (un-audited)
For the six months ended December 31
Expressed in Canadian Dollars

	Note	2017	2016

OPERATING ACTIVITIES
Net loss for the period		$(1,432,064)	$(76,412)
Items not affecting cash
Depreciation	8	48,494	267
Share-based payments	14	485,704	-

Changes in non-cash working capital
Taxes recoverable	6	(24,916)	10,324
Trade and other payables	11,16	111,332	64,950
Prepaid expenses and advances		114	(1,371)
Due to related parties	9	300,000	-
Due from related parties		276	28,213
Convertible note	12	2,500,000
Cash used in operating activities		1,988,940	25,971

Cash Flows From Investing Activities
Purchase of equipment		(3,070)	-
Purchase of license	9	(2,500,000)	-
Expenditures on resource properties	10	-	(8,858)
Cash used in investing activities		(2,503,070)	(8,858)

Cash Flows from Financing Activities
Issued for private placement	13	1,500,000	-
Subscription receipts	13	(35,250)	-
Advances from shareholders		23,365
Share issue costs		(30,293)	(2,556)
Cash provided (used) in financing activities		1,457,822	(2,556)

Increase in cash during the period		943,692	14,557

Cash, beginning of period		109,309	7,775

Cash, end of period		$1,053,001	$22,332

Supplemental cash flow information – Note 20

The accompanying notes form an integral part of these financial statements

5

CHOOM HOLDINGS INC. (formerly Standard Graphite Limited)
NOTES TO THE INTERIM CONDENSED FINANCIAL STATEMENTS (un-audited)
FOR THE THREE AND SIX MONTHS ENDED DECEMBER 31, 2017 AND DECEMBER 31, 2016
(Expressed in Canadian Dollars)

1.	CORPORATION INFORMATION

Choom Holdings Inc. (the “Company”) was incorporated in the province of British Columbia on September 18, 2006 under the Business Corporations Act. On January 27, 2012, the Company received shareholder approval to change the Company’s name to Standard Graphite Corporation. Effective February 3, 2012, the Company commenced trading on the TSX Venture Exchange (the “Exchange”) under the symbol “SGH” as a Tier 2 issuer.

On October 18, 2017 the Company received shareholder approval to complete the acquisition of Medi-Can Health Solutions Ltd, and a name change. On November 17, 2017 the Company changed its name to Choom Holdings Limited and completed a change of business to the business of cultivating and selling cannabis for medical purposes and related products under the ACMPR (the “Business”). Additionally on November 22, 2017 the Company’s shares were delisted from the Exchange and approved for listing on the Canadian Securities Exchange (“CSE”) and commenced trading thereafter under the symbol CHOO.

Choom Holdings Inc.’s corporate office and principal place of business is located at 350 – 409 Granville Street, Vancouver, British Columbia V6C 1T2.

2.	BASIS OF PREPARATION AND GOING CONCERN

These condensed interim financial statements for the three and six month period ended December 31, 2017 have been prepared in accordance with IAS 34 Interim Financial Reporting. They do not include all disclosures that would otherwise be required in a complete set of financial statements and should be read in conjunction with the Company’s 2016 annual financial statements which have been prepared in accordance with International Financial Reporting Standards (“IFRS”), as issued by the International Accounting Standards Board (“IASB”), and Interpretations of theInternational Financial Reporting Interpretations Committee.

The financial statements were authorized for issue by the Board of Directors on February 23, 2018.

These financial statements have been prepared on the historical cost basis except for financial instruments measured at fair value. The financial statements are presented in Canadian dollars (“CDN”), which is the Company’s functional currency.

The preparation of financial statements in compliance with IFRS requires management to make certain critical accounting estimates. It also requires management to exercise judgment in applying the Company’s accounting policies. The areas involving a higher degree of judgment or complexity, or areas where assumptions and estimates are significant to financial statements are disclosed in Note 4.

Going Concern

The Company has not yet achieved profitable operations. These financial statements are prepared on a going concern basis, which assumes that the Company will be able to realize its assets and discharge its liabilities in the normal course of business for the foreseeable future. The Company has incurred a net loss of $1,432,064 for the period ended December 31, 2017 (2016 - $76,412) and as at that date has accumulated a deficit of $9,548,157 (2016 - $8,116,093) and is expected to continue to incur losses. These conditions indicate the existence of material uncertainties, which may cast significant doubt on the Company’s ability to continue as a going concern. The continuing operations of the Company are dependent upon obtaining, in the short term, the necessary approvals and financing to meet the Company’s change of business plan and to finance future development of potential license acquisitions, economically and upon future profitable production. Failure to continue as a going concern would require that assets and liabilities be recorded at their liquidation values, which might differ significantly from their carrying values. No adjustments to the carrying values of the assets and liabilities have been made in these financial statements. Should the Company no longer be able to continue as a going concern, certain assets and liabilities may require restatement on a liquidation basis, which may differ materially from the going concern basis.

6

CHOOM HOLDINGS INC. (formerly Standard Graphite Limited)
NOTES TO THE INTERIM CONDENSED FINANCIAL STATEMENTS (un-audited)
FOR THE THREE AND SIX MONTHS ENDED DECEMBER 31, 2017 AND DECEMBER 31, 2016
(Expressed in Canadian Dollars)

3.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Consolidation

These consolidated financial statements include the accounts of:

	% of
	ownership	Jurisdiction	Principal Activity
			Research,
			Development &
Medi-can Health Solutions Inc. (“Medi-Can)	100	British Columbia	Cultivation

A subsidiary is an entity that the Company controls, either directly or indirectly, where control is defined as the power to govern the financial and operating policies of an entity so as to obtain benefits from its activities. All inter-company transactions and balances including unrealized income and expenses arising from intercompany transactions are eliminated in preparing consolidated financial statements.

Future Accounting Pronouncements

The standards listed below include only those which the Company reasonably expects may be applicable to the Company at a future date. The Company is currently assessing the impact of the standards on the consolidated financial statements.

IFRS 9 Financial Instruments

IFRS 9 will replace IAS 39 Financial Instruments: Recognition and Measurement and IFRIC 9 Reassessment of Embedded Derivatives. The final version of this new standard supersedes the requirements of earlier versions of IFRS 9.

The main features introduced by this new standard compared with predecessor IFRS are as follows:

•

Classification and measurement of financial assets: Debt instruments are classified and measured on the basis of the entity's business model for managing the asset and its contractual cash flow characteristics as either: “amortized cost”, “fair value through other comprehensive income”, or “fair value through profit or loss” (default). Equity instruments are classified and measured as “fair value through profit or loss” unless upon initial recognition elected to be classified as “fair value through other comprehensive income”.

•

Classification and measurement of financial liabilities: When an entity elects to measure a financial liability at fair value, gains or losses due to changes in the entity’s own credit risk is recognized in other comprehensive income (as opposed to previously profit or loss). This change may be adopted early in isolation of the remainder of IFRS 9.

•

Impairment of financial assets: An expected credit loss impairment model replaced the incurred loss model and is applied to financial assets at “amortized cost” or “fair value through other comprehensive income”, lease receivables, contract assets or loan commitments and financial guarantee contracts. An entity recognizes twelve-month expected credit losses if the credit risk of a financial instrument has not increased significantly since initial recognition and lifetime expected

•

Hedge accounting: Hedge accounting remains a choice, however, is now available for a broader range of hedging strategies. Voluntary termination of a hedging relationship is no longer permitted. Effectiveness testing now needs to be performed prospectively only. Entities may elect to continue to applying IAS 39 hedge accounting on adoption of IFRS 9 (until the IASB has completed its separate project on the accounting for open portfolios and macro hedging).

•	Derecognition: The requirements for the derecognition of financial assets and liabilities are carried forward from IAS 39.

This standard is applicable to annual periods beginning on or after January 1, 2018.

7

CHOOM HOLDINGS INC. (formerly Standard Graphite Limited)
NOTES TO THE INTERIM CONDENSED FINANCIAL STATEMENTS (un-audited)
FOR THE THREE AND SIX MONTHS ENDED DECEMBER 31, 2017 AND DECEMBER 31, 2016
(Expressed in Canadian Dollars)

3.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont’d)

Future Accounting Pronouncements (cont’d)

IFRS 16 Leases

IFRS 16 specifies how an IFRS reporter will recognize, measure, present and disclose leases. The standard provides a single lessee accounting model, requiring lessees to recognize assets and liabilities for all leases unless the lease term is 12 months or less or the underlying asset has a low value. Lessors continue to classify leases as operating or finance, with IFRS 16’s approach to lessor accounting substantially unchanged from its predecessor, IAS 17 Leases.

This standard is applicable to annual periods beginning on or after January 1, 2018.

Applicable to annual periods beginning on or after January 1, 2017.

Disclosure Initiative (Amendments to IAS 7 Statement of Cash Flows)
The amendments require entities to provide disclosures that enable users of financial statements to evaluate changes in liabilities arising from financing activities.

Recognition of Deferred Tax Assets for Unrealized Losses (Amendments to IAS 12 Income Taxes)
The amendments clarify how to account for deferred tax assets related to debt instruments measured at fair value.

Classification and Measurement of Share-based Payment Transactions (Amendments to IFRS 2 Share-based Payment)

The amendments provide guidance on the accounting for:

•	the effects of vesting and non-vesting conditions on the measurement of cash-settled share-based payments;
•	share-based payment transactions with a net settlement feature for withholding tax obligations; and
•	a modification to the terms and conditions of a share-based payment that changes the classification of the transaction from cash-settled to equity-settled.

The amendments are effective for annual periods beginning on or after January 1, 2018. Earlier application is permitted.

IFRS 15 Revenue from Contracts with Customers

This new standard establishes a comprehensive framework for the recognition, measurement and disclosure of revenue replacing IAS 11 Construction Contracts, IAS 18 Revenue, IFRIC 13 Customer Loyalty Programmes, IFRIC 15 Agreements for the Construction of Real Estate, IFRIC 18 Transfers of Assets from Customers and SIC-31 Revenue — Barter Transactions Involving Advertising Services.

The main features introduced by this new standard compared with predecessor IFRS are as follows:

Revenue is recognized based on a five-step model:

1.	Identify the contract with customer;
2.	Identify the performance obligations;
3.	Determine the transaction price;
4.	Allocate the transaction price to the performance obligations; and
5.	Recognize revenue when (or as) the performance obligations are satisfied.

New disclosure requirements on information about the nature, amount, timing and uncertainty of revenue and cash flows from contracts with customers.

The new standard is effective for annual periods beginning on or after January 1, 2018. Earlier application is permitted

8

CHOOM HOLDINGS INC. (formerly Standard Graphite Limited)
NOTES TO THE INTERIM CONDENSED FINANCIAL STATEMENTS (un-audited)
FOR THE THREE AND SIX MONTHS ENDED DECEMBER 31, 2017 AND DECEMBER 31, 2016
(Expressed in Canadian Dollars)

4.	SIGNIFICANT ACCOUNTING JUDGMENTS, ESTIMATES AND ASSUMPTIONS

The Company makes estimates and assumptions about the future that affect the reported amounts of assets and liabilities. Estimates and judgments are continually evaluated based on historical experience and other factors, including expectations of future events that are believed to be reasonable under the circumstances. In the future, actual experience may differ from these estimates and assumptions.

The effect of a change in an accounting estimate is recognized prospectively by including it in comprehensive loss/income in the year of the change, if the change affects that year only, or in the year of the change and future years, if the change affects both.

Information about critical judgments and estimates in applying accounting policies that have the most significant risk of causing material adjustment to the carrying amounts of assets and liabilities recognized in the financial statements within the next financial year are discussed below:

Income Taxes

The Company has not recognized a deferred tax asset as management believes it is not probable that taxable profit will be available against which deductible temporary differences can be utilized.

Going Concern

The assumption that the Company will be able to continue as a going concern is subject to critical judgements of management with respect to assumptions surrounding the short and long-term operating budget, expected profitability, investment and financing activities and management’s strategic planning. Should those judgements prove to be inaccurate, management’s continued use of the going concern assumptions be inappropriate.

5.	SHORT-TERM INVESTMENTS

At December 31, 2017 and 2016, the Company held a $6,900 guaranteed investment certificate (“GIC”) earning interest at approximately 0.60% per annum and maturing July 21, 2018.

The GIC is cashable at the Company’s option and is considered to be the same as cash; however, because the maturity date is greater than three months beyond the year-end date, it has been reported as a short-term investment on the Company’s statement of financial position.

6.	TAXES RECOVERABLE

Sales tax receivable represents input tax credits arising from sales tax levied on the supply of goods purchased or services received in Canada.

7.	AVAILABLE-FOR-SALE INVESTMENT

Available-for-sale investment consists of an investment in 6,667 (post consolidation of 6:1) common shares of YDreams Global Interactive Technologies Inc. (formerly Apple Capital Inc.). The fair value of $1,467 (June 30, 2017 -$1,333) of the available-for-sale investments has been determined by reference to published price quotations in an active market, a Level 1 valuation. During the period ended December 31, 2017, the Company recorded a $134 gain (2016 - $67 gain) of investment on marketable securities in other comprehensive income increasing the balance to $1,467 as at December 31, 2017.

9

CHOOM HOLDINGS INC. (formerly Standard Graphite Limited)
NOTES TO THE INTERIM CONDENSED FINANCIAL STATEMENTS (un-audited)
FOR THE THREE AND SIX MONTHS ENDED DECEMBER 31, 2017 AND DECEMBER 31, 2016
(Expressed in Canadian Dollars)

8.	EQUIPMENT

Furniture &
Fixtures
Cost
Balance at June 30, 2016	$18,311
Assets acquired	1,354
Balance June 30, 2017	19,665
Assets acquired	187,314
Balance December 31, 2017	$206,979

Depreciation and impairment losses
Balance at June 30, 2016	$17,874
Depreciation for the year	360
Balance at June 30, 2017	$18,234
Depreciation for the period	18,118
Balance December 31, 2017	$36,352

Carrying amounts
Carrying value at June 30, 2017	$77
Carrying value at Decemer 31, 2017	$170,627

9.	LICENSE

On August 30, 2017 Choom Holdings Inc. (“Choom” or the “Company”) by way of a share purchase agreement, further amended on October 17, 2017 (collectively the “Share Purchase Agreement”) between the Company, Medi-Can Health Solutions Ltd. (“Medi-Can”) and Medi-Can shareholders (collectively, the “Medi-Can Shareholders”) acquired all of the issued and outstanding common shares of Medi-Can (the “Acquisition”). Medi-can is in the business of cultivating and selling marijuana for medical purposes and related products under the Access to Cannabis for Medical Purposes Regulations (Canada) “ACMPR".

Pursuant to the Share Purchase Agreement and subject to the fulfillment of certain conditions, the Company agreed to acquire all of the issued and outstanding common shares of Medi-Can in consideration for:

(a)

an aggregate of 12,500,000 Common Shares (the “Consideration Shares”) (issued) to be held in escrow of which 10% (1,250,000) were released on October 18, 2017 with the remaining balance of 11,250,000 to be released over the subsequent 36 months;

(b)	a $2,500,000 convertible note (the “Acquisition Note”), which at the election of the Company, can be either:

(i)	redeemed by way of cash payment to the Medi-Can Shareholders on the Trigger Date (as defined in Note 12), or

(ii)	converted by issuance to the Medi-Can Shareholders of $2,500,000 in Common Shares valued using the 20 day volume-weighted average trading price determined on the Trigger Date; and

(c)	agreed to re-pay $300,000 of the shareholder loans.

The Acquisition did not meet the definition of a business combination and has been accounted for as an asset acquisition.

The Consideration Shares have been estimated based on an estimated value of approximately $0.17 per common share of Choom. The transaction costs have been included in the Acquisition costs which include advisory, legal, accounting and filing fees.

10

CHOOM HOLDINGS INC. (formerly Standard Graphite Limited)
NOTES TO THE INTERIM CONDENSED FINANCIAL STATEMENTS (un-audited)
FOR THE THREE AND SIX MONTHS ENDED DECEMBER 31, 2017 AND DECEMBER 31, 2016
(Expressed in Canadian Dollars)

9.	LICENSE (cont’d)

Fair Value of 12,500,000 common shares issued	$2,125,000
Convertible Note to Medi-can Shareholders	2,500,000
Transaction costs	768,892
Total Purchase Price	$5,393,892

Cash	$20
Taxes recoverable and other receivables	4,072
Property, plant and equipment	207,716
License	5,393,892
Trade payables	(3,600)
Shareholders loans	(300,000)
Net assets acquired	$5,302,100

License
Costs
Balance at June 30, 2016	$-
Acquisition costs	-
Balance at June 30, 2017	$-
Acquisition costs	5,393,892
Balance at December 31, 2017	$5,393,892

Accumulated depletion and impairment losses
Balance at June 30, 2016	$-
Amortization	-
Balance at June 30, 2017	$-
Amortization	30,377
Balance at December 31, 2017	$30,377

Carrying amounts
Carrying value at June 30, 2017	$-
Carrying value at December 31, 2017	$5,363,515

The license is recorded at cost and is amortized on a straight line basis over an estimated useful life of 18 years net of any accumulated impairment losses.

10.	EXPLORATION AND EVALUATION ASSETS

All exploration and evaluation assets were written off in the prior year ended June 30, 2017 as at December 31, 2017 pursuant to the change of business as described in Note 9, the Company has changed its business to that of the cannabis industry.

a.	Philibert Property, Quebec, Canada

On July 31, 2017, the Company received a letter of termination from SOQEUM for failing to complete the $300,000 in exploration expenditures on or before July 25, 2017. As at June 30, 2017, the Company wrote down the property in the amount of $42,631 in acquisition and exploration costs, in accordance with Level 3 of the fair value hierarchy.

11

CHOOM HOLDINGS INC. (formerly Standard Graphite Limited)
NOTES TO THE INTERIM CONDENSED FINANCIAL STATEMENTS (un-audited)
FOR THE THREE AND SIX MONTHS ENDED DECEMBER 31, 2017 AND DECEMBER 31, 2016
(Expressed in Canadian Dollars)

10.	EXPLORATION AND EVALUATION ASSETS (cont’d)

b.	Lithium Properties, Quebec, Canada

On March 2, 2016, the Company entered into an option agreement for the acquisition of eight lithium properties in Quebec, Canada from two private individuals, collectively referred to as the "Lithium Properties".

As a result of the change of business, (See Note 19) as at June 30, 2017 the Company wrote down the property in the amount of $362,500 in acquisition and exploration costs, in accordance with Level 3 of the fair value hierarchy.

c.	Diego Property

On November 17, 2014, the Company and Cartier Resources (“Cartier”) entered into a purchase agreement wherein the Company acquired a 100% interest in claims collectively referred to as the “Diego Property”. The Diego Property is located southwest of the town of Chapais, in the province of Quebec.

As a result of the change of business, (See Note 19) as at June 30, 2017 the Company wrote down the property in the amount of $19,375 in acquisition and exploration costs, in accordance with Level 3 of the fair value hierarchy.

11.	TRADE AND OTHER PAYABLES

		December 31	June 30
	Note	2017	2017
Trade payables		$135,002	$62,225
Due to related parties	16	54,091	15,536
Total		$189,093	$77,761

12.	CONVERTIBLE NOTE

On November 16, 2017 the Company entered into the Acquisition Note with the Medi-can Shareholders as described in Note 9 hereinabove for an aggregate amount of $2,500,000 (the “Principle Balance”). The Acquisition Note is unsecured and non-interest bearing. Related parties amounts include:

i)	$375,000 from John Doo Jin Oh a director of the Company.

The Acquisition Note is due on the date that is the fifth trading day after the public dissemination of a news release announcing the receipt by Medi-Can of a Cultivation/Production License under the ACMPR (the “Trigger Date”)

The Principle Balance is due and payable on the Trigger Date and can be paid at the Company’s sole election either:

a)	by way of a cash payment; or

b)	by issuance to the holder the Principle Balance in common shares in the capital of the Company valued as the 20 day volume-weighted average trading price determined on the Trigger Date.

13.	SHARE CAPITAL AND RESERVES

a)	Common Shares

The Company’s authorized share capital is an unlimited number of common shares with no par value.

The following is a summary of changes in share capital from July 1, 2016 to December 31, 2017:

Issued July 1, 2017 – December 31, 2017

On December 19, 2017 the Company completed a non-brokered private placement and issued 5,000,000 units (the “Unit”) at a price of $0.20 per Unit for gross proceeds of $1,000,000. Each Unit consist of one common share and one non-transferable share purchase warrant (the “Warrant”). Each Warrant is exercisable by the holder to acquire one additional common share at a price of $0.25 until June 18, 2019.

12

CHOOM HOLDINGS INC. (formerly Standard Graphite Limited)
NOTES TO THE INTERIM CONDENSED FINANCIAL STATEMENTS (un-audited)
FOR THE THREE AND SIX MONTHS ENDED DECEMBER 31, 2017 AND DECEMBER 31, 2016
(Expressed in Canadian Dollars)

13.	SHARE CAPITAL AND RESERVES (cont’d)

a)	Common Shares (cont’d)

On November 24, 2017 pursuant to the settlement of debt the Company issued 3,150,000 common shares at an issue price of $0.17 per common share extinguishing an aggregate of $535,500 in outstanding trade payables to non-related parties resulting in a loss on debt settlement of $441,000.

On November 16, 2017 pursuant to the Acquisition as described in Note 9, the Company issued the Consideration Shares. The Consideration Shares were valued at $2,125,000 as determined by the market price when issued being $0.17 per share.

On September 27, 2017, the Company completed a non-brokered private placement of 3,333,333 units of at a price of $0.15 per unit (a “Unit”) for gross proceeds of $500,000. Each Unit consists of one common share of the Company and one-half of one common share purchase warrant. Each full warrant entitles the holder to acquire an additional common share of the Company at $0.25 until March 27, 2019. The Company has paid aggregate cash finder’s fees in connection with the financing of $24,322.

Issued July 1, 2016 to June 30, 2017:

On August 30, 2016, the Company issued a total of 4,975,356 common shares at a price of $0.06 per share to extinguish debt in the aggregate amount of $348,275 owed to related and non-related parties.

On August 30, 2016, pursuant to the Philibert Option as described in Note 9 hereinabove, the Company issued 500,000 common shares. The common shares were valued at $30,000 as determined by the market price when issued being $0.06 per share.

On February 7, 2017, the Company completed a non-brokered private placement for 10,000,000 common shares at a price of $0.05 per share (the “Financing”), for gross proceeds of $500,000. The proceeds from this private placement will be used for general working capital purposes and a portion will be used to settle debt.

b)	Share Purchase Warrants

The following is a summary of changes in share purchase warrants from June 30, 2016 - to December 31, 2017:

		Weighted Average
	Number	Price
Balance at June 30, 2016 and 2017	-	-
Granted	9,366,667	$0.39
Balance at December 31, 2017	9,366,667	$0.39

As at December 31, 2017, the share purchase warrants have a weighted average remaining contractual life of 1.46 years (2016 – Nil) years. Each warrant entitles the holders thereof the right to purchase one common share as follows:

Number	Price Per Share	Expiry Date
1,666,667	$0.25	27-Mar-19
5,000,000	$0.25	18-Jun-19
2,700,000	$0.75	6-Aug-19
9,366,667

c)	Subscriptions received

Pursuant to the private placement as described herein completed on September 27, 2019 the Company had received $35,250 in subscriptions as at June 30, 2017.

13

CHOOM HOLDINGS INC. (formerly Standard Graphite Limited)
NOTES TO THE INTERIM CONDENSED FINANCIAL STATEMENTS (un-audited)
FOR THE THREE AND SIX MONTHS ENDED DECEMBER 31, 2017 AND DECEMBER 31, 2016
(Expressed in Canadian Dollars)

14.	SHARE-BASED PAYMENTS

a)	Option Plan Details

The Company adopted a stock option plan (the “Plan”) to grant options to directors, senior officers, employees and consultants of the Company. The aggregate outstanding options are limited to 10% of the outstanding common shares. The option exercise price under each option shall be not less than the Discounted Market Price as defined in the policies of the Exchange on the Grant Date. All options vest when granted unless otherwise specified by the Board of Directors.

The following is a summary of changes in options from July 1, 2016 to December 31, 2017:

		Exercise	Opening				Closing	Vested and
Grant Date	Expiry Date	Price	Balance	Granted	Exercised	Cancelled/Expired	Balance	Exercisable	Unvested
20-Dec-12	20-Dec-17	$0.15	445,000	-	-	(445,000)	-	-	-
7-Feb-13	7-Feb-18	$0.18	150,000	-	-	(150,000)	-	-	-
8-Feb-13	8-Feb-18	$0.18	475,000	-	(400,000)	(75,000)	-	-	-
15-Mar-13	15-Mar-18	$0.15	125,000	-	-	(100,000)	25,000	25,000	-
16-Nov-17	16-Nov-22	$0.17	-	3,150,000	-	-	3,150,000	3,150,000
			1,195,000	3,150,000	(400,000)	(770,000)	3,175,000	3,175,000	-
Weighted Average Share Price			$0.24	$0.17	$0.18	(0)	$0.17	$0.17	-
Weighted Average Life Remaining (years)			1.57	-	-	(1,540,000)	4.84	4.84	-

See Note 21 for events after the reporting date.

The following is a summary of changes in options from July 1, 2015 to June 30, 2017:

			Opening				Closing	Vested and
Grant Date	Expiry Date	Exercise Price	Balance	Granted	Exercised	Cancelled/Expired	Balance	Exercisable	Unvested
21-Dec-11	21-Dec-16	$0.26	395,000	-	-	(395,000)	-	-	-
8-Feb-12	8-Feb-17	$0.46	200,000	-	-	(200,000)	-	-	-
10-Feb-12	10-Feb-17	$0.49	390,000	-	-	(390,000)	-	-	-
26-Apr-12	26-Apr-17	$0.44	50,000	-	-	(50,000)	-	-	-
20-Dec-12	20-Dec-17	$0.15	445,000	-	-	-	445,000	445,000	-
7-Feb-13	7-Feb-18	$0.18	475,000	-	-	(325,000)	150,000	150,000	-
8-Feb-13	8-Feb-18	$0.18	475,000	-	-	-	475,000	475,000	-
15-Mar-13	15-Mar-18	$0.15	175,000	-	-	(50,000)	125,000	125,000	-
15-Jan-14	15-Jan-19	$0.06	250,000	-	-	(250,000)	-	-	-
			2,855,000	-	-	(1,660,000)	1,195,000	1,195,000	-
Weighted Average Share Price			$0.24	-	-	$0.29	$0.17	$0.17	-
Weighted Average Life Remaining (years)			1.57	-	-	-	0.57	0.57	-

As at December 31, 2017, 3,175,000 (2017 – 1,195,000) stock options were outstanding and exercisable under the Plan with a weighted average remaining contractual life of 4.84 (June 30, 2017 – .57) years.

a)	Fair Value of Options Issued During the Period

During the period ended December 31, 2017, the weighted average fair value at grant date of options granted was $0.15 (2016 - $Nil) per option. During the period ended December 31, 2017 there were 3,150,000 (2016 – Nil) options granted.

The model inputs for options granted or vested during the period ended December 31, 2017 included:

Grant		Share Price at	Exercise	Risk-Free-	Expected		Dividend
Date	Expiry Date	Grant Date	Price	Interest Rate	Life	Volatility Factor	Yield
16-Nov-17	16-Nov-22	$0.17	$0.17	2.08%	5	148.01%	0%

Expected volatility is based on the historical volatility of the Company’s market share price.

14

CHOOM HOLDINGS INC. (formerly Standard Graphite Limited)
NOTES TO THE INTERIM CONDENSED FINANCIAL STATEMENTS (un-audited)
FOR THE THREE AND SIX MONTHS ENDED DECEMBER 31, 2017 AND DECEMBER 31, 2016
(Expressed in Canadian Dollars)

14.	SHARE-BASED PAYMENTS (cont’d)

b)	Expenses Arising from Share-based Payment Transactions

Total expenses arising from share-based payment transactions recognized during the period ended December 31, 2017 were $485,704 (2016 - $Nil).

15.	ADMINISTRATIVE AND GENERAL EXPENSES

		Three Months Ended		Nine Months Ended
		December 31		December 31
	Note	2017	2016	2017	2016
Administrative and General Expenses :
Accounting and legal		$4,045	$-	$53,690	$-
Consulting	16	130,046	(12,988)	205,608	46,275
Investor relations, website development and marketing		84,964	1,166	89,285	3,848
Office and administration fees		14,752	1,445	19,169	3,406
Regulatory fees		34,800	1,030	34,800	4,996
Rent	16	19,200	(1,000)	31,200	12,500
Shareholder communications		5,818	147	7,690	147
Transfer agent fees		5,112	1,205	5,985	2,485
Travel		181	-	181	-
		$298,917	$(8,995)	$447,608	$73,657

16.	RELATED PARTY TRANSACTIONS

a)	Key Management Compensation

	December 31	December 31
	2017	2016
Key management personnel compensation comprised:
Consulting fees	$138,369	$46,275
Share-based payments	$112,500	-
	$250,869	$46,275

i)	Consulting fees of $60,000 (2016 – 20,000) were paid to 0954041 BC Ltd. (“0954041”), a company controlled by Chris Bogart, President and Chief Executive Officer.

ii)	Consulting fees of $18,369 (2016 - $7,775) were paid to Minco Corporate Management Inc. (“Minco”), a company controlled by Terese Gieselman, Chief Financial Officer and Secretary.

iii)

Consulting fees of $60,000 (2016 - $60,000) were paid to Etoby Management Limited (“Etoby”) and/or Craig Schneider (“Schneider”) a company controlled by Schneider, an individual with significant influence over the Company. In addition, rental fees of $24,000 (2016 - $12,500) were charged by Etoby and/or Schneider.

iv)	Share-based payments are the fair value of options granted to directors and key management personnel as described in Note 14.

15

CHOOM HOLDINGS INC. (formerly Standard Graphite Limited)
NOTES TO THE INTERIM CONDENSED FINANCIAL STATEMENTS (un-audited)
FOR THE THREE AND SIX MONTHS ENDED DECEMBER 31, 2017 AND DECEMBER 31, 2016
(Expressed in Canadian Dollars)

16.	RELATED PARTY TRANSACTIONS (cont’d)

b)	Related Party Liabilities

The following amounts owing to related parties are included in trade and other payables:

		December 31	June 30
Amounts due to:	Service for:	2017	2017
Minco	Consulting Fees	$7,685	$2,730
Corex Gold Corporation	Expenses	12,717	12,717
0954041	Consulting Fees	10,500	-
0954041	Expenses	89	89
Schnieder/Etoby	Consulting Fees	10,500	-
Schnieder/Etoby	Rent	12,600	-
		$54,091	$15,536

As at December 31, 2017, $12,717 (June 30, 2017 - $12,717) was due to Corex Gold Corporation (“Corex”), which has a common officer, Terese Gieselman of the Company, for expenses incurred by Corex on behalf of the Company for shared office space and administrative personnel expenses. These advances are non-interest-bearing and due on demand.

c)	Related Party Receivables

As at December 31, 2017, $Nil (June 30, 2017 - $276) was due from InMed Pharmaceuticals Inc. (“InMed”), which has common officer Chris Bogart of the Company for expenses incurred on behalf of InMed for shared office space and general expenses. These advances are non-interest-bearing and due on demand.

d)	Shares for Debt

On August 30, 2016, included in the shares for debt settlement as describe in Note 13, was the settlement of an aggregate $306,831 in trade payables through the issuance of an aggregate 4,383,296 common shares at an issue price of $0.07 with related parties as follows:

Debtor	Debt Amount	Share Price	No. Shares
0954041 BC Ltd.	$37,500	$0.07	535,714
Schneider	269,331	$0.07	3,847,582
Total	$306,831		4,383,296

17.	INCOME TAXES

As at December 31, 2017, the Company has available losses that may be carried forward to apply against future years’ income for income tax purposes. The approximate losses expire as follows:

Canadian non-capital losses expire as follows:

Year of Expiry	Taxable Losses

2027	$39,000
2028	62,000
2029	235,000
2030	173,000
2031	412,000
2032	1,066,000
2033	763,000
2034	610,000
2035	407,000
2036	419,000
2037	328,000
Total	$4,514,000

16

CHOOM HOLDINGS INC. (formerly Standard Graphite Limited)
NOTES TO THE INTERIM CONDENSED FINANCIAL STATEMENTS (un-audited)
FOR THE THREE AND SIX MONTHS ENDED DECEMBER 31, 2017 AND DECEMBER 31, 2016
(Expressed in Canadian Dollars)

17.	INCOME TAXES (cont’d)

The potential benefits of these carry-forward non-capital losses and deductible temporary differences has not been recognized in these financial statements as it is not considered probable that there will be sufficient future taxable profit to utilize the deferred tax assets.

The Company’s tax position is calculated annually and readers are referred to the audited consolidated financial statements for the year ended June 30, 2017 for further details.

18.	LOSS PER SHARE

	December 31	December 31
	2017	2016
Net loss attributable to ordinary shareholders	($1,432,064)	($76,412)
Weighted average number of common shares	72,424,565	54,871,775
Basic and diluted loss per share	($0.02)	$0.00

19.	SEGMENT REPORTING

The Company subsequent to the completion of the Acquisition and change of business on November 17, 2017 will have one reportable operating segment being that of the cannabis industry. The Company’s non-current assets as at December 31, 2017 and as at June 30, 2017 are all in Canada.

20.	SUPPLEMENTAL CASH FLOW INFORMATION

Investing and financing activities that do not have a direct impact on cash flows are excluded from the statements of cash flows. During the periods ended December 31, 2017 and 2016 the following transactions were excluded from the statements of cash flows:

i)	pursuant to mineral property agreements, the Company issued Nil (2016 – 500,000) common shares valued at $Nil (2016 - $30,000) as determined by their market prices when issued (See 10, & 13); and

ii)	pursuant to settlement of debt of $535,500 (2016 - $348,275) the issuance common shares of 3,150,000 (2016 -4,975,356), (See note 13).

21.	EVENTS AFTER THE REPORTING DATE

Private Placement

On February 6, 2018 the Company completed a non-brokered private placement for 5,400,000 units at a price of $0.50 per unit (each a “Unit”) for gross proceeds of $2,700,000. Each Unit is comprised of one common share (a "Common Share") and one-half of one Common Share purchase warrant (a "Warrant"), with each Warrant entitling the holder thereof to acquire a Common Share at a price of $0.75 per share until August 6, 2019.

Options

Subsequent to December 31, 2017 the Company issued an aggregate 400,000 common shares pursuant to the exercise of options at an exercise price of $0.18 and a further 100,000 common shares and an exercise price of $0.17.

Warrants

Subsequent to December 31, 2017 the Company issued 125,000 common shares pursuant to the exercise of share purchase warrants at an exercise price of $0.25.

Letter of Intent

On January 18, 2018 the Company entered into a letter of intent to acquire its second, advanced-stage cannabis production license applicant (“Target”) under Health Canada's ACMPR. The Target, which is located on Vancouver Island, B.C. is at the “Confirmation of Readiness Stage” within the Health Canada ACMPR application process.

17

MANAGEMENT’S DISCUSSION AND ANALYSIS
OF FINANCIAL CONDITIONS AND RESULTS OF OPERATIONS

Year Ended

June 30, 2017

Suite 350 – 409 Granville Street
Vancouver, BC, V6C 1T2
Tel: 604-683-2509 Fax: 604-683-2506

STANDARD GRAPHITE CORP.
MANAGEMENT DISCUSSION AND ANALYSIS
Year Ended June 30, 2017

The following Management’s Discussion and Analysis (“MD&A”) is intended to assist the reader to assess material changes in financial condition and results of operations of Standard Graphite Corporation (the “Company”) as at as at June 30, 2017 and for the comparative year ended June 30, 2016. This MD&A should be read in conjunction with the audited financial statements for years ended June 30, 2017 and 2016 and related notes.

All financial results presented in this MD&A are expressed in Canadian dollars unless otherwise indicated. The effective date of this MD&A is October 27, 2017.

Throughout the report we refer to Standard Graphite Corp. as the “Company”, “we”, “us”, “our” or “its”. All these terms are used in respect of Standard Graphite Corp. Additional information on the Company can be found on SEDAR at www.sedar.com and the Company’s website www.standardgraphite.com.

Cautionary Statement on Forward-Looking Information

This report contains “forward-looking statements”, with respect to the proposed change of business as described herein including business objectives and milestones. Such statements involve known and unknown risks, uncertainties and other factors outside of management's control, including the risk factors set forth in this MD&A that could cause results to differ materially from those described or anticipated in such forward-looking statements. See "Risk Factors" Forward-looking statements express, as at the date of this report relate to future events or future performance and reflect management’s expectations or beliefs regarding future events and include but are not limited to the Company and its operations, its projections or estimates about its future business operations, its planned expansion activities, the adequacy of its financial resources, future economic performance and the Company’s ability to become a leader in the field of medical marihuana. The material factors and assumptions used to develop the forward-looking statements and forward looking information contained in this MD&A are based on management’s ability to maintain the Company as a going concern and be successful in obtaining the required funding and approval of its cannabis production license to further develop and cultivate certain strains of cannabis and the ability to expand production in Canada's emerging cannabis market.

Forward-looking statements involve a number of risks and uncertainties, and there can be no assurance that such statements will prove to be accurate. Therefore, actual results and future events could differ materially from those anticipated. The forward-looking information in this MD&A is based on management’s current expectations and Standard Graphite assumes no obligations to update such information to reflect later events or developments, except as required by law.

Factors that could cause results or events to differ materially from current expectations expressed or implied by the forward-looking statements, include, but are not limited to, the factors discussed in the section “Risk Factors” as well as those detailed from time to time in the Company’s interim and annual financial statements and management’s discussion and analysis of those statements, all of which are filed and available for review under the Company’s profile on SEDAR at www.sedar.com. Actual results may differ materially from those currently anticipated in such statements.

Overall Performance and Results of Operations

Standard Graphite Corporation (the “Company”) was incorporated in the Province of British Columbia on September 18, 2006 under the Business Corporations Act of British Columbia. On January 27, 2012, the Company received shareholder approval to change the Company’s name to Standard Graphite Corporation. Effective February 3, 2012, the Company commenced trading on the TSX VentureExchange (the “Exchange”) under the symbol “SGH” as a Tier 2 issuer. The Company’s corporate office and principal place of business is located at 350 – 409 Granville Street, Vancouver, B.C. V6C 1T2.

2

STANDARD GRAPHITE CORP.
MANAGEMENT DISCUSSION AND ANALYSIS
Year Ended June 30, 2017

Change of Business

On August 31, 2017, the Company entered into a share purchase agreement with Medi-Can Health Solutions Ltd. (“Medi-Can”) and its shareholders (the “Medi-Can Shareholders”) pursuant to which the Company will acquire (the “Acquisition”) all of the issued and outstanding common shares of Medi-Can.

About Medi-Can

Medi-Can, a cannabis production license applicant under Health Canada's Access to Cannabis for Medical Purposes Regulations (ACMPR), holds a leasehold property in Vernon, B.C. and extensive cannabis cultivation equipment. Medi-Can's planned phase 1 cannabis production facility will be capable of producing approximately 660 kg/year of dried cannabis and its planned phase 2 expansion plans would increase its cannabis production capacity to a total of 1500 kg/year.

Medi-Can intends to focus its business, subject to obtaining a cannabis production license, on the highest quality handcrafted strains and intends to develop a unique lifestyle brand for cannabis. Medi-Can plans to feature a range of curated, handcrafted strains ideally suited for Canada's emerging cannabis market. The Okanagan Valley, which includes the cities of Vernon and Kelowna, features British Columbia's world class wineries, lakes, orchards, golf courses and ski hills, which draws 1.9 million visitors annually.

Medi-Can was founded by the proven entrepreneurial team of Robert Bayrack, John Oh, Adrian Robinson and Josh Brazier, who are the Medi-Can shareholders and will help to drive the success of Medi-Can following closing of the Acquisition.

Robert Bayrack is the Senior Person in Charge under the ACMPR application for Medi-Can. He is a master grower with extensive knowledge of cannabis horticulture, plant pathology and cultivation mastery for the commercial market. Robert brings a wealth of knowledge and experience from growing medical-grade cannabis for designated medical patients. In addition, his background in project management and construction has translated to efficient growing systems, production planning, plants scheduling and quality assurance for commercial grow operations. He is a firm believer and advocate in providing adequate and safe access to high-quality craft cannabis to patients across Canada.

John is a well-regarded entrepreneur who has received entrepreneurial awards from the Greater Vernon Chamber of Commerce. Professionally, his passion for technology and e-commerce has led him to hold leadership roles for one of Canada's top SaaS companies. John earned a Master's degree in Interdisciplinary Graduate Studies from the University of British Columbia.

Adrian Robinson is a strategically minded entrepreneur who has been leading pursuits in real estate investment, hospitality management and cannabis facility operations for more than a decade. His hands ¬on approach has provided him with extensive knowledge in all facets of business development, from initial concept through to fostering relationships with industry leaders and government agencies. Adrian, a Royal Roads University graduate, is applying his innovative thinking and management expertise to the emerging medical cannabis industry. Adrian is a founding member of Quintet, a strategic alliance of business professionals with a focus on sustainable growth, and the Cannabis Trade Alliance of Canada, a not-for-profit organization supporting the development of a safe and ethical and inclusive cannabis industry.

Josh Brazier is an accomplished entrepreneur and philanthropist with a psychology degree from the University of British Columbia. His passion for business and innovation has led to accolades such as Young Entrepreneur of the Year, New Business of the Year and being recognized as one of the Top 30 Entrepreneurs under the age of 30, in the city of Vernon, British Columbia. Josh has co-founded a number of successful ventures and has recently enjoyed international success as a result of manufacturing and exporting a line of hydroponic products that are now available in over 20 countries across the globe.

3

STANDARD GRAPHITE CORP.
MANAGEMENT DISCUSSION AND ANALYSIS
Year Ended June 30, 2017

Acquisition Terms

Pursuant to the Acquisition, on the closing date, the Company will acquire all of the shares of Medi-Can, which will become a wholly owned subsidiary of the Company, and the Company will issue to the Medi-Can Shareholders, based on their pro rata holdings, the following:

•          12,500,000 common shares into escrow, 10% of which will be released on the Closing and the balance over 36 months; and

•          a non-interest-bearing note in the amount of $2,500,000, which will mature on the fifth trading day after the receipt by Medi-Can of a cultivation license under the ACMPR is announced, at which time the Company will have the option to either pay $2,500,000 in cash, or issue $2,500,000 of its common shares (valued using the 20-day volume-weighted average trading price).

The definitive share purchase agreement includes customary conditions, including obtaining all necessary corporate approvals and applicable exchange acceptances. The Acquisition is arms-length and will constitute a change of business of the Company under the policies of the Exchange. In connection with the Acquisition, the Company (i) will apply to list on the Canadian Securities Exchange (the “Resulting Issuer”); (ii) will seek shareholder approval of, among other things, the Acquisition and change of its business; (iii) intends to affect a name change on the closing; and (iv) expects to apply to voluntarily delist its shares from the Exchange.

The Company received all necessary approvals from its shareholders in connection with the Acquisition at its annual general and special meeting of shareholders held on October 18, 2017.

Exploration and Evaluation Assets Dispositions

Philibert Gold Project

On July 25, 2016 the Company entered into a mineral property option agreement with Soquem Inc.

(“SOQUEM”) pursuant to which the Company has been granted an option (the “Option”) to earn 50% interest in Philibert Gold Project (the “Philibert Property”), comprised of 110 mineral claims covering 5,393 hectares located in Quebec.

Pursuant to the terms of the Option, the Company may acquire a 50% interest in the Philibert Property by issuing 3,500,000 common shares (500,000 issued) over six years and incurring exploration costs of $3,500,000 ($300,000 in the first year) over a five-year period. Additionally, within twelve months of the formation of a joint venture, the Company will have the option, but not the obligation, to purchase all or part of the remaining interest held by SOQUEM on terms to be agreed between the parties. The Company received Exchange approval on August 19, 2016 and issued effective August 30, 2016 the initial 500,000 common shares. Finders’ fees of an aggregate $48,375 ($32,625 in the first year) are payable to an arm’s length party over the term of the Philibert Option.

On July 31, 2017, the Company received a letter of termination from SOQEUM for failing to complete the $300,000 in exploration expenditures on or before July 25, 2017. As at June 30, 2017, the Company wrote-down the property in the amount of $42,631 in acquisition and exploration costs, in accordance with Level 3 of the fair value hierarchy.

Lithium Property

On March 2, 2016 the Company entered into an option agreement for the acquisition of 8 lithium properties in Quebec, Canada from 2 private individuals collectively the "Property".

Consideration for the option includes a $2,500 cash payment (paid) and the issuance of 6,000,000 common shares (issued) of the Company to seller for the acquisition of a 100% interest in the claims. The seller will retain a 2% NSR on the claims of which 1% can be bought back for $1M at any time following the acquisition.

4

STANDARD GRAPHITE CORP.
MANAGEMENT DISCUSSION AND ANALYSIS
Year Ended June 30, 2017

As a result of the proposed change of business, as describer hereinabove as at June 30, 2017 the Company wrote-down the property in the amount of $362,500in acquisition and exploration costs, in accordance with Level 3 of the fair value hierarchy.

Diego Property

The Diego Property comprises 38 claims and is located 40 kilometres southwest of the town of Chapais, in the Province of Quebec.

As a result of the proposed change of business as described hereinabove, as at June 30, 2017 the Company wrote-down the property in the amount of $19,375 in acquisition and exploration costs, in accordance with Level 3 of the fair value hierarchy.

During the year ended June 30, 2017 the Company carried out minimal exploration work as a result of a working capital deficiency. The Company issued shares in connection with the Philibert Project as described above:

	Quebec, Canada
	Philibert	Lithium	Diego	Total
	Project	Projects	Project
Balance as at June 30, 2016	$-	$360,000	$19,375	$379,375
Acquisition:
Cash payments	5,000	2,500	-	7,500
Shares issued	30,000	-	-	30,000
Cash payments		-	-	-
Acquisition costs during the year	35,000	2,500	-	37,500
Exploration:	-	-	-	-
Assaying	-	-	-	-
Drilling	-	-	-	-
Geologist/Geophysics	-	-	-	-
Fieldwork & supplies	3,910	-	-	3,910
Mapping, misc	2,265	-	-	2,265
Site costs, travel	1,014	-	-	1,014
Permitting & legal	442	-	-	442
Technical reports	-	-	-	-
Exploration costs during the year	7,631	-	-	7,631
Impairment of exploratin and evaluation assets	(42,631)	(362,500)	(19,375)	(424,506)
Balance as at June 30, 2017	$-	$-	$-	$-

5

STANDARD GRAPHITE CORP.
MANAGEMENT DISCUSSION AND ANALYSIS
Year Ended June 30, 2017

In connection with the exploration work programs carried out to date, the Company had capitalized the following exploration and developments costs as at June 30, 2016

	Diego		Lithium
	Project		Projects
	Quebec	Other	Quebec	Total
Balance as at June 30, 2015	$25,000	$256,795	—	$281,795
Acquisition:			—	—
Shares issued	—	16,056	360,000	376,056
Staking/cash in lieu fees	—	4,475	—	4,475
Acquisition costs during the year		20,531	360,000	380,531
Tax credits	—	(29,612)	—	(29,612)
Impairments	(5,625)	(247,714)	—	(253,339)
Balance as at June 30, 2016	$19,375	$—	$360,000	$379,375

Outlook

Upon approval of the change of business as described herein, the Company will seek to de-list its shares from the Exchange and apply for listing on the CSE as a Tier 1 or Tier 2 Industrial or Life Sciences Issuer with a focus its efforts on it’s the license applications for becoming a licensed producer, Medi-Can plans to begin the planting of its various strains and ramp to cultivation and production for sale of medical cannabis. Medi-Can will introduce patients to a variety of strains specifically designed to treat and assist with a number of common ailments and conditions. Medi-Can intends to become a well-respected household name within the cannabis industry.

Selected Annual Information

The following table summarizes selected financial data reported by the Company for the years ended June 30, 2017, 2016 and 2015. The following annual results are compliant with IFRS:

	Year ended June30	Year ended June30	Year ended June30
	2017	2016	2015

	$(audited)	$(audited)	$(audited)
Total Revenue	Nil	Nil	Nil
Net Loss	(686,430)	(632,555)	(1,050,061)
Comprehensive loss	(687,764)	(630,488)	(1,052,061)
Loss per share basic and diluted	(0.01)	(0.01)	(0.02)
Exploration and evaluation assets	—	379,375	281,795
Total assets	130,917	449,100	364,002
Current liabilities	77,761	568,011	227,214
Non-current liabilities	—	—	—
Shareholders’ (deficiency) equity	53,156	(118,911)	136,788
Number of Common Shares	66,686,975	51,211,619	44,224,557

Results of Operations

Financial Results for the years ended June 30, 2016 and 2017

During the years ended June 30, 2017 and 2016 the Company was an exploration stage company which experienced a moderate to high degree of variability in its quarterly results due to general and administrative costs not related to the direct activities of exploration and development. These costs may include marketing and development, corporate head office expenditures, management fees, and expenses related to operating a public company and compliance thereof such as legal, filing, audit and regulatory fees. The Company also expenses any pre-exploration expenditures that may relate to engaging consultants to review acquisition opportunities and costs related to the approvals and processes of entering into such agreements. The Company currently does not anticipate any funding from any future farm-in agreements or sale of projects as at the date of this report.

6

STANDARD GRAPHITE CORP.
MANAGEMENT DISCUSSION AND ANALYSIS
Year Ended June 30, 2017

During the year ended June 30, 2017, the Company reported a net loss of $686,430 and loss per share of $0.01 compared to a net loss of $632,555 and loss per share of $0.01 for the year ended June 30, 2016.

During the year ended June 30, 2017, the Company recorded a fair value gain (2016 – loss) on available-for-sale investment of $1,334 (2016 – $2,067) for a total comprehensive loss of $687,764 compared to $630,488 comprehensive for the year ended June 30, 2016.

The net loss for the year ended June 30, 2017 primarily consisted of the impairment of exploration and evaluation assets of $424,506 (2016 - $253,339) in connection with the remaining exploration properties as a result of the change of business as described herein for the current year and in relation to the Mousseau and other Quebec graphite properties under option in the prior year. Additionally, the net loss included administrative and general expenses (see detailed description herein below) of 308,830 (2016 -$379,011).

The summary of variances in expenditures included:

	2017	2016	Variance
	$	$	$	%
Accounting & legal	50,572	18,969	31,603	167%
Consulting	157,094	274,413	(117,319)	-43%
Investor relations, website development and marketing	15,747	1,161	14,586	1256%
Office and administration fees	16,416	4,498	11,918	265%
Regulatory fees	13,999	11,477	2,522	22%
Rent	46,653	61,000	(14,347)	-24%
Shareholder communications	2,815	2,197	618	28%
Transfer agent fees	5,534	5,296	238	5%
	308,830	379,011	(101,784)	-27%

Significant variances to note were:

Increase in accounting and legal was the result of increase legal review in connection with the Transaction as described herein.

Reduction in consulting fees for the current year ended June 30, 2017 was as result of the reduction in property investigation fees of $2,536 compared to $142,000 in the prior year.

The increase in investor relations, website development and marketing was a result of the website development and design in anticipation of the current change of business as described hereinabove.

Office and administrative expenses increased as a result of reallocation of office, administrative personnel and telephone for shared office space.

Rent was reduced from $6,000 per month from the comparative period to $4,500 per month on July 1, 2016 and then to $4,000 effective November 2016 during the current year. No rent was paid or accrued in the current year for August and September 2017.

7

STANDARD GRAPHITE CORP.
MANAGEMENT DISCUSSION AND ANALYSIS
Year Ended June 30, 2017

Summary of Quarterly Results

The following table summarizes certain selected financial information reported by the Company for each of the last eight quarters reported. The following quarterly results are prepared in accordance with IFRS.

	June 30, 2017 ($)	March 31, 2017 ($)	Dec. 31, 2016 ($)	Sept. 30 2016 ($)
Operations Revenue Net Loss Net Loss per Share	— (518,992) (0.01)	— (91,092) 0.00	— 11,058 0.00	— (87,404) (0.00)
	June 30, 2016 ($)	March 31, 2016 ($)	Dec. 31, 2015 ($)	Sept. 30, 2015 ($)
Operations Revenue Net Loss Net Loss per Share	— (374,551) (0.01)	— (81,600) (0.00)	— (78,958) (0.00)	— (97,446) (0.00)

The Company earned no revenue during the periods presented other than interest income due tothe nature of the industry and its current operations.

Fourth Quarter

The Company reported a net loss during the fourth quarter June 30, 2017 of $518,992 (2016 - $374,552) or $0.01 loss per share (2016 - $0.01), which primarily included the $424,506 for impairment of exploration and evaluation assets for the write off of all of its exploration properties as described hereinabove (2016 - $253,339 for the impairment of exploration and evaluation assets of its Mousseau, Other Quebec properties and the Diego Property).

There were no significant variances for the remaining quarters reported hereinabove to note.

Financial Condition, Liquidity and Capital Resources

	June 30	June 30
	2017	2016
	$	$
Financial position:
Cash and cash equivalents	109,309	7,775
Working capital	109,309	(498,724)
Trade payables	77,761	568,011
Property, plant and equipment	1,431	437
Exploration and evaluation assets	-	379,375
Total Assets	130,917	449,100
Shareholders' equity (deficiency)	53,156	(118,911)

Key change to the Company’s financial condition was the increase of the working capital to $51,725, primarily as a result of the shares for debt settlement and the private placement as described hereinbelow resulting in a decrease in the trade payables to $77,761 (June 30, 2016 - $568,011).

On August 30, 2016, the Company issued a total of 4,975,356 common shares at a price of $0.06 per common share to extinguish debt in the aggregate amount of $348,275 owed to related and non-related parties.

8

STANDARD GRAPHITE CORP.
MANAGEMENT DISCUSSION AND ANALYSIS
Year Ended June 30, 2017

On February 7, 2017 the Company completed a non-brokered private placement for 10,000,000 common shares at a price of $0.05 per share (the “Financing”), for gross proceeds of $500,000. The shares issued pursuant to the Financing are subject to a resale restriction expiring on June 8, 2017. The proceeds from this private placement are being utilized for general working capital purposes and $199,880 was used to settle trade payables.

On September 27, 2017, the Company completed a non-brokered private placement of 3,333,333 units at a price of $0.15 per unit (a “Unit”) for gross proceeds of $500,000. Each Unit consists of one common share of the Company and one-half of one common share purchase warrant. Each full warrant entitles the holder to acquire an additional common share of the Company at $0.25 until March 27, 2019. Proceeds are to be used for general corporate purposes, the Company’s continuing evaluation of other opportunities in the cannabis market, and for the costs incurred in connection with the Acquisition.

The Company has not generated revenues from its operations to date.

Related Party Transactions

a)	Key Management Compensation

	June 30	June 30
	2017	2016
Key management personnel compensation comprised:
Consulting fees	$157,094	$234,413
Legal fees	-	2,889
	$157,094	$237,302

i)	Consulting fees of $70,000 (2016 - $120,000) were paid to 0954041 BC Ltd. (“0954041”), a company controlled by Chris Bogart, President and Chief Executive Officer.

ii)	Consulting fees of $18,594 (2016 - $12,413) were paid to Minco Corporate Management Inc. (“Minco”), a company controlled by Terese Gieselman, Chief Financial Officer and Secretary.

iii)

Consulting fees of $68,500 (2016 - $102,000) were paid to Etoby Management Limited (“Etoby”) and/or Craig Schneider (“Schneider”) a company controlled by Schneider, an individual with significant influence over the Company. In addition, rental fees of $46,653 (2016 - $61,000) were charged by Etoby and/or Schneider.

iv)	Legal fees of $Nil (2016 - $2,889) were paid to Stella Law Corporation a company controlled by Stephen Tong, a director of the Company.

b)	Related Party Liabilities

The following amounts owing to related parties are included in trade and other payables:

		June 30	June 30
Amounts due to:	Service for:	2017	2016
Minco	Consulting Fees	$2,730	$23,037
Corex Gold Corporation	Expenses	12,717	-
0954041	Consulting Fees	89	210,000
Schnieder/Etoby	Consulting Fees	-	178,500
Schnieder/Etoby	Rent	-	77,181
Stella Law Corporation	Legal Fees	-	3,024
		$15,536	$491,742

9

STANDARD GRAPHITE CORP.
MANAGEMENT DISCUSSION AND ANALYSIS
Year Ended June 30, 2017

As at June 30, 2017, $12,717 (2016 - $Nil) was due to Corex Gold Corporation (“Corex”), which has a common officer, Terese Gieselman of the Company, for expenses incurred by Corex on behalf of the Company for shared office space and administrative personnel expenses. These advances are non-interest-bearing and due on demand.

c)	Related Party Receivables

As at June 30, 2017, $Nil (2016 - $12,979) was due from Corex for expenses incurred on behalf of Corex for shared office space and administrative personnel expenses incurred in 2014, which remains outstanding. These advances are non-interest-bearing and due on demand.

As at June 30, 2017, $276 (2016 - $23,767) was due from InMed Pharmaceuticals Inc. (“InMed”), which has common officer Chris Bogart of the Company for expenses incurred on behalf of InMed for shared office space and general expenses. These advances are non-interest-bearing and due on demand.

d)	Shares for Debt

On August 30, 2016, the Company settled an aggregate $306,831 in trade payables through the issuance of an aggregate 4,383,296 common shares at an issue price of $0.07 with related parties as follows:

Debtor	Debt Amount	Share Price	No. Shares
0954041 BC Ltd.	$37,500	$0.07	535,714
Schneider	269,331	$0.07	3,847,582
Total	$306,831		4,383,296

Changes in Accounting Policies including Initial Adoption

Standards, Amendments and Interpretations Not Yet Effective

The standards listed below include only those which the Company reasonably expects may be applicable to the Company at a future date. The Company is currently assessing the impact of the standards on the consolidated financial statements.

IFRS 9 Financial Instruments

IFRS 9 will replace IAS 39 Financial Instruments: Recognition and Measurement and IFRIC 9 Reassessment of Embedded Derivatives. The final version of this new standard supersedes the requirements of earlier versions of IFRS 9.

The main features introduced by this new standard compared with predecessor IFRS are as follows:

•          Classification and measurement of financial assets:
           Debt instruments are classified and measured on the basis of the entity's business model for managing the asset and its contractual cash flow characteristics as either: “amortized cost”, “fair value through other comprehensive income”, or “fair value through profit or loss” (default). Equity instruments are classified and measured as “fair value through profit or loss” unless upon initial recognition elected to be classified as “fair value through other comprehensive income”.

•          Classification and measurement of financial liabilities:
           When an entity elects to measure a financial liability at fair value, gains or losses due to changes in the entity’s own credit risk is recognized in other comprehensive income (as opposed to previously profit or loss). This change may be adopted early in isolation of the remainder of IFRS 9.

10

STANDARD GRAPHITE CORP.
MANAGEMENT DISCUSSION AND ANALYSIS
Year Ended June 30, 2017

•          Impairment of financial assets:
An expected credit loss impairment model replaced the incurred loss model and is applied to financial assets at “amortized cost” or “fair value through other comprehensive income”, lease receivables, contract assets or loan commitments and financial guarantee contracts. An entity recognizes twelve-month expected credit losses if the credit risk of a financial instrument has not increased significantly since initial recognition and lifetime expected credit losses otherwise.

•          Hedge accounting:
Hedge accounting remains a choice, however, is now available for a broader range of hedging strategies. Voluntary termination of a hedging relationship is no longer permitted. Effectiveness testing now needs to be performed prospectively only. Entities may elect to continue to applying IAS 39 hedge accounting on adoption of IFRS 9 (until the IASB has completed its separate project on the accounting for open portfolios and macro hedging).

•          Derecognition:
The requirements for the derecognition of financial assets and liabilities are carried forward from IAS 39.

This standard is applicable to annual periods beginning on or after January 1, 2018.

IFRS 16 Leases

IFRS 16 specifies how an IFRS reporter will recognize, measure, present and disclose leases. The standard provides a single lessee accounting model, requiring lessees to recognize assets and liabilities for all leases unless the lease term is 12 months or less or the underlying asset has a low value. Lessors continue to classify leases as operating or finance, with IFRS 16’s approach to lessor accounting substantially unchanged from its predecessor, IAS 17 Leases.

This standard is applicable to annual periods beginning on or after January 1, 2018.

Applicable to annual periods beginning on or after January 1, 2017.

Disclosure Initiative (Amendments to IAS 7 Statement of Cash Flows)
The amendments require entities to provide disclosures that enable users of financial statements to evaluate changes in liabilities arising from financing activities.

Recognition of Deferred Tax Assets for Unrealized Losses (Amendments to IAS 12 Income Taxes)
The amendments clarify how to account for deferred tax assets related to debt instruments measured at fair value.

Classification and Measurement of Share-based Payment Transactions (Amendments to IFRS 2 Share-based Payment)

The amendments provide guidance on the accounting for:

•          the effects of vesting and non-vesting conditions on the measurement of cash-settled share-based payments;

•          share-based payment transactions with a net settlement feature for withholding tax obligations; and

•          a modification to the terms and conditions of a share-based payment that changes the classification of the transaction from cash-settled to equity-settled.

The amendments are effective for annual periods beginning on or after January 1, 2018. Earlier application is permitted.

11

STANDARD GRAPHITE CORP.
MANAGEMENT DISCUSSION AND ANALYSIS
Year Ended June 30, 2017

IFRS 15 Revenue from Contracts with Customers

This new standard establishes a comprehensive framework for the recognition, measurement and disclosure of revenue replacing IAS 11 Construction Contracts, IAS 18 Revenue, IFRIC 13 Customer Loyalty Programmes, IFRIC 15 Agreements for the Construction of Real Estate, IFRIC 18 Transfers of Assets from Customers and SIC-31 Revenue — Barter Transactions Involving Advertising Services.

The main features introduced by this new standard compared with predecessor IFRS are as follows:

Revenue is recognized based on a five-step model:

1.	Identify the contract with customer;
2.	Identify the performance obligations;
3.	Determine the transaction price;
4.	Allocate the transaction price to the performance obligations; and
5.	Recognize revenue when (or as) the performance obligations are satisfied.

New disclosure requirements on information about the nature, amount, timing and uncertainty of revenue and cash flows from contracts with customers.

The new standard is effective for annual periods beginning on or after January 1, 2018. Earlier application is permitted.

Financial Instruments and Risk Management

The Company is exposed through its operations to the following financial risks:

•	Market risk
•	Credit risk
•	Liquidity risk

The Company is exposed to risks that arise from its use of financial instruments. This note describes the Company’s objectives, policies and processes for managing those risks and the methods used to measure them. Further quantitative information in respect of these risks is presented throughout these financial statements.

There have been no substantive changes in the Company’s exposure to financial instrument risks, its objectives, policies and processes for managing those risks or the methods used to measure them from previous years unless otherwise stated.

General Objectives, Policies and Processes

The Board of Directors has overall responsibility for the determination of the Company’s risk management objectives and policies and, whilst retaining ultimate responsibility for them, it has delegated the authority for designing and operating processes that ensure the effective implementation of the objectives and policies to the Company’s management. The effectiveness of the processes put in place and the appropriateness of the objectives and policies it sets out are reviewed periodically by the Board of Directors if and when there are any changes or updates required.

The overall objective of the Board is to set policies that seek to reduce risk as far as possible without unduly affecting the Company’s competitiveness and flexibility. Further details regarding these policies are set out below.

12

STANDARD GRAPHITE CORP.
MANAGEMENT DISCUSSION AND ANALYSIS
Year Ended June 30, 2017

Market Risk

Market risk is the risk that the fair value of future cash flows of a financial instrument will fluctuate due to changes in market prices. Market prices are comprised of interest rate, commodity price risk and foreign currency risk.

Interest Rate Risk

Interest rate risk is the risk that future cash flows will fluctuate as a result of changes in market interest rates. The Company has cash balances and no interest-bearing debt. The Company’s current policy is to invest excess cash in GICs or interest-bearing accounts of major Canadian chartered banks. The Company regularly monitors compliance to its cash management policy.

Cash and GICs are subject to floating interest rates.

Other Price Risk

Other price risk is the risk that the fair value or future cash flows of a financial instrument will fluctuate due to changes in market prices, other than those arising from interest rate risk or foreign currency risk. The Company is exposed to other price risk with respect to its investment in securities. Management closely monitors commodity prices, individual equity movements, and the stock market to determine the appropriate course of action to be taken by the Company.

Commodity Price Risk

The Company’s ability to raise capital to fund exploration or development activities may be subject to risks associated with fluctuations in the market prices of the relevant commodities. The Company closely monitors commodity prices to determine the appropriate course of action to be taken by the Company. The effect of commodity price risk to the Company’s financial instruments is immaterial.

Credit Risk

Credit risk is the risk of financial loss to the Company if a customer or a counter party to a financial instrument fails to meet its contractual obligations. Financial instruments which are potentially subject to credit risk for the Company consist primarily of cash and short-term investments and related party receivable. Cash and short-term investments are maintained with financial institutions of reputable credit and may be redeemed upon demand.

The carrying amount of the related party receivable represents the maximum credit exposure.

Liquidity Risk

Liquidity risk is the risk that the Company will not be able to meet its financial obligations as they become due. The Company’s policy is to ensure that it will always have sufficient cash to allow it to meet its liabilities when they become due, under both normal and stressed conditions, without incurring unacceptable losses or risking damage to the Company’s reputation. The key to success in managing liquidity is the degree of certainty in the cash flow projections. If future cash flows are fairly uncertain, the liquidity risk increases.

Typically, the Company ensures that it has sufficient cash on demand to meet expected operational expenses for a period of 90 days. To achieve this objective, the Company would prepare annual capital expenditure budgets, which are regularly monitored and updated as considered necessary.

13

STANDARD GRAPHITE CORP.
MANAGEMENT DISCUSSION AND ANALYSIS
Year Ended June 30, 2017

The Company monitors its risk of shortage of funds by monitoring the maturity dates of existing trade and other payable and option payment commitments. The Company’s trade and other payables are all due within 90 days after the year ended June 30, 2017.

Determination of Fair Value

Fair values have been determined for measurement and/or disclosure purposes based on the following methods. When applicable, further information about the assumptions made in determining fair values is disclosed in the notes specific to that asset or liability.

The statements of financial position carrying amounts for cash, short-term investments, related party receivable, and trade and other payables approximate fair value due to their short-term nature.

Due to the use of subjective judgments and uncertainties in the determination of fair values these values should not be interpreted as being realizable in an immediate settlement of the financial instruments.

Fair Value Hierarchy

Financial instruments that are measured subsequent to initial recognition at fair value are grouped in Levels 1 to 3 based on the degree to which the fair value is observable:

-          Level 1 fair value measurements are those derived from quoted prices (unadjusted) in active markets for identical assets or liabilities;

-          Level 2 fair value measurements are those derived from inputs other than quoted prices included within level 1 that are observable for the asset or liability, either directly (i.e., as prices) or indirectly (i.e., derived from prices); and

-          Level 3 fair value measurements are those derived from valuation techniques that include inputs for the asset or liability that are not based on observable market data (unobservable inputs).

Cash, short-term investments and available-for-sale investments are measured as Level 1 financial instruments.

Capital Management

The Company considers its cash and share capital as capital. The Company’s objectives when maintaining capital are to maintain a sufficient capital base in order to meet its short-term obligations and at the same time preserve investor’s confidence required to sustain future development and production of the business.

The Company is not exposed to any externally imposed capital requirements. There has been no change in the Company’s approach to capital management during the year ended June 30, 2017.

Off balance-sheet arrangements

The Company has no off balance-sheet arrangements.

Risks and uncertainties

Risk Factors

Risks Relating to the Acquisition

Market Reaction

The market reaction to the Acquisition and the future trading prices of the Resulting Issuer Common

14

STANDARD GRAPHITE CORP.
MANAGEMENT DISCUSSION AND ANALYSIS
Year Ended June 30, 2017

Shares cannot be predicted. If the Acquisition is not consummated, the market price of Common Shares may decline to the extent that the current market price of Common Shares reflects a market assumption that the Acquisition will be completed.

Costs of the Acquisition
Certain costs related to the Acquisition, such as legal and accounting fees incurred by the Company, must be paid by the Company even if the Acquisition is not completed.

Failure to Secure a More Attractive Offer
If the Acquisition is not completed and the Board decides to seek another merger or business combination, there can be no assurance that it will be able to find an equivalent or more attractive price than the consideration pursuant to the Acquisition.

Termination of the Acquisition in Certain Circumstances
Each of the Company and Medi-Can has the right to terminate the Share Purchase Agreement in certain circumstances. Accordingly, there is no certainty, nor can the parties provide any assurances that the Share Purchase Agreement will not be terminated by either the Company or Medi-Can before the completion of the Acquisition. In addition, the completion of the Acquisition is subject to a number of conditions precedent, certain of which are outside the control of the Company and Medi-Can, including regulatory approvals. There is no certainty that these conditions will be satisfied on a timely basis or at all. If for any reason the Acquisition is delayed or not completed, the market price of Common Shares may be adversely affected. See "Risk Factors – Market Reaction" above.

Additional Financing
From time to time, the Resulting Issuer may require additional financing. The Resulting Issuer's ability to obtain additional financing, if and when required, will depend on investor demand, operating performance, the condition of the capital markets and other factors. If the Resulting Issuer raises additional funds through the issuance of equity, equity-linked or debt securities, those securities may have rights, preferences, or privileges senior to the rights of holders of the Resulting Issuer Common Shares, and existing holders of such shares may experience dilution.

Tax Consequences
The Acquisition described herein, including the acquisition, ownership and disposition of the Resulting Issuer Common Shares may have tax consequences in Canada, or elsewhere, depending on each particular existing or prospective shareholder's specific circumstances. Such tax consequences are not described herein and this Circular is not intended to be, nor should it be construed to be, legal or tax advice to any particular shareholder. Existing and prospective shareholders should consult their own tax advisors with respect to any such tax considerations.

Risks Relating to the Resulting Issuer

Facility is not Licensed under the ACMPR

Medi-Can’s ability to cultivate, store and sell medical cannabis in Canada is dependent on a license (the "License"), granted by Health Canada to Medi-Can designating it as a "Licensed Producer" as such term is defined in the Access to Cannabis for Medical Purposes Regulations (Canada), as may be amended from time (the "ACMPR"). Medi-Can has applied to Health Canada to become a Licensed Producer under ACMPR for the Facility. Medi-Can has not yet received a license for the Facility. However, Medi-Can is currently in the Detailed Review and Initiation of Security Clearance Process stage of the licensing process. Medi-Can’s ability to cultivate, store and sell medical cannabis at the Facility is dependent on obtaining a license from Health Canada and there can be no assurance that Medi-Can will obtain such a license for the Facility (defined below).

15

STANDARD GRAPHITE CORP.
MANAGEMENT DISCUSSION AND ANALYSIS
Year Ended June 30, 2017

Reliance on Licenses
Failure to comply with the requirements of the License, once obtained by Medi-Can, or any failure to maintain the License would have a material adverse impact on the business, financial condition and operating results of Medi-Can. Although Medi-Can believes it will meet the requirements of the ACMPR to obtain the License, there can be no guarantee that Health Canada will grant the License. Should Health Canada not grant the License or should it grant the License on different terms, the business, financial condition and results of the operation of Medi-Can would be materially and adversely affected.

Reliance on the Facility
To date, Medi-Can’s activities and resources have been primarily focused on its proposed unlicensed facility located in Vernon, British Columbia (the “Facility"). Adverse changes or developments affecting this facility may have a material and adverse effect on Medi-Can’s ability to produce medical cannabis, business, financial condition and prospects.

Volatile Market Price for Resulting Issuer Common Shares

The market price for Resulting Issuer Common Shares may be volatile and subject to wide fluctuations in response to numerous factors, many of which are beyond the Resulting Issuer's control, including the following:

•	actual or anticipated fluctuations in the Resulting Issuer's quarterly results of operations;
•	recommendations by securities research analysts;
•	changes in the economic performance or market valuations of companies in the industry in which the Resulting Issuer operates;
•	addition or departure of the Resulting Issuer's executive officers and other key personnel;
•	release or expiration of transfer restrictions on outstanding Resulting Issuer Common Shares;
•	sales or perceived sales of additional Resulting Issuer Common Shares;
•	operating and financial performance that vary from the expectations of management, securities analysts and investors;
•	regulatory changes affecting the Resulting Issuer's industry generally and its business and operations;
•	announcements of developments and other material events by the Resulting Issuer or its competitors;
•	fluctuations to the costs of vital production materials and services;
•	changes in global financial markets and global economies and general market conditions, such as interest rates and pharmaceutical product price volatility;
•	significant acquisitions or business combinations, strategic partnerships, joint ventures or capital commitments by or involving the Resulting Issuer or its competitors;
•	operating and share price performance of other companies that investors deem comparable to the Resulting Issuer or from a lack of market comparable companies; and
•	news reports relating to trends, concerns, technological or competitive developments, regulatory changes and other related issues in the Resulting Issuer's industry or target markets.

Financial markets have recently experienced significant price and volume fluctuations that have particularly affected the market prices of equity securities of companies and that have often been unrelated to the operating performance, underlying asset values or prospects of such companies. Such volatility has been particularly evident with regards to the share prices of medical cannabis companies that are public issuers in Canada. Accordingly, the market price of Resulting Issuer Common Shares may decline even if the Resulting Issuer's operating results, underlying asset values or prospects have not changed. Additionally, these factors, as well as other related factors, may cause decreases in asset values that are lasting and not temporary, which may result in impairment losses. There can be no assurance that continuing fluctuations in share price and volume will not occur. If such increased levels of volatility and market turmoil continue, the Resulting Issuer's operations could be adversely impacted and the trading price of Resulting Issuer Common Shares may be materially adversely affected.

16

STANDARD GRAPHITE CORP.
MANAGEMENT DISCUSSION AND ANALYSIS
Year Ended June 30, 2017

Licensing Requirements Under the ACMPR

The market for cannabis (including medical marihuana) in Canada is regulated by the Controlled Drugs and Substances Act (Canada), as amended (the "CDSA"), the ACMPR, the Narcotic Control Regulations (Canada), as amended (the "NCR"), and other applicable law. Health Canada is the primary regulator of the industry as a whole. The ACMPR aims to treat cannabis like any other narcotic used for medical purposes by creating conditions for a new commercial industry that is responsible for its production and distribution.

Any applicant seeking to become a Licensed Producer under the ACMPR is subject to stringent Health Canada licensing requirements. The below table provides a general overview of the licensing process as described by Health Canada.

Stage	Overview
1

Intake and Initial Screening: When an application is received, it undergoes a preliminary screening for completeness. If an application is not complete, it will be returned. If an application is complete, it will be assigned an application number. The assignment of an application number means that the application has completed the preliminary screening.

2 Medi-Can application is in this stage

Detailed Review and Initiation of Security Clearance Process: Once an application has been assigned an application number, it will be reviewed to (i) complete the assessment of the application to ensure that it meets the requirements of the Regulations of the ACMPR; (ii) establish that the issuance of the license is not likely to create risks to public health, safety or security, including the risk of cannabis being diverted to an illicit market or use; and (iii) establish that there are no other grounds for refusing the application. It is the responsibility of the applicant to ensure that they are in compliance with all applicable provincial, territorial and municipal legislation, regulations and bylaws, including zoning restrictions.

An application will be thoroughly reviewed to ensure that the level of detail included in the application is sufficient to meet the requirement of the ACMPR and to validate the information provided. Given the extensive review process, applicants are generally required to communicate with the Office of Medical Cannabis multiple times to provide clarifications with respect to the application. Physical security plans will be reviewed and assessed in detail at this stage.

When an application is in the Detailed Review stage, the security clearance forms for key personnel will be sent for processing. The time required to conduct mandatory security checks varies with each application. Security clearances generally take several months at a minimum. Health Canada and the Royal Canadian Mounted Police are not able to provide updates on the status of security checks. Applications will only advance to the review stage once security clearances for all key personnel are completed. Please note that until such a time as Health Canada receives the results of the security checks, there will be no further communication from Health Canada.

3	Issuance of License to Produce: Once Health Canada confirms that the requirements of the ACMPR have been met, and the application successfully completes the Detailed Review and Security Clearance stage, a license to produce will be issued.

4

Introductory Inspection (as cultivation begins): A Licensed Producer is required to notify Health Canada as cultivation begins, and once notified, Health Canada will schedule an initial inspection to verify that the Licensed Producer is meeting the requirement of the ACMPR, including but not limited to, the physical security requirement of the site, record keeping practices and Good Production Practices (GPP) and to confirm that the activities being conducted by the Licensed Producer correspond to those indicated on their license.

17

STANDARD GRAPHITE CORP.
MANAGEMENT DISCUSSION AND ANALYSIS
Year Ended June 30, 2017

Stage	Overview
5

Pre-Sales Inspection (prior to issuance of sales license): If a Licensed Producer would like to add the activity of sale to their existing license, an amendment application must be submitted to the Office of Medical Cannabis, upon which Health Canada will schedule an additional inspection to verify that the Licensed Producer is meeting the requirement of the ACMPR, including but not limited to, GPP, packaging, labeling, shipping and record keeping prior to allowing the sale or provision of the product.

6

Issuance of License to Sell: To complete the assessment and add the activity of sale of cannabis products to an existing license, the following information is reviewed: (i) results of the pre-sale inspection; (ii) information submitted in the amendment application to add the activity of sale to the license; and (iii) any other relevant information. When the review is completed, an amended license, including the activity of sale, is issued to the Licensed Producer subject to which the Licensed Producer may supply cannabis products to registered clients, other Licensed Producers and/or other permitted parties named under the ACMPR. Separate licenses may be issued for dried marijuana, plants and/or cannabis oil.

Facility Lease Risk

The Facility is located on property that is not owned by Medi-Can. Such property is subject to a long-term lease and similar arrangements in which the underlying land is owned by a third party and leased to Medi-Can. Under the terms of a typical lease, the lessee must pay rent for the use of the land and is generally responsible for all costs and expenses associated with the building and improvements. Unless the lease term is extended, the land, together with all improvements made, will revert to the owner of the land upon the expiration of the lease term. In addition, an event of default by Medi-Can under the terms of the lease could also result in a loss of the property should the default not be rectified in a reasonable period of time. The reversion or loss of such properties could have a material adverse effect on Med-Can’s operations and results.

Holding Company Status

The Resulting Issuer is, at least initially upon completion of the Acquisition, a holding company and essentially all of its operating assets are the capital stock of its subsidiary. As a result, investors in the Resulting Issuer are subject to the risks attributable to its subsidiary. As a holding company, the Resulting Issuer conducts substantially all of its business through its subsidiary, which generate substantially all of its revenues. Consequently, the Resulting Issuer's cash flows and ability to complete current or desirable future enhancement opportunities are dependent on the earnings of its subsidiary and the distribution of those earnings to the Resulting Issuer. The ability of these entities to pay dividends and other distributions will depend on their operating results and will be subject to applicable laws and regulations which require that solvency and capital standards be maintained by such companies and contractual restrictions contained in the instruments governing their debt. In the event of a bankruptcy, liquidation or reorganization of any of the Resulting Issuer's subsidiaries, holders of indebtedness and trade creditors will generally be entitled to payment of their claims from the assets of those subsidiaries before any assets are made available for distribution to the Resulting Issuer.

Limited Operating History

Medi-Can anticipates entering into the medical cannabis business. Medi-Can’s Factility’s application to becom a Licensed Producer under the MMPR was submitted to Health Canada on November 2, 2013. Medi-Can is therefore subject to many of the risks common to early-stage enterprises, including limitations with respect to personnel, financial, and other resources and lack of revenues. There is no assurance that Medi-Can will be successful in achieving a return on its shareholders' investments and the likelihood of success must be considered in light of its early stage of operations.

18

STANDARD GRAPHITE CORP.
MANAGEMENT DISCUSSION AND ANALYSIS
Year Ended June 30, 2017

Management of Growth

Medi-Can may be subject to growth-related risks including capacity constraints and pressure on its internal systems and controls. The ability of Medi-Can to manage growth effectively will require continued implementation and improvement of its operational and financial systems and to expand, train and manage its employee base. The inability of Medi-Can to deal with growth may have a material adverse effect on its business, financial condition, results of operations and prospects.

Reliance on Management

The success of Medi-Can is dependent upon the ability, expertise, judgment, discretion and good faith of its senior management. While employment agreements and incentive programs are customarily used as primary methods of retaining the services of key employees, these agreements and incentive programs cannot assure the continued services of such employees. Any loss of the services of such individuals could have a material adverse effect on the Resulting Issuer's business, operating results or financial condition.

Conflicts of Interest

Medi-Can may be subject to various potential conflicts of interest because of the fact that some of its officers and directors may be engaged in a range of business activities. In addition, Medi-Can’s executive officers and directors may devote time to their outside business interests, so long as such activities do not materially or adversely interfere with their duties to Medi-Can, as applicable. External business interests may require significant time and attention of Medi-Can’s executive officers and directors. In some cases, executive officers and directors may have fiduciary obligations associated with external business interests that may interfere with their abilities to devote time to Medi-Can’s business and affairs, as applicable, and this could adversely affect Medi-Can’s operations.

In addition, Medi-Can may also become involved in transactions that conflict with the interests of its respective directors and the officers, who may from time to time deal with persons, firms, institutions or corporations with which Medi-Can may be dealing, or which may be seeking investments similar to those desired by it. The interests of these persons, firms, institutions or corporations could conflict with those of Medi-Can. In addition, from time to time, these persons, firms, institutions or corporations may be competing with Medi-Can for available investment opportunities. Conflicts of interest, if any, will be subject to the procedures and remedies provided under the applicable laws. In particular, in the event that such a conflict of interest arises at a meeting of Medi-Can’s directors, a director who has such a conflict will abstain from voting for or against the approval of such participation or such terms. In accordance with the applicable laws, the directors of Medi-Can are required to act honestly, in good faith and in the best interests of Medi-Can.

Litigation

Medi-Can may become party to litigation from time to time in the ordinary course of its business which could adversely affect its operations. Should any litigation in which Medi-Can becomes involved be determined against it, such a decision may adversely affect Medi-Can’s ability to continue operating, adversely affect the market price of Resulting Issuer Common Shares and use significant resources. Even if Medi-Can is involved in litigation and succeeds, litigation can redirect significant company resources. Litigation may also create a negative perception of Medi-Can’s brand, and ultimately the Resulting Issuer's brand.

Dividends

The Resulting Issuer's policy is to retain earnings to finance the development and enhancement of its products and to otherwise reinvest in the Resulting Issuer's businesses. Therefore, the Resulting Issuer does not anticipate paying cash dividends on Resulting Issuer Common Shares in the foreseeable future. Any decision to declare and pay dividends in the future will be made at the discretion of the board of directors of the Resulting Issuer and will depend on, among other things, financial results, cash requirements, contractual restrictions and other factors that the board of directors of the Resulting Issuer may deem relevant. As a result, investors may not receive any return on investment in the Resulting Issuer Common Shares unless they sell them for a share price that is greater than that at which such investors purchased them.

19

STANDARD GRAPHITE CORP.
MANAGEMENT DISCUSSION AND ANALYSIS
Year Ended June 30, 2017

Limited Market for Securities

There can be no assurance that an active and liquid market for the Resulting Issuer Common Shares will be maintained and an investor may find it difficult to resell any securities of the Resulting Issuer.

Liquidity Risk

The Resulting Issuer's ability to remain liquid over the long term depends on its ability to obtain additional financing. The Resulting Issuer has in place planning and budgeting processes to help determine the funds required to support normal operating requirements on an ongoing basis as well as its planned development and capital expenditures. The Resulting Issuer's approach to managing liquidity risk is to ensure that it will have sufficient liquidity to meet liabilities when due.

Risks Relating to the Medical Cannabis Industry

The Cannabis Industry is Subject to Competition
There is potential that Medi-Can will face intense competition from other companies, some of which can be expected to have longer operating histories and more financial resources and production and marketing experience than Medi-Can.

Because of the early stage of the industry in which Medi-Can operates, Medi-Can expects to face additional competition from new entrants. If the number of users of medical marijuana in Canada increases, the demand for products will increase and Medi-Can expects that competition will become more intense, as current and future competitors begin to offer an increasing number of diversified products and pricing strategies. To remain competitive, Medi-Can will require a continued high level of investment in research and development, marketing, sales and client support. Medi-Can may not have sufficient resources to maintain research and development, marketing, sales and client support efforts on a competitive basis which could materially and adversely affect the business, financial condition and results of operations of Medi-Can.

Cannabis is Not an Approved Drug or Medicine

Cannabis is not an approved drug or medicine in Canada. The Government of Canada does not endorse the use of cannabis, but Canadian courts have required reasonable access to a legal source of cannabis when authorized by a healthcare practitioner.

Regulatory Risks

Medi-Can operates in a new industry which is highly regulated, highly competitive and evolving rapidly. As such, new risks may emerge, and management may not be able to predict all such risks or be able to predict how such risks may result in actual results differing from the results contained in any forward-looking statements. Medi-Can’s ability to grow, store and sell medical cannabis in Canada with respect to the Facility is dependent on obtaining the License from Health Canada and the need to maintain such License in good standing. Failure to: (i) comply with the requirements of the License; and (ii) maintain this License would have a material adverse impact on the business, financial condition and operating results of the Resulting Issuer.

20

STANDARD GRAPHITE CORP.
MANAGEMENT DISCUSSION AND ANALYSIS
Year Ended June 30, 2017

Medi-Can will incur ongoing costs and obligations related to regulatory compliance. Failure to comply with regulations may result in additional costs for corrective measures, penalties or in restrictions of our operations. In addition, changes in regulations, more vigorous enforcement thereof or other unanticipated events could require extensive changes to Medi-Can’s operations, increased compliance costs or give rise to material liabilities, which could have a material adverse effect on the business, results of operations and financial condition of the Resulting Issuer.

The industry is subject to extensive controls and regulations, which may significantly affect the financial condition of market participants. The marketability of any product may be affected by numerous factors that are beyond the Resulting Issuer's control and which cannot be predicted, such as changes to government regulations, including those relating to taxes and other government levies which may be imposed. Changes in government levies, including taxes, could reduce the Resulting Issuer's earnings and could make future capital investments or the Resulting Issuer's operations uneconomic. The industry is also subject to numerous legal challenges, which may significantly affect the financial condition of market participants and which cannot be reliably predicted.

Environmental Regulations and Risks

Medi-Can’s operations are subject to environmental regulation. These regulations mandate, among other things, the maintenance of air and water quality standards and land reclamation. They also set forth limitations on the generation, transportation, storage and disposal of solid and hazardous waste. Environmental legislation is evolving in a manner which will require stricter standards and enforcement, increased fines and penalties for non-compliance, more stringent environmental assessments of proposed projects and a heightened degree of responsibility for companies and their officers, directors and employees. There is no assurance that future changes in environmental regulation, if any, will not adversely affect Medi-Can’s operations.

Government approvals and permits are currently, and may in the future, be required in connection with Medi-Can’s operations. To the extent such approvals are required and not obtained, Medi-Can may be curtailed or prohibited from the proposed production of medical cannabis or from proceeding with the development of their operations as currently proposed.

Failure to comply with applicable laws, regulations and permitting requirements may result in enforcement actions thereunder, including orders issued by regulatory or judicial authorities causing operations to cease or be curtailed, and may include corrective measures requiring capital expenditures, installation of additional equipment, or remedial actions. The Resulting Issuer may be required to compensate those suffering loss or damage by reason of its operations and may have civil or criminal fines or penalties imposed for violations of applicable laws or regulations.

Changes in Laws, Regulations and Guidelines

Medi-Can’s operations are subject to a variety of laws, regulations and guidelines relating to the manufacture, management, transportation, storage and disposal of medical cannabis but also including laws and regulations relating to health and safety, privacy, the conduct of operations and the protection of the environment. To the knowledge of management, Medi-Can is currently in compliance with all such laws. That said, any changes to such laws, regulations and guidelines are matters beyond the control of Medi-Can that may cause adverse effects to Medi-Can’s operations and financial conditions.

On February 24, 2016, the Federal Court of Canada delivered the R v Allard (“Allard”) decision. In this decision, the Federal Court of Canada declared the Marihuana for Medical Purposes Regulations (the “MMPR”) invalid as it unconstitutionally violated patients protected rights to liberty and security under the Canadian Charter of Rights and Freedoms (Canada), as amended (the "Charter"). However, the Federal Court of Canada suspended the operation of the declaration of invalidity for 6 months to permit the Canadian legislature to enact a regime compliant with the Charter. The government did not choose to appeal the decision to the Federal Court of Appeal and has, instead, decided to respond to the decision by introducing legislation compliant with the Charter.

21

STANDARD GRAPHITE CORP.
MANAGEMENT DISCUSSION AND ANALYSIS
Year Ended June 30, 2017

On August 24, 2016, the ACMPR replaced the MMPR. The ACMPR is Canada's response to the Federal Court of Canada's decision in Allard.

The ACMPR is composed of 4 main parts, which are summarized below:

•

Part 1 is similar to the framework under the MMPR. It sets out a framework for commercial production by Licensed Producers responsible for the production and distribution of quality- controlled fresh or dried marihuana or cannabis oil or starting materials (i.e. marihuana seeds and plants) in secure and sanitary conditions.

•

Part 2 is similar to the former Marihuana Medical Access Regulations (the “MMAR”) regime. It sets out provisions for individuals to produce a limited amount of cannabis for their own medical purposes or to designate someone to produce it for them.

•	Parts 3 and 4 include:

o	transitional provisions, which mainly relate to the continuation of MMPR activities by Licensed Producers;

o

consequential amendments to other regulations that referenced the MMPR (i.e. the NCR and the New Classes of Practitioners Regulations (Canada), as amended) to update definitions and broaden the scope of products beyond dried marihuana; and

o	provisions repealing the MMPR and setting out the coming into force of the ACMPR on August 24, 2016.

As of August 24, 2016, Health Canada now accepts applications from individuals who wish to register to produce a limited amount of cannabis for their own medical purposes or to designate someone to produce cannabis on their behalf. Individuals who were previously authorized to possess and produce cannabis under the MMAR remain authorized to do so by virtue of an injunction order by the Federal Court of Canada.

Under the ACMPR, Health Canada will continue to accept and process applications to become a Licensed Producer that were submitted under the MMPR. Further, all licenses and security clearances granted under the MMPR will continue under the ACMPR, which means that MMPR Licensed Producers can continue to register and supply clients with cannabis for medical purposes. New applicants must apply for licenses to produce under the ACMPR.

The risks to the business of Medi-Can represented by this or similar actions are that they might lead to court rulings or legislative changes that allow those with existing licenses to possess and/or grow medical cannabis, perhaps allow others to opt out of the regulated supply system implemented through the ACMPR by growing their own medical cannabis, or potentially even legitimize illegal areas surrounding cannabis dispensaries. This could significantly reduce the addressable market for Medi-Can’s products and could materially and adversely affect the business, financial condition and results of operations for Medi-Can, and ultimately, the Resulting Issuer.

In April 2017, the Government of Canada tabled two bills, An Act respecting cannabis and to amend the Controlled Drugs and Substances Act, the Criminal Code and other Acts, and An Act to amend the Criminal Code (offences related to conveyances) and to make consequential amendments to other Acts, which are expected to establish the framework for the production, sale, distribution, and possession of non-medical access to cannabis in Canada. While the retail model for distribution and sale of cannabis and cannabis products will be the result of provincial and territorial legislation and regulations, the aforementioned legislation outlines four minimum conditions that provinces and territories would need to meet, specifically, only cannabis obtained from a federally licensed producer can be sold, selling to a person younger than 19 years of age is prohibited, the province/territory would need to develop a system of distribution and retail sale, and the retail model would need to be developed with an eye to public health and public safety concerns. In addition, the tabled legislation (which has not yet passed and is not yet law) proposes to allow for mail order access to both medical uses and non-medical uses of cannabis from federally licensed producers. The current licensing regime for medical access is being deemed to be a license under the proposed legislation for non-medical access.

22

STANDARD GRAPHITE CORP.
MANAGEMENT DISCUSSION AND ANALYSIS
Year Ended June 30, 2017

While the impact of any of such changes is uncertain and highly dependent on which specific laws, regulations or guidelines are changed and on the outcome of any such court actions, it is not expected that any such changes would have an effect on Medi-Can’s operations that is materially different than the effect on similar-sized companies in the same business as Medi-Can.

In addition, the industry is subject to extensive controls and regulations, which may significantly affect the financial condition of market participants. The marketability of any product may be affected by numerous factors that are beyond Medi-Can’s control and which cannot be predicted, such as changes to government regulations, including those relating to taxes and other government levies which may be imposed. Changes in government levies, including taxes, could reduce Medi-Can’s earnings and could make future capital investments or Medi-Can’s operations uneconomic.

Restrictions on Sales Activities

The industry is in its early development stage and restrictions on sales and marketing activities imposed by Health Canada, various medical associations, other governmental or quasi-governmental bodies or voluntary industry associations may adversely affect Medi-Can’s ability to conduct sales and marketing activities and could have a material adverse effect on Medi-Can’s respective businesses, operating results and financial conditions.

Competition

On November 30, 2016, the Task Force on Marijuana Legalization and Regulation (synonymous with the Task Force on Cannabis Legalization and Regulation) as appointed by the federal government of Canada (the "Task Force") published its final report titled: A Framework for the Legalization and Regulation of Cannabis in Canada. In this report, the Task Force recommended that the federal government of Canada regulate the production of cannabis and its derivatives (e.g. edibles and concentrates), drawing on the good production practices of the current cannabis for medical purposes system. Also, the Task Force recommended that the wholesale distribution of cannabis be regulated by provinces and territories and that retail sales be regulated by the provinces and territories in close collaboration with municipalities. Further, the Task Force recommended allowing personal cultivation of cannabis for non-medical purposes with the following conditions: (i) a limit of 4 plants per residence; (ii) a maximum height limit of 100 cm on the plants; (iii) a prohibition on dangerous manufacturing processes; (iv) reasonable security measures to prevent theft and youth access; and (v) oversight and approval by local authorities. The impact of this potential development may be negative for the Resulting Issuer and could result in increased levels of competition in its existing medical market and/or the entry of new competitors in the overall cannabis market in which the Resulting Issuer will operate.

There is potential that the Resulting Issuer will face intense competition from other companies, some of which can be expected to have more financial resources, industry, manufacturing and marketing experience than the Resulting Issuer. Additionally, there is potential that the industry will undergo consolidation, creating larger companies that may have increased geographic scope and other economies of scale. Increased competition by larger, better-financed competitors with geographic or other structural advantages could materially and adversely affect the business, financial condition and results of operations of the Resulting Issuer.

23

STANDARD GRAPHITE CORP.
MANAGEMENT DISCUSSION AND ANALYSIS
Year Ended June 30, 2017

The government of Canada has only issued to date a limited number of licenses under the ACMPR to produce and sell medical cannabis. There are, however, several hundred applicants for licenses. The number of licenses granted could have an impact on the operations of the Resulting Issuer. Because of the early stage of the industry in which the Resulting Issuer operates, the Resulting Issuer expects to face additional competition from new entrants. According to Health Canada there were 58 Licensed Producers as of September 18, 2017. If the number of users of medical cannabis in Canada increases, the demand for products will increase and the Resulting Issuer expects that competition will become more intense, as current and future competitors begin to offer an increasing number of diversified products. To remain competitive, the Resulting Issuer will require a continued level of investment in research and development, marketing, sales and client support. The Resulting Issuer may not have sufficient resources to maintain research and development, marketing, sales and client support efforts on a competitive basis which could materially and adversely affect the business, financial condition and results of operations of the Resulting Issuer.

Risks Inherent in an Agriculture Business

Medi-Can’s business involves the growing of medical cannabis, which is an agricultural product. As such, the business is subject to the risks inherent in the agricultural business, such as pests, plant diseases and similar agricultural risks. Although Medi-Can grows its products indoors under climate controlled conditions, and carefully monitors the growing conditions with trained personnel, there can be no assurance that natural elements will not have a material adverse effect on the volume, quality and consistency of its products.

Vulnerability to Rising Energy Costs

Medi-Can’s medical cannabis growing operations consume considerable energy, making Medi-Can vulnerable to rising energy costs. Rising or volatile energy costs may adversely impact the business of Medi-Can and its ability to operate profitably.

Product Liability

As a manufacturer and distributor of products designed to be ingested or inhaled by humans, Medi-Can faces an inherent risk of exposure to product liability claims, regulatory action and litigation if its products are alleged to have caused significant loss or injury. In addition, the manufacture and sale of products involve the risk of injury or loss to consumers due to tampering by unauthorized third parties, product contamination, unauthorized use by consumers or other third parties. Previously unknown adverse reactions resulting from human consumption of Medi-Can’s products alone or in combination with other medications or substances could occur. Medi-Can may be subject to various product liability claims, including, among others, that Medi-Can’s products caused injury, illness or loss, include inadequate instructions for use or include inadequate warnings concerning possible side effects or interactions with other substances. A product liability claim or regulatory action against Medi-Can could result in increased costs, adversely affect Medi-Can’s reputation with its respective clients and consumers generally, and adversely affect the results of operations and financial conditions of Medi-Can.

Product Recalls

Manufacturers and distributors of products may be subject to the recall or return of their products for a variety of reasons, including product defects, such as contamination, unintended harmful side effects or interactions with other substances, packaging safety and inadequate or inaccurate labeling disclosure. If any of Medi-Can’s products are recalled due to an alleged product defect or for any other reason, Medi-Can could be required to incur the unexpected expense of the recall and any legal proceedings that might arise in connection with the recall. Medi-Can may lose a significant amount of sales and may not be able to replace those sales at an acceptable margin or at all. In addition, a product recall may require significant management attention.

24

STANDARD GRAPHITE CORP.
MANAGEMENT DISCUSSION AND ANALYSIS
Year Ended June 30, 2017

Operating Risk and Insurance Coverage

Medi-Can has insurance to protect its assets, operations and employees. While Medi-Can believes its insurance coverage addresses all material risks to which they are exposed and is adequate and customary in its current state of operations, such insurance is subject to coverage limits and exclusions and may not be available for the risks and hazards to which Medi-Can is exposed. However, the Resulting Issuer may also be unable to maintain insurance to cover these risks at economically feasible premiums. Insurance coverage may not continue to be available or may not be adequate to cover any resulting liability. The Resulting Issuer might also become subject to liability for pollution or other hazards which may not be insured against or which the Resulting Issuer may elect not to insure against because of premium costs or other reasons. Losses from these events may cause the Resulting Issuer to incur significant costs that could have a material adverse effect upon Medi-Can’s financial performance and results of operations.

Outstanding Share Data

The Company’s authorized capital is unlimited common shares without par value. As at the date of this report, 70,030,308 common shares were issued and outstanding. The Company as at the date of this report had the following outstanding options, warrants and convertible securities as follows:

Type of Security	Number	Exercise price	Expiry Date
Stock Options	445,000	$0.15	December 20, 2017
Stock Options	150,000	$0.18	February 7, 2018
Stock Options	475,000	$0.18	February 8, 2018
Stock Options	125,000	$0.15	March 15, 2018
Warrants	1,666,667	$0.25	March 27, 2019

As at the date of this report hereof there were no shares held in escrow.

Other Requirements

Additional disclosure of the Company’s material change reports, news release and other information can be obtained on SEDAR at www.sedar.com.

25

MANAGEMENT’S DISCUSSION AND ANALYSIS
OF FINANCIAL CONDITIONS AND RESULTS OF OPERATIONS

Six Months Ended

December 31, 2017

Suite 350 – 409 Granville Street
Vancouver, BC, V6C 1T2
Tel: 604-683-2509 Fax: 604-683-2506

CHOOM HOLDINGS LTD. (formerly Standard Graphite Corporation)
MANAGEMENT DISCUSSION AND ANALYSIS
Six Months Ended December 31, 2017

The following Management’s Discussion and Analysis (“MD&A”) is intended to assist the reader to assess material changes in financial condition and results of operations of Choom Holding Ltd. (formerly Standard Graphite Corporation) (the “Company”) as at as at December 31, 2017 and for the comparative period ended December 31, 2016. This MD&A should be read in conjunction with the un-audited condensed interim financial statements for periods ended December 31, 2017 and 2016 and related notes.

All financial results presented in this MD&A are expressed in Canadian dollars unless otherwise indicated. The effective date of this MD&A February 23, 2018.

Throughout the report we refer to Choom Holdings Ltd. as the “Company”, “we”, “us”, “our” or “its”. All these terms are used in respect of Choom Holdings Ltd. Additional information on the Company can be found on SEDAR at www.sedar.com and the Company’s website www.choom.ca

Cautionary Statement on Forward-Looking Information

This report contains “forward-looking statements”, with respect to the proposed change of business as described herein including business objectives and milestones. Such statements involve known and unknown risks, uncertainties and other factors outside of management's control, including the risk factors set forth in this MD&A that could cause results to differ materially from those described or anticipated in such forward-looking statements. See "Risk Factors" Forward-looking statements express, as at the date of this report relate to future events or future performance and reflect management’s expectations or beliefs regarding future events and include but are not limited to the Company and its operations, its projections or estimates about its future business operations, its planned expansion activities, the adequacy of its financial resources, future economic performance and the Company’s ability to become a leader in the field of medical marihuana. The material factors and assumptions used to develop the forward-looking statements and forward looking information contained in this MD&A are based on management’s ability to maintain the Company as a going concern and be successful in obtaining the required funding and approval of its cannabis production license to further develop and cultivate certain strains of cannabis and the ability to expand production in Canada's emerging cannabis market.

Forward-looking statements involve a number of risks and uncertainties, and there can be no assurance that such statements will prove to be accurate. Therefore, actual results and future events could differ materially from those anticipated. The forward-looking information in this MD&A is based on management’s current expectations and Choom assumes no obligations to update such information to reflect later events or developments, except as required by law.

Factors that could cause results or events to differ materially from current expectations expressed or implied by the forward-looking statements, include, but are not limited to, the factors discussed in the section “Risk Factors” as well as those detailed from time to time in the Company’s interim and annual financial statements and management’s discussion and analysis of those statements, all of which are filed and available for review under the Company’s profile on SEDAR at www.sedar.com. Actual results may differ materially from those currently anticipated in such statements.

Overall Performance and Results of Operations

Choom Holdings Ltd. (the “Company”) was incorporated in the province of British Columbia onSeptember 18, 2006 under the Business Corporations Act. On January 27, 2012, the Company received shareholder approval to change the Company’s name to Standard Graphite Corporation. Effective February 3, 2012, the Company commenced trading on the TSX Venture Exchange (the “Exchange”) under the symbol “SGH” as a Tier 2 issuer.

On October 18, 2017 the Company received shareholder approval to complete the acquisition of Medi-Can Health Solutions Ltd, and a name change. On November 17, 2017 the Company changed its name to Choom Holdings Limited and completed a change of business to the business of cultivating and selling cannabis for medical purposes and related products under the ACMPR (the “Business”). Additionally on November 22, 2017 the Company’s shares were delisted from the Exchange and approved for listing on the Canadian Securities Exchange (“CSE”) and commenced trading thereafter under the symbol CHOO.

2

CHOOM HOLDINGS LTD. (formerly Standard Graphite Corporation)
MANAGEMENT DISCUSSION AND ANALYSIS
Six Months Ended December 31, 2017

On December 29, 2017 the Company obtained final approval for trading on the OTCQB operated by the OTC Markets Group Inc. and commenced trading under the ticker symbol "CHOOF".

Choom Holdings Ltd.’s corporate office and principal place of business is located at 350 – 409 Granville Street, Vancouver, British Columbia V6C 1T2.

Change of Business

On August 31, 2017, the Company entered into a share purchase agreement with Medi-Can Health Solutions Ltd. (“Medi-Can”) and its shareholders (the “Medi-Can Shareholders”) pursuant to which the Company will acquire (the “Acquisition”) all of the issued and outstanding common shares of Medi-Can.

About Medi-Can

Medi-Can, a cannabis production license applicant under Health Canada's Access to Cannabis for Medical Purposes Regulations (ACMPR), holds a leasehold property in Vernon, B.C. and extensive cannabis cultivation equipment. Medi-Can's planned phase 1 cannabis production facility will be capable of producing approximately 660 kg/year of dried cannabis and its planned phase 2 expansion plans would increase its cannabis production capacity to a total of 1500 kg/year.

Medi-Can intends to focus its business, subject to obtaining a cannabis production license, on the highest quality handcrafted strains and intends to develop a unique lifestyle brand for cannabis. Medi-Can plans to feature a range of curated, handcrafted strains ideally suited for Canada's emerging cannabis market. The Okanagan Valley, which includes the cities of Vernon and Kelowna, features British Columbia's world class wineries, lakes, orchards, golf courses and ski hills, which draws 1.9 million visitors annually.

Medi-Can was founded by the proven entrepreneurial team of Robert Bayrack, John Oh, Adrian Robinson and Josh Brazier, who are the Medi-Can shareholders and will help to drive the success of Medi-Can following closing of the Acquisition.

Robert Bayrack is the Senior Person in Charge under the ACMPR application for Medi-Can. He is a master grower with extensive knowledge of cannabis horticulture, plant pathology and cultivation mastery for the commercial market. Robert brings a wealth of knowledge and experience from growing medical-grade cannabis for designated medical patients. In addition, his background in project management and construction has translated to efficient growing systems, production planning, plants scheduling and quality assurance for commercial grow operations. He is a firm believer and advocate in providing adequate and safe access to high-quality craft cannabis to patients across Canada.

John is a well-regarded entrepreneur who has received entrepreneurial awards from the Greater Vernon Chamber of Commerce. Professionally, his passion for technology and e-commerce has led him to hold leadership roles for one of Canada's top SaaS companies. John earned a Master's degree in Interdisciplinary Graduate Studies from the University of British Columbia.

Adrian Robinson is a strategically minded entrepreneur who has been leading pursuits in real estate investment, hospitality management and cannabis facility operations for more than a decade. His hands ¬on approach has provided him with extensive knowledge in all facets of business development, from initial concept through to fostering relationships with industry leaders and government agencies. Adrian, a Royal Roads University graduate, is applying his innovative thinking and management expertise to the emerging medical cannabis industry. Adrian is a founding member of Quintet, a strategic alliance of business professionals with a focus on sustainable growth, and the Cannabis Trade Alliance of Canada, a not-for-profit organization supporting the development of a safe and ethical and inclusive cannabis industry.

3

CHOOM HOLDINGS LTD. (formerly Standard Graphite Corporation)
MANAGEMENT DISCUSSION AND ANALYSIS
Six Months Ended December 31, 2017

Josh Brazier is an accomplished entrepreneur and philanthropist with a psychology degree from the University of British Columbia. His passion for business and innovation has led to accolades such as Young Entrepreneur of the Year, New Business of the Year and being recognized as one of the Top 30 Entrepreneurs under the age of 30, in the city of Vernon, British Columbia. Josh has co-founded a number of successful ventures and has recently enjoyed international success as a result of manufacturing and exporting a line of hydroponic products that are now available in over 20 countries across the globe.

Acquisition Terms
Pursuant to the Acquisition, on the closing date, the Company will acquire all of the shares of Medi-Can, which will become a wholly owned subsidiary of the Company, and the Company will issue to the Medi-Can Shareholders, based on their pro rata holdings, the following:

•          12,500,000 common shares were issued with into escrow, of which 10% (1,250,000) were released on October 18, 2017 with the remaining balance of 11,250,000 to be released over the subsequent 36 months; and

•          a non-interest-bearing note in the amount of $2,500,000, which will mature on the fifth trading day after the receipt by Medi-Can of a cultivation license under the ACMPR is announced, at which time the Company will have the option to either pay $2,500,000 in cash, or issue $2,500,000 of its common shares (valued using the 20-day volume-weighted average trading price).

Additionally the Company has agreed to repay Medi-can shareholder loans in the amount of $300,000.

The Company received all necessary approvals from its shareholders in connection with the Acquisition at its annual general and special meeting of shareholders held on October 18, 2017 and completed the Acquisition on November 16, 2017.

On December 5, 2017 the Company retained Cannabis Compliance Inc. ("CCI") to help expedite its ACMPR application for a license to produce medical cannabis from Health Canada (the "ACMPR License"). The Company is currently awaiting its building permit in order to accelerate the completion of the improvements while it completes the Detailed Review stage in advance of receiving its Confirmation of Readiness notification from Health Canada.

On January 18, 2018 the Company entered into a letter of intent to acquire its second, advanced-stage cannabis production license applicant (“Target”) under Health Canada's ACMPR. The Target, which is located on Vancouver Island, B.C. is at the “Confirmation of Readiness Stage” within the Health CanadaACMPR application process.

On January 24, 2018 the Company announced its retail dispensary strategy regarding its new concept retail store design. Choom aims to be a market leader in reaching the Canadian cannabis consumer. The Company intends to develop a chain of branded retail cannabis dispensaries in jurisdictions in Canada where the private distribution of recreational cannabis is legalized. On February 7, 2018 the Company announced it would provide the opportunity for potential individual store investors to open a dispensary with a world class brand built exclusively for the recreational cannabis market by registering for their own Choom™ Store, building a retail strategy of developing a chain of branded retail cannabis dispensaries across Canada.

Use of Proceeds

On September 27, 2017, the Company completed a non-brokered private placement of 3,333,333 units of at a price of $0.15 per unit (a “Unit”) for gross proceeds of $500,000. Each Unit consists of one common share of the Company and one-half of one common share purchase warrant. Each full warrant entitles the holder to acquire an additional common share of the Company at $0.25 until March 27, 2019. The Company has paid aggregate cash finder’s fees in connection with the financing of $24,322.

4

CHOOM HOLDINGS LTD. (formerly Standard Graphite Corporation)
MANAGEMENT DISCUSSION AND ANALYSIS
Six Months Ended December 31, 2017

On December 19, 2017 the Company completed a non-brokered private placement and issued 5,000,000 units (the “Unit”) at a price of $0.20 per Unit for gross proceeds of $1,000,000. Each Unit consist of one common share and one non-transferable share purchase warrant (the “Warrant”). Each Warrant is exercisable by the holder to acquire one additional common share at a price of $0.25 until June 18, 2019.

On February 6, 2018 the Company completed a non-brokered private placement for 5,400,000 units at a price of $0.50 per unit (each a “Unit”) for gross proceeds of $2,700,000. Each Unit is comprised of one common share (a "Common Share") and one-half of one Common Share purchase warrant (a "Warrant"), with each Warrant entitling the holder thereof to acquire a Common Share at a price of $0.75 per share until August 6, 2019.

Proceeds from the financings described herein are for general corporate purposes, continuing evaluation of other opportunities in the cannabis market, and for the costs incurred in connection with the Acquisition.

Outlook

Subsequent to the Company’s approval of its CSE listing as an Industrial or Life Sciences Issuer it will focus its efforts on it’s the license applications for becoming a licensed producer, Medi-Can plans to begin the planting of its various strains and ramp to cultivation and production for sale of medical cannabis. Medi-Can will introduce patients to a variety of strains specifically designed to treat and assist with a number of common ailments and conditions. Medi-Can intends to become a well-respected household name within the cannabis industry. Additionally the Company will be looking to building its retail market as described hereinabove.

Results of Operations

Financial Results for the three months ended December 31, 2017 and 2016

During the three month period ended December 31, 2017, the Company reported a net loss of $1,274,047 and loss per share of $0.02 compared to a net income of $11,326 and income per share of $0.00 for the period ended December 31, 2016.

During the period ended December 31, 2017, the Company recorded a fair value gain (2016 – loss) on available-for-sale investment of $300 (2016 – $267) for a total comprehensive loss of $1,273,747 compared to $11,059 comprehensive income for the period ended December 31, 2016.

The net loss for December 31, 2017 primarily consisted of general and administration costs of $298,917 in connection with the change of business as described herein to the cannabis industry. The prior period ended December 31, 2016 income consisted of a gain on reduction of rent and consulting fees recorded in the prior period.

Financial Results for the six months ended December 31, 2017 and 2016

During the six month period ended December 31, 2017, the Company reported a net loss of $1,432,064 and loss per share of $0.02 compared to a net loss of $76,412 and loss per share of $0.00 for the period ended December 31, 2016.

During the six months period ended December 31, 2017, the Company recorded a fair value gain on available-for-sale investment of $134 (2016 – $67) for a total comprehensive loss of $1,273,747 (2016 - $76,346). The net loss for December 31, 2017 primarily consisted of general and administration costs of $447,608 and share-based payments in connection with the grant of stock options. The prior period ended December 31, 2016 loss primarily consisted of general and administrative expenses.

5

CHOOM HOLDINGS LTD. (formerly Standard Graphite Corporation)
MANAGEMENT DISCUSSION AND ANALYSIS
Six Months Ended December 31, 2017

The summary of variances in expenditures included:
	2017	2016	Variance
	$	$	$	%
Accounting & legal	53,690	-	53,690	100%
Consulting	205,608	46,275	159,333	344%
Investor relations, website development and marketing	89,285	3,848	85,437	2220%
Office and administration fees	19,169	3,406	15,763	463%
Regulatory fees	34,800	4,996	29,804	597%
Rent	31,200	12,500	18,700	150%
Shareholder communications	7,690	147	7,543	100%
Transfer agent fees	5,985	2,485	3,500	141%
	447,427	73,657	320,080	435%

Significant variances to note were:

Increase in accounting and legal were legal fees in connection with the Acquisition as described herein.

The increase if consulting related to additional support in connection with the Acquisition.

The increase in investor relations, website development and marketing was a result of the website development and design in connection with the change of business as described hereinabove.

Office and administrative expenses increased as a result of the increased activity for administrative personnel and telephone office expenses in relation to the Acquisition.

Regulatory fees increased as result of the delisting from the TSX Venture Exchange to the CSE as well the listing on the OTCQB.

Rent is $4,000 per month effective July 1, 2017. Rent in the prior three month period ended December 31, 2016 was not accrued for the quarter and was recorded in the following quarter resulting in an increase for the current period.

Summary of Quarterly Results

The following table summarizes certain selected financial information reported by the Company for each of the last eight quarters reported. The following quarterly results are prepared in accordance with IFRS.

	Dec. 31, 2017 ($)	Sept.30, 2017 ($)	June 30, 2017 ($)	March 31, 2017 ($)
Operations Revenue Net Loss Net Loss per Share	— (1,274,047) (0.02)	— (158,017) (0.00)	— (518,992) (0.01)	— (91,092) 0.00
	Dec. 31, 2016 ($)	Sept. 30, 2016 ($)	June 30, 2016 ($)	March 31, 2016 ($)
Operations Revenue Net Loss Net Loss per Share	— 11,058 0.00	— (87,404) (0.00)	— (374,551) (0.01)	— (81,600) (0.00)

6

CHOOM HOLDINGS LTD. (formerly Standard Graphite Corporation)
MANAGEMENT DISCUSSION AND ANALYSIS
Six Months Ended December 31, 2017

The Company earned no revenue during the periods presented other than interest income due to the nature of the industry and its current operations.

The significant variances for the quarter ended December 31, 2017 are discussed hereinabove.

Additionally, the Company reported a net loss during the fourth quarter June 30, 2017 of $518,992 (2016 - $374,552) or $0.01 loss per share (2016 - $0.01), which primarily included the $424,506 for impairment of exploration and evaluation assets for the write off of all of its exploration properties as described hereinabove (2016 - $253,339 for the impairment of exploration and evaluation assets of its Mousseau, Other Quebec properties and the Diego Property).

There were no significant variances for the remaining quarter's reported hereinabove to note.

	December 31	June 30
	2017	2017
	$	$
Financial position:
Cash and cash equivalents	1,053,001	109,309
Working capital	(1,891,255)	51,725
Trade payables	189,093	77,761
Property, plant and equipment	170,627	1,431
License	5,363,515
Total Assets	6,631,980	130,917
Shareholders' equity	3,642,887	53,156

Key change to the Company’s financial condition is the working capital deficiency of $1,891,255 as a result of Acquisition and Acquisition Note (June 30, 2017- $51,725).

As described herein above, the Company completed a further financing subsequent to December 31, 2017 for gross proceeds of $2,700,000. Should the Company wish to extinguish the Acquisition by way of cash payment further funding will be required.

The proceeds from the recent financing have been allocated for general corporate purposes as well as the costs incurred in connection with the Acquisiton and to provide working capital for continuing evaluation of the cannabis market.

The Company has not generated revenues from its operations to date.

16.	RELATED PARTY TRANSACTIONS

a)	Key Management Compensation

	December 31	December 31
	2017	2016
Key management personnel compensation comprised:
Consulting fees	$138,369	$46,275
Share-based payments	$112,500	-
	$250,869	$46,275

i)	Consulting fees of $60,000 (2016 – 20,000) were paid to 0954041 BC Ltd. (“0954041”), a company controlled by Chris Bogart, President and Chief Executive Officer.

7

CHOOM HOLDINGS LTD. (formerly Standard Graphite Corporation)
MANAGEMENT DISCUSSION AND ANALYSIS
Six Months Ended December 31, 2017

ii)	Consulting fees of $18,369 (2016 - $7,775) were paid to Minco Corporate Management Inc. (“Minco”), a company controlled by Terese Gieselman, Chief Financial Officer and Secretary.

iii)

Consulting fees of $60,000 (2016 - $60,000) were paid to Etoby Management Limited (“Etoby”) and/or Craig Schneider (“Schneider”) a company controlled by Schneider, an individual with significant influence over the Company. In addition, rental fees of $24,000 (2016 - $12,500) were charged by Etoby and/or Schneider.

iv)	Share-based payments are the fair value of options granted to directors and key management personnel as described in Note 14.

b)	Related Party Liabilities

The following amounts owing to related parties are included in trade and other payables:

		December 31	June 30
Amounts due to:	Service for:	2017	2017
Minco	Consulting Fees	$7,685	$2,730
Corex Gold Corporation	Expenses	12,717	12,717
0954041	Consulting Fees	10,500	-
0954041	Expenses	89	89
Schnieder/Etoby	Consulting Fees	10,500	-
Schnieder/Etoby	Rent	12,600	-
		$54,091	$15,536

As at December 31, 2017, $12,717 (June 30, 2017 - $12,717) was due to Corex Gold Corporation (“Corex”), which has a common officer, Terese Gieselman of the Company, for expenses incurred by Corex on behalf of the Company for shared office space and administrative personnel expenses. These advances are non-interest-bearing and due on demand.

On November 16, 2017 the Company entered into the Acquisition Note with the Medi-can Shareholders as described in Note 9 hereinabove for an aggregate amount of $2,500,000 (the “Principle Balance”). The Acquisition Note is unsecured and non-interest bearing. Related parties amounts include:

i)	$375,000 from John Doo Jin Oh a director of the Company.

The Acquisition Note is due on the date that is the fifth trading day after the public dissemination of a news release announcing the receipt by Medi-Can of a Cultivation/Production License under the ACMPR (the “Trigger Date”).

The Principle Balance is due and payable on the Trigger Date and can be paid at the Company’s sole election either:

a)	by way of a cash payment; or

b)	by issuance to the holder the Principle Balance in common shares in the capital of the Company valued as the 20 day volume-weighted average trading price determined on the Trigger Date.

c)	Related Party Receivables

As at December 31, 2017, $Nil (June 30, 2017 - $276) was due from InMed Pharmaceuticals Inc. (“InMed”), which has common officer Chris Bogart of the Company for expenses incurred on behalf of InMed for shared office space and general expenses. These advances are non-interest-bearing and due on demand.

8

CHOOM HOLDINGS LTD. (formerly Standard Graphite Corporation)
MANAGEMENT DISCUSSION AND ANALYSIS
Six Months Ended December 31, 2017

d)	Shares for Debt

On August 30, 2016, included in the shares for debt settlement as describe in Note 13, was the settlement of an aggregate $306,831 in trade payables through the issuance of an aggregate 4,383,296 common shares at an issue price of $0.07 with related parties as follows:

Debtor	Debt Amount	Share Price	No. Shares
0954041 BC Ltd.	$37,500	$0.07	535,714
Schneider	269,331	$0.07	3,847,582
Total	$306,831		4,383,296

Changes in Accounting Policies including Initial Adoption

Standards, Amendments and Interpretations Not Yet Effective

The standards listed below include only those which the Company reasonably expects may be applicable to the Company at a future date. The Company is currently assessing the impact of the standards on the consolidated financial statements.

IFRS 9 Financial Instruments

IFRS 9 will replace IAS 39 Financial Instruments: Recognition and Measurement and IFRIC 9
Reassessment of Embedded Derivatives. The final version of this new standard supersedes the requirements of earlier versions of IFRS 9.

The main features introduced by this new standard compared with predecessor IFRS are as follows:

•          Classification and measurement of financial assets:
           Debt instruments are classified and measured on the basis of the entity's business model for managing the asset and its contractual cash flow characteristics as either: “amortized cost”, “fair value through other comprehensive income”, or “fair value through profit or loss” (default). Equity instruments are classified and measured as “fair value through profit or loss” unless upon initial recognition elected to be classified as “fair value through other comprehensive income”.

•          Classification and measurement of financial liabilities:
           When an entity elects to measure a financial liability at fair value, gains or losses due to changes in the entity’s own credit risk is recognized in other comprehensive income (as opposed to previously profit or loss). This change may be adopted early in isolation of the remainder of IFRS 9.

•          Impairment of financial assets:
          An expected credit loss impairment model replaced the incurred loss model and is applied to financial assets at “amortized cost” or “fair value through other comprehensive income”, lease receivables, contract assets or loan commitments and financial guarantee contracts. An entity recognizes twelve-month expected credit losses if the credit risk of a financial instrument has not increased significantly since initial recognition and lifetime expected credit losses otherwise.

•          Hedge accounting:
          Hedge accounting remains a choice, however, is now available for a broader range of hedging strategies. Voluntary termination of a hedging relationship is no longer permitted. Effectiveness testing now needs to be performed prospectively only. Entities may elect to continue to applying IAS 39 hedge accounting on adoption of IFRS 9 (until the IASB has completed its separate project on the accounting for open portfolios and macro hedging).

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CHOOM HOLDINGS LTD. (formerly Standard Graphite Corporation)
MANAGEMENT DISCUSSION AND ANALYSIS
Six Months Ended December 31, 2017

•           Derecognition:

The requirements for the derecognition of financial assets and liabilities are carried forward from IAS 39.

This standard is applicable to annual periods beginning on or after January 1, 2018.

IFRS 16 Leases

IFRS 16 specifies how an IFRS reporter will recognize, measure, present and disclose leases. The standard provides a single lessee accounting model, requiring lessees to recognize assets and liabilities for all leases unless the lease term is 12 months or less or the underlying asset has a low value. Lessors continue to classify leases as operating or finance, with IFRS 16’s approach to lessor accounting substantially unchanged from its predecessor, IAS 17 Leases.

This standard is applicable to annual periods beginning on or after January 1, 2018.

Applicable to annual periods beginning on or after January 1, 2017.

Disclosure Initiative (Amendments to IAS 7 Statement of Cash Flows)
The amendments require entities to provide disclosures that enable users of financial statements to evaluate changes in liabilities arising from financing activities.

Recognition of Deferred Tax Assets for Unrealized Losses (Amendments to IAS 12 Income Taxes)
The amendments clarify how to account for deferred tax assets related to debt instruments measured at fair value.

Classification and Measurement of Share-based Payment Transactions (Amendments to IFRS 2 Share-based Payment)

The amendments provide guidance on the accounting for:

•          the effects of vesting and non-vesting conditions on the measurement of cash-settled share-based payments; • share-based payment transactions with a net settlement feature for withholding tax obligations; and

•          a modification to the terms and conditions of a share-based payment that changes the classification of the transaction from cash-settled to equity-settled.

The amendments are effective for annual periods beginning on or after January 1, 2018. Earlier application is permitted.

IFRS 15 Revenue from Contracts with Customers

This new standard establishes a comprehensive framework for the recognition, measurement and disclosure of revenue replacing IAS 11 Construction Contracts, IAS 18 Revenue, IFRIC 13 Customer Loyalty Programmes, IFRIC 15 Agreements for the Construction of Real Estate, IFRIC 18 Transfers of Assets from Customers and SIC-31 Revenue — Barter Transactions Involving Advertising Services.

The main features introduced by this new standard compared with predecessor IFRS are as follows:

Revenue is recognized based on a five-step model:

1.	Identify the contract with customer;
2.	Identify the performance obligations;
3.	Determine the transaction price;

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CHOOM HOLDINGS LTD. (formerly Standard Graphite Corporation)
MANAGEMENT DISCUSSION AND ANALYSIS
Six Months Ended December 31, 2017

4.	Allocate the transaction price to the performance obligations; and
5.	Recognize revenue when (or as) the performance obligations are satisfied.

New disclosure requirements on information about the nature, amount, timing and uncertainty of revenue and cash flows from contracts with customers.

The new standard is effective for annual periods beginning on or after January 1, 2018. Earlier application is permitted.

Financial Instruments and Risk Management

The Company is exposed through its operations to the following financial risks:

•	Market risk
•	Credit risk
•	Liquidity risk

The Company is exposed to risks that arise from its use of financial instruments. This note describes the Company’s objectives, policies and processes for managing those risks and the methods used to measure them. Further quantitative information in respect of these risks is presented throughout these financial statements.

There have been no substantive changes in the Company’s exposure to financial instrument risks, its objectives, policies and processes for managing those risks or the methods used to measure them from previous years unless otherwise stated.

General Objectives, Policies and Processes

The Board of Directors has overall responsibility for the determination of the Company’s risk management objectives and policies and, whilst retaining ultimate responsibility for them, it has delegated the authority for designing and operating processes that ensure the effective implementation of the objectives and policies to the Company’s management. The effectiveness of the processes put in place and the appropriateness of the objectives and policies it sets out are reviewed periodically by the Board of Directors if and when there are any changes or updates required.

The overall objective of the Board is to set policies that seek to reduce risk as far as possible without unduly affecting the Company’s competitiveness and flexibility. Further details regarding these policies are set out below.

Market Risk

Market risk is the risk that the fair value of future cash flows of a financial instrument will fluctuate due to changes in market prices. Market prices are comprised of interest rate, commodity price risk and foreign currency risk.

Interest Rate Risk

Interest rate risk is the risk that future cash flows will fluctuate as a result of changes in market interest rates. The Company has cash balances and no interest-bearing debt. The Company’s current policy is to invest excess cash in GICs or interest-bearing accounts of major Canadian chartered banks. The Company regularly monitors compliance to its cash management policy.

Cash and GICs are subject to floating interest rates.

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CHOOM HOLDINGS LTD. (formerly Standard Graphite Corporation)
MANAGEMENT DISCUSSION AND ANALYSIS
Six Months Ended December 31, 2017

Other Price Risk

Other price risk is the risk that the fair value or future cash flows of a financial instrument will fluctuate due to changes in market prices, other than those arising from interest rate risk or foreign currency risk. The Company is exposed to other price risk with respect to its investment in securities. Management closely monitors commodity prices, individual equity movements, and the stock market to determine the appropriate course of action to be taken by the Company.

Commodity Price Risk

The Company’s ability to raise capital to fund exploration or development activities may be subject to risks associated with fluctuations in the market prices of the relevant commodities. The Company closely monitors commodity prices to determine the appropriate course of action to be taken by the Company. The effect of commodity price risk to the Company’s financial instruments is immaterial.

Credit Risk

Credit risk is the risk of financial loss to the Company if a customer or a counter party to a financial instrument fails to meet its contractual obligations. Financial instruments which are potentially subject to credit risk for the Company consist primarily of cash and short-term investments and related party receivable. Cash and short-term investments are maintained with financial institutions of reputable credit and may be redeemed upon demand.

The carrying amount of the related party receivable represents the maximum credit exposure.

Liquidity Risk

Liquidity risk is the risk that the Company will not be able to meet its financial obligations as they become due. The Company’s policy is to ensure that it will always have sufficient cash to allow it to meet its liabilities when they become due, under both normal and stressed conditions, without incurring unacceptable losses or risking damage to the Company’s reputation. The key to success in managing liquidity is the degree of certainty in the cash flow projections. If future cash flows are fairly uncertain, the liquidity risk increases.

Typically, the Company ensures that it has sufficient cash on demand to meet expected operational expenses for a period of 90 days. To achieve this objective, the Company would prepare annual capital expenditure budgets, which are regularly monitored and updated as considered necessary.

The Company monitors its risk of shortage of funds by monitoring the maturity dates of existing trade and other payable and option payment commitments. The Company’s trade and other payables are all due within 90 days after the period ended December 31, 2017.

Determination of Fair Value

Fair values have been determined for measurement and/or disclosure purposes based on the following methods. When applicable, further information about the assumptions made in determining fair values is disclosed in the notes specific to that asset or liability.

The statements of financial position carrying amounts for cash, short-term investments, related party receivable, and trade and other payables approximate fair value due to their short-term nature.

Due to the use of subjective judgments and uncertainties in the determination of fair values these values should not be interpreted as being realizable in an immediate settlement of the financial instruments.

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CHOOM HOLDINGS LTD. (formerly Standard Graphite Corporation)
MANAGEMENT DISCUSSION AND ANALYSIS
Six Months Ended December 31, 2017

Fair Value Hierarchy

Financial instruments that are measured subsequent to initial recognition at fair value are grouped in Levels 1 to 3 based on the degree to which the fair value is observable:

-          Level 1 fair value measurements are those derived from quoted prices (unadjusted) in active markets for identical assets or liabilities;

-          Level 2 fair value measurements are those derived from inputs other than quoted prices included within level 1 that are observable for the asset or liability, either directly (i.e., as prices) or indirectly (i.e., derived from prices); and

-          Level 3 fair value measurements are those derived from valuation techniques that include inputs for the asset or liability that are not based on observable market data (unobservable inputs).

Cash, short-term investments and available-for-sale investments are measured as Level 1 financial instruments.

Capital Management

The Company considers its cash and share capital as capital. The Company’s objectives when maintaining capital are to maintain a sufficient capital base in order to meet its short-term obligations and at the same time preserve investor’s confidence required to sustain future development and production of the business.

The Company is not exposed to any externally imposed capital requirements. There has been no change in the Company’s approach to capital management during the period ended December 31, 2017.

Off balance-sheet arrangements

The Company has no off balance-sheet arrangements.

Outstanding Share Data

The Company’s authorized capital is unlimited common shares without par value. As at the date of this report, 82,520,308 common shares were issued and outstanding. The Company as at the date of this report had the following outstanding options, warrants and convertible securities as follows:

Type of Security	Number	Exercise price	Expiry Date
Stock Options	125,000	$0.15	15-Mar-18
Stock Options	3,050,000	$0.17	16-Nov-22
Warrants	1,541,667	$0.25	27-Mar-19
Warrants	5,000,000	$0.25	18-Jun-19
Warrants	2,700,000	$0.75	06-Aug-19

As at the date of this report hereof there 11,250,000 common shares held in escrow in connection with the Transaction as described herein.

Other Requirements

Additional disclosure of the Company’s material change reports, news release and other information can be obtained on SEDAR at www.sedar.com.

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CHOOM HOLDINGS LTD. (formerly Standard Graphite Corporation)
MANAGEMENT DISCUSSION AND ANALYSIS
Six Months Ended December 31, 2017

Risks and uncertainties

Risk Factors

Risks Relating to the Acquisition

Market Reaction
The market reaction to the Acquisition and the future trading prices of the Resulting Issuer Common Shares cannot be predicted. If the Acquisition is not consummated, the market price of Common Shares may decline to the extent that the current market price of Common Shares reflects a market assumption that the Acquisition will be completed.

Costs of the Acquisition
Certain costs related to the Acquisition, such as legal and accounting fees incurred by the Company, must be paid by the Company even if the Acquisition is not completed.

Failure to Secure a More Attractive Offer
If the Acquisition is not completed and the Board decides to seek another merger or business combination, there can be no assurance that it will be able to find an equivalent or more attractive price than the consideration pursuant to the Acquisition.

Termination of the Acquisition in Certain Circumstances
Each of the Company and Medi-Can has the right to terminate the Share Purchase Agreement in certain circumstances. Accordingly, there is no certainty, nor can the parties provide any assurances that the Share Purchase Agreement will not be terminated by either the Company or Medi-Can before the completion of the Acquisition. In addition, the completion of the Acquisition is subject to a number of conditions precedent, certain of which are outside the control of the Company and Medi-Can, including regulatory approvals. There is no certainty that these conditions will be satisfied on a timely basis or at all. If for any reason the Acquisition is delayed or not completed, the market price of Common Shares may be adversely affected. See "Risk Factors – Market Reaction" above.

Additional Financing
From time to time, the Resulting Issuer may require additional financing. The Resulting Issuer's ability to obtain additional financing, if and when required, will depend on investor demand, operating performance, the condition of the capital markets and other factors. If the Resulting Issuer raises additional funds through the issuance of equity, equity-linked or debt securities, those securities may have rights, preferences, or privileges senior to the rights of holders of the Resulting Issuer Common Shares, and existing holders of such shares may experience dilution.

Tax Consequences
The Acquisition described herein, including the acquisition, ownership and disposition of the Resulting Issuer Common Shares may have tax consequences in Canada, or elsewhere, depending on each particular existing or prospective shareholder's specific circumstances. Such tax consequences are not described herein and this Circular is not intended to be, nor should it be construed to be, legal or tax advice to any particular shareholder. Existing and prospective shareholders should consult their own tax advisors with respect to any such tax considerations.

Risks Relating to the Resulting Issuer

Facility is not Licensed under the ACMPR

Medi-Can’s ability to cultivate, store and sell medical cannabis in Canada is dependent on a license (the "License"), granted by Health Canada to Medi-Can designating it as a "Licensed Producer" as such term is defined in the Access to Cannabis for Medical Purposes Regulations (Canada), as may be amended from time (the "ACMPR"). Medi-Can has applied to Health Canada to become a Licensed Producer under ACMPR for the Facility. Medi-Can has not yet received a license for the Facility. However, Medi-Can is currently in the Detailed Review and Initiation of Security Clearance Process stage of the licensing process. Medi-Can’s ability to cultivate, store and sell medical cannabis at the Facility is dependent on obtaining a license from Health Canada and there can be no assurance that Medi-Can will obtain such a license for the Facility (defined below).

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CHOOM HOLDINGS LTD. (formerly Standard Graphite Corporation)
MANAGEMENT DISCUSSION AND ANALYSIS
Six Months Ended December 31, 2017

Reliance on Licenses
Failure to comply with the requirements of the License, once obtained by Medi-Can, or any failure to maintain the License would have a material adverse impact on the business, financial condition and operating results of Medi-Can. Although Medi-Can believes it will meet the requirements of the ACMPR to obtain the License, there can be no guarantee that Health Canada will grant the License. Should Health Canada not grant the License or should it grant the License on different terms, the business, financial condition and results of the operation of Medi-Can would be materially and adversely affected.

Reliance on the Facility
To date, Medi-Can’s activities and resources have been primarily focused on its proposed unlicensed facility located in Vernon, British Columbia (the “Facility"). Adverse changes or developments affecting this facility may have a material and adverse effect on Medi-Can’s ability to produce medical cannabis, business, financial condition and prospects.

Volatile Market Price for Resulting Issuer Common Shares
The market price for Resulting Issuer Common Shares may be volatile and subject to wide fluctuations in response to numerous factors, many of which are beyond the Resulting Issuer's control, including the following:

•	actual or anticipated fluctuations in the Resulting Issuer's quarterly results of operations;
•	recommendations by securities research analysts;
•	changes in the economic performance or market valuations of companies in the industry in which the Resulting Issuer operates;
•	addition or departure of the Resulting Issuer's executive officers and other key personnel;
•	release or expiration of transfer restrictions on outstanding Resulting Issuer Common Shares;
•	sales or perceived sales of additional Resulting Issuer Common Shares;
•	operating and financial performance that vary from the expectations of management, securities analysts and investors;
•	regulatory changes affecting the Resulting Issuer's industry generally and its business and operations;
•	announcements of developments and other material events by the Resulting Issuer or its competitors;
•	fluctuations to the costs of vital production materials and services;
•	changes in global financial markets and global economies and general market conditions, such as interest rates and pharmaceutical product price volatility;
•	significant acquisitions or business combinations, strategic partnerships, joint ventures or capital commitments by or involving the Resulting Issuer or its competitors;
•	operating and share price performance of other companies that investors deem comparable to the Resulting Issuer or from a lack of market comparable companies; and
•	news reports relating to trends, concerns, technological or competitive developments, regulatory changes and other related issues in the Resulting Issuer's industry or target markets.

Financial markets have recently experienced significant price and volume fluctuations that have particularly affected the market prices of equity securities of companies and that have often been unrelated to the operating performance, underlying asset values or prospects of such companies. Such volatility has been particularly evident with regards to the share prices of medical cannabis companies that are public issuers in Canada. Accordingly, the market price of Resulting Issuer Common Shares may decline even if the Resulting Issuer's operating results, underlying asset values or prospects have not changed. Additionally, these factors, as well as other related factors, may cause decreases in asset values that are lasting and not temporary, which may result in impairment losses. There can be no assurance that continuing fluctuations in share price and volume will not occur. If such increased levels of volatility and market turmoil continue, the Resulting Issuer's operations could be adversely impacted and the trading price of Resulting Issuer Common Shares may be materially adversely affected.

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CHOOM HOLDINGS LTD. (formerly Standard Graphite Corporation)
MANAGEMENT DISCUSSION AND ANALYSIS
Six Months Ended December 31, 2017

Licensing Requirements Under the ACMPR
The market for cannabis (including medical marihuana) in Canada is regulated by the Controlled Drugs and Substances Act (Canada), as amended (the "CDSA"), the ACMPR, the Narcotic Control Regulations (Canada), as amended (the "NCR"), and other applicable law. Health Canada is the primary regulator of the industry as a whole. The ACMPR aims to treat cannabis like any other narcotic used for medical purposes by creating conditions for a new commercial industry that is responsible for its production and distribution.

Any applicant seeking to become a Licensed Producer under the ACMPR is subject to stringent Health Canada licensing requirements. The below table provides a general overview of the licensing process as described by Health Canada.

Stage	Overview
1

Intake and Initial Screening: When an application is received, it undergoes a preliminary screening for completeness. If an application is not complete, it will be returned. If an application is complete, it will be assigned an application number. The assignment of an application number means that the application has completed the preliminary screening.

2 Medi-Can application is in this stage

Detailed Review and Initiation of Security Clearance Process: Once an application has been assigned an application number, it will be reviewed to (i) complete the assessment of the application to ensure that it meets the requirements of the Regulations of the ACMPR; (ii) establish that the issuance of the license is not likely to create risks to public health, safety or security, including the risk of cannabis being diverted to an illicit market or use; and (iii) establish that there are no other grounds for refusing the application. It is the responsibility of the applicant to ensure that they are in compliance with all applicable provincial, territorial and municipal legislation, regulations and bylaws, including zoning restrictions.

An application will be thoroughly reviewed to ensure that the level of detail included in the application is sufficient to meet the requirement of the ACMPR and to validate the information provided. Given the extensive review process, applicants are generally required to communicate with the Office of Medical Cannabis multiple times to provide clarifications with respect to the application. Physical security plans will be reviewed and assessed in detail at this stage.

When an application is in the Detailed Review stage, the security clearance forms for key personnel will be sent for processing. The time required to conduct mandatory security checks varies with each application. Security clearances generally take several months at a minimum. Health Canada and the Royal Canadian Mounted Police are not able to provide updates on the status of security checks. Applications will only advance to the review stage once security clearances for all key personnel are completed. Please note that until such a time as Health Canada receives the results of the security checks, there will be no further communication from Health Canada.

3

Issuance of License to Produce: Once Health Canada confirms that the requirements of the ACMPR have been met, and the application successfully completes the Detailed Review and Security Clearance stage, a license to produce will be issued.

4

Introductory Inspection (as cultivation begins): A Licensed Producer is required to notify Health Canada as cultivation begins, and once notified, Health Canada will schedule an initial inspection to verify that the Licensed Producer is meeting the requirement of the ACMPR, including but not limited to, the physical security requirement of the site, record keeping practices and Good Production Practices (GPP) and to confirm that the activities being conducted by the Licensed Producer correspond to those indicated on their license.

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CHOOM HOLDINGS LTD. (formerly Standard Graphite Corporation)
MANAGEMENT DISCUSSION AND ANALYSIS
Six Months Ended December 31, 2017

Stage	Overview
5

Pre-Sales Inspection (prior to issuance of sales license): If a Licensed Producer would like to add the activity of sale to their existing license, an amendment application must be submitted to the Office of Medical Cannabis, upon which Health Canada will schedule an additional inspection to verify that the Licensed Producer is meeting the requirement of the ACMPR, including but not limited to, GPP, packaging, labeling, shipping and record keeping prior to allowing the sale or provision of the product.

6

Issuance of License to Sell: To complete the assessment and add the activity of sale of cannabis products to an existing license, the following information is reviewed: (i) results of the pre-sale inspection; (ii) information submitted in the amendment application to add the activity of sale to the license; and (iii) any other relevant information. When the review is completed, an amended license, including the activity of sale, is issued to the Licensed Producer subject to which the Licensed Producer may supply cannabis products to registered clients, other Licensed Producers and/or other permitted parties named under the ACMPR. Separate licenses may be issued for dried marijuana, plants and/or cannabis oil.

Facility Lease Risk

The Facility is located on property that is not owned by Medi-Can. Such property is subject to a long-term lease and similar arrangements in which the underlying land is owned by a third party and leased to Medi-Can. Under the terms of a typical lease, the lessee must pay rent for the use of the land and is generally responsible for all costs and expenses associated with the building and improvements. Unless the lease term is extended, the land, together with all improvements made, will revert to the owner of the land upon the expiration of the lease term. In addition, an event of default by Medi-Can under the terms of the lease could also result in a loss of the property should the default not be rectified in a reasonable period of time. The reversion or loss of such properties could have a material adverse effect on Med-Can’s operations and results.

Holding Company Status
The Resulting Issuer is, at least initially upon completion of the Acquisition, a holding company and essentially all of its operating assets are the capital stock of its subsidiary. As a result, investors in the Resulting Issuer are subject to the risks attributable to its subsidiary. As a holding company, the Resulting Issuer conducts substantially all of its business through its subsidiary, which generate substantially all of its revenues. Consequently, the Resulting Issuer's cash flows and ability to complete current or desirable future enhancement opportunities are dependent on the earnings of its subsidiary and the distribution of those earnings to the Resulting Issuer. The ability of these entities to pay dividends and other distributions will depend on their operating results and will be subject to applicable laws and regulations which require that solvency and capital standards be maintained by such companies and contractual restrictions contained in the instruments governing their debt. In the event of a bankruptcy, liquidation or reorganization of any of the Resulting Issuer's subsidiaries, holders of indebtedness and trade creditors will generally be entitled to payment of their claims from the assets of those subsidiaries before any assets are made available for distribution to the Resulting Issuer.

Limited Operating History
Medi-Can anticipates entering into the medical cannabis business. Medi-Can’s Factility’s application to becom a Licensed Producer under the MMPR was submitted to Health Canada on November 2, 2013. Medi-Can is therefore subject to many of the risks common to early-stage enterprises, including limitations with respect to personnel, financial, and other resources and lack of revenues. There is no assurance that Medi-Can will be successful in achieving a return on its shareholders' investments and the likelihood of success must be considered in light of its early stage of operations.

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CHOOM HOLDINGS LTD. (formerly Standard Graphite Corporation)
MANAGEMENT DISCUSSION AND ANALYSIS
Six Months Ended December 31, 2017

Management of Growth
Medi-Can may be subject to growth-related risks including capacity constraints and pressure on its internal systems and controls. The ability of Medi-Can to manage growth effectively will require continued implementation and improvement of its operational and financial systems and to expand, train and manage its employee base. The inability of Medi-Can to deal with growth may have a material adverse effect on its business, financial condition, results of operations and prospects.

Reliance on Management
The success of Medi-Can is dependent upon the ability, expertise, judgment, discretion and good faith of its senior management. While employment agreements and incentive programs are customarily used as primary methods of retaining the services of key employees, these agreements and incentive programs cannot assure the continued services of such employees. Any loss of the services of such individuals could have a material adverse effect on the Resulting Issuer's business, operating results or financial condition.

Conflicts of Interest
Medi-Can may be subject to various potential conflicts of interest because of the fact that some of its officers and directors may be engaged in a range of business activities. In addition, Medi-Can’s executive officers and directors may devote time to their outside business interests, so long as such activities do not materially or adversely interfere with their duties to Medi-Can, as applicable. External business interests may require significant time and attention of Medi-Can’s executive officers and directors. In some cases, executive officers and directors may have fiduciary obligations associated with external business interests that may interfere with their abilities to devote time to Medi-Can’s business and affairs, as applicable, and this could adversely affect Medi-Can’s operations.

In addition, Medi-Can may also become involved in transactions that conflict with the interests of its respective directors and the officers, who may from time to time deal with persons, firms, institutions or corporations with which Medi-Can may be dealing, or which may be seeking investments similar to those desired by it. The interests of these persons, firms, institutions or corporations could conflict with those of Medi-Can. In addition, from time to time, these persons, firms, institutions or corporations may be competing with Medi-Can for available investment opportunities. Conflicts of interest, if any, will be subject to the procedures and remedies provided under the applicable laws. In particular, in the event that such a conflict of interest arises at a meeting of Medi-Can’s directors, a director who has such a conflict will abstain from voting for or against the approval of such participation or such terms. In accordance with the applicable laws, the directors of Medi-Can are required to act honestly, in good faith and in the best interests of Medi-Can.

Litigation
Medi-Can may become party to litigation from time to time in the ordinary course of its business which could adversely affect its operations. Should any litigation in which Medi-Can becomes involved be determined against it, such a decision may adversely affect Medi-Can’s ability to continue operating, adversely affect the market price of Resulting Issuer Common Shares and use significant resources. Even if Medi-Can is involved in litigation and succeeds, litigation can redirect significant company resources. Litigation may also create a negative perception of Medi-Can’s brand, and ultimately the Resulting Issuer's brand.

Dividends
The Resulting Issuer's policy is to retain earnings to finance the development and enhancement of its products and to otherwise reinvest in the Resulting Issuer's businesses. Therefore, the Resulting Issuer does not anticipate paying cash dividends on Resulting Issuer Common Shares in the foreseeable future. Any decision to declare and pay dividends in the future will be made at the discretion of the board of directors of the Resulting Issuer and will depend on, among other things, financial results, cash requirements, contractual restrictions and other factors that the board of directors of the Resulting Issuer may deem relevant. As a result, investors may not receive any return on investment in the Resulting Issuer Common Shares unless they sell them for a share price that is greater than that at which such investors purchased them.

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CHOOM HOLDINGS LTD. (formerly Standard Graphite Corporation)
MANAGEMENT DISCUSSION AND ANALYSIS
Six Months Ended December 31, 2017

Limited Market for Securities
There can be no assurance that an active and liquid market for the Resulting Issuer Common Shares will be maintained and an investor may find it difficult to resell any securities of the Resulting Issuer.

Liquidity Risk
The Resulting Issuer's ability to remain liquid over the long term depends on its ability to obtain additional financing. The Resulting Issuer has in place planning and budgeting processes to help determine the funds required to support normal operating requirements on an ongoing basis as well as its planned development and capital expenditures. The Resulting Issuer's approach to managing liquidity risk is to ensure that it will have sufficient liquidity to meet liabilities when due.

Risks Relating to the Medical Cannabis Industry

The Cannabis Industry is Subject to Competition
There is potential that Medi-Can will face intense competition from other companies, some of which can be expected to have longer operating histories and more financial resources and production and marketing experience than Medi-Can.

Because of the early stage of the industry in which Medi-Can operates, Medi-Can expects to face additional competition from new entrants. If the number of users of medical marijuana in Canada increases, the demand for products will increase and Medi-Can expects that competition will become more intense, as current and future competitors begin to offer an increasing number of diversified products and pricing strategies. To remain competitive, Medi-Can will require a continued high level of investment in research and development, marketing, sales and client support. Medi-Can may not have sufficient resources to maintain research and development, marketing, sales and client support efforts on a competitive basis which could materially and adversely affect the business, financial condition and results of operations of Medi-Can.

Cannabis is Not an Approved Drug or Medicine
Cannabis is not an approved drug or medicine in Canada. The Government of Canada does not endorse the use of cannabis, but Canadian courts have required reasonable access to a legal source of cannabis when authorized by a healthcare practitioner.

Regulatory Risks
Medi-Can operates in a new industry which is highly regulated, highly competitive and evolving rapidly. As such, new risks may emerge, and management may not be able to predict all such risks or be able to predict how such risks may result in actual results differing from the results contained in any forward-looking statements. Medi-Can’s ability to grow, store and sell medical cannabis in Canada with respect to the Facility is dependent on obtaining the License from Health Canada and the need to maintain such License in good standing. Failure to: (i) comply with the requirements of the License; and (ii) maintain this License would have a material adverse impact on the business, financial condition and operating results of the Resulting Issuer.

Medi-Can will incur ongoing costs and obligations related to regulatory compliance. Failure to comply with regulations may result in additional costs for corrective measures, penalties or in restrictions of our operations. In addition, changes in regulations, more vigorous enforcement thereof or other unanticipated events could require extensive changes to Medi-Can’s operations, increased compliance costs or give rise to material liabilities, which could have a material adverse effect on the business, results of operations and financial condition of the Resulting Issuer.

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CHOOM HOLDINGS LTD. (formerly Standard Graphite Corporation)
MANAGEMENT DISCUSSION AND ANALYSIS
Six Months Ended December 31, 2017

The industry is subject to extensive controls and regulations, which may significantly affect the financial condition of market participants. The marketability of any product may be affected by numerous factors that are beyond the Resulting Issuer's control and which cannot be predicted, such as changes to government regulations, including those relating to taxes and other government levies which may be imposed. Changes in government levies, including taxes, could reduce the Resulting Issuer's earnings and could make future capital investments or the Resulting Issuer's operations uneconomic. The industry is also subject to numerous legal challenges, which may significantly affect the financial condition of market participants and which cannot be reliably predicted.

Environmental Regulations and Risks
Medi-Can’s operations are subject to environmental regulation. These regulations mandate, among other things, the maintenance of air and water quality standards and land reclamation. They also set forth limitations on the generation, transportation, storage and disposal of solid and hazardous waste. Environmental legislation is evolving in a manner which will require stricter standards and enforcement, increased fines and penalties for non-compliance, more stringent environmental assessments of proposed projects and a heightened degree of responsibility for companies and their officers, directors and employees. There is no assurance that future changes in environmental regulation, if any, will not adversely affect Medi-Can’s operations.

Government approvals and permits are currently, and may in the future, be required in connection with Medi-Can’s operations. To the extent such approvals are required and not obtained, Medi-Can may be curtailed or prohibited from the proposed production of medical cannabis or from proceeding with the development of their operations as currently proposed.

Failure to comply with applicable laws, regulations and permitting requirements may result in enforcement actions thereunder, including orders issued by regulatory or judicial authorities causing operations to cease or be curtailed, and may include corrective measures requiring capital expenditures, installation of additional equipment, or remedial actions. The Resulting Issuer may be required to compensate those suffering loss or damage by reason of its operations and may have civil or criminal fines or penalties imposed for violations of applicable laws or regulations.

Changes in Laws, Regulations and Guidelines
Medi-Can’s operations are subject to a variety of laws, regulations and guidelines relating to the manufacture, management, transportation, storage and disposal of medical cannabis but also including laws and regulations relating to health and safety, privacy, the conduct of operations and the protection of the environment. To the knowledge of management, Medi-Can is currently in compliance with all such laws. That said, any changes to such laws, regulations and guidelines are matters beyond the control of Medi-Can that may cause adverse effects to Medi-Can’s operations and financial conditions.

On February 24, 2016, the Federal Court of Canada delivered the R v Allard (“Allard”) decision. In this decision, the Federal Court of Canada declared the Marihuana for Medical Purposes Regulations (the “MMPR”) invalid as it unconstitutionally violated patients protected rights to liberty and security under the Canadian Charter of Rights and Freedoms (Canada), as amended (the "Charter"). However, the Federal Court of Canada suspended the operation of the declaration of invalidity for 6 months to permit the Canadian legislature to enact a regime compliant with the Charter. The government did not choose to appeal the decision to the Federal Court of Appeal and has, instead, decided to respond to the decision by introducing legislation compliant with the Charter.

On August 24, 2016, the ACMPR replaced the MMPR. The ACMPR is Canada's response to the Federal Court of Canada's decision in Allard.

The ACMPR is composed of 4 main parts, which are summarized below:

•	Part 1 is similar to the framework under the MMPR. It sets out a framework for commercial production by Licensed Producers responsible for the production and distribution of quality- controlled fresh or dried marihuana or cannabis oil or starting materials (i.e. marihuana seeds and plants) in secure and sanitary conditions.

20

CHOOM HOLDINGS LTD. (formerly Standard Graphite Corporation)
MANAGEMENT DISCUSSION AND ANALYSIS
Six Months Ended December 31, 2017

•

Part 2 is similar to the former Marihuana Medical Access Regulations (the “MMAR”) regime. It sets out provisions for individuals to produce a limited amount of cannabis for their own medical purposes or to designate someone to produce it for them.

•	Parts 3 and 4 include:

o	transitional provisions, which mainly relate to the continuation of MMPR activities by Licensed Producers;

o

consequential amendments to other regulations that referenced the MMPR (i.e. the NCR and the New Classes of Practitioners Regulations (Canada), as amended) to update definitions and broaden the scope of products beyond dried marihuana; and

o	provisions repealing the MMPR and setting out the coming into force of the ACMPR on August 24, 2016.

As of August 24, 2016, Health Canada now accepts applications from individuals who wish to register to produce a limited amount of cannabis for their own medical purposes or to designate someone to produce cannabis on their behalf. Individuals who were previously authorized to possess and produce cannabis under the MMAR remain authorized to do so by virtue of an injunction order by the Federal Court of Canada.

Under the ACMPR, Health Canada will continue to accept and process applications to become a Licensed Producer that were submitted under the MMPR. Further, all licenses and security clearances granted under the MMPR will continue under the ACMPR, which means that MMPR Licensed Producers can continue to register and supply clients with cannabis for medical purposes. New applicants must apply for licenses to produce under the ACMPR.

The risks to the business of Medi-Can represented by this or similar actions are that they might lead to court rulings or legislative changes that allow those with existing licenses to possess and/or grow medical cannabis, perhaps allow others to opt out of the regulated supply system implemented through the ACMPR by growing their own medical cannabis, or potentially even legitimize illegal areas surrounding cannabis dispensaries. This could significantly reduce the addressable market for Medi-Can’s products and could materially and adversely affect the business, financial condition and results of operations for Medi-Can, and ultimately, the Resulting Issuer.

In April 2017, the Government of Canada tabled two bills, An Act respecting cannabis and to amend the Controlled Drugs and Substances Act, the Criminal Code and other Acts, and An Act to amend the Criminal Code (offences related to conveyances) and to make consequential amendments to other Acts, which are expected to establish the framework for the production, sale, distribution, and possession of non-medical access to cannabis in Canada. While the retail model for distribution and sale of cannabis and cannabis products will be the result of provincial and territorial legislation and regulations, the aforementioned legislation outlines four minimum conditions that provinces and territories would need to meet, specifically, only cannabis obtained from a federally licensed producer can be sold, selling to a person younger than 19 years of age is prohibited, the province/territory would need to develop a system of distribution and retail sale, and the retail model would need to be developed with an eye to public health and public safety concerns. In addition, the tabled legislation (which has not yet passed and is not yet law) proposes to allow for mail order access to both medical uses and non-medical uses of cannabis from federally licensed producers. The current licensing regime for medical access is being deemed to be a license under the proposed legislation for non-medical access.

21

CHOOM HOLDINGS LTD. (formerly Standard Graphite Corporation)
MANAGEMENT DISCUSSION AND ANALYSIS
Six Months Ended December 31, 2017

While the impact of any of such changes is uncertain and highly dependent on which specific laws, regulations or guidelines are changed and on the outcome of any such court actions, it is not expected that any such changes would have an effect on Medi-Can’s operations that is materially different than the effect on similar-sized companies in the same business as Medi-Can.

In addition, the industry is subject to extensive controls and regulations, which may significantly affect the financial condition of market participants. The marketability of any product may be affected by numerous factors that are beyond Medi-Can’s control and which cannot be predicted, such as changes to government regulations, including those relating to taxes and other government levies which may be imposed. Changes in government levies, including taxes, could reduce Medi-Can’s earnings and could make future capital investments or Medi-Can’s operations uneconomic.

Restrictions on Sales Activities
The industry is in its early development stage and restrictions on sales and marketing activities imposed by Health Canada, various medical associations, other governmental or quasi-governmental bodies or voluntary industry associations may adversely affect Medi-Can’s ability to conduct sales and marketing activities and could have a material adverse effect on Medi-Can’s respective businesses, operating results and financial conditions.

Competition
On November 30, 2016, the Task Force on Marijuana Legalization and Regulation (synonymous with the Task Force on Cannabis Legalization and Regulation) as appointed by the federal government of Canada (the "Task Force") published its final report titled: A Framework for the Legalization and Regulation of Cannabis in Canada. In this report, the Task Force recommended that the federal government of Canada regulate the production of cannabis and its derivatives (e.g. edibles and concentrates), drawing on the good production practices of the current cannabis for medical purposes system. Also, the Task Force recommended that the wholesale distribution of cannabis be regulated by provinces and territories and that retail sales be regulated by the provinces and territories in close collaboration with municipalities. Further, the Task Force recommended allowing personal cultivation of cannabis for non-medical purposes with the following conditions: (i) a limit of 4 plants per residence; (ii) a maximum height limit of 100 cm on the plants; (iii) a prohibition on dangerous manufacturing processes; (iv) reasonable security measures to prevent theft and youth access; and (v) oversight and approval by local authorities. The impact of this potential development may be negative for the Resulting Issuer and could result in increased levels of competition in its existing medical market and/or the entry of new competitors in the overall cannabis market in which the Resulting Issuer will operate.

There is potential that the Resulting Issuer will face intense competition from other companies, some of which can be expected to have more financial resources, industry, manufacturing and marketing experience than the Resulting Issuer. Additionally, there is potential that the industry will undergo consolidation, creating larger companies that may have increased geographic scope and other economies of scale. Increased competition by larger, better-financed competitors with geographic or other structural advantages could materially and adversely affect the business, financial condition and results of operations of the Resulting Issuer.

The government of Canada has only issued to date a limited number of licenses under the ACMPR to produce and sell medical cannabis. There are, however, several hundred applicants for licenses. The number of licenses granted could have an impact on the operations of the Resulting Issuer. Because of the early stage of the industry in which the Resulting Issuer operates, the Resulting Issuer expects to face additional competition from new entrants. According to Health Canada there were 58 Licensed Producers as of September 18, 2017. If the number of users of medical cannabis in Canada increases, the demand for products will increase and the Resulting Issuer expects that competition will become more intense, as current and future competitors begin to offer an increasing number of diversified products. To remain competitive, the Resulting Issuer will require a continued level of investment in research and development, marketing, sales and client support. The Resulting Issuer may not have sufficient resources to maintain research and development, marketing, sales and client support efforts on a competitive basis which could materially and adversely affect the business, financial condition and results of operations of the Resulting Issuer.

22

CHOOM HOLDINGS LTD. (formerly Standard Graphite Corporation)
MANAGEMENT DISCUSSION AND ANALYSIS
Six Months Ended December 31, 2017

Risks Inherent in an Agriculture Business
Medi-Can’s business involves the growing of medical cannabis, which is an agricultural product. As such, the business is subject to the risks inherent in the agricultural business, such as pests, plant diseases and similar agricultural risks. Although Medi-Can grows its products indoors under climate controlled conditions, and carefully monitors the growing conditions with trained personnel, there can be no assurance that natural elements will not have a material adverse effect on the volume, quality and consistency of its products.

Vulnerability to Rising Energy Costs
Medi-Can’s medical cannabis growing operations consume considerable energy, making Medi-Can vulnerable to rising energy costs. Rising or volatile energy costs may adversely impact the business of Medi-Can and its ability to operate profitably.

Product Liability
As a manufacturer and distributor of products designed to be ingested or inhaled by humans, Medi-Can faces an inherent risk of exposure to product liability claims, regulatory action and litigation if its products are alleged to have caused significant loss or injury. In addition, the manufacture and sale of products involve the risk of injury or loss to consumers due to tampering by unauthorized third parties, product contamination, unauthorized use by consumers or other third parties. Previously unknown adverse reactions resulting from human consumption of Medi-Can’s products alone or in combination with other medications or substances could occur. Medi-Can may be subject to various product liability claims, including, among others, that Medi-Can’s products caused injury, illness or loss, include inadequate instructions for use or include inadequate warnings concerning possible side effects or interactions with other substances. A product liability claim or regulatory action against Medi-Can could result in increased costs, adversely affect Medi-Can’s reputation with its respective clients and consumers generally, and adversely affect the results of operations and financial conditions of Medi-Can.

Product Recalls
Manufacturers and distributors of products may be subject to the recall or return of their products for a variety of reasons, including product defects, such as contamination, unintended harmful side effects or interactions with other substances, packaging safety and inadequate or inaccurate labeling disclosure. If any of Medi-Can’s products are recalled due to an alleged product defect or for any other reason, Medi-Can could be required to incur the unexpected expense of the recall and any legal proceedings that might arise in connection with the recall. Medi-Can may lose a significant amount of sales and may not be able to replace those sales at an acceptable margin or at all. In addition, a product recall may require significant management attention.

Operating Risk and Insurance Coverage
Medi-Can has insurance to protect its assets, operations and employees. While Medi-Can believes its insurance coverage addresses all material risks to which they are exposed and is adequate and customary in its current state of operations, such insurance is subject to coverage limits and exclusions and may not be available for the risks and hazards to which Medi-Can is exposed. However, the Resulting Issuer may also be unable to maintain insurance to cover these risks at economically feasible premiums. Insurance coverage may not continue to be available or may not be adequate to cover any resulting liability. The Resulting Issuer might also become subject to liability for pollution or other hazards which may not be insured against or which the Resulting Issuer may elect not to insure against because of premium costs or other reasons. Losses from these events may cause the Resulting Issuer to incur significant costs that could have a material adverse effect upon Medi-Can’s financial performance and results of operations.

23

INTERNATIONAL TUNGSTEN INC.

FINANCIAL STATEMENTS

(Expressed in Canadian Dollars)

Years ended

September 30, 2017 and 2016

INDEPENDENT AUDITORS' REPORT

To the Shareholders of
International Tungsten Inc.

We have audited the accompanying financial statements of International Tungsten Inc., which comprise the statements of financial position as at September 30, 2017 and 2016 and the statements loss and comprehensive loss, changes in shareholders’ deficiency, and cash flows for the years then ended, and a summary of significant accounting policies and other explanatory information.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with International Financial Reporting Standards, and for such internal control as management determines is necessary to enable the preparation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with Canadian generally accepted auditing standards. Those standards require that we comply with ethical requirements and plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained in our audits is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, these financial statements present fairly, in all material respects, the financial position of International Tungsten Inc. as at September 30, 2017 and 2016 and its financial performance and its cash flows for the years then ended in accordance with International Financial Reporting Standards.

Emphasis of Matter

Without qualifying our opinion, we draw attention to Note 1 in the financial statements which describes conditions and matters that indicate the existence of a material uncertainty that may cast significant doubt about International Tungsten Inc.’s ability to continue as a going concern.

“DAVIDSON & COMPANY LLP”

Vancouver, Canada	Chartered Professional Accountants

January 26, 2018

INTERNATIONAL TUNGSTEN INC.
STATEMENTS OF FINANCIAL POSITION
(Expressed in Canadian dollars)

	As at:
	September 30,
	2017	2016

ASSETS

Current assets
Cash (Note 4)	$4,657	$38,040
Receivables (Note 5)	57	439

	4,714	38,479
Equipment (Note 6)	1,441	2,061

	$6,155	$40,540

LIABILITIES AND SHAREHOLDERS' DEFICIENCY

Current liabilities
Trade and other payables (Note 7)	$148,594	$82,244
Advances from related parties (Note 10)	15,000	15,000

	163,594	97,244
Shareholders' deficiency
Share capital (Note 8)	4,269,154	4,269,154
Deficit	(4,426,593)	(4,325,858)

	(157,439)	(56,704)

	$6,155	$40,540

Nature of operations and going concern (Note 1)
Related Party Transactions - Commitment (Note 10)
Subsequent Event (Note 15)

On behalf of the Board:

“Stephen Leahy”	Director	“Donald Crossley”	Director
Stephen Leahy		Donald Crossley

The accompanying notes are an integral part of these financial statements.

INTERNATIONAL TUNGSTEN INC.
STATEMENTS OF LOSS AND COMPREHENSIVE LOSS
(Expressed in Canadian dollars)

	Years ended
	September 30,
	2017	2016

EXPENSES
Amortization (Note 6)	$620	$880
Communications	-	2,080
Management fees (Note 10)	36,000	3,000
Office and miscellaneous	434	166
Professional fees (Note 10)	26,657	24,745
Property investigations	544	-
Regulatory fees	4,110	2,289
Rent (Note10)	30,000	2,500
Transfer agent	3,828	2,908

	(102,193)	(38,568)

Write-off of trade payable (Notes 7 and 10)	1,458	25,000

Loss and comprehensive loss for the year	$(100,735)	$(13,568)

Basic and diluted loss per common share	$(0.01)	$(0.00)

Weighted average number of common shares outstanding	10,240,844	10,240,844

The accompanying notes are an integral part of these financial statements.

INTERNATIONAL TUNGSTEN INC.
STATEMENTS OF CASH FLOWS
(Expressed in Canadian dollars)

	Years ended
	September 30,
	2017	2016

CASH FLOWS FROM OPERATING ACTIVITIES
Loss for the year	$(100,735)	$(13,568)
Item not affecting cash:
Amortization	620	880
Write-off of trade payable	(1,458)	(25,000)
Changes in non-cash working capital items:
Receivables	382	(14)
Trade and other payables	67,808	7,337

Net cash used in operating activities	(33,383)	(30,365)

CASH FLOWS FROM FINANCING ACTIVITIES
Issuance of common shares	-	50,000

Net cash provided by financing activities	-	50,000

Change in cash during the year	(33,383)	19,635

Cash, beginning of year	38,040	18,405

Cash, end of year	$4,657	$38,040

There were no non-cash investing or financing activities for the years presented. Amounts paid for interest or income taxes were $Nil for the years presented.

The accompanying notes are an integral part of these financial statements.

INTERNATIONAL TUNGSTEN INC.
STATEMENTS OF CHANGES IN SHAREHOLDERS’ DEFICIENCY
(Expressed in Canadian dollars)

	Number	Share
	of Shares	Amount	Deficit	Total

Balance September 30, 2015	10,229,915	$4,219,154	$(4,312,290)	$(93,136)

Shares issued for cash	1,000,000	50,000	-	50,000
Loss and comprehensive loss for the year	-	-	(13,568)	(13,568)

Balance September 30, 2016	11,229,915	$4,269,154	$(4,325,858)	$(56,704)

Loss and comprehensive loss for the year	-	-	(100,735)	(100,735)

Balance September 30, 2017	11,229,915	$4,269,154	$(4,426,593)	$(157,439)

The accompanying notes are an integral part of these financial statements.

INTERNATIONAL TUNGSTEN INC.
NOTES TO THE FINANCIAL STATEMENTS
September 30, 2017 and 2016
(Expressed in Canadian dollars)

1.	NATURE OF OPERATIONS AND GOING CONCERN

International Tungsten Inc. (the “Company”) was incorporated under the laws of British Columbia, Canada, on February 7, 1992. The Company’s head office address is Suite 1435, 1188 West Georgia Street, Vancouver, BC, V6E 4A2. The registered and records office address is Suite 1200, 750 West Pender Street, Vancouver, BC, Canada, V6C 2T8. The Company is a reporting issuer in the provinces of British Columbia and Alberta, Canada.

The Company is evaluating asset and business transactions.

The Company has not generated any production revenue since inception and has never paid any dividends and is unlikely to pay dividends or generate earnings in the immediate or foreseeable future. The Company will periodically have to raise additional funds to continue operations and while it has been successful in doing so in the past, there can be no assurance it will be able to do so in the future.

These financial statements are prepared on a going concern basis which assumes that the Company will be able to realize its assets and discharge its liabilities in the normal course of business in the foreseeable future. The Company currently has no investment or interest in resource properties, assets, or businesses. Continued operations of the Company are dependent on the Company’s ability to raise adequate financing, obtain suitable terms of repayment with creditors and identify, evaluate, negotiate and acquire an investment or interest in resource properties, assets, or businesses to generate profitable operations in the future. These financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue in existence.

The Company is not generating revenues, has incurred operating losses in the past and continues to incur operating losses. The Company does not have sufficient working capital to continue operations throughout the upcoming year without support from related parties or additional financing. These material uncertainties may cast significant doubt on the Company’s ability to continue as a going concern.

2.	BASIS OF PRESENTATION

Statement of compliance

These financial statements have been prepared in accordance with International Accounting Standards 1, Presentation of Financial Statements (“IAS 1”) using accounting policies consistent with International

Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board (“IASB”) and interpretations of the International Financial Reporting Interpretations Committee (“IFRIC”). These financial statements were approved by the Board of Directors on January 26, 2018.

Basis of measurement

These financial statements have been prepared on the historical cost basis except for certain financial instruments which are measured at fair value. In addition, these financial statements have been prepared using the accrual basis of accounting, except for cash flow information.

INTERNATIONAL TUNGSTEN INC.
NOTES TO THE FINANCIAL STATEMENTS
September 30, 2017 and 2016
(Expressed in Canadian dollars)

2.	BASIS OF PRESENTATION (continued)

Functional and presentation currency

These financial statements are presented in Canadian dollars, which is the Company’s functional currency. The functional currency determinations were conducted through an analysis of the consideration factors identified in IAS 21, The Effects of Changes in Foreign Exchange Rates.

Any transactions in currencies other than the Canadian dollar are recorded at exchange rates prevailing on the dates of the transactions. Revenues and expenses are translated at the exchange rates approximating those in effect on the date of the transactions. Exchange gains and losses arising on translation are included in profit or loss.

Use of estimates and judgments

The preparation of the financial statements in conformity with IFRS requires management to make estimates, judgments and assumptions that affect the application of accounting policies and the reported amounts of assets, liabilities, income and expenses. Actual results may differ from these estimates.

Estimates and underlying assumptions are reviewed on an ongoing basis. Revisions to accounting estimates are recognized in the period in which the estimates are revised and in any future periods affected.

Critical accounting estimates:

Critical accounting estimates are estimates and assumptions made by management that may result in a material adjustment to the carrying amount of assets and liabilities within the next financial year and are, but are not limited to, the following:

Estimated useful lives of equipment

The estimated useful lives of equipment which are included in the statements of financial position will impact the amount and timing of the related amortization included in profit or loss.

Recovery of deferred tax assets

Judgment is required in determining whether deferred tax assets are recognized in the statement of financial position. Deferred tax assets, including those arising from unutilized tax losses, require management to assess the likelihood that the Company will generate taxable earnings in future periods, to utilize recognized deferred tax assets. Estimates of future taxable income are based on forecast cash flows from operations and the application of existing tax laws in each jurisdiction. To the extent that future cash flows and taxable income differ significantly from estimates, the ability of the Company to realize the net deferred tax assets recorded at the date of the statement of financial position could be impacted.

Additionally, future changes in tax laws in the jurisdictions in which the Company operates could limit the ability of the Company to obtain tax deductions in future periods. The Company has not recorded any deferred tax assets for the years presented.

INTERNATIONAL TUNGSTEN INC.
NOTES TO THE FINANCIAL STATEMENTS
September 30, 2017 and 2016
(Expressed in Canadian dollars)

3.	SIGNIFICANT ACCOUNTING POLICIES

Equipment

Equipment is carried at cost less accumulated amortization and accumulated impairment losses, if any.

The cost of an item of equipment consists of the purchase price, any costs directly attributable to bringing the asset to the location and condition necessary for its intended use and an initial estimate of the costs of dismantling and removing the items and restoring the site on which it is located.

Amortization is provided at rates calculated to amortize the costs of equipment, over its estimated useful lives, using the declining balance basis at 30% per annum, with a half year’s amortization in the year of acquisition.

An item of equipment is de-recognized upon disposal or when no future economic benefits are expected to arise from the continued use of the asset. Any gain or loss arising on disposal of the asset, determined as the difference between the net disposal proceeds and the carrying amount of the asset, is recognized in profit or loss.

Where an item of equipment is composed of major components with different useful lives, the components are accounted for as separate items of equipment. Expenditures incurred to replace a component of an item of equipment that is accounted for separately, including major inspection and overhaul expenditures, are capitalized.

Financial assets

a)	Financial assets at fair value through profit or loss (“FVTPL”)

A financial asset is classified in this category if acquired principally for the purpose of selling in the short term or if so designated by management. Derivatives are also categorized as FVTPL unless they are designed as effective hedges. Assets in this category include cash.

Financial assets at FVTPL are initially recognized, and subsequently carried, at fair value with changes recognized in profit or loss. Attributable transaction costs are recognized in profit or loss when incurred.

b)	Loans and receivables

Loans and receivables are non-derivative financial assets with fixed or determinable payments that are not quoted in an active market. They are included in current assets, except for those with maturities greater than 12 months or those that are expected to be settled after 12 months from the end of the reporting period, which are classified as non-current assets. Assets in this category include receivables.

Loans and receivables are initially recognized at fair value plus any directly attributable transaction costs and subsequently carried at amortized cost using the effective interest method, except for short-term receivables when the recognition of interest would be immaterial.

The effective interest method is used to determine the amortized cost of loans and receivables and to allocate interest income over the corresponding period. The effective interest rate is the rate that discounts estimated future cash receipts over the expected life of the financial asset, or, where appropriate, a shorter period.

INTERNATIONAL TUNGSTEN INC.
NOTES TO THE FINANCIAL STATEMENTS
September 30, 2017 and 2016
(Expressed in Canadian dollars)

3.	SIGNIFICANT ACCOUNTING POLICIES (continued)

Financial assets (continued)

c)	Impairment of financial assets

Financial assets, other than those at FVTPL, are assessed for indicators of impairment at each reporting period end. Financial assets are impaired when there is objective evidence that, as a result of one or more events that occurred after the initial recognition of the financial asset, the estimated future cash flows of the investment have been impacted.

Objective evidence of impairment could include the following:

•	Significant financial difficulty of the issuer or counterparty;
•	Default or delinquency in interest or principal payments; or
•	It has become probable that the borrower will enter bankruptcy or financial reorganization

For financial assets carried at amortized cost, the amount of the impairment is the difference between the asset’s carrying amount and the present value of the estimated future cash flows, discounted at the financial asset’s original effective interest rate.

The carrying amount of all financial assets, excluding trade receivables, is directly reduced by the impairment loss. The carrying amount of trade receivables is reduced through the use of an allowance account. When a trade receivable is considered uncollectible, it is written off against the allowance account. Subsequent recoveries of amounts previously written off are credited against the allowance account. Changes in the carrying amount of the allowance account are recognized in profit or loss.

For financial assets measured at amortized cost, if, in a subsequent period, the amount of the impairment loss decreases and the decrease can be related objectively to an event occurring after the impairment losses were recognized, the previously recognized impairment loss is reversed through profit or loss to the extent that the carrying amount of the asset at the date the impairment is reversed does not exceed what the amortized cost would have been had the impairment not been recognized.

d)	De-recognition of financial assets

Financial assets are de-recognized when the rights to receive cash flows from the assets expire or the financial assets are transferred and the Company has transferred substantially all of the risks and rewards of ownership of the financial assets. On de-recognition of a financial asset, the difference between the asset’s carrying amount and the sum of the consideration received and receivable and the cumulative gain or loss that had been recognized directly in equity is recognized in profit or loss.

Financial liabilities and equity

Debt and equity instruments are classified as either financial liabilities or as equity in accordance with the substance of the contractual arrangement. An equity instrument is any contract that evidences a residual interest in the assets of an entity after deducting all of its liabilities. Equity instruments issued by the group entities are recorded at the proceeds received, net of direct issue costs.

Financial liabilities are classified as either financial liabilities at FVTPL or other financial liabilities.

Other financial liabilities are initially measured at fair value, net of transaction costs, and are subsequently measured at amortized cost using the effective interest method, with interest expense recognized on an effective yield basis. The Company has classified trade and other payables, and advances from related parties, as other financial liabilities.

INTERNATIONAL TUNGSTEN INC.
NOTES TO THE FINANCIAL STATEMENTS
September 30, 2017 and 2016
(Expressed in Canadian dollars)

3.	SIGNIFICANT ACCOUNTING POLICIES (continued)

Share capital

Common shares are classified as equity. Transaction costs directly attributable to the issue of common shares and share options are recognized as a deduction from equity, net of any tax effects.

Loss per share

The Company presents basic and diluted earnings (loss) per share (“EPS”) data for its common shares.

Basic EPS is calculated by dividing the profit or loss attributable to common shareholders of the Company by the weighted average number of common shares outstanding during the period, adjusted for own shares held. Diluted loss per share is calculated by dividing the earnings (loss) by the weighted average number of common shares outstanding assuming that the proceeds to be received on the exercise of dilutive share options and warrants are used to repurchase common shares at the average market price during the period. For the years presented, this calculation proved to be anti-dilutive.

Share-based payment transactions

The Company’s stock option plan allows employees, directors, officers, and consultants to acquire shares of the Company. The fair value of options granted is recognized as a share-based payments expense with a corresponding increase in share-based payments reserve. An individual is classified as an employee when the individual is an employee for legal or tax purposes (direct employee) or provides services similar to those performed by a direct employee. Consideration paid on the exercise of options is credited to share capital and the fair value of the options is reclassified from share-based payments reserve to share capital.

The fair value is measured at grant date and each tranche is recognized over the period during which the options vest. The fair value of the options granted is measured using the Black-Scholes option pricing model taking into account the terms and conditions upon which the options were granted. At each financial position reporting date, the amount recognized as an expense is adjusted to reflect the number of options that are expected to vest.

If options or warrants issued as share-based payments are subsequently cancelled or forfeited without being exercised, then the historical fair value of the share–based payments is transferred to deficit or share capital as applicable.

INTERNATIONAL TUNGSTEN INC.
NOTES TO THE FINANCIAL STATEMENTS
September 30, 2017 and 2016
(Expressed in Canadian dollars)

3.	SIGNIFICANT ACCOUNTING POLICIES (continued)

Income taxes

Current tax is the expected tax payable or receivable on the taxable income or loss for the year, using tax rates enacted or substantively enacted at the reporting date, and any adjustment to tax payable in respect of previous years.

Deferred tax is recognized in respect of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for taxation purposes. Deferred tax is not recognized for the following temporary differences: the initial recognition of assets or liabilities in a transaction that is not a business combination and that affects neither accounting nor taxable profit or loss, and differences relating to investments in subsidiaries and jointly controlled entities to the extent that it is probable that they will not reverse in the foreseeable future. In addition, deferred tax is not recognized for taxable temporary differences arising on the initial recognition of goodwill. Deferred tax is measured at the tax rates that are expected to be applied to temporary differences when they reverse, based on the laws that have been enacted or substantively enacted by the reporting date. Deferred tax assets and liabilities are offset if there is a legally enforceable right to offset current tax assets and liabilities, and they relate to income taxes levied by the same tax authority on the same taxable entity, or on different tax entities, but they intend to settle current tax liabilities and assets on a net basis or their tax assets and liabilities will be realized simultaneously.

A deferred tax asset is recognized for unused tax losses, tax credits and deductible temporary differences, to the extent that it is probable that future taxable profits will be available against which they can be utilized. Deferred tax assets are reviewed at each reporting date and are reduced to the extent that it is no longer probable that the related tax benefit will be realized.

Related party transactions

Parties are considered to be related if one party has the ability, directly or indirectly, to control the other party or exercise significant influence over the other party in making financial and operating decisions. Related parties may be individuals or corporate entities. A transaction is considered to be a related party transaction when there is a transfer of resources or obligations between related parties.

New accounting policies adopted

The following standards and amendments to existing standards have been adopted by the Company effective October 1, 2016:

IAS 1, Presentation of Financial Statements

Amendments IAS 1 as part of overall disclosure initiative to improve the effectiveness of disclosure in financial statements.

INTERNATIONAL TUNGSTEN INC.
NOTES TO THE FINANCIAL STATEMENTS
September 30, 2017 and 2016
(Expressed in Canadian dollars)

3.	SIGNIFICANT ACCOUNTING POLICIES (continued)

New standards, interpretations and amendments not yet effective

Certain new standards, interpretations and amendments to existing standards have been issued by the IASB or the IFRIC that are mandatory for later periods. Some updates that are not applicable or are not consequential to the Company may have been excluded from the list below.

Effective for annual periods beginning on or after January 1, 2018:

IFRS 9, Financial Instruments – Classification and Measurement

IFRS 9 is a new standard on financial instruments that will replace IAS 39, Financial Instruments: Recognition and Measurement.

IFRS 9 addresses classification and measurement of financial assets and financial liabilities as well as derecognition of financial instruments. IFRS 9 has two measurement categories for financial assets: amortized cost and fair value. All equity instruments are measured at fair value. A debt instrument is at amortized cost only if the entity is holding it to collect contractual cash flows and the cash flows represent principal and interest. Otherwise it is at fair value through profit or loss.

The Company has initially assessed that there will be no material reporting changes as a result of adopting the above new standards; however, enhanced disclosure requirements are expected.

Effective for annual periods beginning on or after January 1, 2019:

IFRS 16, Leases

IFRS 16 is a new standard that sets out the principles for recognition, measurement, presentation, and disclosure of leases including guidance for both parties to a contract, the lessee and the lessor. The new standard eliminates the classification of leases as either operating or finance leases as is required by IAS 17 and instead introduces a single lessee accounting model.

4.	CASH

All cash balances are denominated in Canadian dollars and held in deposits at a Canadian chartered bank.

5.	RECEIVABLES

The receivable amounts relate to Canadian refundable value added taxes.

INTERNATIONAL TUNGSTEN INC.
NOTES TO THE FINANCIAL STATEMENTS
September 30, 2017 and 2016
(Expressed in Canadian dollars)

6.	EQUIPMENT

Computer
equipment
Cost
September 30, 2017 and 2016	$4,594

Accumulated amortization
September 30, 2015	$1,653
Amortization for the year	880
September 30, 2016	$2,533
Amortization for the year	620
September 30, 2017	$3,153

Net book value
September 30, 2016	$2,061
September 30, 2017	$1,441

7.	TRADE AND OTHER PAYABLES

	September 30,	September 30,
	2017	2016

Trade payables and accrued liabilities	$17,618	$14,426
Trade payables and accrued liabilities to related parties (Note 10)	130,976	67,818

	$148,594	$82,244

During the 2017 fiscal year the Company wrote-off accounts payable of $1,458 for travel expenses accrued in prior periods and now determined to be non-payable.

8.	SHARE CAPITAL

Authorized: Unlimited common shares without par value.

Fiscal 2017 Transactions:

None.

Fiscal 2016 Transactions:

During the 2016 fiscal year, pursuant to two non-brokered private placement subscription agreements, the Company issued 1,000,000 common shares at a price of $0.05 per share for cash proceeds of $50,000.

INTERNATIONAL TUNGSTEN INC.
NOTES TO THE FINANCIAL STATEMENTS
September 30, 2017 and 2016
(Expressed in Canadian dollars)

9.	STOCK OPTIONS

The Company has a rolling share option plan (the “Plan”). Under the Plan, the Company is authorized to grant options to executive officers, directors, employees and consultants enabling them to acquire up to 10% of the issued and outstanding common stock of the Company, on a rolling basis. Options may be granted at an exercise price of no less than a 25% discount of the market price on the date of the grant, or such higher price as determined by the board of directors. Options can be granted for a maximum term of 5 years. Vesting is not required but may be set on an individual basis as determined by the board of directors.

No stock options have been granted under the Plan.

10.	RELATED PARTY TRANSACTIONS

The Company’s related parties consist of key management personnel who are executive officers and/or directors of the Company, or of a company controlled by executive officers and/or directors. This includes former executive officers and/or directors.

The Company incurred the following fees and expenses in connection with transactions with key management personnel.

	Years ended
	September 30,
	2017	2016

Management fees	$36,000	$3,000
Professional fees	$13,000	$11,000
Rent	$30,000	$2,500

On September 1, 2016, the Company entered into a management agreement with a company controlled by an officer and director of the Company. Whereby the Company will pay management fees and rent, in the monthly amounts of $3,000 and $2,500, respectively.

During the 2016 fiscal year, the Company wrote-off a $25,000 liability accrued for services to be provided by a former officer.

The Company received cash advances, net of repayments, from directors in the amount of $15,000 during the 2014 fiscal year. These cash advances are unsecured, non-interest-bearing and have no fixed terms of repayment.

Trade and other payables owed to related parties are disclosed in Note 7.

11.	SEGMENTED INFORMATION

The Company operates primarily in Canada and is evaluating asset and business transactions.

INTERNATIONAL TUNGSTEN INC.
NOTES TO THE FINANCIAL STATEMENTS
September 30, 2017 and 2016
(Expressed in Canadian dollars)

12.	FINANCIAL INSTRUMENTS AND RISK MANAGEMENT

Fair value estimates of financial instruments are made at a specific point in time, based on relevant information about financial markets and specific financial instruments. As these estimates are subjective in nature, involving uncertainties and matters of significant judgment, they cannot be determined with precision. Changes in assumptions can significantly affect estimated fair values.

Financial instrument risk exposure and risk management

The Board of Directors has overall responsibility for the establishment and oversight of the Company’s risk management framework. The Company considers the fluctuations of financial markets and seeks to minimize potential adverse effects on financial performance.

The Company is exposed in varying degrees to a variety of financial instrument related risks. The Board approves and monitors the risk management process.

Financial instruments measured at fair value are classified into one of three levels in the fair value hierarchy according to the relative reliability of the inputs used to estimate the fair values. The three levels of the fair value hierarchy are:

Level 1 – Unadjusted quoted prices in active markets for identical assets or liabilities;

Level 2 – Inputs other than quoted prices that are observable for the asset or liability either directly or indirectly; and

Level 3 – Inputs that are not based on observable market data.

The fair value of the Company’s receivables, trade and other payables, and advances from related parties, approximate their carrying values. The Company’s other financial instrument, being cash, is measured at fair value using Level 1 inputs.

The Company is exposed to varying degrees to a variety of financial instrument related risks:

Credit risk
Credit risk is the risk of a financial loss to the Company if a counterparty to a financial instrument fails to meet its contractual obligation. The Company’s exposure to credit risk includes cash and receivables. TheCompany reduces its credit risk by maintaining its bank accounts at large international financial institutions. The Company’s receivables consist primarily of tax receivables due from federal government agencies.

Liquidity risk
Liquidity risk is the risk that the Company will not be able to meet its obligations as they become due. The Company’s ability to continue as a going concern is dependent on management’s ability to raise required funding through future equity issuances. The Company manages its liquidity risk by forecasting cash flows from operations and anticipating any investing and financing activities. Management and the Board of Directors are actively involved in the review, planning and approval of significant expenditures and commitments. The Company is exposed to liquidity risk.

INTERNATIONAL TUNGSTEN INC.
NOTES TO THE FINANCIAL STATEMENTS
September 30, 2017 and 2016
(Expressed in Canadian dollars)

12.	FINANCIAL INSTRUMENTS AND RISK MANAGEMENT (continued)

Financial instrument risk exposure and risk management (continued)

Market risk
Market risk is the risk of loss that may arise from changes in market factors such as interest rates, foreign exchange rates, and commodity and equity prices. Such fluctuations may be significant.

a)

Interest rate risk – The Company has nominal cash balances. The Company’s current policy is to invest excess cash in investment-grade short-term demand deposit certificates issued by its banking institutions. The Company periodically monitors the investments it makes and is satisfied with the credit rating of its banks.

b)

Foreign currency risk – The Company may be exposed to foreign currency risk on fluctuations of currency related to monetary items with a settlement currency other than Canadian dollars. Currently the Company is not exposed to foreign currency risk.

c)	Price risk – The Company may be exposed to price risk with respect to commodity and equity prices.

Equity price risk is defined as the potential adverse impact on the Company’s earnings due to movements in individual equity prices or general movements in the level of the stock market. Commodity price risk is defined as the potential adverse impact on earnings and economic value due to commodity price movements and volatilities. The Company closely monitors commodity prices of gold and other precious and base metals, individual equity movements, and the stock market to determine the appropriate course of action to be taken by the Company.

13.	CAPITAL RISK MANAGEMENT

The Company’s objective when managing capital is to safeguard the Company’s ability to continue as a going concern such that it can continue to provide returns for shareholders and benefits for other stakeholders.

The Company considers the items included in shareholders’ deficiency as capital. The Company manages the capital structure and makes adjustments to it in the light of changes in economic conditions and the risk characteristics of the underlying assets. In order to maintain or adjust its capital structure, the Company may issue new shares, sell assets to settle liabilities or return capital to its shareholders. The Company is not exposed to externally imposed capital requirements.

INTERNATIONAL TUNGSTEN INC.
NOTES TO THE FINANCIAL STATEMENTS
September 30, 2017 and 2016
(Expressed in Canadian dollars)

14.	INCOME TAXES

A reconciliation of income taxes at statutory rates with reported taxes follows:

	2017	2016

Loss before income taxes	$(100,735)	$(13,568)

Expected income tax recovery	$(26,000)	$(4,000)
Change in unrecognized deductible temporary differences	26,000	4,000

Total income tax recovery	$-	$-

Significant components of the Company's deferred tax assets that have not been recognized are as follows:

	2017	2016

Deferred tax assets
Exploration and evaluation assets	$27,000	$27,000
Allowable capital losses	13,000	13,000
Non-capital loss carry-forwards	539,000	513,000

Unrecognized deferred tax asset	$579,000	$553,000

The significant components of the Company’s temporary differences, unused tax credits and unused tax losses that have not been included on the statement of financial position are as follows:

	2017	Expiry date range

Temporary differences
Exploration and evaluation assets	$105,000	No expiry date
Equipment	$3,000	No expiry date
Allowable capital losses	$50,000	No expiry date
Non-capital loss carry-forwards	$2,073,000	2027 to 2037

15.	SUBSEQUENT EVENT

Subsequent to September 30, 2017, the Company entered into agreements with two directors, and a company controlled by an officer and director of the Company, to settle debts totaling $130,000 by the issuance of 2,600,000 common shares at $0.05 per share. These shares were issued January 3, 2018.

INTERNATIONAL TUNGSTEN INC.

INTERIM FINANCIAL REPORTS:

CONDENSED INTERIM
FINANCIAL STATEMENTS

(Unaudited)

(Expressed in Canadian Dollars)

Three months ended

December 31, 2017

CONDENSED INTERIM FINANCIAL STATEMENTS

NOTICE OF NO AUDITOR REVIEW OF
CONDENSED INTERIM FINANCIAL STATEMENTS

Under the National Instrument 51-102, Part 4, subsection 4.3(3)(a), if an auditor has not performed a review of the condensed interim financial statements, they must be accompanied by a notice indicating that the financial statements have not been reviewed by an auditor.

The accompanying unaudited condensed interim financial statements of the Company have been prepared by and are the responsibility of the Company’s management.

The Company’s independent auditor has not performed a review of these condensed interim financial statements in accordance with the standards established by the Canadian Institute of the Chartered Accountants for a review of condensed interim financial statements by an entity’s auditor.

INTERNATIONAL TUNGSTEN INC.
CONDENSED INTERIM STATEMENTS OF FINANCIAL POSITION
(Unaudited – Expressed in Canadian dollars)

	As at:
	December 31,	September 30,
	2017	2017

ASSETS

Current assets
Cash (Note 3)	$3,259	$4,657
Receivables (Note 4)	1,660	57

	4,919	4,714
Equipment (Note 5)	1,333	1,441

	$6,252	$6,155

LIABILITIES AND SHAREHOLDERS' DEFICIENCY

Current liabilities
Trade and other payables (Note 6)	$186,813	$148,594
Advances from related parties (Note 9)	15,000	15,000

	201,813	163,594
Shareholders' deficiency
Share capital (Note 7)	4,269,154	4,269,154
Deficit	(4,464,715)	(4,426,593)

	(195,561)	(157,439)
	$6,252	$6,155

Nature of operations and going concern (Note 1)
Subsequent Events (Note 14)

On behalf of the Board:

“Stephen Leahy”	Director	“Donald Crossley”	Director
Stephen Leahy		Donald Crossley

The accompanying notes are an integral part of these financial statements.

INTERNATIONAL TUNGSTEN INC.
CONDENSED INTERIM STATEMENTS OF LOSS AND COMPREHENSIVE LOSS
(Unaudited – Expressed in Canadian dollars)

	Three months ended
	December 31,
	2017	2016

EXPENSES
Amortization (Note 5)	$108	$155
Management fees (Note 9)	16,500	9,000
Office and miscellaneous	27	281
Professional fees (Note 9)	11,914	5,401
Regulatory fees	749	1,706
Rent (Note9)	7,500	7,500
Transfer agent	1,324	1,829

Loss and comprehensive loss for the period	$(38,122)	$(25,872)

Basic and diluted loss per common share	$(0.00)	$(0.00)

Weighted average number of common shares outstanding	11,229,915	11,229,915

The accompanying notes are an integral part of these financial statements.

INTERNATIONAL TUNGSTEN INC.
CONDENSED INTERIM STATEMENTS OF CASH FLOWS
(Unaudited – Expressed in Canadian dollars)

	Three months ended
	December 31,
	2017	2016

CASH FLOWS FROM OPERATING ACTIVITIES
Loss for the year	$(38,122)	$(25,872)
Item not affecting cash:
Amortization	108	155
Changes in non-cash working capital items:
Receivables	(1,603)	(600)
Trade and other payables	38,219	5,584

Net cash used in operating activities	(1,398)	(20,733)

Change in cash during the period	(1,398)	(20,733)

Cash, beginning of period	4,657	38,040

Cash, end of period	$3,259	$17,307

Amounts paid for interest or income taxes were $Nil for the periods presented.

The accompanying notes are an integral part of these financial statements.

INTERNATIONAL TUNGSTEN INC.
CONDENSED INTERIM STATEMENTS OF CHANGES IN SHAREHOLDERS’ DEFICIENCY
(Unaudited – Expressed in Canadian dollars)

For the three months ended December 31, 2017 and 2016

	Number	Share
	of Shares	Amount	Deficit	Total

Balance September 30, 2017	11,229,915	$4,269,154	$(4,426,593)	$(157,439)
Loss and comprehensive
loss for the period	-	-	(38,122)	(38,122)

Balance, December 31, 2017	11,229,915	$4,269,154	$(4,464,715)	$(195,561)

Balance September 30, 2016	11,229,915	$4,269,154	$(4,325,858)	$(56,704)
Loss and comprehensive
loss for the period	-	-	(25,872)	(25,872)

Balance, December 31, 2016	11,229,915	$4,269,154	$(4,351,730)	$(82,576)

The accompanying notes are an integral part of these financial statements.

INTERNATIONAL TUNGSTEN INC.
NOTES TO THE CONDENSED INTERIM FINANCIAL STATEMENTS
December 31, 2017
(Unaudited - Expressed in Canadian dollars)

1.	NATURE OF OPERATIONS AND GOING CONCERN

International Tungsten Inc. (the “Company”) was incorporated under the laws of British Columbia, Canada, on February 7, 1992. The Company’s head office address is Suite 1435, 1188 West Georgia Street, Vancouver, BC, V6E 4A2. The registered and records office address is Suite 1200, 750 West Pender Street, Vancouver, BC, Canada, V6C 2T8. The Company is a reporting issuer in the provinces of British Columbia and Alberta, Canada.

The Company is evaluating asset and business transactions.

The Company has not generated any production revenue since inception and has never paid any dividends and is unlikely to pay dividends or generate earnings in the immediate or foreseeable future. The Company will periodically have to raise additional funds to continue operations and while it has been successful in doing so in the past, there can be no assurance it will be able to do so in the future.

These financial statements are prepared on a going concern basis which assumes that the Company will be able to realize its assets and discharge its liabilities in the normal course of business in the foreseeable future. The Company currently has no investment or interest in resource properties, assets, or businesses. Continued operations of the Company are dependent on the Company’s ability to raise adequate financing, obtain suitable terms of repayment with creditors and identify, evaluate, negotiate and acquire an investment or interest in resource properties, assets, or businesses to generate profitable operations in the future. These financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue in existence.

The Company is not generating revenues, has incurred operating losses in the past and continues to incur operating losses. The Company does not have sufficient working capital to continue operations throughout the upcoming year without support from related parties or additional financing. These material uncertainties may cast significant doubt on the Company’s ability to continue as a going concern.

2.	BASIS OF PRESENTATION

Statement of compliance

These condensed interim financial statements have been prepared in accordance with International

Accounting Standard 34 Interim Financial Reporting (“IAS 34”) as issued by the International Accounting Standards Board (“IASB”). The policies applied in these condensed interim financial statements are based on International Financial Reporting Standards (“IFRS”) issued and outstanding as at the date the Board of Directors approved these condensed interim financial statements for issue. Any subsequent changes to IFRS that are issued and effective as at September 30, 2018, could result in a restatement of these condensed interim financial statements.

The accounting policies applied by the Company in these condensed interim financial statements are the same as those applied by the Company in its financial statements for the year ended September 30, 2017. These condensed interim financial statements should be read in conjunction with the Company’s 2017 annual financial statements.

These condensed interim financial statements were approved by the Board of Directors on February 23, 2018.

INTERNATIONAL TUNGSTEN INC.
NOTES TO THE CONDENSED INTERIM FINANCIAL STATEMENTS
December 31, 2017
(Unaudited - Expressed in Canadian dollars)

2.	BASIS OF PRESENTATION (continued)

New standards, interpretations and amendments not yet effective

Certain new standards, interpretations and amendments to existing standards have been issued by the IASB or the IFRIC that are mandatory for later periods. Some updates that are not applicable or are not consequential to the Company may have been excluded from the list below.

Effective for annual periods beginning on or after January 1, 2018:

IFRS 9, Financial Instruments – Classification and Measurement

IFRS 9 is a new standard on financial instruments that will replace IAS 39, Financial Instruments: Recognition and Measurement.

IFRS 9 addresses classification and measurement of financial assets and financial liabilities as well as derecognition of financial instruments. IFRS 9 has two measurement categories for financial assets: amortized cost and fair value. All equity instruments are measured at fair value. A debt instrument is at amortized cost only if the entity is holding it to collect contractual cash flows and the cash flows represent principal and interest. Otherwise it is at fair value through profit or loss.

Effective for annual periods beginning on or after January 1, 2019:

IFRS 16, Leases

IFRS 16 is a new standard that sets out the principles for recognition, measurement, presentation, and disclosure of leases including guidance for both parties to a contract, the lessee and the lessor. The new standard eliminates the classification of leases as either operating or finance leases as is required by IAS 17 and instead introduces a single lessee accounting model.

The Company has initially assessed that there will be no material reporting changes as a result of adopting the above new standards; however, enhanced disclosure requirements are expected.

3.	CASH

All cash balances are denominated in Canadian dollars and held in deposits at a Canadian chartered bank.

4.	RECEIVABLES

The Receivable amounts relate to Canadian refundable value added taxes.

INTERNATIONAL TUNGSTEN INC.
NOTES TO THE CONDENSED INTERIM FINANCIAL STATEMENTS
December 31, 2017
(Unaudited - Expressed in Canadian dollars)

5.	EQUIPMENT

Computer
equipment
Cost
December 31, 2016 and 2017	$4,594

Accumulated amortization
September 30, 2017	$3,153
Amortization for the period	108
December 31, 2017	$3,261

Net book value
September 30, 2017	$1,441
December 31, 2017	$1,333

6.	TRADE AND OTHER PAYABLES

	December 31,	September 30,
	2017	2017

Trade payables and accrued liabilities	$27,137	$17,618
Trade payables and accrued liabilities to related parties (Note 9)	159,676	130,976

	$87,828	$148,594

7.	SHARE CAPITAL

Authorized: Unlimited common shares without par value.

Fiscal 2018 Transactions:

None

Fiscal 2017 Transactions:

None.

8.	STOCK OPTIONS

The Company has a rolling share option plan (the “Plan”). Under the Plan, the Company is authorized to grant options to executive officers, directors, employees and consultants enabling them to acquire up to 10% of the issued and outstanding common stock of the Company, on a rolling basis. Options may be granted at an exercise price of no less than a 25% discount of the market price on the date of the grant, or such higher price as determined by the board of directors. Options can be granted for a maximum term of 5 years. Vesting is not required but may be set on an individual basis as determined by the board of directors.

No stock options have been granted under the Plan.

INTERNATIONAL TUNGSTEN INC.
NOTES TO THE CONDENSED INTERIM FINANCIAL STATEMENTS
December 31, 2017
(Unaudited - Expressed in Canadian dollars)

9.	RELATED PARTY TRANSACTIONS

The Company’s related parties consist of key management personnel who are executive officers and/or directors of the Company, or of a company controlled by executive officers and/or directors. This includes former executive officers and/or directors.

The Company incurred the following fees and expenses in connection with transactions with key management personnel.

	Three months ended
	December 31,
	2017	2016

Management fees	$16,500	$9,000
Professional fees	$3,500	$2,500
Rent	$7,500	$7,500

On September 1, 2016, the Company entered into a Management Agreement with a company controlled by an officer and director of the Company. Pursuant to this agreement, the Company agreed to pay management fees and rent, in the monthly amounts of $3,000 and $2,500, respectively.

On October 1, 2017, the Company entered into a Management Agreement with a company controlled by an officer and director of the Company. Pursuant to this agreement, the Company agreed to pay management fees in the monthly amount of $2,500.

The Company received cash advances, net of repayments, from directors in the amount of $15,000 during the 2014 fiscal year. These cash advances are unsecured, non-interest-bearing and have no fixed terms of repayment.

Trade and other payables owed to related parties are disclosed in Note 7.

10.	SUPPLEMENTAL DISCLOSURE WITH RESPECT TO CASH FLOWS

There were no significant non-cash investing or financing transactions for the periods presented.

11.	SEGMENTED INFORMATION

The Company operates primarily in Canada and is evaluating asset and business transactions.

INTERNATIONAL TUNGSTEN INC.
NOTES TO THE CONDENSED INTERIM FINANCIAL STATEMENTS
December 31, 2017
(Unaudited - Expressed in Canadian dollars)

12.	FINANCIAL INSTRUMENTS AND RISK MANAGEMENT

Fair value estimates of financial instruments are made at a specific point in time, based on relevant information about financial markets and specific financial instruments. As these estimates are subjective in nature, involving uncertainties and matters of significant judgment, they cannot be determined with precision. Changes in assumptions can significantly affect estimated fair values.

Financial instrument risk exposure and risk management

The Board of Directors has overall responsibility for the establishment and oversight of the Company’s risk management framework. The Company considers the fluctuations of financial markets and seeks to minimize potential adverse effects on financial performance.

12.	FINANCIAL INSTRUMENTS AND RISK MANAGEMENT (continued)

Financial instrument risk exposure and risk management (continued)

The Company is exposed in varying degrees to a variety of financial instrument related risks. The Board approves and monitors the risk management process.

Financial instruments measured at fair value are classified into one of three levels in the fair value hierarchy according to the relative reliability of the inputs used to estimate the fair values. The three levels of the fair value hierarchy are:

Level 1 – Unadjusted quoted prices in active markets for identical assets or liabilities;

Level 2 – Inputs other than quoted prices that are observable for the asset or liability either directly or indirectly; and

Level 3 – Inputs that are not based on observable market data.

The fair value of the Company’s receivables, trade and other payables, and advances from related parties, approximate their carrying values. The Company’s other financial instrument, being cash, is measured at fair value using Level 1 inputs.

The Company is exposed to varying degrees to a variety of financial instrument related risks:

Credit risk
Credit risk is the risk of a financial loss to the Company if a counterparty to a financial instrument fails to meet its contractual obligation. The Company’s exposure to credit risk includes cash and receivables. The Company reduces its credit risk by maintaining its bank accounts at large international financial institutions. The Company’s receivables consist primarily of tax receivables due from federal government agencies.

Liquidity risk
Liquidity risk is the risk that the Company will not be able to meet its obligations as they become due. The  Company’s ability to continue as a going concern is dependent on management’s ability to raise required funding through future equity issuances. The Company manages its liquidity risk by forecasting cash flows from operations and anticipating any investing and financing activities. Management and the Board of Directors are actively involved in the review, planning and approval of significant expenditures and commitments. The Company is exposed to liquidity risk.

INTERNATIONAL TUNGSTEN INC.
NOTES TO THE CONDENSED INTERIM FINANCIAL STATEMENTS
December 31, 2017
(Unaudited - Expressed in Canadian dollars)

12.	FINANCIAL INSTRUMENTS AND RISK MANAGEMENT (continued)

Market risk
Market risk is the risk of loss that may arise from changes in market factors such as interest rates, foreign exchange rates, and commodity and equity prices. Such fluctuations may be significant.

a)

Interest rate risk – The Company has nominal cash balances. The Company’s current policy is to invest excess cash in investment-grade short-term demand deposit certificates issued by its banking institutions. The Company periodically monitors the investments it makes and is satisfied with the credit rating of its banks.

b)

Foreign currency risk – The Company may be exposed to foreign currency risk on fluctuations of currency related to monetary items with a settlement currency other than Canadian dollars. Currently the Company is not exposed to foreign currency risk.

c)

Price risk – The Company may be exposed to price risk with respect to commodity and equity prices. Equity price risk is defined as the potential adverse impact on the Company’s earnings due to movements in individual equity prices or general movements in the level of the stock market. Commodity price risk is defined as the potential adverse impact on earnings and economic value due to commodity price movements and volatilities. The Company closely monitors commodity prices of gold and other precious and base metals, individual equity movements, and the stock market to determine the appropriate course of action to be taken by the Company.

13.	CAPITAL RISK MANAGEMENT

The Company’s objective when managing capital is to safeguard the Company’s ability to continue as a going concern such that it can continue to provide returns for shareholders and benefits for other stakeholders.

The Company considers the items included in shareholders’ equity as capital. The Company manages the capital structure and makes adjustments to it in the light of changes in economic conditions and the risk characteristics of the underlying assets. In order to maintain or adjust its capital structure, the Company may issue new shares, sell assets to settle liabilities or return capital to its shareholders. The Company is not exposed to externally imposed capital requirements.

14.	SUBSEQUENT EVENTS

Subsequent to December 31, 2017:

a)

Pursuant to agreements the Company entered into on December 22, 2017, with two directors, and a company controlled by an officer and director of the Company, to settle debts totaling $130,000, the Company issued 2,600,000 common shares at $0.05 per share on January 3, 2018.

b)	On January 19, 2018, a director and officer of the Company loaned the Company $7,500. This loan is due on demand and bears interest at 7% per annum.

FORM 51-102F1

International Tungsten Inc.

Management’s Discussion and Analysis

For the Year Ended September 30, 2017

Overview

This Management’s Discussion and Analysis (“MD&A”), dated January 26, 2018, of the financial position and results of operations of International Tungsten Inc. (“the Company") should be read in conjunction with the audited financial statements for the fiscal years ended September 30, 2017 and 2016.

The audited financial statements, and certain selected financial information contained herein, have been prepared in accordance with International Accounting Standards 1, Presentation of Financial Statements (“IAS 1”) using accounting policies consistent with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board (“IASB”) and interpretations of the International Financial Reporting Interpretations Committee (“IFRIC”).

The information in this MD&A contains forward-looking statements. These statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those included in the forward-looking statements. (See “Cautionary Notes – Forward-looking Statements” below.)

The Company’s certifying officers, based on their knowledge, having exercised reasonable due diligence, are also responsible to ensure that these filings do not contain any untrue statement of a material fact or omit to state a material fact required to be stated or that is necessary to make a statement not misleading in light of the circumstances under which it was made, with respect to the period covered by these filings, and these financial statements together with the other financial information included in these filings. The Board of Directors approves the financial statements and the MD&A and ensures that management has discharged its financial responsibilities. The Board of Directors review is accomplished principally through the Audit Committee, which meets periodically to review all financial reports, prior to filing.

All amounts are presented in Canadian dollars, which is the Company’s functional currency.

Cautionary Notes – Forward-looking Statements
Certain statements included in this MD&A may contain forward-looking statements that relate to future events or the Company’s future performance. All statements other than statements of historical fact are forward-looking statements. These statements may include, but are not limited to, statements concerning the future financial and operating performance of the Company and its search for resource properties; the future prices of natural resource based commodities; the estimation of reserves and resources; the realization of reserve estimates; anticipated working-capital requirements; capital expenditures; costs and timing of future exploration; requirements for additional capital; government regulation of resource operations; environmental risks; title disputes or claims; and limitation of insurance coverage.

Often, but not always, forward-looking statements can be identified by the use of words such as “plans”, “proposes”, “expects”, “is expected”, “budget”, “scheduled”, “estimates”, “forecasts”, “intends”, “anticipates”, or “believes” or variations (including negative variations) of such words and phrases, or state that certain actions, events or results “may”, “could”, “would”, “might” or “will” be taken, occur or be achieved.

Forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such factors include, but are not limited to, general business and economic uncertainties; exploration and resource extraction risks; uncertainties relating to surface rights; the actual results of current exploration activities; the outcome of negotiations; conclusions of economic evaluations and studies; future prices of natural resource based commodities; increased competition in the natural resource industry for properties, equipment and qualified personnel; risks associated with environmental compliance and permitting, including those created by changes in environmental legislation and regulation; the risk of arbitrary changes in law; title risks; and the risk of loss of key personnel.

The forward-looking statements contained herein are based on a number of assumptions that the Company believes are reasonable, but may prove to be incorrect. These assumptions include, but are not limited to, assumptions that there is no material deterioration in general business and economic conditions; that there is no unanticipated fluctuation of interest rates and foreign exchange rates; that the supply and demand for natural resource based commodities develops as expected; that the Company receives regulatory approvals for its exploration projects on a timely basis; that the Company is able to obtain financing for its projects on reasonable terms; that the Company’s reserve estimates are within reasonable bounds of accuracy and that the geological, operational and price assumptions upon which they are based are reasonable; and that the Company is able to hire the personnel needed to carry out its business plan.

The foregoing lists of factors and assumptions are not exhaustive. The reader should also consider carefully the matters discussed under the heading “Risks Factors and Uncertainties” elsewhere in this MD&A. Forward-looking statements contained herein are made as of the date hereof (or as of the date of a document incorporated herein by reference, as applicable). No obligation is undertaken to update publicly or otherwise revise any forward-looking statements or the foregoing lists of factors and assumptions, whether as a result of new information, future events or results or otherwise, except as required by law. Because forward-looking statements are inherently uncertain, readers should not place undue reliance on them. The forward-looking statements contained herein are expressly qualified in their entirety by this cautionary statement.

Forward-looking statements included or incorporated by reference in this document include statements with respect to:

•	The Company’s goal of investigating resource properties for the purpose of acquiring suitable resource properties now, or in the future.
•	The ability of the Company to raise sufficient capital funds to acquire and develop resource properties.
•

The conditions to allow the Company to proceed with resource property exploration and development plans, including: receive required permits and access to surface rights; access appropriate equipment, sufficient labour and subcontractors; and that the political environment within the Company’s operating jurisdictions will continue to support the development of environmentally safe resource projects.

Overall Performance

The Company’s principal business activity is the acquisition and exploration of resource properties. The Company is a reporting issuer in the provinces of British Columbia and Alberta, Canada. Additional information may be obtained from SEDAR (www.sedar.com).

During the past several years the Company has been in the process of investigating resource properties for the purpose of acquiring a suitable resource property. The Company has not yet identified a suitable property to acquire.

At September 30, 2017 the Company had working capital deficiency of $158,880. The current operations of the Company have primarily been funded by equity financing through the issuance of common shares. The Company does not have sufficient working capital to continue operations throughout the upcoming year. The Company’s ability to continue as a going concern is dependent on obtaining continued financial support from related parties, completing a public equity financing or generating profitable operations in the future.

Selected Annual Financial Information:

	2017	2016	2015

Loss for the year	$(100,735)	$(13,568)	$(46,224)
Loss per share	$(0.01)	$(0.00)	$(0.00)
Total assets	$6,155	$40,540	$21,771

Fiscal 2017
The fiscal year ended September 30, 2017 loss of $100,735 increased by $87,167 over the 2016 fiscal year. This is mainly due to increases in 2017 for management fees and office rent. And, as mentioned below, there was a expense recovery in 2016 that reduced the net loss in that year.

Fiscal 2016
The fiscal year ended September 30, 2016 loss of $13,568 decreased by $32,656 over the 2015 fiscal year. This decrease was largely due to decreases in business development, property investigations and travel expenses. The Company spent less time searching for potential mineral property acquisitions while it focused its attention on one particular acquisition. The Company incurred lower legal and transfer agent fees due to the timing of the Company’s Annual General Meeting (“AGM”) compared to the prior year. These reduced expenses were partially offset by increased communications, management fees, and rent expenses. The Company also completed a $50,000 equity financing thereby increasing total assets compared to 2015 as the Company had a higher amount of cash. In addition, there was a one-time $25,000 recovery from the write-off of an account payable.

Selected Quarterly Financial Information:

Fiscal year	2017				2016
Fiscal quarter	Q4	Q3	Q2	Q1	Q4	Q3	Q2	Q1
Period end date	Sept 30/17	June 30/17	Mar 31/17	Dec 31/16	Sept 30/16	June 30/16	Mar 31/16	Dec 31/15
Income (Loss) for the period	$(24,889)	$(21,924)	$(28,050)	$(25,872)	$10,162	$(5,475)	$(12,895)	$(5,360)
Income (Loss) per share	$(0.00)	$(0.00)	$(0.00)	$(0.00)	$0.00	$(0.00)	$(0.00)	$(0.00)
Total assets	$6,155	$7,043	$15,559	$20,252	$40,540	$53,158	$28,936	$5,940

The above Selected Quarterly Financial Information for the fiscal quarterly periods have been prepared in accordance with International Accounting Standard 34 Interim Financial Reporting (“IAS 34”) as issued by the International Accounting Standards Board (“IASB”). All amounts are presented in Canadian dollars, which is the Company’s functional currency.

The periodic variations in the losses presented above generally relate to the legal, regulatory, and transfer agent expenses associated with the Company’s AGM, and the timing thereof. And the property investigation related expenses that do not incur on a consistent basis from one period to the next. In the 2017 fiscal periods the Company incurred quarterly management fees and office rent expenses of $16,500, not incurred in the previous fiscal quarters, except for one month in 2016 Q4. During the 2016 Q4 period the Company incurred communications, management fees, and rent expenses totalling $7,580 charged by a related party as mentioned below in this report. In the 2016 Q4 period there was a one-time $25,000 recovery from the write-off of an account payable.

The total assets increased in the 2016 Q2 and Q3 periods as a result of cash received from private placement subscriptions totalling $50,000.

Results of Operations

Annual
During the year ended September 30, 2017, Company incurred $100,735 (September 30, 2016 - $13,568) in general and administrative expenses.

On September 1, 2016, the Company entered into a Management Agreement with Mustang Management Ltd. (“Mustang”), a company controlled by Stephen Leahy. Pursuant to this agreement, the Company paid Mustang a management fee for the services of Mr. Leahy in his capacity as CEO, and rent for providing office facilities to the Company, in the monthly amounts of $3,000 and $2,500, respectively. These expenses were only incurred for one month in fiscal year 2016, while a full 12 months was charged in fiscal 2017.

In addition, the Company was charged communications expenses in the amount of $2,080 relating to the costs Mustang incurred for office and cellular telephones, and internet services. There were no similar expenses in the comparative 2017 period.

Professional fees in the amount of $26,657 (September 30, 2016 - $24,745), include legal, audit, accounting, and tax services. Audit, tax, and legal fees remained about the same as in 2016, while accounting fees increased $2,000.

Regulatory and transfer agent fees were all higher in the 2017 year due to due to the timing of the Company’s Annual General Meeting (“AGM”) compared to the prior year’s AGM. And in fiscal 2017, there was a new regulatory fee charged by the Alberta Securities Commission.

During the 2017 fiscal year, while the Company continued to evaluate potential resource property acquisitions, less time was spent searching for potential mineral property acquisitions while management focused its attention on one particular acquisition. This activity resulted in no significant associated expenses.

In fiscal 2017, certain travel expenses in the amount of $1,458, accrued in prior years, was determined to be non-payable. In fiscal 2016, an account payable in the amount of $25,000 was written-off as the services related thereto have not been provided as originally agreed between the Company and the service provider.

Accounts receivable is $57 (September 30, 2016 - $439) of refundable GST taxes due to the Company, this was received in January 2018.

Fourth Quarter
During the 3-month Q4 period ended September 30, 2017, the Company incurred $24,889 in general and administrative expenses compared to September 30, 2016 general and administrative expenses of $14,838 before the 2016 Q4 write-off of accounts payable, as mentioned above.

Legal fees decreased by $488 over the 2016 Q4 comparative period, while accounting and audit fees increased by $2,000. Legal and transfer agent fees were all lower in the 2017 Q4 period due to due to the timing of the Company’s 2017 AGM.

As discussed above, during the 2016 Q4 period the Company incurred management fees of $3,000, rent of $2,500, and communications expenses of $2,080. These expenses were only incurred for one month in the 2016 Q4 period, while 3 months was charged in Q4 2017.

During the 2016 Q4 quarter period, an account payable in the amount of $25,000 was written-off as the services related thereto have not been provided as originally agreed between the Company and the service provider. There was no similar write-off in the 2017 Q4 period.

Corporate, General, and Administrative

Directors and Officers
At the Company’s Annual General Meeting (“AGM”) held on December 29, 2017, shareholders elected the following individuals as directors of the Company:

Stephen Leahy	Michael Leahy
Donald Crossley	David McLelland

Subsequent to the AGM, the directors made officer and committee appointments as follows:

Executive Chairman and Chief Executive Officer – Stephen Leahy
Secretary and Chief Financial Officer – Donald Crossley

Audit Committee – Stephen Leahy, Michael Leahy, and David McLelland
Compensation Committee – Stephen Leahy, Donald Crossley, and David McLelland
Governance Committee – Stephen Leahy, Donald Crossley, and David McLelland

Financing Activities

There were no securities issued during fiscal 2017 year.

Subsequent to the 2017 fiscal year end, on December 29, 2017, the Company entered into agreements with two directors, and a company controlled by an officer and director of the Company, to settle debts totalling $130,000 by the issuance of 2,600,000 common shares at $0.05 per share. These shares were issued January 3, 2018.

Share Capital, Warrants, and Options

Share Capital
At the date of this MD&A, there have been no changes in the issued share capital from the information disclosed in the September 30, 2017 financial statements, except as noted immediately above.

Warrants and Options
The Company has no warrants or options outstanding.

At the December 29, 2017 AGM shareholders re-approved the Company’s rolling share option plan (the ”Plan”). Under the Plan, the Company is authorized to grant options to executive officers, directors, employees and consultants enabling them to acquire up to 10% of the issued and outstanding common stock of the Company, on a rolling basis. Options may be granted at an exercise price of no less than a 25% discount of the market price on the date of the grant, or such higher price as determined by the board of directors. Options can be granted for a maximum term of 5 years. Vesting is not required but may be set on an individual basis as determined by the board of directors.

Liquidity

At September 30, 2017, the Company had working capital deficiency of $158,880 compared to a working capital deficiency of $58,465 at September 30, 2016. The Company does not have sufficient working capital to continue operations throughout the upcoming year. The Company’s ability to continue as a going concern is dependent on obtaining continued financial support from related parties, completing a public equity financing or generating profitable operations in the future. Current and future market conditions affecting the junior resource public company markets may prohibit the Company from obtaining additional financing.

Investor Relations

The Company has no investor relations agreements.

Related Party Transactions

The Company’s related parties consist of key management personnel who are executive officers and/or directors of the Company, or of a company controlled by executive officers and/or directors. This includes former executive officers and/or directors. Transactions with related parties include the following:

Name	Nature of transaction
Stephen Leahy, CEO, Director	Management fees and rent
Donald Crossley, CFO, Director	Professional fees

The Company incurred the following fees and expenses in connection with compensation of key management personnel.

	Years ended
	September 30,
	2017	2016

Management fees	$36,000	$3,000
Professional fees	$13,000	$11,000
Rent	$30,000	$2,500

At September 30, 2017, the Company owed professional fees of $40,000 to Mr. Donald Crossley, a director and officer of the Company. Mr. Crossley is a chartered professional accountant and the chief financial officer of the Company, and as such provides the company with administrative, financial, and accounting services.

On September 1, 2016, the Company entered into a management agreement with Mustang Management Ltd. (“Mustang”), a company controlled by Stephen Leahy. Pursuant to this agreement, the Company will pay Mustang a management fee for the services of Mr. Leahy in his capacity as CEO, and rent for providing office facilities to the Company, in the monthly amounts of $3,000 and $2,500, respectively. At September 30, 2017, Mustang was owed $61,000 under this agreement.

On February 1, 2014, the Company entered into a consulting agreement with Michael Leahy, a director of the Company, for a two-month term at $12,500 per month. Under this agreement, Mr. Leahy provided the Company with certain mineral project evaluation, data gathering and analysis, and financial services. On April 1, 2016, the Company entered into a debt settlement agreement with Michael Leahy to settle the $25,000 debt relating to his 2014 consulting fees by the issuance of 500,000 common shares at $0.05 per share. This debt settlement agreement was cancelled and subsequently replaced by a new debt settlement agreement dated December 29, 2017, as noted above.

On October 1, 2017, the Company entered into a management agreement with Westpac Management Corp. (“Westpac”), a company controlled by Michael Leahy. Pursuant to this agreement, the Company will pay Westpac a management fee for the services of Mr. Michael Leahy in the monthly amount of $2,500.

The Company received cash advances, net of repayments, from directors in the amount of $15,000 during the 2014 fiscal year. These cash advances are unsecured, non-interest-bearing and have no fixed terms of repayment.

Risk Factors and Uncertainties

The Company’s ability to generate revenue and profit from any resource property it may acquire is dependent upon a number of factors, including, without limitation, the following:

Resource Commodities Price Fluctuations
The Company's ability to finance a resource property acquisition, exploration and eventual development is dependent upon the market price of certain resource commodities. The price of such commodities has fluctuated widely and is affected by numerous economic and political factors, consumption patterns, speculative activities, levels of supply and demand, increased production due to new developments and productivity, commodity substitutes and stock levels. These fluctuations may result in the Company not receiving an adequate return on invested capital or the investment retaining its value.

Operating Hazards and Risks
Resource operations generally involve a high degree of risk, which even a combination of experience, knowledge and careful evaluation may not be able to overcome. Operations in which the Company has a direct or indirect interest will be subject to all the hazards, risks and liabilities normally incidental to exploration, development and production of resource commodities. Any liabilities arising from its operations may have a material, adverse effect on the Company's financial position.

Exploration and Development
Development of any resource properties will only follow upon obtaining satisfactory exploration results. Resource exploration and development involves a high degree of risk and few exploration properties are ultimately developed into producing assets. There is no assurance that the Company's resource exploration and development activities will result in any commercially viable discoveries.

Substantial expenditures are required to establish reserves through drilling and the processing facilities and infrastructure at any site chosen for exploitation. Although substantial benefits may be derived from the discovery of a major resource deposit, no assurance can be given that the resources will be discovered in sufficient quantities to justify commercial operations or that the funds required for development can be obtained on a timely basis.

The marketability of any resources acquired or discovered may be affected by numerous factors which are beyond the Company's control and which cannot be accurately predicted, such as market fluctuations, the proximity and capacity of production facilities, commodity markets and processing equipment, and such other factors as government regulations, including regulations relating to royalties, allowable production, importing and exporting commodities and environmental protection.

Calculation of Reserves and Recovery
There is a degree of uncertainty attributable to the calculation of reserves and corresponding grades being mined or extracted or dedicated to future production. In addition, there can be no assurance that resource recoveries in small-scale laboratory tests will be duplicated in larger scale tests under on-site conditions or during production.

Government Regulation
Operations, development and exploration on resource properties are affected to varying degrees by government regulations relating to such matters as environmental protection, health, safety and labour; resource law reform; restrictions on production; price controls; tax increases; maintenance of claims; tenure; and expropriation of property. There is no assurance that future changes in such regulation, if any, will not adversely affect the resource operations.

Environmental Factors
All phases of the resource operations are subject to environmental regulation in the various jurisdictions in which it operates. Environmental legislation is evolving and requires stricter standards and enforcement, increased fines and penalties for non-compliance, more stringent assessments of proposed projects and a heightened degree of responsibility for companies and their officers, directors and employees. There is no assurance that future changes in environmental regulation will not adversely affect the resource operations. Environmental hazards may exist on the resource properties, which are unknown or which have been caused by previous or existing owners or operators of the properties.

Climate Change
The Company’s current business activities are not a significant contributor to the greenhouse gases that are commonly believed to be responsible for climate change and a source of adverse weather patterns. The Company does not currently believe climate change will have a significant impact on its future operations. However there is no assurance that future changes in the environment resulting from climate change will not adversely affect the Company's operations.

Title to Assets
Although the Company will receive title opinions for any properties in which it has a material interest, there is no guarantee that title to such properties will not be challenged or impugned. Resource property claims may be subject to prior unregistered agreements or transfers or native land claims and title may be affected by undetected defects.

Proposed Transactions

The Company does not have any proposed transactions at the date of this report.

Changes in Accounting Policies

The following standards and amendments to existing standards have been adopted by the Company effective October 1, 2016:

IAS 1, Presentation of Financial Statements

Amendments IAS 1 as part of overall disclosure initiative to improve the effectiveness of disclosure in financial statements.

New standards, interpretations and amendments not yet effective

Certain new standards, interpretations and amendments to existing standards have been issued by the IASB or the IFRIC that are mandatory for later periods. Some updates that are not applicable or are not consequential to the Company may have been excluded from the list below.

Effective for annual periods beginning on or after January 1, 2018:

IFRS 9, Financial Instruments – Classification and Measurement

IFRS 9 is a new standard on financial instruments that will replace IAS 39, Financial Instruments: Recognition and Measurement.

IFRS 9 addresses classification and measurement of financial assets and financial liabilities as well as derecognition of financial instruments. IFRS 9 has two measurement categories for financial assets: amortized cost and fair value. All equity instruments are measured at fair value. A debt instrument is at amortized cost only if the entity is holding it to collect contractual cash flows and the cash flows represent principal and interest. Otherwise it is at fair value through profit or loss.

Effective for annual periods beginning on or after January 1, 2019:

IFRS 16, Leases

IFRS 16 is a new standard that sets out the principles for recognition, measurement, presentation, and disclosure of leases including guidance for both parties to a contract, the lessee and the lessor. The new standard eliminates the classification of leases as either operating or finance leases as is required by IAS 17 and instead introduces a single lessee accounting model.

The Company has initially assessed that there will be no material reporting changes as a result of adopting the above new standards; however, enhanced disclosure requirements are expected.

Financial Instruments

Fair values
Fair value estimates of financial instruments are made at a specific point in time, based on relevant information about financial markets and specific financial instruments. As these estimates are subjective in nature, involving uncertainties and matters of significant judgment, they cannot be determined with precision. Changes in assumptions can significantly affect estimated fair values.

Financial instrument risk exposure and risk management
The Board of Directors has overall responsibility for the establishment and oversight of the Company’s risk management framework. The Company considers the fluctuations of financial markets and seeks to minimize potential adverse effects on financial performance.

The Company is exposed in varying degrees to a variety of financial instrument related risks. The Board approves and monitors the risk management process.

Financial instruments measured at fair value are classified into one of three levels in the fair value hierarchy according to the relative reliability of the inputs used to estimate the fair values. The three levels of the fair value hierarchy are:

Level 1 – Unadjusted quoted prices in active markets for identical assets or liabilities;

Level 2 – Inputs other than quoted prices that are observable for the asset or liability either directly or indirectly; and

Level 3 – Inputs that are not based on observable market data.

The fair value of the Company’s receivables and accounts payable and accrued liabilities, approximate their carrying values. The Company’s other financial instrument, being cash, is measured at fair value using Level 1 inputs.

The Company is exposed to varying degrees to a variety of financial instrument related risks:

Credit risk
Credit risk is the risk of a financial loss to the Company if a counterparty to a financial instrument fails to meet its contractual obligation. The Company’s exposure to credit risk includes cash and receivables. The Company reduces its credit risk by maintaining its bank accounts at large international financial institutions. The Company’s receivables consist primarily of tax receivables due from federal government agencies. The maximum exposure to credit risk is equal to the fair value or carrying value of the financial assets.

Liquidity risk
Liquidity risk is the risk that the Company will not be able to meet its obligations as they become due. The Company’s ability to continue as a going concern is dependent on management’s ability to raise required funding through future equity issuances. The Company manages its liquidity risk by forecasting cash flows from operations and anticipating any investing and financing activities. Management and the Board of Directors are actively involved in the review, planning and approval of significant expenditures and commitments. The Company is exposed to liquidity risk.

Market risk
Market risk is the risk of loss that may arise from changes in market factors such as interest rates, foreign exchange rates, and commodity and equity prices. Such fluctuations may be significant.

a)

Interest rate risk – The Company has nominal cash balances. The Company’s current policy is to invest excess cash in investment-grade short-term deposit certificates issued by its banking institutions. The Company periodically monitors the investments it makes and is satisfied with the credit rating of its banks.

b)

Foreign currency risk – The Company may be exposed to foreign currency risk on fluctuations currency related to monetary items with a settlement currency other than Canadian dollars. Currently the Company is not exposed to foreign currency risk.

c)

Price risk – The Company is exposed to price risk with respect to commodity and equity prices. Equity price risk is defined as the potential adverse impact on the Company’s earnings due to movements in individual equity prices or general movements in the level of the stock market. Commodity price risk is defined as the potential adverse impact on earnings and economic value due to commodity price movements and volatilities. The Company closely monitors commodity prices of gold and other precious and base metals, individual equity movements, and the stock market to determine the appropriate course of action to be taken by the Company.

Capital Risk Management

The Company’s objective when managing capital is to safeguard the Company’s ability to continue as a going concern such that it can continue to provide returns for shareholders and benefits for other stakeholders.

The Company considers the items included in shareholders’ deficiency as capital. The Company manages the capital structure and makes adjustments to it in the light of changes in economic conditions and the risk characteristics of the underlying assets. In order to maintain or adjust its capital structure, the Company may issue new shares, sell assets to settle liabilities or return capital to its shareholders. The Company is not exposed to externally imposed capital requirements.

There have been no changes to the Company’s approach to capital management during the period ended September 30, 2017. The Company is not subject to externally imposed capital requirements.

FORM 51-102F1

International Tungsten Inc.

Interim Management’s Discussion and Analysis – Quarterly Highlights

For the Period Ended December 31, 2017

Overview

This Management’s Discussion and Analysis – Quarterly Highlights (“MD&A”), dated February 23, 2018, of the financial position and results of operations of International Tungsten Inc. (“the Company") should be read in conjunction with the condensed interim financial statements for the fiscal period ended December 31, 2017.

The condensed interim financial statements, and certain selected financial information contained herein, have been prepared in accordance with International Accounting Standard 34 Interim Financial Reporting (“IAS 34”) as issued by the International Accounting Standards Board (“IASB”). The policies applied in these condensed interim financial statements are based on International Financial Reporting Standards (“IFRS”) issued and outstanding as at the date the Board of Directors approved these condensed interim financial statements for issue. Any subsequent changes to IFRS that are issued and effective as at September 30, 2017, could result in a restatement of these condensed interim financial statements.

The information in this MD&A contains forward-looking statements. These statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those included in the forward-looking statements. (See “Cautionary Notes – Forward-looking Statements” below.)

The Company’s certifying officers, based on their knowledge, having exercised reasonable due diligence, are also responsible to ensure that these filings do not contain any untrue statement of a material fact or omit to state a material fact required to be stated or that is necessary to make a statement not misleading in light of the circumstances under which it was made, with respect to the period covered by these filings, and these financial statements together with the other financial information included in these filings. The Board of Directors approves the financial statements and the MD&A and ensures that management has discharged its financial responsibilities. The Board of Directors review is accomplished principally through the Audit Committee, which meets periodically to review all financial reports, prior to filing.

All amounts are presented in Canadian dollars, which is the Company’s functional currency.

Cautionary Notes – Forward-looking Statements
Certain statements included in this MD&A may contain forward-looking statements that relate to future events or the Company’s future performance. All statements other than statements of historical fact are forward-looking statements. These statements may include, but are not limited to, statements concerning the future financial and operating performance of the Company and its search for resource properties; the future prices of natural resource based commodities; the estimation of reserves and resources; the realization of reserve estimates; anticipated working-capital requirements; capital expenditures; costs and timing of future exploration; requirements for additional capital; government regulation of resource operations; environmental risks; title disputes or claims; and limitation of insurance coverage.

Often, but not always, forward-looking statements can be identified by the use of words such as “plans”, “proposes”, “expects”, “is expected”, “budget”, “scheduled”, “estimates”, “forecasts”, “intends”, “anticipates”, or “believes” or variations (including negative variations) of such words and phrases, or state that certain actions, events or results “may”, “could”, “would”, “might” or “will” be taken, occur or be achieved.

Forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such factors include, but are not limited to, general business and economic uncertainties; exploration and resource extraction risks; uncertainties relating to surface rights; the actual results of current exploration activities; the outcome of negotiations; conclusions of economic evaluations and studies; future prices of natural resource based commodities; increased competition in the natural resource industry for properties, equipment and qualified personnel; risks associated with environmental compliance and permitting, including those created by changes in environmental legislation and regulation; the risk of arbitrary changes in law; title risks; and the risk of loss of key personnel.

The forward-looking statements contained herein are based on a number of assumptions that the Company believes are reasonable, but may prove to be incorrect. These assumptions include, but are not limited to, assumptions that there is no material deterioration in general business and economic conditions; that there is no unanticipated fluctuation of interest rates and foreign exchange rates; that the supply and demand for natural resource based commodities develops as expected; that the Company receives regulatory approvals for its exploration projects on a timely basis; that the Company is able to obtain financing for its projects on reasonable terms; that the Company’s reserve estimates are within reasonable bounds of accuracy and that the geological, operational and price assumptions upon which they are based are reasonable; and that the Company is able to hire the personnel needed to carry out its business plan.

The foregoing lists of factors and assumptions are not exhaustive. The reader should also consider carefully the matters discussed under the heading “Risks Factors and Uncertainties” elsewhere in this MD&A. Forward-looking statements contained herein are made as of the date hereof (or as of the date of a document incorporated herein by reference, as applicable). No obligation is undertaken to update publicly or otherwise revise any forward-looking statements or the foregoing lists of factors and assumptions, whether as a result of new information, future events or results or otherwise, except as required by law. Because forward-looking statements are inherently uncertain, readers should not place undue reliance on them. The forward-looking statements contained herein are expressly qualified in their entirety by this cautionary statement.

Forward-looking statements included or incorporated by reference in this document include statements with respect to:

•	The Company’s goal of investigating resource properties for the purpose of acquiring suitable resource properties now, or in the future.
•	The ability of the Company to raise sufficient capital funds to acquire and develop resource properties.
•

The conditions to allow the Company to proceed with resource property exploration and development plans, including: receive required permits and access to surface rights; access appropriate equipment, sufficient labour and subcontractors; and that the political environment within the Company’s operating jurisdictions will continue to support the development of environmentally safe resource projects.

Overall Performance

The Company’s principal business activity is the acquisition and exploration of resource properties. The Company is a reporting issuer in the provinces of British Columbia and Alberta, Canada. Additional information may be obtained from SEDAR (www.sedar.com).

During the past several years the Company has been in the process of investigating resource properties for the purpose of acquiring a suitable resource property. The Company has not yet identified a suitable property to acquire.

At December 31, 2017 the Company had a working capital deficiency of $158,880. The current operations of the Company have primarily been funded by equity financings through the issuance of common shares in previous years. The Company does not have sufficient working capital to continue operations throughout the upcoming year. The Company’s ability to continue as a going concern is dependent on obtaining continued financial support from related parties, completing a public equity financing or generating profitable operations in the future.

During the 3-month period ended December 31, 2017, Company incurred $38,122 (December 31, 2016 - $25,872) in general and administrative expenses.

On September 1, 2016, the Company entered into a Management Agreement with Mustang Management Ltd. (“Mustang”), a company controlled by Stephen Leahy. The Company agreed to pay Mustang a management fee for the services of Mr. Leahy in his capacity as CEO, and rent for providing office facilities to the Company, in the monthly amounts of $3,000 and $2,500, respectively. In addition, on October 1, 2017, the Company entered into a Management Agreement with Westpac Management Ltd.(“Westpac”), a company controlled by Michael Leahy. Pursuant to this agreement, the Company agreed to pay Westpac management fees in the monthly amount of $2,500. As a result of these two agreements, the Company incurred management fees of $16,500 and rent of $7,500 during the 2017 Q1 period. This is an increase of $7,500 over the 2016 Q1 period.

Professional fees in the amount of $11,914 (December 31, 2016 - $5,401), include legal, audit, and accounting services. Audit and accounting fees increased $1,000 over the Q1 2016 period. Legal fees increased $5,513 compared to the 2016 Q1 period due in part to the timing of the Company’s Annual General Meeting (“AGM”) held in December 2017, as well as documentation associated with debt settlement agreements, and certain other matters.

Regulatory and transfer agent fees were both lower in the 2017 Q1 period due to the timing of the Company’s AGM. The reduction of these expenses was partially offset by the increase in legal fees relating to the AGM as mentioned above.

The Company continues to evaluate potential resource property acquisitions, and has several promising investment properties under review. There were no direct costs incurred during the period relating to these investigations.

Accounts receivable is $1,660 (September 30, 2017 - $57) of refundable GST taxes due to the Company.

Financing Activities

On December 22, 2017, the Company entered into agreements with two directors, and a company controlled by an officer and director of the Company, to settle debts totaling $130,000 by the issuance of 2,600,000 common shares at $0.05 per share. These shares were issued January 3, 2018.

On January 19, 2018, a director and officer of the Company loaned the Company $7,500. This loan is due on demand and bears interest at 7% per annum.

Share Capital, Warrants, and Options

At the date of this MD&A, there have been no changes in the issued share capital from the information disclosed in the December 31, 2017 financial statements, except as noted above under Financing Activities. The Company has no warrants or options outstanding.

Liquidity

At December 31, 2017 the Company had working capital deficiency of $196,894 compared to a working capital deficiency of $158,880 at September 30, 2017. The Company does not have sufficient working capital to continue operations throughout the upcoming year. The Company’s ability to continue as a going concern is dependent on obtaining continued financial support from related parties, completing a public equity financing or generating profitable operations in the future. Current and future market conditions affecting the junior resource public company markets may prohibit the Company from obtaining additional financing.

Related Party Transactions

The Company’s related parties consist of key management personnel who are executive officers and/or directors of the Company or of a company controlled by executive officers and/or directors. This includes former executive officers and/or directors. Transactions with related parties include the following:

Name	Nature of transaction
Stephen Leahy, CEO, Director	Management fees and rent
Michael Leahy, Director	Management fees
Donald Crossley, CFO, Secretary, Director	Professional fees

During the 2018 Q1 period Mr. Crossley charged the Company $3,500 for professional fees. Mr. Crossley is a Chartered Professional Accountant and the chief financial officer of the Company, and as such provides the company with general management, administrative, financial, and accounting services.

On September 1, 2016, the Company entered into a Management Agreement with Mustang Management Ltd. (“Mustang”), a company controlled by Stephen Leahy. Pursuant to this agreement, the Company agreed to pay Mustang a management fee for the services of Mr. Leahy in his capacity as CEO, and rent for providing office facilities to the Company, in the monthly amounts of $3,000 and $2,500, respectively.

On October 1, 2017, the Company entered into a Management Agreement with a company controlled by an officer and director of the Company. Pursuant to this agreement, the Company agreed to pay management fees in the monthly amount of $2,500.

During fiscal 2014, the Company received cash advances, net of repayments, in the amount of $15,000 from directors. These cash advances are unsecured, non-interest-bearing and have no fixed terms of repayment.

On December 22, 2017, the Company entered into agreements with two directors, and a company controlled by an officer and director of the Company, to settle debts totaling $130,000 by the issuance of 2,600,000 common shares at $0.05 per share. These shares were issued January 3, 2018.

On January 19, 2018, a director and officer of the Company loaned the Company $7,500. This loan is due on demand and bears interest at 7% per annum.

Risk Factors and Uncertainties

The Company’s ability to generate revenue and profit from any resource property it may acquire is dependent upon a number of factors, including, without limitation, the following:

Resource Commodities Price Fluctuations
The Company's ability to finance a resource property acquisition, exploration and eventual development is dependent upon the market price of certain resource commodities. The price of such commodities has fluctuated widely and is affected by numerous economic and political factors, consumption patterns, speculative activities, levels of supply and demand, increased production due to new developments and productivity, commodity substitutes and stock levels. These fluctuations may result in the Company not receiving an adequate return on invested capital or the investment retaining its value.

Operating Hazards and Risks
Resource operations generally involve a high degree of risk, which even a combination of experience, knowledge and careful evaluation may not be able to overcome. Operations in which the Company has a direct or indirect interest will be subject to all the hazards, risks and liabilities normally incidental to exploration, development and production of resource commodities. Any liabilities arising from its operations may have a material, adverse effect on the Company's financial position.

Exploration and Development
Development of any resource properties will only follow upon obtaining satisfactory exploration results. Resource exploration and development involves a high degree of risk and few exploration properties are ultimately developed into producing assets. There is no assurance that the Company's resource exploration and development activities will result in any commercially viable discoveries.

Substantial expenditures are required to establish reserves through drilling and the processing facilities and infrastructure at any site chosen for exploitation. Although substantial benefits may be derived from the discovery of a major resource deposit, no assurance can be given that the resources will be discovered in sufficient quantities to justify commercial operations or that the funds required for development can be obtained on a timely basis.

The marketability of any resources acquired or discovered may be affected by numerous factors which are beyond the Company's control and which cannot be accurately predicted, such as market fluctuations, the proximity and capacity of production facilities, commodity markets and processing equipment, and such other factors as government regulations, including regulations relating to royalties, allowable production, importing and exporting commodities and environmental protection.

Calculation of Reserves and Recovery
There is a degree of uncertainty attributable to the calculation of reserves and corresponding grades being mined or extracted or dedicated to future production. In addition, there can be no assurance that resource recoveries in small-scale laboratory tests will be duplicated in larger scale tests under on-site conditions or during production.

Government Regulation
Operations, development and exploration on resource properties are affected to varying degrees by government regulations relating to such matters as environmental protection, health, safety and labour; resource law reform; restrictions on production; price controls; tax increases; maintenance of claims; tenure; and expropriation of property. There is no assurance that future changes in such regulation, if any, will not adversely affect the resource operations.

Environmental Factors
All phases of the resource operations are subject to environmental regulation in the various jurisdictions in which it operates. Environmental legislation is evolving and requires stricter standards and enforcement, increased fines and penalties for non-compliance, more stringent assessments of proposed projects and a heightened degree of responsibility for companies and their officers, directors and employees. There is no assurance that future changes in environmental regulation will not adversely affect the resource operations. Environmental hazards may exist on the resource properties, which are unknown or which have been caused by previous or existing owners or operators of the properties.

Climate Change
The Company’s current business activities are not a significant contributor to the greenhouse gases that are commonly believed to be responsible for climate change and a source of adverse weather patterns. The Company does not currently believe climate change will have a significant impact on its future operations. However there is no assurance that future changes in the environment resulting from climate change will not adversely affect the Company's operations.

Title to Assets
Although the Company will receive title opinions for any properties in which it has a material interest, there is no guarantee that title to such properties will not be challenged or impugned. Resource property claims may be subject to prior unregistered agreements or transfers or native land claims and title may be affected by undetected defects.

Financial Statements of

MEDI-CAN HEALTH SOLUTIONS LTD.

December 31, 2016 and 2015

MEDI-CAN HEALTH SOLUTIONS LTD.
(Expressed in Canadian Dollars)
December 31, 2016 and 2015

INDEPENDENT AUDITORS’ REPORT

TO THE SHAREHOLDERS OF MEDI-CAN HEALTH SOLUTIONS LTD.

We have audited the accompanying financial statements of Medi-Can Health Solutions Ltd., which comprise the statements of financial position as at December 31, 2016 and the statements of loss and comprehensive loss, changes in shareholders’ equity and cash flows for the years then ended, and a summary of significant accounting policies and other explanatory information.

Management's Responsibility for the Financial Statements
Management is responsible for the preparation and fair presentation of these financial statements in accordance with International Financial Reporting Standards and for such internal control as management determines is necessary to enable the preparation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility
Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with Canadian generally accepted auditing standards. Those standards require that we comply with ethical requirements and plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity's preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity's internal control. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained in our audits is sufficient and appropriate to provide a basis for our audit opinion.

Opinion
In our opinion, the financial statements present fairly, in all material respects, the financial position of Medi- Can Health Solutions Ltd. as at December 31, 2016, and its financial performance and its cash flows for the year then ended in accordance with International Financial Reporting Standards.

Emphasis of Matter
Without qualifying our opinion, we draw attention to note 2 in the financial statements, which describes matters and conditions that indicate the existence of material uncertainties that may cast significant doubt about the Company’s ability to continue as a going concern.

Other Matter
The financial statements of Medi-Can Health Solutions Ltd. as at December 31, 2015 and for the year then ended were not audited. No opinion is expressed on those statements.

Chartered Professional Accountants

Vancouver, British Columbia
February 6, 2018

	Vancouver	Langley	Nanaimo
	7th Floor 355 Burrard St	305 – 9440 202 St	201 – 1825 Bowen Rd
	Vancouver, BC V6C 2G8	Langley, BC V1M 4A6	Nanaimo, BC V9S 1H1
	T: 604 687 1231	T: 604 282 3600	T: 250 755 2111
Smythe LLP | smythecpa.com	F: 604 688 4675	F: 604 357 1376	F: 250 984 0886

1

MEDI-CAN HEALTH SOLUTIONS LTD.
STATEMENTS OF FINANCIAL POSITION
As at December 31
Expressed in Canadian Dollars

	Note	2016	2015
			(unaudited)

ASSETS
Current
Cash		$20	$20
Taxes receivable	5	1,079	-

		1,099	20
Non-Current
Equipment	6	139,891	149,266

		$140,990	$149,286

LIABILITIES
Current
Trade and other payables		$3,600	$-
Advances from shareholders	8	323,056	280,186

		326,656	280,186

SHAREHOLDERS' DEFICIENCY
Share capital	7	20	20
Accumulated deficit		(185,686)	(130,920)
		(185,666)	(130,900)
		$140,990	$149,286

Signed on behalf of the Board of Directors by:

Director	Director

The accompanying notes are an integral part of these financial statements

2

MEDI-CAN HEALTH SOLUTIONS LTD.
STATEMENTS OF LOSS AND COMPREHENSIVE LOSS
For the years ended December 31
Expressed in Canadian Dollars

	Note	2016	2015
			(unaudited)

Expenses
Depreciation	6	$32,131	$36,252
Professional fees		3,929	42,683
Rent		14,400	14,400
Telephone		4,306	1,602

Net loss and comprehensive loss for the year		$(54,766)	$(94,937)

Loss per share	10	$(274)	$(475)

3

The accompanying notes are an integral part of these financial statements

MEDI-CAN HEALTH SOLUTIONS LTD.
STATEMENTS OF CHANGES IN SHAREHOLDERS' DEFICIENCY
For the years ended December 31
Expressed in Canadian Dollars

	Number
	of	Share	Accumulated	Total
	Shares	Capital	Deficit
Balance at December 31, 2014 (unaudited)	200	$20	$(35,983)	$(35,963)
Net loss for the year	-	-	(94,937)	(94,937)
Balance at December 31, 2015 (unaudited)	200	20	(130,920)	(130,900)
Net loss for the year	-	-	(54,766)	(54,766)
Balance at December 31, 2016	200	$20	$(185,686)	$(185,666)

4

The accompanying notes are an integral part of these financial statements

MEDI-CAN HEALTH SOLUTIONS LTD.
STATEMENTS OF CASH FLOWS
For the years ended December 31
Expressed in Canadian Dollars

	Note	2016	2015
			(unaudited)

OPERATING ACTIVITIES
Net loss for the year		$(54,766)	$(94,937)
Item not affecting cash
Depreciation	6	32,131	36,252
Changes in non-cash working capital balances:
Taxes receivable		(1,079)	-
Trade and other payables		3,600	-

Cash used in operating activities		(20,114)	(58,685)

Cash flows from investing activity
Purchase of equipment	6	(22,756)	(8,514)

Cash flows from financing activity
Advances from shareholders	8	42,870	67,199

Decrease in cash during the year		-	-

Cash beginning of year		20	20

Cash end of year		$20	$20

Supplemental cash flow information – Note 12

5

The accompanying notes are an integral part of these financial statements

MEDI-CAN HEALTH SOLUTIONS LTD.
NOTES TO THE FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2016 AND 2015
(Expressed in Canadian Dollars)

1.	CORPORATION INFORMATION

Medi-Can Health Solutions Ltd. (the “Company” or “Medi-Can”) was incorporated in the Province of British Columbia on September 3, 2013 under the Business Corporations Act of British Columbia. The Company’s corporate office and principal place of business is located at 8108 Highland Place, Vernon, BC V1B 3W6.

Medi-Can, a cannabis production license applicant under Health Canada's Access to Cannabis for Medical Purposes Regulations (“ACMPR”), holds a leasehold property in Vernon, BC and extensive cannabis cultivation equipment.

2.	BASIS OF PREPARATION AND GOING CONCERN

These financial statements have been prepared in accordance with International Financial Reporting Standards (“IFRS”), as issued by the International Accounting Standards Board (“IASB”) and Interpretations of the International Financial Reporting Interpretations Committee.

The financial statements were authorized for issue by the Board of Directors on February 6, 2018.

These financial statements have been prepared on the historical cost basis, except for financial instruments measured at fair value. In addition, these financial statements have been prepared using the accrual basis of accounting, except for cash flow information.

The financial statements are presented in Canadian dollars, which is the functional currency of the Company.

The preparation of financial statements in compliance with IFRS requires management to make certain critical accounting estimates. It also requires management to exercise judgment in applying the Company’s accounting policies. The areas involving a higher degree of judgment or complexity, or areas where assumptions and estimates are significant to the financial statements are disclosed in Note 4.

The Company has not yet achieved profitable operations. These financial statements are prepared on a going concern basis, which assumes that the Company will be able to realize its assets and discharge its liabilities in the normal course of business for the foreseeable future. The Company has incurred a net loss of $54,766 for the year ended December 31, 2016 (2015 - $94,937) and has accumulated a deficit of $185,686 (2015 - $130,920) since inception. The Company had a working capital deficit of $325,557 as at December 31, 2016 (2015 - $280,166), which indicates the existence of material uncertainties that cast significant doubt about the Company’s ability to continue as a going concern. The continuing operations of the Company are dependent upon obtaining, in the short term, the necessary financing to meet the Company’s obligations as they come due.

No adjustments to the carrying values of the assets and liabilities have been made in these financial statements. Should the Company no longer be able to continue as a going concern, certain assets and liabilities may require restatement on a liquidation basis. Such adjustments could be material.

6

MEDI-CAN HEALTH SOLUTIONS LTD.
NOTES TO THE FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2016 AND 2015
(Expressed in Canadian Dollars)

3.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The accounting policies set out below have been applied consistently to all years presented in these financial statements within reasonable limits of materiality and within the framework of the significant policies summarized below.

Equipment

Equipment is recorded at cost, less accumulated depreciation and impairment losses. The useful lives of equipment are reviewed at least once per year. When parts of an item of equipment have different useful lives, they are accounted for as separate items (major components) of equipment. Equipment is depreciated using the double declining basis over their estimated useful lives as follows:

Equipment – 20% per annum

Impairment of Non-Financial Assets

Impairment tests on non-financial assets are undertaken whenever events or changes in circumstances indicate that their carrying amount may not be recoverable. Where the carrying value of an asset exceeds its recoverable amount, which is the higher of value in use and fair value less costs to sell, the asset is written down accordingly.

The impairment test is carried out on the asset's cash-generating unit, which is the lowest group of assets in which the asset belongs for which there are separately identifiable cash inflows that are largely independent of the cash inflows from other assets.

An impairment loss is charged to profit or loss, except to the extent it reverses gains previously recognized in accumulated other comprehensive loss.

Financial Instruments

Financial Assets

Financial assets are classified into one of the following categories based on the purpose for which the asset was acquired. All transactions related to financial instruments are recorded on a trade date basis. The Company's accounting policy for each category is as follows:

Fair Value through Profit or Loss (“FVTPL”)

Financial assets are classified as FVTPL when the financial asset is held-for-trading or is designated as FVTPL. A financial asset is classified as FVTPL when it has been acquired principally for the purpose of selling in the near future, it is a part of an identified portfolio of financial instruments that the Company manages and has an actual pattern of short-term profit-taking or if it is a derivative that is not designated and effective as a hedging instrument. Upon initial recognition, attributable transaction costs are recognized in profit or loss when incurred. Financial instruments at FVTPL are measured at fair value, and changes therein are recognized in profit or loss. Cash is included in this category.

7

MEDI-CAN HEALTH SOLUTIONS LTD.
NOTES TO THE FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2016 AND 2015
(Expressed in Canadian Dollars

3.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont’d)

Financial Instruments (cont’d)

Financial Assets (cont’d)

Loans and Receivables

These assets are non-derivative financial assets resulting from the delivery of cash or other assets by a lender to a borrower in return for a promise to repay on a specified date or dates, or on demand. They are initially recognized at fair value plus transaction costs that are directly attributable to their acquisition or issue and subsequently carried at amortized cost, using the effective interest rate method, less any impairment losses. Amortized cost is calculated taking into account any discount or premium on acquisition and includes fees that are an integral part of the effective interest rate and transaction costs. Gains and losses are recognized in profit or loss when the loans and receivables are derecognized or impaired, as well as through the amortization process. The Company has no loans and receivables as at December 31, 2016 and 2015.

Held-to-Maturity

Non-derivative financial assets with fixed or determinable payments and fixed maturities that the Company has the positive intention and ability to hold to maturity are classified as held-to-maturity. Financial assets classified as held-to-maturity are measured at amortized cost using the effective interest method. The Company has no held-to-maturity financial assets as at December 31, 2016 and 2015.

Available-for-Sale Financial Assets (“AFS”)

AFS financial assets are non-derivatives that are either designated as available-for-sale or not classified in any of the other financial asset categories. Changes in the fair value of AFS financial assets are recognized as other comprehensive income (loss) and classified as a component of equity. The Company has no AFS financial assets as at December 31, 2016 and 2015.

At each reporting date the Company assesses whether there is any objective evidence that a financial asset or a group of financial assets is impaired. A financial asset or group of financial assets is deemed to be impaired, if, and only if, there is objective evidence of impairment as a result of one or more events that has occurred after the initial recognition of the asset and that event has an impact on the estimated future cash flows of the financial asset or the group of financial assets.

Financial Liabilities

The Company classifies its financial liabilities in the following categories: FVTPL and other financial liabilities.

Financial Liabilities at FVTPL

Financial liabilities at FVTPL are initially recognized at fair value with changes in fair value recorded through profit or loss. The Company has no financial liabilities at FVTPL as at December 31, 2016 and 2015.

8

MEDI-CAN HEALTH SOLUTIONS LTD.
NOTES TO THE FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2016 AND 2015
(Expressed in Canadian Dollars

3.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont’d)

Financial Instruments (cont’d)

Other Financial Liabilities

Financial liabilities are classified as other financial liabilities based on the purpose for which the liability was incurred. These liabilities are initially recognized at fair value net of any transaction costs directly attributable to the issuance of the instrument and subsequently carried at amortized cost using the effective interest rate method. This ensures that any interest expense over the period to repayment is at a constant rate on the balance of the liability carried in the statements of financial position. Interest expense in this context includes initial transaction costs and premiums payable on redemption, as well as any interest or coupon payable while the liability is outstanding.

Trade and other payables and advances from shareholders are included in this category.

Income Taxes

Income tax expense comprises current and deferred tax. Current and deferred tax are recognized in net loss except to the extent that it relates to a business combination or items recognized directly in shareholders’ deficiency or in other comprehensive loss.

Current income taxes are recognized for the estimated income taxes payable or receivable on taxable income or loss for the current year and any adjustment to income taxes payable in respect of previous years. Current income taxes are determined using tax rates and tax laws that have been enacted or substantively enacted by the year-end date.

Deferred tax assets and liabilities are recognized where the carrying amount of an asset or liability differs from its tax base, except for taxable temporary differences arising on the initial recognition of an asset or liability in a transaction which is not a business combination and at the time of the transaction affects neither accounting nor taxable profit or loss. Deferred tax assets and liabilities are offset if there is a legally enforceable right to offset, and they relate to income taxes levied by the same tax authority on the same taxable entity, or on different tax entities, but they intend to settle current tax liabilities and assets on a net basis or their tax assets and liabilities will be realized simultaneously.

Recognition of deferred tax assets for unused tax losses, tax credits and deductible temporary differences is restricted to those instances where it is probable that future taxable profit will be available against which the deferred tax asset can be utilized. At the end of each reporting year the Company reassesses unrecognized deferred tax assets. The Company recognizes a previously unrecognized deferred tax asset only to the extent that it has become probable that future taxable profit will allow the deferred tax asset to be recovered.

9

MEDI-CAN HEALTH SOLUTIONS LTD.
NOTES TO THE FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2016 AND 2015
(Expressed in Canadian Dollars

3.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont’d)

Share Capital

Equity instruments are contracts that give a residual interest in the net assets of the Company. Financial instruments issued by the Company are classified as equity only to the extent that they do not meet the definition of a financial liability or financial asset. The Company’s common shares and share purchase warrants are classified as equity instruments. The Company uses the residual value method with respect to the measurement of common shares and share purchase warrants issued as private placement units. The proceeds from the issue of units is allocated between common shares and share purchase warrants on a residual value basis, wherein the fair value of the common shares is based on the market trading price on the date the units are priced and the balance, if any, is allocated to the attached warrants. Share issue costs are recorded against share proceeds.

Earnings/Loss per Share

Basic earnings/loss per share is computed by dividing the net income or loss applicable to common shares of the Company by the weighted average number of common shares outstanding for the relevant year. Diluted earnings/loss per common share is computed by dividing the net income or loss applicable to common shares by the sum of the weighted average number of common shares issued and outstanding and all additional common shares that would have been outstanding, if potentially dilutive instruments were converted, unless the effect is anti-dilutive.

Recent and Future Accounting Pronouncements

The standards listed below include only those which the Company reasonably expects may be applicable to the Company at a future date. The Company is currently assessing the impact of the standards on the financial statements.

Disclosure Initiative (Amendments to IAS 7 Statement of Cash Flows)

The amendments require entities to provide disclosures that enable users of financial statements to evaluate changes in liabilities arising from financing activities; and are effective for annual periods beginning on or after January 1, 2017 with earlier application permitted.

10

MEDI-CAN HEALTH SOLUTIONS LTD.
NOTES TO THE FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2016 AND 2015
(Expressed in Canadian Dollars

3.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont’d)

Recent and Future Accounting Pronouncements (cont’d)

IFRS 9 Financial Instruments

IFRS 9 will replace IAS 39 Financial Instruments: Recognition and Measurement and IFRIC 9 Reassessment of Embedded Derivatives. The final version of this new standard supersedes the requirements of earlier versions of IFRS 9.

The main features introduced by this new standard compared with predecessor IFRS are as follows:

•	Classification and measurement of financial assets:

Debt instruments are classified and measured on the basis of the entity's business model for managing the asset and its contractual cash flow characteristics as either: “amortized cost”, “fair value through other comprehensive income”, or “fair value through profit or loss” (default). Equity instruments are classified and measured as “fair value through profit or loss” unless upon initial recognition elected to be classified as “fair value through other comprehensive income”.

•	Classification and measurement of financial liabilities:

When an entity elects to measure a financial liability at fair value, gains or losses due to changes in the entity’s own credit risk is recognized in other comprehensive income (as opposed to previously profit or loss). This change may be adopted early in isolation of the remainder of IFRS 9.

•	Impairment of financial assets:

An expected credit loss impairment model replaced the incurred loss model and is applied to financial assets at “amortized cost” or “fair value through other comprehensive income”, lease receivables, contract assets or loan commitments and financial guarantee contracts. An entity recognizes twelve-month expected credit losses if the credit risk of a financial instrument has not increased significantly since initial recognition and lifetime expected credit losses otherwise.

•	Hedge accounting:

Hedge accounting remains a choice, however, is now available for a broader range of hedging strategies. Voluntary termination of a hedging relationship is no longer permitted. Effectiveness testing now needs to be performed prospectively only. Entities may elect to continue to applying IAS 39 hedge accounting on adoption of IFRS 9 (until the IASB has completed its separate project on the accounting for open portfolios and macro hedging).

The final version of this new standard is effective for the Company’s annual periods beginning January 1, 2018.

11

MEDI-CAN HEALTH SOLUTIONS LTD.
NOTES TO THE FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2016 AND 2015
(Expressed in Canadian Dollars

4.	SIGNIFICANT ACCOUNTING JUDGMENTS, ESTIMATES AND ASSUMPTIONS

Significant Accounting Judgements, Estimates and Assumptions

The Company makes estimates and assumptions about the future that affect the reported amounts of assets and liabilities. Estimates and judgments are continually evaluated based on historical experience and other factors, including expectations of future events that are believed to be reasonable under the circumstances. In the future, actual experience may differ from these estimates and assumptions.

The effect of a change in an accounting estimate is recognized in the period of the change, if the change affects that period only, or in the period of the change and future years, if the change affects both.

Information about critical judgments and estimates in applying accounting policies that have the most significant risk of causing material adjustment to the carrying amounts of assets and liabilities included in the preparation of these financial statements are discussed below.

Going Concern

The assessment of the Company’s ability to continue as a going concern and to raise sufficient funds to pay f or its ongoing operating expenditures, meet its liabilities for the ensuing year, and to fund planned and contractual exploration programs, involves significant judgement based on historical experience and other factors, including expectation of future events that are believed to be reasonable under the circumstances.

Estimated Useful Lives and Related Rates of Depreciation of Equipment

The Company makes judgments with respect to determining the useful lives of equipment and the related rate of depreciation which could result in carrying values of the underlying assets being over or understated, should those judgments be determined to be incorrect. Uncertainties in these estimates relate to technical obsolescence that may change the utilization of certain assets.

5.	TAXES RECEIVABLE

Sales tax receivable represents input tax credits arising from sales tax levied on the supply of goods purchased or services received in Canada.

6.	EQUIPMENT

Equipment
Cost
Balance at December 31, 2014	$196,673
Assets acquired	8,514
Balance at December 31, 2015	205,187
Assets acquired	22,756
Balance at December 31, 2016	$227,943

Depreciation and impairment losses
Balance at December 31, 2014	$19,669
Depreciation for the year	36,252
Balance at December 31, 2015	55,921
Depreciation for the year	32,131
Balance at December 31, 2016	$88,052

Carrying amounts
Carrying value at December 31, 2015	$149,266
Carrying value at December 31, 2016	$139,891

12

MEDI-CAN HEALTH SOLUTIONS LTD.
NOTES TO THE FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2016 AND 2015
(Expressed in Canadian Dollars

7.	SHARE CAPITAL

Common Shares

The Company’s authorized share capital is an unlimited number of common shares with no par value. There were no share issuances during the years ended December 31, 2016 and 2015.

8.	RELATED PARTY TRANSACTIONS

As at December 31, 2016, the Company has amounts due to shareholders of the Company totaling $323,056 (2015 - $280,186). The amounts due are non-interest-bearing, unsecured and have no specific terms of repayment. See Note 16.

9.	INCOME TAXES

Taxation in the Company’s operational jurisdictions is calculated at the rates prevailing in the respective jurisdictions. There is no tax charge arising for the Company for the years ended December 31, 2016 and 2015.

The difference between tax expense for the year and the expected income taxes based on the statutory tax rates arises as follows:

	December 31	December 31
	2016	2015

Loss before tax per the accounts	$(54,766)	$(94,937)
Income taxed at local statutory rates - 13.00%	$(7,120)	$(12,342)
Unused tax losses and tax offsets not recognized	7,120	12,342
Income tax expense	$-	$-

The Company recognizes tax benefits on losses or other deductible amounts where it is probable the Company will generate sufficient taxable income to utilize its deferred tax assets. The Company’s unrecognized deductible temporary differences and unused tax losses for which no deferred tax asset is recognized consist of the following amounts:

	December 31	December 31
	2016	2015
Non-capital losses	$97,634	$74,999
Property, plant and equipment	88,052	55,921
Deferred tax assets	185,686	130,920
Unrecognized deferred tax assets	(185,686)	(130,920)

Net deferred tax assets	$-	$-

13

MEDI-CAN HEALTH SOLUTIONS LTD.
NOTES TO THE FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2016 AND 2015
(Expressed in Canadian Dollars

9.	INCOME TAXES (cont’d)

As at December 31, 2016, the Company has available losses that may be carried forward to apply against future years’ income for income tax purposes. The approximate losses expire as follows:

Canadian non-capital losses expire as follows:

Year of Expiry	Taxable Losses

2034	$16,300
2035	58,700
2036	22,600
Total	$97,600

The potential benefits of these carry-forward non-capital losses and deductible temporary differences has not been recognized in these financial statements as it is not considered probable that there will be sufficient future taxable profit to utilize the deferred tax assets.

10.	LOSS PER SHARE

	December 31	December 31
	2016	2015
Loss attributable to ordinary shareholders	($54,766)	($94,937)
Weighted average number of common shares	200	200
Basic and diluted loss per share	($274)	($475)

11.	SEGMENT REPORTING

The Company has one reportable operating segment of producing, licensing and marketing proprietary ingredients and formulas for use in the cannabis industry. The Company’s non-current assets as at December 31, 2016 and 2015 are all in Canada.

12.	SUPPLEMENTAL CASH FLOW INFORMATION

Investing and financing activities that do not have a direct impact on cash flows are excluded from the statements of cash flows. During the years ended December 31, 2016 and 2015 there were no transactions that were excluded from the statements of cash flows.

13.	FINANCIAL INSTRUMENTS AND RISK MANAGEMENT

The Company is exposed through its operations to the following financial risks:

•	Market risk
•	Credit risk
•	Liquidity risk

The Company is exposed to risks that arise from its use of financial instruments. This note describes the Company’s objectives, policies and processes for managing those risks and the methods used to measure them. Further quantitative information in respect of these risks is presented throughout these financial statements.

There have been no substantive changes in the Company’s exposure to financial instrument risks, its objectives, policies and processes for managing those risks or the methods used to measure them from previous years unless otherwise stated.

14

MEDI-CAN HEALTH SOLUTIONS LTD.
NOTES TO THE FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2016 AND 2015
(Expressed in Canadian Dollars

13.	FINANCIAL INSTRUMENTS AND RISK MANAGEMENT (cont’d)

General Objectives, Policies and Processes

The Board of Directors has overall responsibility for the determination of the Company’s risk management objectives and policies and, whilst retaining ultimate responsibility for them, it has delegated the authority for designing and operating processes that ensure the effective implementation of the objectives and policies to the Company’s management. The effectiveness of the processes put in place and the appropriateness of the objectives and policies it sets out are reviewed periodically by the Board of Directors if and when there are any changes or updates required.

The overall objective of the Board is to set policies that seek to reduce risk as far as possible without unduly affecting the Company’s competitiveness and flexibility. Further details regarding these policies are set out below.

Market Risk

Market risk is the risk that the fair value of future cash flows of a financial instrument will fluctuate due to changes in market prices. Market prices are comprised of interest rate and commodity price risk. The Company is not exposed to significant market risk.

Interest Rate Risk

Interest rate risk is the risk that future cash flows will fluctuate as a result of changes in market interest rates. The Company has minimal cash balances and no interest-bearing debt. The Company is not exposed to significant interest rate risk.

Other Price Risk

Other price risk is the risk that the fair value or future cash flows of a financial instrument will fluctuate due to changes in market prices, other than those arising from interest rate risk or foreign currency risk. The Company is not exposed to significant other price risk.

Credit Risk

Credit risk is the risk of financial loss to the Company if a customer or a counter party to a financial instrument fails to meet its contractual obligations. Financial instruments which are potentially subject to credit risk for the Company consist primarily of cash. Cash is maintained with financial institutions of reputable credit and may be redeemed upon demand.

The carrying amount of the cash represents the maximum credit exposure. The Company is not exposed to significant credit risk.

Liquidity Risk

Liquidity risk is the risk that the Company will not be able to meet its financial obligations as they become due. The Company’s policy is to ensure that it will always have sufficient cash to allow it to meet its liabilities when they become due, under both normal and stressed conditions, without incurring unacceptable losses or risking damage to the Company’s reputation. The key to success in managing liquidity is the degree of certainty in the cash flow projections. If future cash flows are fairly uncertain, the liquidity risk increases.

Typically, the Company ensures that it has sufficient cash on demand to meet expected operational expenses for a period of 90 days. To achieve this objective, the Company would prepare annual capital expenditure budgets, which are regularly monitored and updated as considered necessary.

15

MEDI-CAN HEALTH SOLUTIONS LTD.
NOTES TO THE FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2016 AND 2015
(Expressed in Canadian Dollars

13.	FINANCIAL INSTRUMENTS AND RISK MANAGEMENT (cont’d)

General Objectives, Policies and Processes (cont’d)

The Company monitors its risk of shortage of funds by monitoring the maturity dates of existing trade and other accounts payable and option payment commitments. The Company’s trade and other payables are all due within 90 days after the years ended December 31, 2016 and 2015. The Company does not have sufficient cash on hand to meet requirements.

Determination of Fair Value

Fair values have been determined for measurement and/or disclosure purposes based on the following methods. When applicable, further information about the assumptions made in determining fair values is disclosed in the notes specific to that asset or liability.

Due to the use of subjective judgments and uncertainties in the determination of fair values these values should not be interpreted as being realizable in an immediate settlement of the financial instruments.

Fair Value Hierarchy

Financial instruments that are measured subsequent to initial recognition at fair value are grouped in Levels 1 to 3 based on the degree to which the fair value is observable:

-	Level 1 fair value measurements are those derived from quoted prices (unadjusted) in active markets for identical assets or liabilities;

-

Level 2 fair value measurements are those derived from inputs other than quoted prices included within level 1 that are observable for the asset or liability, either directly (i.e., as prices) or indirectly (i.e., derived from prices); and

-	Level 3 fair value measurements are those derived from valuation techniques that include inputs for the asset or liability that are not based on observable market data (unobservable inputs).

Cash is measured as Level 1 financial instruments.

The statement of financial position carrying amounts for cash, trade and other payables, and advances from shareholders approximate fair value due to their short-term nature.

14.	CAPITAL MANAGEMENT

The Company considers its share capital as capital. The Company’s objectives when maintaining capital are to maintain a sufficient capital base in order to meet its short-term obligations and at the same time preserve investor’s confidence required to sustain future development and production of the business.

The Company is not exposed to any externally imposed capital requirements. There has been no change in the Company’s approach to capital management during the years ended December 31, 2016 and 2015.

16

MEDI-CAN HEALTH SOLUTIONS LTD.
NOTES TO THE FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2016 AND 2015
(Expressed in Canadian Dollars

15.	COMMITMENTS

The Company leases its office premises under long-term lease. The lease expires in 2019. As of December 31, 2016, future minimum rent payments over the remaining term of the Company’s lease agreement are estimated to be as follows:

Year	Amount

2017	$14,400
2018	14,400
2019	5,400
Total	$34,200

16.	EVENTS AFTER THE REPORTING DATE

On August 31, 2017, the Company entered into a share purchase agreement with Choom Holdings Ltd. (“Choom”, formerly known as Standard Graphite Corp.) pursuant to which Choom will acquire (the “Acquisition”) all of the issued and outstanding common shares of Medi-Can.

Pursuant to the Acquisition, on the closing date, Choom will acquire all of the shares of Medi-Can, which will become a wholly owned subsidiary of Choom, and Choom will issue to the Medi-Can Shareholders, based on their pro rata holdings, the following:

•	12,500,000 common shares to be issued into escrow, of which 10% (1,250,000) were released on October 18, 2017 with the remaining balance of 11,250,000 to be released over the subsequent 36 months; and

•

a non-interest-bearing convertible note in the amount of $2,500,000, which will mature on the fifth trading day after the receipt by Medi-Can of a cultivation license under the ACMPR is announced, at which time the Company will have the option to either pay $2,500,000 in cash or issue $2,500,000 of its common shares (valued using the 20-day volume-weighted average trading price).

Additionally, the shareholder loans will be repaid to Medi-Can shareholders as follows:

•	$50,000 on the date on which Choom raises cumulative equity capital in excess of $1,000,000; and

•	$250,000 within 45 days of Choom starting tenant improvements on the Company’s facilities.

The definitive share purchase agreement includes customary conditions, including obtaining all necessary corporate approvals and applicable exchange acceptances. Choom received all necessary approvals in connection with the Acquisition and completed the Acquisition November 17, 2017.

17

Unaudited Condensed Interim Financial Statements of

MEDI-CAN HEALTH SOLUTIONS LTD.

June 30, 2017 and 2016

MEDI-CAN HEALTH SOLUTIONS LTD.
(Expressed in Canadian Dollars)
June 30, 2017 and 2016

Financial Statements

•	Unaudited Condensed Interim Statements of Financial Position	2

•	Unaudited Condensed Interim Statements of Loss and Comprehensive Loss	3

•	Unaudited Condensed Interim Statements of Changes in Shareholders’ Deficiency	5

•	Unaudited Condensed Interim Statements of Cash Flows	5

•	Notes to the Unaudited Condensed Interim Financial Statements	6-12

MEDI-CAN HEALTH SOLUTIONS LTD.
CONDENSED INTERIM STATEMENTS OF FINANCIAL POSITION
(unaudited)
As at
Expressed in Canadian Dollars

		June 30	December 31
	Note	2017	2016

ASSETS
Current
Cash		$20	$20
Taxes receivable	5	4,054	1,079

		4,074	1,099
Non-Current
Equipment	6	184,244	139,891

		$188,318	$140,990

LIABILITIES
Current
Trade and other payables		$3,600	$3,600
Advances from shareholders	8	396,853	323,056

		400,453	326,656

SHAREHOLDERS' DEFICIENCY
Share capital	7	20	20
Accumulated deficit		(212,155)	(185,686)
		(212,135)	(185,666)
		$188,318	$140,990

Signed on behalf of the Board of Directors by:

Director	Director

The accompanying notes are an integral part of these financial statements

2

MEDI-CAN HEALTH SOLUTIONS LTD.
CONDENSED INTERIM STATEMENTS OF LOSS AND COMPREHENSIVE LOSS
(unaudited)
For the three and six months ended
June 30
Expressed in Canadian Dollars

		Three Months Ended		Six Months Ended
			June 30		June 30
	Note	2017	2016	2017	2016

Expenses
Depreciation	6	$8,529	$7,497	$17,058	$14,962
Rent		3,600	3,600	7,200	7,200
Telephone		1,092	1,076	2,211	2,153

Net loss and comprehensive loss for the
period		$(13,221)	$(12,173)	$(26,469)	$(24,315)

Loss per share	9	$(66)	$(61)	$(132)	$(122)

3

The accompanying notes are an integral part of these financial statements

MEDI-CAN HEALTH SOLUTIONS LTD.
CONDENSED INTERIM STATEMENTS OF CHANGES IN SHAREHOLDERS' DEFICIENCY
(unaudited)
Expressed in Canadian Dollars

			Accumulated
	Number of Shares	Share Capital	Deficit	Total

Balance at December 31, 2015	200	$20	$(130,920)	$(130,900)
Net loss for the period	-		(24,315)	(24,315)

Balance at June 30, 2016	200	20	(155,235)	(155,215)
Net loss for the period	-		(30,451)	(30,451)

Balance at December 31, 2016	200	20	(185,686)	(185,666)
Net loss for the period	-		(26,469)	(26,469)

Balance at June 30, 2017	200	$20	$(212,155)	$(212,135)

4

The accompanying notes are an integral part of these financial statements

MEDI-CAN HEALTH SOLUTIONS LTD.
CONDENSED INTERIM STATEMENTS OF CASH FLOWS (unaudited)
For the six months ended June 30
Expressed in Canadian Dollars

	Note	2017	2016

OPERATING ACTIVITIES
Net loss for the year		$(26,469)	$(24,315)
Item not affecting cash
Depreciation	6	17,058	14,962
Changes in non-cash working capital balances:
Taxes receivable	5	(2,975)	-

Cash used in operating activities		(12,386)	(9,353)

Cash flows from investing activity
Purchase of equipment	6	(61,411)	(2,213)

Cash flows from financing activity
Advances from shareholders	8	73,797	11,566

Decrease in cash during the period		-	-
Cash beginning of period		20	20

Cash end of period		$20	$20

Supplemental cash flow information – Note 11

The accompanying notes are an integral part of these financial statements

0

MEDI-CAN HEALTH SOLUTIONS LTD.
NOTES TO THE INTERIM CONDENSED FINANCIAL STATEMENTS (unaudited)
FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2017 AND 2016
(Expressed in Canadian Dollars)

1.	CORPORATION INFORMATION

Medi-Can Health Solutions Ltd. (the “Company” or “Medi-Can”) was incorporated in the Province of British Columbia on September 3, 2013 under the Business Corporations Act of British Columbia. The Company’s corporate office and principal place of business is located at 8108 Highland Place, Vernon, BC V1B 3W6.

Medi-Can, a cannabis production license applicant under Health Canada's Access to Cannabis for Medical Purposes Regulations (“ACMPR”), holds a leasehold property in Vernon, BC and extensive cannabis cultivation equipment.

2.	BASIS OF PREPARATION AND GOING CONCERN

These condensed interim financial statements for the three- and six-month periods ended June 30, 2017 and 2016 have been prepared in accordance with IAS 34 Interim Financial Reporting. They do not include all disclosures that would otherwise be required in a complete set of financial statements and should be read in conjunction with the Company’s 2016 annual financial statements, which have been prepared in accordance with International Financial Reporting Standards (“IFRS”), as issued by the International Accounting Standards Board (“IASB”), and Interpretations of the International Financial Reporting Interpretations Committee.

The condensed interim financial statements were authorized for issue by the Board of Directors on February 14, 2018.

These condensed interim financial statements have been prepared on the historical cost basis, except for financial instruments measured at fair value. In addition, these condensed interim financial statements have been prepared using the accrual basis of accounting, except for cash flow information.

The condensed interim financial statements are presented in Canadian dollars, which is the functional currency of the Company.

The preparation of condensed interim financial statements in compliance with IFRS requires management to make certain critical accounting estimates. It also requires management to exercise judgment in applying the Company’s accounting policies. The areas involving a higher degree of judgment or complexity, or areas where assumptions and estimates are significant to the condensed interim financial statements are disclosed in Note 4.

The Company has not yet achieved profitable operations. These condensed interim financial statements are prepared on a going concern basis, which assumes that the Company will be able to realize its assets and discharge its liabilities in the normal course of business for the foreseeable future. The Company has incurred a net loss of $26,469 for the period ended June 30, 2017 (2016 - $24,315) and has accumulated a deficit of $212,155 (December 31, 2016 - $185,686) since inception. The Company had a working capital deficit of $396,379 as at June 30, 2017 (December 31, 2016 - $325,557), which indicates the existence of material uncertainties that cast significant doubt about the Company’s ability to continue as a going concern. The continuing operations of the Company are dependent upon obtaining, in the short term, the necessary financing to meet the Company’s obligations as they come due.

No adjustments to the carrying values of the assets and liabilities have been made in these condensed interim financial statements. Should the Company no longer be able to continue as a going concern, certain assets and liabilities may require restatement on a liquidation basis. Such adjustments could be material.

1

MEDI-CAN HEALTH SOLUTIONS LTD.
NOTES TO THE INTERIM CONDENSED FINANCIAL STATEMENTS (unaudited)
FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2017 AND 2016
(Expressed in Canadian Dollars)

3.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The accounting policies set out below have been applied consistently to all years presented in these condensed interim financial statements within reasonable limits of materiality and within the framework of the significant policies summarized below.

These condensed interim financial statements follow the same accounting policies and methods of application as the Company’s most recent annual audited financial statements for the year ended December 31, 2016. These condensed interim financial statements should be read in conjunction with the Company’s December 31, 2016 audited financial statements.

Recent and Future Accounting Pronouncements

The standard listed below includes only that which the Company reasonably expects may be applicable to the Company at a future date. The Company is currently assessing the impact of the standard on the condensed interim financial statements.

IFRS 9 Financial Instruments

IFRS 9 will replace IAS 39 Financial Instruments: Recognition and Measurement and IFRIC 9 Reassessment of Embedded Derivatives. The final version of this new standard supersedes the requirements of earlier versions of IFRS 9.

The main features introduced by this new standard compared with predecessor IFRS are as follows:

•	Classification and measurement of financial assets:

Debt instruments are classified and measured on the basis of the entity's business model for managing the asset and its contractual cash flow characteristics as either: “amortized cost”, “fair value through other comprehensive income”, or “fair value through profit or loss” (default). Equity instruments are classified and measured as “fair value through profit or loss” unless upon initial recognition elected to be classified as “fair value through other comprehensive income”.

•	Classification and measurement of financial liabilities:

When an entity elects to measure a financial liability at fair value, gains or losses due to changes in the entity’s own credit risk is recognized in other comprehensive income (as opposed to previously profit or loss). This change may be adopted early in isolation of the remainder of IFRS 9.

•	Impairment of financial assets:

An expected credit loss impairment model replaced the incurred loss model and is applied to financial assets at “amortized cost” or “fair value through other comprehensive income”, lease receivables, contract assets or loan commitments and financial guarantee contracts. An entity recognizes twelve-month expected credit losses if the credit risk of a financial instrument has not increased significantly since initial recognition and lifetime expected credit losses otherwise.

•	Hedge accounting:

Hedge accounting remains a choice, however, is now available for a broader range of hedging strategies. Voluntary termination of a hedging relationship is no longer permitted. Effectiveness testing now needs to be performed prospectively only. Entities may elect to continue to applying IAS 39 hedge accounting on adoption of IFRS 9 (until the IASB has completed its separate project on the accounting for open portfolios and macro hedging).

The final version of this new standard is effective for the Company’s annual periods beginning January 1, 2018.

2

MEDI-CAN HEALTH SOLUTIONS LTD.
NOTES TO THE INTERIM CONDENSED FINANCIAL STATEMENTS (unaudited)
FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2017 AND 2016
(Expressed in Canadian Dollars)

4.	SIGNIFICANT ACCOUNTING JUDGMENTS, ESTIMATES AND ASSUMPTIONS

Significant Accounting Judgements, Estimates and Assumptions

The Company makes estimates and assumptions about the future that affect the reported amounts of assets and liabilities. Estimates and judgments are continually evaluated based on historical experience and other factors, including expectations of future events that are believed to be reasonable under the circumstances. In the future, actual experience may differ from these estimates and assumptions.

The effect of a change in an accounting estimate is recognized in the period of the change, if the change affects that period only, or in the period of the change and future years, if the change affects both.

Information about critical judgments and estimates in applying accounting policies that have the most significant risk of causing material adjustment to the carrying amounts of assets and liabilities included in the preparation of these condensed interim financial statements are discussed below.

Going Concern

The assessment of the Company’s ability to continue as a going concern and to raise sufficient funds to pay for its ongoing operating expenditures, meet its liabilities for the ensuing year, and to fund planned and contractual exploration programs, involves significant judgement based on historical experience and other factors, including expectation of future events that are believed to be reasonable under the circumstances.

Estimated Useful Lives and Related Rates of Depreciation of Equipment

The Company makes judgments with respect to determining the useful lives of equipment and the related rate of depreciation which could result in carrying values of the underlying assets being over or understated, should those judgments be determined to be incorrect. Uncertainties in these estimates relate to technical obsolescence that may change the utilization of certain assets.

5.	TAXES RECEIVABLE

Sales tax receivable represents input tax credits arising from sales tax levied on the supply of goods purchased or services received in Canada.

6.	EQUIPMENT

Cost
Balance at December 31, 2015	$205,187
Assets acquired	22,756
Balance at December 31, 2016	227,943
Assets acquired	61,411
Balance at June 30, 2017	$289,354

Depreciation and impairment losses
Balance at December 31, 2015	$55,921
Depreciation for the year	32,131
Balance at December 31, 2016	88,052
Depreciation for the period	17,058
Balance at June 30, 2017	$105,110

Carrying amounts
Carrying value at December 31, 2016	$139,891
Carrying value at June 30, 2017	$184,244

3

MEDI-CAN HEALTH SOLUTIONS LTD.
NOTES TO THE INTERIM CONDENSED FINANCIAL STATEMENTS (un-audited)
FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2017 AND 2016
(Expressed in Canadian Dollars

7.	SHARE CAPITAL

Common Shares

The Company’s authorized share capital is an unlimited number of common shares with no par value. There were no share issuances during the periods ended June 30, 2017 and 2016.

8.	RELATED PARTY TRANSACTIONS

As at June 30, 2017, the Company has amounts due to shareholders of the Company totaling $396,853 (December 31, 2016 - $323,056). The amounts due are non-interest-bearing, unsecured and have no specific terms of repayment. See Note 15.

9.	LOSS PER SHARE

	June 30	June 30
	2017	2016
Loss attributable to ordinary shareholders	($26,469)	($24,315)
Weighted average number of common shares	200	200
Basic and diluted loss per share	($132)	($122)

10.	SEGMENT REPORTING

The Company has one reportable operating segment of producing, licensing and marketing proprietary ingredients and formulas for use in the cannabis industry. The Company’s non-current assets as at June 30, 2017 and December 31, 2016 are all in Canada.

11.	SUPPLEMENTAL CASH FLOW INFORMATION

Investing and financing activities that do not have a direct impact on cash flows are excluded from the condensed interim statements of cash flows. During the periods ended June 30, 2017 and 2016 there were no transactions that were excluded from the condensed interim statements of cash flows.

12.	FINANCIAL INSTRUMENTS AND RISK MANAGEMENT

The Company is exposed through its operations to the following financial risks:

•	Market risk
•	Credit risk
•	Liquidity risk

The Company is exposed to risks that arise from its use of financial instruments. This note describes the Company’s objectives, policies and processes for managing those risks and the methods used to measure them. Further quantitative information in respect of these risks is presented throughout these condensed interim financial statements.

There have been no substantive changes in the Company’s exposure to financial instrument risks, its objectives, policies and processes for managing those risks or the methods used to measure them from previous years unless otherwise stated.

4

MEDI-CAN HEALTH SOLUTIONS LTD.
NOTES TO THE INTERIM CONDENSED FINANCIAL STATEMENTS (unaudited)
FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2017 AND 2016
(Expressed in Canadian Dollars)

12.	FINANCIAL INSTRUMENTS AND RISK MANAGEMENT (cont’d)

General Objectives, Policies and Processes

The Board of Directors has overall responsibility for the determination of the Company’s risk management objectives and policies and, whilst retaining ultimate responsibility for them, it has delegated the authority for designing and operating processes that ensure the effective implementation of the objectives and policies to the Company’s management. The effectiveness of the processes put in place and the appropriateness of the objectives and policies it sets out are reviewed periodically by the Board of Directors if and when there are any changes or updates required.

The overall objective of the Board is to set policies that seek to reduce risk as far as possible without unduly affecting the Company’s competitiveness and flexibility. Further details regarding these policies are set out below.

Market Risk

Market risk is the risk that the fair value of future cash flows of a financial instrument will fluctuate due to changes in market prices. Market prices are comprised of interest rate and commodity price risk. The Company is not exposed to significant market risk.

Interest Rate Risk

Interest rate risk is the risk that future cash flows will fluctuate as a result of changes in market interest rates. The Company has minimal cash balances and no interest-bearing debt. The Company is not exposed to significant interest rate risk.

Other Price Risk

Other price risk is the risk that the fair value or future cash flows of a financial instrument will fluctuate due to changes in market prices, other than those arising from interest rate risk or foreign currency risk. The Company is not exposed to significant other price risk.

Credit Risk

Credit risk is the risk of financial loss to the Company if a customer or a counter party to a financial instrument fails to meet its contractual obligations. Financial instruments which are potentially subject to credit risk for the Company consist primarily of cash. Cash is maintained with financial institutions of reputable credit and may be redeemed upon demand.

The carrying amount of the cash represents the maximum credit exposure. The Company is not exposed to significant credit risk.

Liquidity Risk

Liquidity risk is the risk that the Company will not be able to meet its financial obligations as they become due. The Company’s policy is to ensure that it will always have sufficient cash to allow it to meet its liabilities when they become due, under both normal and stressed conditions, without incurring unacceptable losses or risking damage to the Company’s reputation. The key to success in managing liquidity is the degree of certainty in the cash flow projections. If future cash flows are fairly uncertain, the liquidity risk increases.

Typically, the Company ensures that it has sufficient cash on demand to meet expected operational expenses for a period of 90 days. To achieve this objective, the Company would prepare annual capital expenditure budgets, which are regularly monitored and updated as considered necessary.

5

MEDI-CAN HEALTH SOLUTIONS LTD.
NOTES TO THE INTERIM CONDENSED FINANCIAL STATEMENTS (unaudited)
FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2017 AND 2016
(Expressed in Canadian Dollars)

12.	FINANCIAL INSTRUMENTS AND RISK MANAGEMENT (cont’d)

General Objectives, Policies and Processes (cont’d)

The Company monitors its risk of shortage of funds by monitoring the maturity dates of existing trade and other accounts payable and option payment commitments. The Company’s trade and other payables are all due within 90 days after the period ended June 30, 2017. The Company does not have sufficient cash on hand to meet requirements.

Determination of Fair Value

Fair values have been determined for measurement and/or disclosure purposes based on the following methods. When applicable, further information about the assumptions made in determining fair values is disclosed in the notes specific to that asset or liability.

Due to the use of subjective judgments and uncertainties in the determination of fair values these values should not be interpreted as being realizable in an immediate settlement of the financial instruments.

Fair Value Hierarchy

Financial instruments that are measured subsequent to initial recognition at fair value are grouped in Levels 1 to 3 based on the degree to which the fair value is observable:

-	Level 1 fair value measurements are those derived from quoted prices (unadjusted) in active markets for identical assets or liabilities;

-

Level 2 fair value measurements are those derived from inputs other than quoted prices included within level 1 that are observable for the asset or liability, either directly (i.e., as prices) or indirectly (i.e., derived from prices); and

-	Level 3 fair value measurements are those derived from valuation techniques that include inputs for the asset or liability that are not based on observable market data (unobservable inputs).

The statement of financial position carrying amounts for cash, trade and other payables, and advances from shareholders approximate fair value due to their short-term nature.

13.	CAPITAL MANAGEMENT

The Company considers its share capital as capital. The Company’s objectives when maintaining capital are to maintain a sufficient capital base in order to meet its short-term obligations and at the same time preserve investor’s confidence required to sustain future development and production of the business.

The Company is not exposed to any externally imposed capital requirements. There has been no change in the Company’s approach to capital management during the period ended June 30, 2017.

6

MEDI-CAN HEALTH SOLUTIONS LTD.
NOTES TO THE INTERIM CONDENSED FINANCIAL STATEMENTS (unaudited)
FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2017 AND 2016
(Expressed in Canadian Dollars)

14.	COMMITMENTS

The Company leases its office premises under long-term lease. The lease expires in 2019. As of June 30, 2017, future minimum rent payments over the remaining term of the Company’s lease agreement are estimated to be as follows:

Year	Amount

2017	$7,200
2018	14,400
2019	5,400
Total	$27,000

15.	EVENTS AFTER THE REPORTING DATE

On August 31, 2017, the Company entered into a share purchase agreement with Choom Holdings Ltd. (“Choom”, formerly known as Standard Graphite Corp.) pursuant to which Choom will acquire (the “Acquisition”) all of the issued and outstanding common shares of Medi-Can.

Pursuant to the Acquisition, on the closing date, Choom will acquire all of the shares of Medi-Can, which will become a wholly owned subsidiary of Choom, and Choom will issue to the Medi-Can shareholders, based on their pro rata holdings, the following:

•	12,500,000 common shares to be issued into escrow, of which 10% (1,250,000) were released on October 18, 2017 with the remaining balance of 11,250,000 to be released over the subsequent 36 months; and

•

a non-interest-bearing convertible note in the amount of $2,500,000, which will mature on the fifth trading day after the receipt by Medi-Can of a cultivation license under the ACMPR is announced, at which time the Company will have the option to either pay $2,500,000 in cash or issue $2,500,000 of its common shares (valued using the 20-day volume-weighted average trading price).

Additionally, the shareholder loans will be repaid to Medi-Can shareholders as follows:

•	$50,000 on the date on which Choom raises cumulative equity capital in excess of $1,000,000; and

•	$250,000 within 45 days of Choom starting tenant improvements on the Company’s facilities.

The definitive share purchase agreement includes customary conditions, including obtaining all necessary corporate approvals and applicable exchange acceptances. Choom received all necessary approvals in connection with the Acquisition and completed the Acquisition November 17, 2017.

7

PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

Choom Holdings Ltd.

PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

INDEX

•	Pro Forma Consolidated Statement of Financial Position	1

•	Pro Forma Consolidated Statements of Loss and Comprehensive Loss	2-3

•	Notes to the Pro Forma Consolidated Financial Statements	4-7

CHOOM HOLDINGS LTD (formerly Standard Graphite Corp.)
UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF FINANCIAL POSITION
As at December 31, 2017
Expressed in Canadian Dollars

					Pro Forma
				Pro Forma	Adjustments
				Adjustments	for
				for Acquisition	Amalgamation	Note
			Specialty	of	with		Pro Forma
	Choom	International	Medijuana	International	International		Choom
	Holdings Ltd	Tungsten Inc.	Products Inc.	Tungsten Inc.	Tungsten Inc.		Holdings Ltd.

ASSETS
Current
Cash	$1,053,001	$3,259	$3,621	$-	$7,000,000	Note 3	$8,059,881
						Note 4a
					(250,000)	Note 4c	(250,000)
Accounts receivable	-	1,660	-	-	-		1,660
Short-term investments	6,900	-	-	-	-		6,900
Taxes recoverable	30,711	-	190	-	-		30,901
Prepaid expenses and advances	5,759	-	2,469	-	-		8,228
Available-for-sale investment	1,467	-		-	-		1,467

	1,097,838	4,919	6,280	-	6,750,000		7,859,037

Non Current
Equipment	170,627	1,333	-	-	-		171,960
License	5,363,515	-	6,109	-	86,931,788	Note 3	92,301,412

	5,534,142	1,333	6,109	-	86,931,788		92,473,372

	$6,631,980	$6,252	$12,389	-	93,681,788		$100,332,409

LIABILITIES
Current
Trade and other payables	189,093	186,813	5,690	-	-		381,596
Advances from shareholders	300,000	15,000	31,429	-	-		346,429
Convertible note	2,500,000	-		-	-		2,500,000

Total liabilities	2,989,093	201,813	37,119	-	-		3,228,025

SHAREHOLDERS' EQUITY
Share Capital	11,606,940	4,269,154	5	(4,269,154)	(5)	Note 4b	104,224,434
				829,795	(829,795)	Note 2
						Note 4b
					85,867,494	Note 3
					(250,000)	Note 4c
					7,000,000	Note 3
						Note 4a
Contributed surplus	1,583,237	-	-	-	844,003	Note 3	2,427,240
Accumulated other comprehensive loss	867	-	-	-	-		867
Deficit	(9,548,157)	(4,464,715)	(24,735)	4,464,715	24,735	Note 4b	(9,548,157)
				(1,025,356)	1,025,356	Note 2

	3,642,887	(195,561)	(24,730)	-	93,681,788		97,104,384

	6,631,980	$6,252	$12,389	-	93,681,788		$100,332,409

1

CHOOM HOLDINGS LTD (formerly Standard Graphite Corp.)
UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF LOSS AND COMPREHENSIVE LOSS
For the six months ended December 31, 2017
Expressed in Canadian Dollars

					Pro Forma
				Pro Forma	Adjustments
				Adjustments	for
				for Acquisition	Amalgamation	Note
			Specialty	of	with		Pro Forma
	Choom	International	Medijuana	International	International		Choom
	Holdings Ltd	Tungsten Inc.	Products Inc.	Tungsten Inc.	Tungsten Inc.		Holdings Ltd.

Expenses
Administrative and general	$447,608	55	843	-	-		448,506
Depreciation	48,494	263	-	-	-		48,757
Interest and bank charges	-	-	2,370	-	-		2,370
Management Fees	-	25,500	-	-	-		25,500
Pre-exploration costs	-	-	-	-	-		-
Professional Fees	-	19,414	1,927	-	-		21,341
Research and Development	9,300	-	-	-	-		9,300
Regulatory fees	-	899	-	-	-		899
Rent	-	15,000	-	-	-		15,000
Share-based payments	485,704	-	-	-	-		485,704
Transfer Agent	-	1,882	-	-	-		1,882
Travel	-	1,457	414	-	-		1,871

Loss before other items	(991,106)	(64,470)	(5,554)	-	-		(1,061,130)

Other income (expenses)
Interest income	42	-	-	-	-		42
Loss on settlement of debt	(441,000)	-	-	-	-		(441,000)
Listing fee	-	-	-	(1,025,356)	-	2	(1,025,356)

Net loss for the year	$(1,432,064)	(64,470)	(5,554)	(1,025,356)	-		(2,527,444)

Other comprehensive loss
Items that may be recycled through profit or loss:
Fair value (loss) gain on available-for-sale investment	134	-	-	-	-		134

Total comprehensive loss for the period	$(1,431,930)	(64,470)	(5,554)	(1,025,356)	-		(2,527,310)

2

CHOOM HOLDINGS LTD (formerly Standard Graphite Corp.)
UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF LOSS AND COMPREHENSIVE LOSS
For the year ended June 30, 2017
Expressed in Canadian Dollars

					Pro Forma
				Pro Forma	Adjustments
				Adjustments	for
				for Acquisition	Amalgamation	Note
			Specialty	of	with		Pro Forma
	Choom	International	Medijuana	International	International		Choom
	Holdings Ltd	Tungsten Inc.	Products Inc.	Tungsten Inc.	Tungsten Inc.		Holdings Ltd.

Expenses
Administrative and general	$308,830	2,514	60	-	-		311,404
Depreciation	360	685	-	-	-		1,045
Interest and bank charges	-	-	-	-	-		-
Management Fees	-	30,000	-	-	-		30,000
Pre-exploration costs	2,536	25,689	-	-	-		28,225
Professional Fees	-	-	2,383	-	-		2,383
Research and Development	-	-	-	-	-		-
Regulatory fees	-	4,110	-	-	-		4,110
Rent	-	25,000	-	-	-		25,000
Share-based payments	-	4,142	-	-	-		4,142
Transfer Agent	-	-	-	-	-		-
Travel	-	(1,457)	828	-	-		(629)

Loss before other items	(311,726)	(90,683)	(3,271)	-	-		(405,680)

Other income (expenses)
Interest income	48	-	-	-	-		48
Impairment of exploration and evaluation assets	(424,506)						(424,506)
Gain on settlement of debt	49,754	25,000	-	-	-		74,754
Listing fee	-	-	-	(1,025,356)	-	2	(1,025,356)

Net loss for the year	$(686,430)	(65,683)	(3,271)	(1,025,356)	-		(755,384)

Other comprehensive loss
Items that may be recycled through profit or loss:
Fair value (loss) gain on available-for-sale investment	(1,334)	-	-	-	-		(1,334)

Total comprehensive loss for the period	$(687,764)	(65,683)	(3,271)	(1,025,356)	-		(1,782,074)

3

CHOOM HOLDINGS LTD
NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS (unaudited)
(Expressed in Canadian Dollars)

1.	Basis of Presentation

On March 16, 2018 Choom Holdings Ltd. (“Choom” or the “Company”) entered into an amalgamation agreement (the “Amalgamation Agreement”) between the Company, Arbutus Brands Inc (“Arbutus”), the wholly owned subsidiary of the Company and International Tungsten Inc. (“Tungsten”). Pursuant to the Amalgamation Agreement the Company will acquire all the issued and outstanding common shares of Tungsten and Tungsten will amalgamate with Arbutus (the “Transaction”), for the following consideration

(a)	each Tungsten Shareholder will receive one common share of Choom in exchange for each one common share of Tungsten, provided that the aggregate number of the Choom’s shares issuable pursuant to this exchange will be approximately 92,000,000 common shares of Choom.

(b)	the options to acquire Tungsten Shares to be issued by Tungsten to 0865546 B.C. Ltd. (the “Tungsten Optionholder”) concurrently with the closing of the Specialty Acquisition (Note 2) (the “Tungsten Options”) will be cancelled and the Tungsten Optionholder will be granted 1,000,000 options to purchase Choom Shares, with an effective exercise price of $0.35 per share and a five-year term;

(c)	each outstanding common share of Arbutus held by Choom will be exchanged for one common share of the amalgamated entity (“Amalco”); and

(d)	Amalco will be a wholly-owned subsidiary of Choom.

Choom shareholders will control the Company after the Transaction. The Transaction is subject to several conditions, including the completion of satisfactory due diligence, approval of the Transaction by a special majority of the votes cast in respect of the Transaction of Tungsten special meeting of the shareholders, regulatory approval and the acquisition by Tungsten of Specialty Medijuana Products Inc.

On March 9, 2018, prior to the Amalgamation Agreement, Tungsten entered into a Share Exchange Agreement with Specialty Medijuana Products Inc. (“Specialty Medijuana”) and Specialty Medijuana Shareholders (collectively, the “Specialty Medijuana Shareholders”). Specialty Medijuana is in the business of cultivating and selling marijuana for medical purposes and related products under the Access to Cannabis for Medical Purposes Regulations (Canada) the “ACMPR" (the “Business”). Pursuant to the Share Exchange Agreement and subject to the fulfillment of certain conditions, Tungsten agreed to acquire all of the issued and outstanding 500 common shares of Specialty Medijuana in consideration for 78,369,516 common shares of Tungsten. Following the completion of the Acquisition: (a) Tungsten became the “Resulting Issuer”; (b) Specialty Medijuana became a wholly-owned subsidiary of Tungsten and the business of the combined entity after giving effect to the Acquisition, will include the business of Specialty Medijuana (indirectly through the operation of Specialty Medijuana); (c) original shareholders of Tungsten will hold an aggregate of 13,828,024 shares of the Resulting Issuer (“Resulting Issuer Common Shares”), representing approximately 15% of the then issued and outstanding Resulting Issuer Common Shares; (d) Specialty Medijuana Shareholders will hold an aggregate of 78,369,516 Resulting Issuer Common Shares, representing approximately 85% of the then issued and outstanding Resulting Issuer Common Shares.

In the opinion of the Company’s management, the unaudited pro forma consolidated financial statements include all adjustments necessary for fair presentation of the transaction as described below. The combined entity continued under the name Choom Holdings Ltd. (the “Company”). The unaudited pro forma consolidated financial statements have been prepared to give effect to the Acquisition.

These unaudited pro forma consolidated financial statements have been prepared in accordance with policies consistent with International Financial Reporting Standards (“IFRS”). The unaudited pro forma consolidated financial statements have been prepared from, and should be read in conjunction with, the following historical information prepared in accordance with IFRS and applicable securities regulations:

i.	the audited financial statements of Choom as at and for the year ended June 30, 2017 and 2016;
ii.	the unaudited financial statements of Choom for the six months ended December 31, 2017 and 2016;
iii.	the unaudited financial statements of Tungsten for the three months ended December 31, 2017 and 2016; and
iv.	the unaudited financial statements of Specialty Medijuana for the two months ended December 31, 2017 and twelve months ended October 31, 2017.

4

CHOOM HOLDINGS LTD
NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS (unaudited)
(Expressed in Canadian Dollars)

The unaudited pro forma consolidated statement of financial position as at December 31, 2017 has been prepared as if the Acquisition described in Note 2 and Amalgamation described in Note 3 and pro forma adjustments and assumptions described in Note 4 had occurred on December 31, 2017. The unaudited pro forma consolidated financial statements may not be indicative of the results that actually would have occurred if the events reflected therein had been in effect on the dates indicated or the results which may be obtained in the future. In preparing these unaudited pro forma consolidated financial statements no adjustments have been made to reflect the operating synergies and administrative cost savings that could result from the operations of the combined assets. The income statement for Tungsten and Specialty Medijuana were constructed for the year ended June 30, 2017 and six months ended December 31, 2017.

Accounting policies used in the preparation of the unaudited pro forma consolidated financial statements are in accordance with those disclosed in the audited financial statements of Choom as at and for the year ended June 30, 2017 which are consistent with Tungsten and Specialty Medijuana’s accounting policies. In the opinion of management these unaudited pro forma consolidated financial statements include all the necessary adjustments for a fair presentation of the ongoing entity.

Certain elements of the financial statements of Choom, Tungsten International and Specialty Medijuana have been reclassified to provide a consistent format.

5

CHOOM HOLDINGS LTD
NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS (unaudited)
(Expressed in Canadian Dollars)

2.	Pro Forma Transactions - Acquisition

Pursuant to the Share Exchange Agreement, Tungsten acquired all the issued and outstanding common shares of Specialty Medijuana, for the following consideration:

a.	consideration shares of 78,369,516 common shares of Tungsten for the outstanding 500 common shares of Specialty Medijuana

The Acquisition has been accounted for using the purchase method of accounting as it constitutes a reverse takeover with Specialty Medijuana being the acquirer for accounting purposes as the Specialty Medijuana shareholders will hold approximately 85% of the outstanding shares of the combined entity prior to the completion of the concurrent Maximum Financing. As such Specialty Medijuana will be the continuing entity for accounting purposes. The Acquisition does not meet the definition of a business combination under IFRS 3 Business Combinations, accordingly Specialty Medijuana will account for the Transaction in accordance with IFRS 2 Share-based Payment. The estimated value of the Tungsten common shares will be used to determine the value of share consideration. For the purpose of the pro forma consolidated financial statements the fair value of the consideration paid by Specialty Medijuana and the net liability acquired of Tungsten are estimated as follows:

Fair Value of 15% of Specialty Medijuana	$829,795
Total Purchase Price	$829,795
Cash	$3,259
Taxes recoverable and other receivables	1,660
Equipment	1,333
Trade payables	(186,813)
Advances from related parties	(15,000)
Net liabilities acquired	$(195,561)
Public listing fee expensed	1,025,356
Fair value of net liabilities acquired	$829,795

The purchase price was determined based on the share price of Tungsten on March 2, 2018.

3.	Pro Forma Transactions - Amalgamation

Pursuant to the Amalgamation Agreement the Company will acquire all the issued and outstanding common shares of Tungsten and Tungsten will amalgamate with Arbutus, the wholly owned subsidiary of the Company, for the following consideration:

a.	Consideration shares of one Choom common share for each Tungsten common shares issued and outstanding; and

b.	Cancellation of Tungsten options and replace with 1,000,0000 Choom options for with an effective exercise price of $0.35 per share and five-year term will be issued to the Tungsten option holder.

Fair value of 92,199,431 common shares issued	$82,057,494
Fair value of 1,000,000 options issued	844,003
Transaction costs (4,000,000 common shares and $250,000 cash)	3,810,000
Total Purchase Price	$86,711,497

Cash	3,621
Taxes recoverable and other receivables	190
Prepaid	2,469
License	86,937,897
Accounts payable	(5,690)
Advances from shareholder	(31,429)
Tungsten net liabilities acquired (Note 2)	(195,561)
Fair value of net assets acquired	$86,711,497

6

CHOOM HOLDINGS LTD
NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS (unaudited)
(Expressed in Canadian Dollars)

The purchase price was determined based on the share price of Choom on March 16, 2018, the date of the Amalgamation Agreement.

Pursuant to the Amalgamation Agreement, the Company is to complete a concurrent financing for gross proceeds of between $4,000,000 and $7,000,000 prior to the closing of the transaction.

4.	Pro Forma Assumptions and Adjustments

These unaudited pro forma consolidated financial statements incorporate the following pro forma assumptions:

a)

The concurrent financing of the resulting issuer is at the maximum financing which will include 11,666,667 units (the “Units”) at price of $0.60 per Unit for gross proceeds of $7,000,000. Each Unit will consist of one common shares and one common share purchase warrant (the “Warrant”), with each whole Warrant being exercisable for to acquire one common share at a price of $0.90 for a period of 18 months following the closing of the maximum financing. The warrants have been announced a value of $nil under the residual method;

b)	Equity balances of Tungsten and Specialty Medijuana are eliminated; and
c)	Transaction costs include $250,000 cash and 4,000,000 shares valued at $3,560,000 issued for legal, accounting and filing costs in connection with the Amalgamation.
d)

The 1,000,000 Tungsten stock options replaced for Choom options have a fair value of $844,003. The fair value of the stock options is determined using the Black-Scholes option pricing model with the following assumptions: Risk free interest rate of 2.10%, volatility of $151.78%, expected life of 5 years, expected dividend yield of 0.00% and estimate forfeitures of nil.

5.	Pro Forma Share Capital

Pro forma share capital as at December 31, 2017 has been determined as follows:

	Number
	of Shares	Share Capital
Common shares of Choom issued and outstanding as at December 31, 2017	90,670,308	$11,606,940
Common shares issued for acquisition of Tungsten	92,199,431	82,057,494
Common shares issued in concurrent financing for Amalgamation	11,666,667	7,000,000
Commons shares issued for transaction costs	4,000,000	3,560,000
Pro Forma Share Capital	194,536,406	$104,244,434

7